              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                on July 24, 1996
                                           Registration Statement No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              -----------------------------------------------------

                   AMRESCO Residential Securities Corporation
      (Exact name of Registrant as specified in its governing instruments)

              -----------------------------------------------------

          DELAWARE                                       75-2620414
                                                  -----------------------
  (State of Incorporation)               (I.R.S. Employer Identification Number)



         Before August 9, 1996                     After August 9, 1996
      1845 Woodall Rodgers Freeway           700 N. Pearl Street, Suite 2400
          Dallas, Texas 75201                      Dallas, Texas 75201
(Address of principal executive offices)              (214) 953-7700
             (214) 953-7700



              -----------------------------------------------------

                              H. John Steele, Esq.
                                 Arter & Hadden
                               1801 K Street, N.W.
                                   Suite 400K
                              Washington, DC 20006
                                 (202) 775-7169
                               Fax: (202) 857-0172
                     (Name and address of agent for service)
              -----------------------------------------------------
                    Please send copies of communications to:
          Michael W. Trickey                            Karen H. Cornell
   Senior Vice President of Finance                  Deputy General Counsel
AMRESCO Residential Credit Corporation                   AMRESCO, Inc.
   3401 Centrelake Drive, Suite 480               1845 Woodall Rodgers Freeway
      Ontario, California 91761                       Dallas, Texas 75201
            (909) 605-7600                               (214) 953-7700
         Fax: (909) 941-7619                          Fax: (214) 953-7757

              -----------------------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC. From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following Box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
              -----------------------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                          Proposed Maximum               Proposed Maximum
      Title of Securities           Amount Being           Offering Price               Aggregate Offering         Amount of
       Being Registered              Registered               Per Unit*                       Price              Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan Asset Backed        $2,000,000,000.00             100%                    $2,000,000,000.00          $689,655.17
Certificates
=================================================================================================================================

*   Estimated solely for purposes of calculating the registration fee.

              -----------------------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         This registration statement registers up to $2,000,000,000.00 of mortgage asset-backed pass-through certificates and debt securities collateralized by various types of mortgage collateral described herein. The registration statement contains two forms of prospectuses covering, (i) one-to-four ("single") family residential first and junior lien, fixed and adjustable rate mortgage loans or interests therein represented by agency or private label pass-through securities and (ii) multifamily/commercial mortgage loans. Each of the single family mortgage prospectus and the multifamily/commercial prospectus is accompanied by one or more forms of prospectus supplement describing certain structures that are expected to be employed by the Registrant. As described in the Prospectus, each transaction may have Classes of Certificates with various characteristics, mortgage assets with various characteristics, various forms and terms of credit enhancement, one or more subservicers, various underwriting and servicing standards with respect to mortgage assets, various tax consequences and various other characteristics, each of which will be fully described in the actual form of prospectus supplement filed pursuant to Rule 424(b).

         The forms of the single family and multifamily/commercial prospectuses are similar in many respects in that they both relate to real estate security for the related mortgage obligations. The primary differences between these prospectuses are under the captions addressing risk factors, certain legal aspects of the mortgage loans, servicing of the mortgage loans and the description of the securities, as it now appears more likely in the multifamily/commercial context than in the single family context that internal cash flow allocations (e.g., senior/subordinate securities) will provide the predominate credit enhancement on those securities.


                                               CROSS REFERENCE SHEET


                           Items and Caption in Form S-3                       Location in Prospectus

1.     Forepart of Registration Statement and Outside Front Cover
          Page of Prospectus..............................................     Forepart of Registration
                                                                               Statement and Outside Front
                                                                               Cover Page **

2.     Inside Front and Outside Back Cover Pages of Prospectus............     Inside Front Cover Page and
                                                                               Outside Back Cover Page of
                                                                               Prospectus **

3.     Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges.......................................     Summary**; The Seller**; Risk
                                                                               Factors**

4.     Use of Proceeds....................................................     Use of Proceeds**

5.     Determination of Offering Price....................................     *

6.     Dilution...........................................................     *

7.     Selling Security-Holders...........................................     *

8.     Plan of Distribution...............................................     Plan of Distribution **

9.     Description of Securities to be Registered.........................     Outside Front Cover; Summary;
                                                                               The Trusts; The Securities;
                                                                               Administration of Agreement
                                                                               and Servicing of Mortgage
                                                                               Loans **

10.    Interests of Named Experts and Counsel.............................     *

11.    Material Changes...................................................     *

12.    Incorporation of Certain Information by Reference..................     Inside Front Cover Page**;
                                                                               Incorporation of Certain
                                                                               Documents by Reference**

13.    Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities......................................     See Page II-2

- --------------------------

*  Answer negative or item inapplicable.
**  To be completed from time to time by Prospectus Supplement.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion, Dated ___________, 199__

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 24, 1996)
                                  $____________
     AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__
               $___________ Class A-1 Adjustable Rate Certificates
                          $___________ _____% Class A-2
                        Certificates $___________ _____%
                       Class A-3 Certificates $___________
                          _____% Class A-4 Certificates
                          $___________ _____% Class A-5
                        Certificates $___________ _____%
                       Class A-6 Certificates $___________
                         _____% Class A-7 Certificates*
               $___________ Class A-8 Adjustable Rate Certificates
                                   ----------
                           [Advanta Mortgage Corp. USA
                           Long Beach Mortgage Company
                        Option One Mortgage Corporation]
                                    Servicers
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    Depositor
                                   ----------
                                      LOGO
                                     AMRESCO
                   AMRESCO Residential Securities Corporation

         The AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of
(i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates (collectively, the "Fixed Rate Group Certificates"), (ii) the Class A-8 Certificates (the "Adjustable Rate Group Certificates"); and together with the Fixed Rate Group Certificates, the "Class A Certificates"), (iii) one or more classes of subordinate interest-only Certificates and (iv) a residual class (the "Class R Certificates"; and together with such other subordinate Certificates, the "Subordinate Certificates"). Only the Class A Certificates are offered hereby.

                                  [Surety Name]

         On or before the issuance of the Certificates, the Depositor will obtain from [Surety Name] (the "Certificate Insurer") two financial guaranty insurance policies relating to the Class A Certificates (the "Certificate Insurance Policies") in favor of the Trustee. The Certificate Insurance Policies will in accordance with their respective terms provide for 100% coverage of the scheduled principal amount of, and scheduled interest due on, the Class A Certificates.

         The Certificates represent undivided ownership interests in one of two pools (each, a "Mortgage Loan Group") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") held by AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust"). The Fixed Rate Group Certificates will represent undivided ownership interests in the Mortgage Loans in Group I and the Pre-Funding Account (as defined herein) solely. The Adjustable Rate Group Certificates will represent undivided ownership interests in the Mortgage Loans in Group II (the Six-Month LIBOR Loans and the 2/28 Loans (each as defined herein)) and the Pre-Funding Account solely. All of the Mortgage Loans are secured solely by first lien mortgages or deeds of trust. The Class A Certificates also represent an undivided ownership interest in all monies due under the respective Mortgage Loans after __________, 199__ (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), the financial guaranty insurance policies, funds on deposit in certain trust accounts, and certain other property.

         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-15 and "Prepayment and Yield Considerations" beginning on page S-47 herein and "Risk Factors" beginning on page 7 in the Prospectus.
                                                  (Cover continued on next page)
                                   ----------
 THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE
                           SERVICERS, THE TRUSTEE OR
   ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE
           LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                   ----------
         The Class A Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $__________, plus accrued interest on the Fixed Rate Group Certificates (except the Class A-1 Certificates) at the applicable Pass-Through Rate from __________, 199__ to, but not including, the Closing Date, before deducting expenses payable by the Depositor estimated to be approximately $250,000.

         The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. and the Euroclear System on or about __________, 199__. The Class A Certificates will be offered in Europe and the United States of America.
- --------
* The Class A-7 Certificate's Pass-Through Rate is subject to adjustment after the Clean-Up Call Date, as described in the Summary of Terms herein. [UNDERWRITER]
                             [UNDERWRITER]
                                                                 [UNDERWRITER]
          The date of this Prospectus Supplement is ___________, 199__

(Cover continued from previous page)

         The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of __________, 199__, among the Depositor, the Seller, the Servicers and Bankers Trust Company, as Trustee (the "Trustee").

         The Pooling and Servicing Agreement provides that additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of the Mortgage Loan Groups. On the Closing Date aggregate cash amounts of approximately $__________ and $__________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans for Group I and Group II, respectively.

         It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated "Aaa" by Moody's, "AAA" by Standard and Poor's and "AAA" by Fitch.

         Distributions of interest will be made to the Owners of the Certificates on the 25th day of each month (or, if such day is not a business day, the next business day) beginning __________, 199__. Interest will be passed through on each Payment Date to the Owners of the Class A Certificates based on the related Certificate Principal Balance (as defined herein), and at the rate applicable to the related Class of the Class A Certificates (each, a "Pass-Through Rate"). On any Payment Date on or prior to the Clean-Up Call Date (as defined herein), the Pass-Through Rate for the Class A-7 Certificates is 8.075% and, thereafter, will be the lesser of 8.825% and the weighted average of the Coupon Rates of the Mortgage Loans in Group I, less 0.64625%. The Pass-Through Rate for the Class A-1 Certificates and the Class A-8 Certificates adjusts monthly based upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein. Distributions on the Subordinate Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

         The yield to investors on the Class A Certificates sold at prices other than par may be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Group, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         An election will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC")
for federal income tax purposes. All of the Class A Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.
                                   ----------
         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated January 24, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Class A Certificates. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Class A Certificates in accordance with its procedures.

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                                           Page
                                                                           -----

SUMMARY OF TERMS............................................................S-1
RISK FACTORS...............................................................S-16
THE PORTFOLIO OF MORTGAGE LOANS............................................S-20
     General...............................................................S-20
     Guidelines............................................................S-20
     Prepayment Penalties..................................................S-28
     Representations Relating to the Mortgage Loans........................S-28
     The Servicers.........................................................S-29
     General...............................................................S-39
USE OF PROCEEDS............................................................S-40
THE DEPOSITOR..............................................................S-40
THE SELLER.................................................................S-40
THE MORTGAGE LOAN POOLS....................................................S-40
     General...............................................................S-40
     Initial Mortgage Loans -- Group I.....................................S-41
     Initial Mortgage Loans -- Group II....................................S-45
     Conveyance of Subsequent Mortgage Loans...............................S-52
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-52
     General...............................................................S-52
     Mandatory Prepayment..................................................S-53
     Projected Prepayment and Yield for Class A Certificates...............S-53
     Payment Lag Feature of Certain Fixed Rate Group Certificates..........S-58
THE ORIGINATORS............................................................S-58
FORMATION OF THE TRUST AND TRUST PROPERTY..................................S-58
ADDITIONAL INFORMATION.....................................................S-59
DESCRIPTION OF THE CLASS A CERTIFICATES....................................S-59
     General...............................................................S-59
     Payment Dates.........................................................S-59
     Distributions.........................................................S-60
     Overcollateralization Provisions......................................S-62
     Crosscollateralization Provisions.....................................S-64
     Pre-Funding Account...................................................S-64
     Capitalized Interest Account..........................................S-65
     Calculation of One-Month LIBOR........................................S-65
     Book Entry Registration of the Class A Certificates...................S-65
     Assignment of Rights..................................................S-68
THE CERTIFICATE INSURANCE POLICIES AND THE
     CERTIFICATE INSURER...................................................S-69
THE POOLING AND SERVICING AGREEMENT........................................S-72
     Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations.......................S-72
     Assignment of Mortgage Loans..........................................S-73
     Servicing.............................................................S-74
     Removal and Resignation of a Servicer.................................S-78
     Reporting Requirements................................................S-79
     Removal of Trustee for Cause..........................................S-80
     Governing Law.........................................................S-81
     Amendments............................................................S-81
     Termination of the Trust..............................................S-81
     Optional Termination..................................................S-81
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-82
     REMIC Election........................................................S-82
ERISA CONSIDERATIONS.......................................................S-83
RATINGS....................................................................S-84
LEGAL INVESTMENT CONSIDERATIONS............................................S-84
UNDERWRITING...............................................................S-85
REPORT OF EXPERTS..........................................................S-86
CERTAIN LEGAL MATTERS......................................................S-86
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES..............................................Annex I
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS................................A-1
AUDITED FINANCIAL STATEMENTS FOR
  THE CERTIFICATE INSURER...................................................B-1
UNAUDITED FINANCIAL STATEMENTS FOR
  THE CERTIFICATE INSURER...................................................C-1

                                   Prospectus

                                                                           Page
                                                                           ----
SUMMARY OF PROSPECTUS......................................................  1
RISK FACTORS...............................................................  7
DESCRIPTION OF THE CERTIFICATES............................................ 10
     General............................................................... 11
     Classes of Certificates............................................... 11
     Distributions of Principal and Interest............................... 13
     Book Entry Registration............................................... 14
     List of Owners of Certificates........................................ 14
THE TRUSTS................................................................. 15
     Mortgage Loans........................................................ 15
     Contracts............................................................. 17
     Mortgage-Backed Securities............................................ 17
     Other Mortgage Securities............................................. 17
CREDIT ENHANCEMENT......................................................... 18
SERVICING OF MORTGAGE LOANS AND CONTRACTS.................................. 22
     Payments on Mortgage Loans............................................ 23
     Advances.............................................................. 23
     Collection and Other Servicing Procedures............................. 23
     Primary Mortgage Insurance............................................ 25
     Standard Hazard Insurance............................................. 25
     Title Insurance Policies.............................................. 27
     Claims Under Primary Mortgage Insurance Policies and Standard Hazard
         Insurance Policies; Other Realization Upon Defaulted Loan......... 27
     Servicing Compensation and Payment of Expenses........................ 27
     Master Servicer....................................................... 28
ADMINISTRATION............................................................. 28
     Assignment of Mortgage Assets......................................... 28
     Evidence as to Compliance............................................. 31
     The Trustee........................................................... 31
     Administration of the Certificate Account............................. 31
     Reports............................................................... 32
     Forward Commitments; Pre-Funding...................................... 33
     Servicer Events of Default............................................ 33
     Rights Upon Servicer Event of Default................................. 33
     Amendment............................................................. 34
     Termination........................................................... 34

USE OF PROCEEDS............................................................ 35
THE DEPOSITOR.............................................................. 35
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS............................... 35
     General............................................................... 35
     Foreclosure........................................................... 36
     Soldiers' and Sailors' Civil Relief Act............................... 41
     The Contracts......................................................... 41
     The Title I Program................................................... 44
LEGAL INVESTMENT MATTERS................................................... 44
ERISA CONSIDERATIONS....................................................... 45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................... 47
     Federal Income Tax Consequences For REMIC Certificates................ 47
     Taxation of Regular Certificates...................................... 48
     Taxation of Residual Certificates..................................... 54
     Treatment of Certain Items of REMIC Income and Expense................ 56
     Tax-Related Restrictions on Transfer of Residual Certificates......... 58
     Sale or Exchange of a Residual Certificate............................ 60
     Taxes That May Be Imposed on the REMIC Pool........................... 60
     Liquidation of the REMIC Pool......................................... 61
     Administrative Matters................................................ 61
     Limitations on Deduction of Certain Expenses.......................... 61
     Taxation of Certain Foreign Investors................................. 62
     Backup Withholding.................................................... 63
     Reporting Requirements................................................ 63
     Federal Income Tax Consequences for Certificates as to Which
         No REMIC Election Is Made......................................... 63
     Standard Certificates..................................................63
     Premium and Discount.................................................. 65
     Stripped Certificates................................................. 66
     Reporting Requirements and Backup Withholding......................... 69
     Taxation of Certain Foreign Investors................................. 69
     Taxation of Securities Classified as Partnership Interests............ 69
PLAN OF DISTRIBUTION....................................................... 70
LEGAL MATTERS.............................................................. 70
FINANCIAL INFORMATION...................................................... 70

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................A-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index to Location of Principal Defined Terms for the location of certain capitalized terms.

Issuer: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust").

Certificates Offered:               $___________   Mortgage  Loan   Pass-Through
                                    Certificates, Series 199__-__ to be issued in the following Classes (each, a "Class"):

                                    Initial Certificate           Pass-Through
                                    Principal Balance                 Rate               Class
                                       $___________                     (1)              Class A-1 Certificates
                                       $___________                   _____%             Class A-2 Certificates
                                       $___________                   _____%             Class A-3 Certificates
                                       $___________                   _____%             Class A-4 Certificates
                                       $___________                   _____%             Class A-5 Certificates
                                       $___________                   _____%             Class A-6 Certificates
                                       $___________                   _____%   (2)       Class A-7 Certificates
                                       $___________                     (3)              Class A-8 Certificates

                                    (1) On each  Payment  Date,  the  Class  A-1
                                    Pass-Through Rate will be equal to the lesser of (i) the rate equal to the London interbank offered rate for one-month United States dollar deposits ("One- Month LIBOR") (calculated as described under "Description of the Class A Certificates -- Calculation of One-Month LIBOR" herein) plus _____% per annum and (ii) the weighted average of the Coupon Rates on the Mortgage Loans in Group I, less _____% per annum (the "Fixed Rate Group Available Funds Cap"). The weighted average of the Coupon Rates on the Mortgage Loans in Group I as of the Cut-Off Date is _____%.

                                    (2) The  Pass-Through  Rate with  respect to
                                    the Class A-7  Certificates  shall as of any
                                    Payment Date after the Payment Date on which
                                    the   Outstanding    Certificate   Principal
                                    Balance has declined to less than 10% of the
                                    original   Certificate   Principal   Balance
                                    ("Clean-Up Call Date") will be the lesser of 8.825% and the Fixed Rate Group Available Funds Cap.

                                    (3) On each  Payment  Date,  the  Class  A-8
                                    Pass-Through  Rate  will  be  equal  to  the
                                    lesser of (i) with  respect  to any  Payment
                                    Date  which   occurs  on  or  prior  to  the
                                    Clean-Up  Call  Date,   the  rate  equal  to
                                    One-Month LIBOR plus _____% per annum (and for any Payment Date thereafter, One-Month LIBOR plus _____% per annum), and (ii) the weighted average of the Coupon Rates on the Mortgage Loans in Group II, less _____% per annum (the "Adjustable Rate Group Available Funds Cap"). The weighted average of the Coupon Rates on the Mortgage Loans in Group II as of the Cut-Off Date is _____%.

                                    The  Class  A-1   Certificates,   Class  A-2
                                    Certificates,  Class A-3 Certificates, Class
                                    A-4  Certificates,  Class A-5  Certificates,
                                    Class   A-6   Certificates   and  Class  A-7
                                    Certificates  are  collectively  referred to
                                    herein   as   the    "Fixed    Rate    Group
                                    Certificates,"    and    the    Class    A-8
                                    Certificates  are also referred to herein as
                                    the  "Adjustable  Rate Group  Certificates."
                                    The Fixed  Rate Group  Certificates  and the
                                    Adjustable  Rate  Group   Certificates   are
                                    collectively  referred  to as the  "Class  A
                                    Certificates."

Depositor:                          AMRESCO Residential  Securities  Corporation
                                    (the "Depositor"), a Delaware corporation.

Seller:                             AMRESCO  Residential   Mortgage  Corporation
                                    (the "Seller"), a Delaware corporation.

Servicers:                          [Advanta     Mortgage     Corporation    USA
                                    ("Advanta"),    with   principal   executive
                                    offices   located  at  16875  West  Bernardo
                                    Drive, San Diego, CA 92127, Long

                                    Beach Mortgage Company ("Long Beach"),  with
                                    principal  executive offices located at 1100
                                    Town and  County  Road,  Orange,  California
                                    92668 and  Option One  Mortgage  Corporation
                                    ("Option  One")  with  principal   executive
                                    offices  at 2020 East  First  Street,  Suite
                                    100, Santa Ana, CA 92705 (each a "Servicer" and collectively, the "Servicers").

Trustee: Bankers Trust Company, a New York banking corporation (the "Trustee"). The Trustee's principal executive office is located at 4 Albany Street, New York, New York 10006.

Cut-Off Date:                       As of the close of business  on  __________,
                                    199__.

Closing Date:                       On or about __________, 199__.

Description of
the Certificates:                   The Mortgage Loan Pass-Through  Certificates
                                    (the  "Certificates")  will  consist  of the
                                    Class A Certificates, one or more classes of
                                    subordinate interest-only Certificates and a
                                    residual  class (the "Class R  Certificates"
                                    and  together  with such  other  subordinate
                                    Certificates,        the        "Subordinate
                                    Certificates").  The  Certificates  will  be
                                    issued  pursuant to a Pooling and  Servicing
                                    Agreement   (the   "Pooling  and   Servicing
                                    Agreement") to be dated as of __________, 199__, among the Depositor, the Seller, the Servicers and the Trustee. Only the Class A
                                    Certificates will be offered hereby.

                                    On  the  Closing  Date,  an  aggregate  cash
                                    amount    of    approximately    $16,400,000
                                    (approximately  $__________  and $__________
                                    of which shall be  allocated  to Group I and
                                    Group  II,   respectively)   (the  "Original
                                    Pre-Funded  Amount")  will be deposited in a
                                    trust  account  in the  name of the  Trustee
                                    (the "Pre-Funding  Account"). It is intended
                                    that  additional  fixed rate and  adjustable
                                    rate Mortgage Loans  satisfying the criteria
                                    specified  in  the  Pooling  and   Servicing
                                    Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust from the Depositor from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of the Mortgage Loan Groups. As a result, the aggregate principal balance of the Mortgage Loans in each Group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by the same amount.

                                    As  described  below,  on the Closing  Date,
                                    cash will be  deposited  in the  Capitalized
                                    Interest Account (as defined herein) held by
                                    the  Trustee.   Funds  in  the   Capitalized
                                    Interest  Account  will  be  applied  by the
                                    Trustee  to  cover  shortfalls  in  interest
                                    during  the  Funding  Period  (as  described
                                    under  "Pre-   Funding   Account")   on  the
                                    Certificates attributable to the provisions allowing for purchase of Subsequent Mortgage Loans.

Denominations:                      The Class A  Certificates  are  issuable  in
                                    book   entry   form  in   minimum   original
                                    principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:                 The  mortgage  loans to be  conveyed  to the
                                    Trust by the  Depositor  on the Closing Date
                                    (the "Initial  Mortgage  Loans")  consist of
                                    fixed  and  adjustable   rate   conventional
                                    mortgage loans evidenced by promissory notes
                                    (the "Notes") secured by first lien deeds of
                                    trust,  security  deeds  or  mortgages  (the
                                    "Mortgages"),  which  are  located  in _____
                                    states and the  District  of  Columbia.  The
                                    properties  securing  the  Initial  Mortgage
                                    Loans (the "Mortgaged  Properties")  consist
                                    primarily of single-family residences (which
                                    may be
                                    attached,  detached,  part of a  two-to-four
                                    family  dwelling,  a  condominium  unit or a
                                    unit in a  planned  unit  development).  The
                                    Mortgaged  Properties may be  owner-occupied
                                    and    non-owner     occupied     investment
                                    properties.  No Loan-to-  Value Ratio (based
                                    upon   appraisals   made  at  the   time  of
                                    origination)  exceeded 90% as of the Cut-Off
                                    Date.  The  Initial  Mortgage  Loans are not
                                    insured by either  primary or pool  mortgage
                                    insurance   policies;    however,    certain
                                    distributions due to the Owners of the Class
                                    A Certificates (the "Owners") are insured by
                                    the  Certificate  Insurer  pursuant  to  the
                                    Certificate  Insurance  Policy.  See "Credit
                                    Enhancement"  herein. The Mortgage Loans are
                                    not   guaranteed   by  the   Seller  or  any
                                    affiliate thereof.

                                    Unless   otherwise  noted,  all  statistical
                                    percentages  in this  Prospectus  Supplement
                                    are  measured  by  the  aggregate  principal
                                    balance of the Initial  Mortgage  Loans (the
                                    "Original Aggregate Loan Balance") or of the
                                    Initial  Mortgage  Loans  in the  applicable
                                    Mortgage Loan Group,  in each case as of the
                                    Cut-Off      Date.      The      statistical
                                    characteristics of the Mortgage Loans will vary upon the transfer into Group I and Group II of Subsequent Mortgage Loans.

                                    Group I. As of the Cut-Off Date, the average
                                    Loan Balance of the Initial  Mortgage  Loans
                                    in Group I was  $___________;  the  interest
                                    rates (the  "Coupon  Rates") of such Initial
                                    Mortgage  Loans ranged from _____% to _____%
                                    per    annum;     the    weighted    average
                                    Loan-to-Value Ratio of such Initial Mortgage
                                    Loans  was  _____%;   the  weighted  average
                                    Coupon Rate of such Initial  Mortgage  Loans
                                    was  _____%  per  annum;  and  the  weighted
                                    average  remaining  term to maturity of such
                                    Initial Mortgage Loans was _____ months. The
                                    remaining   terms  to  maturity  as  of  the
                                    Cut-Off Date of the Initial  Mortgage  Loans
                                    in Group I ranged  from _____  months to 360
                                    months.  The  maximum  Loan  Balance  of the
                                    Initial  Mortgage Loans in Group I as of the
                                    Cut-Off  Date  was   $___________.   Initial
                                    Mortgage   Loans   in   Group  I   requiring
                                    "balloon" payments represented not more than
                                    _____%  of  the  Original   Aggregate   Loan
                                    Balance  of the  Initial  Mortgage  Loans in
                                    Group I. No Initial Mortgage Loan in Group I
                                    will  mature  later than June 1, 2026.  As a
                                    percentage  of the Original  Aggregate  Loan
                                    Balance  of the  Initial  Mortgage  Loans in
                                    Group I, _____% were secured by mortgages on
                                    single-family dwellings, _____% by mortgages
                                    on two-to-four  family dwellings,  _____% by
                                    mortgages   on   condominiums,   _____%   by
                                    mortgages  on  planned  unit   developments,
                                    _____% by mortgages on  manufactured  homes,
                                    _____% by mortgages on townhouses and _____% by mortgages on other dwellings.

                                    All of the Initial Mortgage Loans in Group I
                                    (the "Fixed Rate Loans") bear  interest at a
                                    fixed  rate  for the  life  of such  Initial
                                    Mortgage   Loans.   _____%  of  the  Initial
                                    Mortgage Loans in Group I were originated by
                                    Long  Beach,   and  the  remaining   Initial
                                    Mortgage Loans in Group I were originated by
                                    New  Century  Mortgage   Corporation   ("New
                                    Century").  See "The Initial  Mortgage  Loan
                                    Pools -- Initial  Mortgage Loans -- Group I"
                                    herein. All of the Subsequent Mortgage Loans
                                    to  be   included   in  Group  I  have  been
                                    purchased   by   the   Seller   from   Walsh
                                    Securities, Inc. and identified for sale to the Trust.

                                    Group  II.  As  of  the  Cut-Off  Date,  the
                                    average Loan Balance of the Initial Mortgage
                                    Loans  in  Group  II was  $___________;  the
                                    Coupon Rates of such Initial  Mortgage Loans
                                    ranged from _____% to _____% per annum;  the
                                    weighted average Loan-to-Value Ratio of such
                                    Initial  Mortgage  Loans  was  _____%;   the
                                    weighted average Coupon Rate of such Initial
                                    Mortgage Loans was _____% per annum; and the
                                    weighted average  remaining term to maturity
                                    of such  Initial  Mortgage  Loans  was _____
                                    months.  The remaining  terms to maturity as
                                    of the Cut-Off Date of the Initial  Mortgage
                                    Loans in Group II
                                    ranged  from _____  months to _____  months.
                                    The  maximum  Loan  Balance  of the  Initial
                                    Mortgage Loans in Group II as of the Cut-Off
                                    Date was  $___________.  None of the Initial
                                    Mortgage Loans in Group II contain "balloon"
                                    payments.  No Initial Mortgage Loan in Group
                                    II will mature later than June 1, 2026. As a
                                    percentage  of the Original  Aggregate  Loan
                                    Balance  of the  Initial  Mortgage  Loans in
                                    Group II,  _____% were  secured by mortgages
                                    on two-to-four  family dwellings,  _____% by
                                    mortgages   on   condominiums,   _____%   by
                                    mortgages  on  planned  unit   developments,
                                    _____%   by   mortgages   on   single-family
                                    dwellings,    _____%   by    mortgages    on
                                    manufactured homes and _____% by mortgages on other dwellings. See "The Mortgage Loan Pools -- Initial Mortgage Loans -- Group II" herein.

                                    All of the Initial  Mortgage  Loans in Group
                                    II have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in Group II is _____% per annum, with maximum Coupon Rates that range from approximately _____% to _____% per annum. The Initial Mortgage Loans in Group II have a weighted average gross margin as of the Cut-Off Date of _____%. The gross margin for the Initial Mortgage Loans in Group II ranges from _____% to _____%.

                                    _____%  of the  Initial  Mortgage  Loans  in
                                    Group II (the "Six-Month LIBOR Loans") bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. _____% of the Six-Month LIBOR Loans have a semiannual reset cap of _____% and a lifetime reset cap of _____%. _____% of the Six-Month LIBOR Loans have a semiannual reset cap of _____%, substantially all of which have a lifetime reset cap of _____%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $____________.

                                    _____%  of the  Initial  Mortgage  Loans  in
                                    Group II (the "2/28 Loans") bear interest at
                                    a fixed rate of interest for a period of two
                                    years after  origination and thereafter have
                                    semiannual   interest   rate   and   payment
                                    adjustments at  frequencies  and in the same
                                    manner as the Six-Month LIBOR Loans, subject
                                    to a _____%  periodic  rate  adjustment  cap
                                    after the first  adjustment.  The 2/28 Loans
                                    consist    of   Initial    Mortgage    Loans
                                    aggregating $___________.

                                    _____%  of the  Initial  Mortgage  Loans  in
                                    Group II were originated by Long Beach and _____% were originated by New Century.

                                    All of the  Subsequent  Mortgage Loans to be
                                    included in Group II have been  purchased by
                                    the Seller from Walsh  Securities,  Inc. and
                                    identified for sale to the Trust.
Final Scheduled
Payment Dates: The Final Scheduled Payment Dates for each of the respective classes of Class A Certificates are as follows, although it is anticipated that the actual final Payment Date for each Class may occur earlier than the Final Scheduled Payment Date. See "Prepayment and Yield Considerations" herein.

                                                              Final Scheduled
                                                                Payment Date

                                    Class A-1 Certificates:  ____________, _____
                                    Class A-2 Certificates:  ____________, _____
                                    Class A-3 Certificates:  ____________, _____
                                    Class A-4 Certificates:  ____________, _____
                                    Class A-5 Certificates:  ____________, _____
                                    Class A-6 Certificates:  ____________, _____
                                    Class A-7 Certificates:  ____________, _____
                                    Class A-8 Certificates:  ____________, _____

Distributions--General:             On the  25th day of each  month,  or if such
                                    day is not a  Business  Day,  then  the next
                                    succeeding    Business    Day,    commencing
                                    __________,  199__  (each  such day  being a
                                    "Payment   Date"),   the  Trustee   will  be
                                    required to  distribute to the Owners of the
                                    Fixed Rate Group  Certificates  (other  than
                                    the Class A-1  Certificates) of record as of
                                    the   last   day  of  the   calendar   month
                                    immediately  preceding the calendar month in
                                    which such  Payment  Date  occurs and to the
                                    Owners of the Class A-1 Certificates and the
                                    Class A-8  Certificates  of record as of the
                                    day immediately  preceding such Payment Date
                                    (each  such  date,  the  "Record  Date") the
                                    "Class  A   Distribution   Amount"  for  the
                                    related  Class which shall be the sum of (x)
                                    Current   Interest  and  (y)  the  Principal
                                    Distribution  Amount for the  related  Class
                                    (each as defined below).

                                    For each  Payment  Date,  interest  due with
                                    respect to the Fixed Rate Group Certificates
                                    (other than the Class A-1 Certificates) will
                                    be interest which has accrued thereon during
                                    the calendar month immediately preceding the
                                    month in which such Payment Date occurs; the
                                    interest  due with  respect to the Class A-1
                                    Certificates  and the Class A-8 Certificates
                                    will  be  the  interest  which  has  accrued
                                    thereon at the applicable  Pass-Through Rate
                                    from the preceding Payment Date (or from the
                                    Closing  Date  in  the  case  of  the  first
                                    Payment Date) to and including the day prior
                                    to the  current  Payment  Date.  Each period
                                    referred to in the prior  sentence  relating
                                    to the accrual of  interest is the  "Accrual
                                    Period"  for the  related  Class  of Class A
                                    Certificates.  All  calculations of interest
                                    on the Fixed Rate Group Certificates  (other
                                    than the  Class  A-1  Certificates)  will be
                                    made on the basis of a 360-day  year assumed
                                    to   consist   of  twelve   30-day   months.
                                    Calculations  of  interest  on the Class A-1
                                    Certificates  and the Class A-8 Certificates
                                    will  be  made on the  basis  of the  actual
                                    number  of  days   elapsed  in  the  related
                                    Accrual Period and a year of 360 days.

                                    A  "Business  Day" is any day  other  than a
                                    Saturday,  Sunday or a day on which  banking
                                    institutions  in California or New York City
                                    or in the city in which the corporate  trust
                                    office  of  the   Trustee  is  located   are
                                    authorized or obligated by law or executive order to close.

Allocations of Interest
and Principal: The Class A Distribution Amount relating to each Group of Mortgage Loans for each Payment Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates in the following amounts and in the following order of priority:

                                    (i)  First,  to the  Owners  of  each of the
                                    Class A Certificates of the related Group, the related Current Interest on a pro rata basis (in accordance with the amounts of such Current Interest) without any priority among such Class A Certificates; and

                                    (ii)  Second,  to the Owners of the  related
                                    Class  of  Class  A  Certificates   (A)  the
                                    Principal  Distribution  Amount (as  defined
                                    below)   applicable  to  Group  I  shall  be
                                    distributed as follows: (I) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (II) second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; (III) third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; (IV) fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; (V) fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; (VI) sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; and (VII) seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and (B) the Principal Distribution Amount applicable to Group II shall be distributed to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Principal Balance is reduced to zero.

                                    See    "Description    of   the    Class   A
                                    Certificates--Distributions,"  "--Overcolla-
                                    teralization  Provisions" and "--Crosscolla-
                                    teralization   Provisions"   herein   for  a
                                    discussion of all transfers and disburse-ments of funds held in the Certificate Account.

                                    "Current  Interest"  with  respect  to  each
                                    Class of Class A  Certificates  means,  with
                                    respect   to  any   Payment   Date  (i)  the
                                    aggregate  amount of interest accrued during
                                    the   preceding   Accrual   Period   on  the
                                    Certificate Principal Balance of the related
                                    Class A Certificates immediately prior to such Payment Date plus (ii) the Preference Amount (as defined below) as it relates to interest previously paid on such Class of the Class A Certificates prior to such Payment Date plus (iii) the Carry Forward Amount, if any, with respect to such Class of Class A Certificates.

                                    The "Carry  Forward  Amount" with respect to
                                    any  Class of the Class A  Certificates  for
                                    any  Payment  Date  is the  sum  of (x)  the
                                    amount,  if any,  by which  (i) the  Class A
                                    Distribution   Amount  (as  defined  herein)
                                    allocable   to   such   Class   as  of   the
                                    immediately  preceding Payment Date exceeded
                                    (ii) the amount of the  actual  distribution
                                    made to the  Owners of such Class of Class A
                                    Certificates on such  immediately  preceding
                                    Payment  Date plus (y) 30 days'  interest on
                                    the   interest   portion  of  such   amount,
                                    calculated at the related Pass-Through Rate in effect with respect to such Class of Class A Certificates as of such Payment Date.

                                    The  Fixed  Rate  Group   Certificates   are
                                    "sequential   pay"  classes  such  that  the
                                    Owners of the Class  A-7  Certificates  will
                                    receive no payments of  principal  until the
                                    Class A-6 Certificate  Principal Balance has
                                    been  reduced  to zero,  the  Owners  of the
                                    Class  A-6  Certificates   will  receive  no
                                    payments  of  principal  until the Class A-5
                                    Certificate   Principal   Balance  has  been
                                    reduced to zero, the Owners of the Class A-5
                                    Certificates  will  receive no  payments  of
                                    principal  until the  Class A-4  Certificate
                                    Principal  Balance has been reduced to zero,
                                    the  Owners of the  Class  A-4  Certificates
                                    will receive no payments of principal  until
                                    the Class A-3 Certificate  Principal Balance
                                    has been reduced to zero,  the Owners of the
                                    Class  A-3  Certificates   will  receive  no
                                    payments  of  principal  until the Class A-2
                                    Certificate   Principal   Balance  has  been
                                    reduced to zero, and the Owners of the Class
                                    A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero.

                                    The  credit  enhancement  provisions  of the
                                    Trust  result in a limited  acceleration  of
                                    principal  payments  to  the  Owners  of the
                                    Classes  of  Class  A  Certificates   during
                                    certain   periods   and  may  result  in  no
                                    payments of principal being allocated to any
                                    Class  of the  Class A  Certificates  during
                                    certain  periods.  See  "Description  of the
                                    Class        A        Certificates        --
                                    Overcollateralization     Provisions"    and
                                    "Description  of the Class A Certificates --
                                    Crosscollateralization  Provisions"  herein.
                                    Such credit enhancement provisions also have
                                    an effect on the weighted  average  lives of
                                    the Class A  Certificates.  See  "Prepayment
                                    and   Yield   Considerations"   herein.   In
                                    addition, the following discussion makes use
                                    of a number of technical defined terms which
                                    are defined under  "Description of the Class
                                    A        Certificates--Overcollateralization
                                    Provisions" and  "Description of the Class A
                                    Certificates    --    Crosscollateralization
                                    Provisions" herein.

                                    On  each  Payment  Date,   distributions  in
                                    reduction  of  the   Certificate   Principal
                                    Balance of the Class A Certificates will be made in the amounts described herein. The "Principal Distribution Amount" for each Mortgage Loan Group and Payment Date shall be the lesser of:

                                    (a) the Total Available Funds (as defined below) for the related Mortgage Loan Group plus any related Insured Payments actually made by the Certificate Insurer minus the related Current Interest with respect to the related Class A Certificates; and

                                    (b) the excess, if any, of (i) the sum of:

                                            (A)  the   Preference   Amount  with
                                    respect to principal owed to the Owners of the Class A Certificates for the related Group that remains unpaid as of such Payment Date;

                                            (B) all  scheduled  installments  of
                                    principal  actually collected or advanced by
                                    the  related  Servicer  during  the  related
                                    Remittance   Period   and  all   unscheduled
                                    collections of principal (other than Prepaid
                                    Installments)   actually  collected  by  the
                                    related    Servicer   during   the   related
                                    Prepayment Period;

                                            (C)  the  principal  portion  of the
                                    Loan Purchase Price with respect to each Mortgage Loan in the related Mortgage Loan Group that was repurchased on or prior to the related Monthly Remittance Date, to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (D) any Substitution  Amounts (i.e.,
                                    the excess, if any, of the Loan Balance of a
                                    Mortgage   Loan  being   replaced  over  the
                                    outstanding    principal    balance   of   a
                                    replacement  Mortgage Loan) delivered on the
                                    related    Monthly    Remittance   Date   in
                                    connection with a substitution of a Mortgage
                                    Loan in the related Mortgage Loan Group, to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (E)  all  Net  Liquidation  Proceeds
                                    actually  collected by the related  Servicer
                                    with  respect to the  Mortgage  Loans in the
                                    related   Mortgage  Loan  Group  during  the
                                    related  Prepayment  Period  (to the  extent
                                    such Net Liquidation Proceeds are related to
                                    principal)    to   the   extent   such   Net
                                    Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (F) the amount of any  Subordination
                                    Deficit with respect to the related Mortgage
                                    Loan Group for such Payment Date;

                                            (G)  the  portion  of  the  proceeds
                                    received   with   respect  to  the   related
                                    Mortgage Loan Group by the Trustee upon termination of the Trust (to the extent such proceeds relate to principal);

                                            (H) with respect to each Group,  any
                                    moneys   released   from  the  Pre-  Funding
                                    Account as a prepayment of the related Class of Class A Certificates on the Payment Date which immediately follows the end of the Funding Period; and

                                            (I) the amount of any  Subordination
                                    Increase  Amount with respect to the related
                                    Mortgage Loan Group for such Payment Date to the extent of any Net Monthly Excess Cash Flow available for such purpose;

                                                       over

                                    (ii)  the   amount   of  any   Subordination
                                    Reduction Amount with respect to the related
                                    Mortgage Loan Group for such Payment Date.

                                    The "Remittance  Period" with respect to any
                                    Monthly   Remittance   Date  is  the  period
                                    commencing  on the  second  day of the month
                                    preceding  the  month in which  the  Monthly
                                    Remittance  Date  occurs  and  ending on the
                                    first day of the month in which such Monthly
                                    Remittance    Date   occurs.    A   "Monthly
                                    Remittance  Date" is any date on which funds
                                    on deposit  in the  Principal  and  Interest
                                    Account  are  required to be remitted by the
                                    Servicers to the Certificate Account,  which
                                    is the  20th day of each  month,  or if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding   Business  Day,   commencing  in
                                    __________, 199__. The Prepayment Period with respect to any Monthly Remittance Date is the period commencing on the 16th day of the month preceding the month in which the Monthly Remittance Date occurs and ending on the 15th day of the month in which such Monthly Remittance Date occurs (except that the first Prepayment Period shall commence on __________, 199__ and end on __________,
                                    199__).

                                    A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                    The Owners of the Class A  Certificates  are
                                    entitled  to receive  ultimate  recovery  of
                                    Realized  Losses  which occur in the related
                                    Mortgage  Loan  Group  to  the  extent  such
                                    Realized   Losses  create  a   Subordination
                                    Deficit in the related  Mortgage Loan Group,
                                    and  payment in recovery of such losses will
                                    be in the form of an Insured  Payment on the
                                    next  following  Payment Date if not covered
                                    through Net Monthly Excess Cashflow from the
                                    related     Mortgage     Loan    Group    or
                                    crosscollateralization    from   the   other
                                    Mortgage Loan Group.

                                    A "Subordination Deficit" with respect to a Mortgage Loan Group and a Payment Date is the amount, if any, by which (x) the related Certificate Principal Balance, after taking into account all distributions to be made on such Payment Date, exceeds (y) the sum of
                                    (i)  the  aggregate  Loan  Balances  of  the
                                    Mortgage Loans in the related  Mortgage Loan
                                    Group as of the close of business on the last day of the related Prepayment Period and (ii) the respective amount, if any, on deposit in the Pre-Funding Account as of the close of business on the last day of the related Remittance Period in respect of such Mortgage Loan Group.

                                    "Preference   Amount"   means   any   amount
                                    previously  distributed  to  an  Owner  on a
                                    Class A Certificate  that is recoverable and
                                    sought  to  be   recovered   as  a  voidable
                                    preference by a trustee in bankruptcy under the United States Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                    A   "Subordination   Increase  Amount"  with
                                    respect to a Mortgage Loan Group and Payment
                                    Date is the  amount  of Net  Monthly  Excess
                                    Cashflow actually applied as an acceleration
                                    of   principal   on  the  related   Class  A
                                    Certificates until the related Subordination
                                    Deficiency  Amount  (i.e.,  generally,   the
                                    excess,    if   any,   of   the    Specified
                                    Subordinated  Amount  over the  Subordinated
                                    Amount) is reduced to zero. A "Subordination
                                    Reduction Amount" with respect to a Mortgage
                                    Loan Group and a Payment  Date is the amount
                                    of principal on the related  Mortgage  Loans
                                    that would  otherwise be paid to the related
                                    Class   A   Certificates   and  is   instead
                                    available   to   satisfy   other  cash  flow
                                    priorities    of   the   Trust,    including
                                    distributions  to the  Owners of the Class R
                                    Certificates  until the Excess  Subordinated
                                    Amount (i.e., generally, the excess, if any,
                                    of  the   Subordinated   Amount   over   the
                                    Specified Subordinated Amount) is reduced to
                                    zero.   Net   Monthly    Excess    Cashflow,
                                    Subordination  Deficiency Amount,  Specified
                                    Subordinated Amount, Subordinated Amount and
                                    Excess  Subordinated  Amount are  defined in
                                    "Description      of     the     Class     A
                                    Certificates--Overcollateralization
                                    Provisions--Overcollateralization       from
                                    Cashflow Structure" herein.

Servicing:                          [Advanta,  Long Beach and  Option  One] will
                                    each serve as a Servicer  under the  Pooling
                                    and  Servicing  Agreement  with  respect  to
                                    certain  Mortgage Loans.  Each Servicer will
                                    be  responsible  for  the  servicing  of the
                                    related Mortgage Loans and will receive from
                                    interest   collected   on   the   applicable
                                    Mortgage  Loans a monthly  servicing  fee on
                                    each such  Mortgage  Loan  equal to the Loan
                                    Balance as of the  beginning  of the related
                                    Remittance    Period   multiplied   by   the
                                    applicable Servicing Fee Rate (such product, the "Servicing Fee"). See "The Pooling and
                                    Servicing Agreement-- Servicing" herein.

                                    Each  Servicer  is  obligated  to make  cash
                                    advances   ("Advances")   with   respect  to
                                    delinquent  payments  of  principal  of  and
                                    interest on any  Mortgage  Loan,  other than
                                    Balloon  Payments  with  respect  to Balloon
                                    Mortgage Loans, serviced by it to the extent
                                    described   in    "Servicing   of   Mortgage
                                    Loans--Advances" herein. The Trustee will be obligated as a successor servicer to make any such Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.

Credit Enhancement:                 The  Credit  Enhancement  provided  for  the
                                    benefit   of  the  Owners  of  the  Class  A
                                    Certificates    consists    of    (x)    the
                                    overcollateralization                    and
                                    crosscollateralization    mechanics    which
                                    utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policies
                                    (as defined below).

                                    Overcollateralization.       The      credit
                                    enhancement  provisions  of the Trust result
                                    in a limited  acceleration of payment of the
                                    Class  A  Certificates  (in  the  aggregate)
                                    relative to the  amortization of the related
                                    Mortgage  Loans until the required  level of
                                    overcollateralization    is   reached.   The
                                    accelerated  amortization is achieved by the
                                    application  of certain  excess  interest to
                                    the   payment   of   Class   A   Certificate
                                    principal.    This   acceleration    feature
                                    creates,  with respect to each Mortgage Loan
                                    Group,   overcollateralization   (i.e.,  the
                                    excess of the aggregate
                                    outstanding  Loan  Balances of the  Mortgage
                                    Loans in the  related  Mortgage  Loan Group,
                                    over   the   aggregate   related   Class   A
                                    Certificate  Principal  Balance).  Once  the
                                    required level of  overcollateralization  is
                                    reached,   and  subject  to  the  provisions
                                    described   in  the  next   paragraph,   the
                                    acceleration   feature  will  cease,   until
                                    necessary to maintain the required level of overcollateralization.

                                    The Pooling and Servicing Agreement provides
                                    that,  subject to certain  floors,  caps and
                                    triggers,     the    required    level    of
                                    overcollateralization   with  respect  to  a
                                    Mortgage Loan Group may increase or decrease
                                    over time.  An  increase  would  result in a
                                    temporary period of accelerated amortization
                                    of the Class A Certificates  to increase the
                                    actual level of overcollateralization to its
                                    required level; a decrease would result in a
                                    temporary period of decelerated amortization
                                    to    reduce    the    actual    level    of
                                    overcollateralization to its required level.
                                    See "Description of the Class A Certificates
                                    -- Overcollateralization Provisions" herein.

                                    As a result of the "sequential  pay" feature
                                    of the Fixed  Rate Group  Certificates,  any
                                    such  accelerated  principal will be paid to
                                    that   class  of  the   Fixed   Rate   Group
                                    Certificates   then   entitled   to  receive
                                    distributions of principal.

                                    Crosscollateralization.  In  addition to the
                                    foregoing,   the   Pooling   and   Servicing
                                    Agreement     provides    for    crosscolla-
                                    teralization   through  the  application  of
                                    certain  excess  amounts  generated  by  one
                                    Mortgage  Loan Group to fund  shortfalls  in
                                    Available    Funds    and    the    required
                                    overcollateralization  level  in  the  other
                                    Mortgage Loan Group, subject to certain prior debt service and credit enhancement requirements of such Mortgage Loan Group.

                                    See "Prepayment  and Yield  Considerations",
                                    "Description  of the Class A  Certificates--
                                    Overcollateralization     Provisions"    and
                                    "Description  of the Class A  Certificates--
                                    Crosscollateralization   Provisions"  herein
                                    and "Credit Enhancement" in the Prospectus.

                                    Certificate   Insurance  Policies.   [Surety
                                    Name] (the "Certificate Insurer") will issue
                                    the financial  guaranty  insurance  policies
                                    (the "Certificate Insurance Policies"),  one
                                    with   respect   to  the  Fixed  Rate  Group
                                    Certificates  and one  with  respect  to the
                                    Adjustable Rate Group Certificates, pursuant
                                    to   which   it   will    irrevocably    and
                                    unconditionally  guarantee  payment  on each
                                    Payment  Date to the Trustee for the benefit
                                    of the  Owners  of  each  Class  of  Class A
                                    Certificates  of  an  amount  equal  to  the
                                    Insured Distribution Amount for such Payment
                                    Date. The amount of the actual  payment,  if
                                    any, made by the Certificate  Insurer to the
                                    Owners of the Class A Certificates under the
                                    related Certificate Insurance Policy on each
                                    Payment Date (the "Insured  Payment") is the
                                    sum  of (i)  any  shortfall  in  the  amount
                                    required  to pay the  Subordination  Deficit
                                    for such  Payment  Date from a source  other
                                    than  the  related   Certificate   Insurance
                                    Policy,  (ii) any  shortfall  in the  amount
                                    required  to pay Current  Interest  for such
                                    Payment  Date from a source  other  than the
                                    related  Certificate  Insurance  Policy  and
                                    (iii) any  shortfall in the amount  required
                                    to  pay  the  Preference   Amount  for  such
                                    Payment  Date from a source  other  than the
                                    related  Certificate  Insurance Policy.  The
                                    effect of the Certificate Insurance Policies
                                    is  to  guaranty   the  timely   payment  of
                                    interest on, and the ultimate payment of the principal amount of, each Class of Class A Certificates. No payments in respect of principal will be made under the Certificate Insurance Policies unless a Subordination Deficit occurs.

                                    Except upon the occurrence of a default by the Certificate Insurer, the Certificate Insurer shall have the right to exercise certain rights of the Owners of the related Class A Certificates, as specified in the Pooling and Servicing

                                    Agreement,   without  any  consent  of  such
                                    Owners;  and such Owners may  exercise  such
                                    rights only with the prior  written  consent
                                    of  the  Certificate   Insurer,   except  as
                                    provided  in  the   Pooling  and   Servicing
                                    Agreement.  In  addition,  to the  extent of
                                    unreimbursed  payments under the Certificate
                                    Insurance Policies,  the Certificate Insurer
                                    will  be  subrogated  to the  rights  of the
                                    Owners of the related  Class A  Certificates
                                    on which such Insured Payments were made. In
                                    connection  with each  Insured  Payment on a
                                    related Class A Certificate, the Trustee, as
                                    attorney-in-fact for the Owner thereof, will
                                    be  required  to assign  to the  Certificate
                                    Insurer   the  rights  of  such  Owner  with
                                    respect to the Class A Certificate to the extent of such Insured Payment.

                                    The  Certificate  Insurance  Policies do not
                                    guarantee any specified rate of prepayments,
                                    nor do the  Certificate  Insurance  Policies
                                    provide funds to redeem the  Certificates on
                                    any   specified    date.   The   Certificate
                                    Insurer's  obligation  under the Certificate
                                    Insurance Policies will be discharged to the
                                    extent  that  funds  are   received  by  the
                                    Trustee  for  distribution  to the Owners of
                                    the   Class   A   Certificates.   See   "The
                                    Certificate   Insurance   Policies  and  the
                                    Certificate Insurer" herein.

Pre-Funding Account:                On the Closing Date, the Original Pre-Funded
                                    Amount will be deposited in the  Pre-Funding
                                    Account  which  account  will be in the name
                                    of, and maintained by, the Trustee on behalf
                                    of the Trust and used to acquire  Subsequent
                                    Mortgage  Loans for  addition to Group I and
                                    Group II. With respect to each Group, during
                                    the period (the  "Funding  Period") from and
                                    including   the   Closing   Date  until  the
                                    earliest of (i) the date on which the amount
                                    on deposit in the Pre- Funding  Account with
                                    respect  to the  related  Group is less than
                                    $100,000,  and (ii)  __________,  199__, the
                                    Pre-Funded  Amount will be maintained in the
                                    Pre-   Funding    Account.    The   Original
                                    Pre-Funded Amount will be reduced during the
                                    Funding Period by the amount thereof used to
                                    purchase   Subsequent   Mortgage   Loans  in
                                    accordance  with the Pooling  and  Servicing
                                    Agreement.  The  amount  on  deposit  in the
                                    Pre-Funding  Account  at  any  time  is  the
                                    "Pre-Funded  Amount".   Subsequent  Mortgage
                                    Loans purchased by and added to the Trust on
                                    any  date  (each,  a  "Subsequent   Transfer
                                    Date") must  satisfy the  criteria set forth
                                    in the Pooling and Servicing Agreement.  Any
                                    Pre-Funded  Amount  remaining  at the end of
                                    the  Funding  Period for the  related  Group
                                    will be  distributed  to the  Owners  of the
                                    related Class of Class A  Certificates  then
                                    entitled   to   receive   distributions   of
                                    principal   on   the   Payment   Date   that
                                    immediately  follows the end of such Funding
                                    Period  in  reduction  of  the   Certificate
                                    Principal    Balance    of   such    Owners'
                                    Certificates,  thus  resulting  in a partial
                                    principal  prepayment of such Class of Class
                                    A  Certificates  as  specified  herein under
                                    "Description    of    the     Certificates--
                                    Distributions."   All   interest  and  other
                                    investment earnings on amounts on deposit in
                                    the Pre-Funding Account will be deposited in
                                    the  Capitalized   Interest   Account.   The
                                    Pre-Funding Account will not be an asset of the REMIC (as defined herein).

                                    Although no  assurance  can be given,  it is
                                    intended  that  the   principal   amount  of
                                    Subsequent  Mortgage Loans sold to the Trust
                                    and   added  to  the  Trust   will   require
                                    application  of  substantially  all  of  the
                                    Original  Pre-Funded  Amount  and  it is not
                                    intended  that  there  will be any  material
                                    amount of  principal  prepaid to the holders
                                    of any  Class  of the  Class A  Certificates
                                    from the Pre-Funding  Account.  In the event
                                    that  the   Depositor   is  unable  to  sell
                                    Subsequent Mortgage Loans to the Trust in an
                                    amount  equal  to  the  Original  Pre-Funded
                                    Amount,  principal  prepayments to Owners of
                                    the   related   Class   of   the   Class   A
                                    Certificates will occur no later than the Payment Date in ________ 199__ in an amount equal to the Pre-Funded Amount with respect to the related Mortgage Loan Group remaining at the end of the Funding Period.

Capitalized Interest Account:       On the Closing Date,  cash will be deposited
                                    in  a  trust   account   (the   "Capitalized
                                    Interest  Account")  in  the  name  of,  and
                                    maintained  by, the Trustee on behalf of the
                                    Trust.   The   amount  on   deposit  in  the
                                    Capitalized   Interest  Account,   including
                                    reinvestment income thereon, will be used by
                                    the Trustee to fund the  excess,  if any, of
                                    (i)  the  sum  of  the  amount  of  interest
                                    accruing  during the related  Accrual Period
                                    on  the   amount  by  which  the   aggregate
                                    Certificate Principal Balance of the related
                                    Class of Class A  Certificates  exceeds  the
                                    aggregate Loan Balance of the Mortgage Loans
                                    in the  related  Group plus the  Trustee Fee
                                    and  Premium  Amount  with  respect  to each
                                    Certificate Insurance Policy accruing during
                                    the  related  Accrual  Period on such excess
                                    balance   over   (ii)  the   amount  of  any
                                    reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the Payment Date in ________ 199__ to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Depositor at the end of the Funding Period.
                                    The Capitalized Interest Account will not be an asset of the REMIC (as defined herein).

Mandatory Prepayment of
Certificates:                       In the event that at the end of the  Funding
                                    Period,  not all of the Original Pre- Funded
                                    Amount has been used to  acquire  Subsequent
                                    Mortgage  Loans,  then  the  Owners  of  the
                                    related Class of Class A  Certificates  then
                                    entitled   to   receive   distributions   of
                                    principal will receive a prepayment no later than the Payment Date in ________ 199__ in an amount equal to the portion of the Original Pre- Funded Amount remaining and allocable to the related Group.

Optional Termination:               The Owners of Class R Certificates will have
                                    the right to purchase all the Mortgage Loans
                                    on any  Monthly  Remittance  Date  after the
                                    Clean-Up  Call Date.  If such  Owners do not
                                    exercise such right, the Servicers will also
                                    have the right,  collectively,  to  purchase
                                    all of the Mortgage Loans they are servicing
                                    on any  monthly  Remittance  Date  when  the
                                    outstanding  Certificate  Principal  Balance
                                    has  declined to 5% or less of the  original
                                    Certificate  Principal  Balance  and, if the
                                    Servicers  do not exercise  such right,  the
                                    Certificate  Insurer  shall have such right.
                                    Any such  purchase by the  Servicers  or the
                                    Certificate  Insurer  will be required to be
                                    made on the same Payment  Date,  so that the
                                    Trust  would  be   liquidated  on  the  next
                                    succeeding  Payment  Date.  See "The Pooling
                                    and      Servicing       Agreement--Optional
                                    Termination" herein.

Book-Entry Registration
of the Class A
Certificates:                       The Class A  Certificates  will initially be
                                    issued in book-entry form. Persons acquiring
                                    beneficial ownership interests in such Class
                                    A  Certificates  ("Beneficial  Owners")  may
                                    elect to hold their  interests  through  The
                                    Depository  Trust  Company  ("DTC"),  in the
                                    United  States,  or Centrale de Livraison de
                                    Valeurs  Mobilieres,  S.A.  ("CEDEL") or the
                                    Euroclear System  ("Euroclear"),  in Europe.
                                    Transfers within DTC, CEDEL or Euroclear, as
                                    the case may be, will be in accordance  with
                                    the usual rules and operating  procedures of
                                    the relevant system.  So long as the Class A
                                    Certificates are Book-Entry Certificates (as
                                    defined herein),  such  Certificates will be
                                    evidenced   by  one  or  more   Certificates
                                    registered   in  the  name  of  Cede  &  Co.
                                    ("Cede"),  as the  nominee  of DTC or one of
                                    the  European  Depositaries.   Cross  market
                                    transfers  between persons holding  directly
                                    or indirectly  through DTC, on the one hand,
                                    and   counterparties   holding  directly  or
                                    indirectly  through CEDEL or  Euroclear,  on
                                    the other, will be
                                    effected  by  DTC  through   Citibank   N.A.
                                    ("Citibank")   or  Morgan   Guaranty   Trust
                                    Company of New York ("Morgan",  and together
                                    with Citibank, the "European Depositaries"),
                                    the  relevant   depositaries  of  CEDEL  and
                                    Euroclear,    respectively,   and   each   a
                                    participating  member  of DTC.  The  Class A
                                    Certificates will initially be registered in
                                    the  name  of  Cede.  The  interests  of the
                                    Owners   of   such   Certificates   will  be
                                    represented by  book-entries  on the records
                                    of DTC and participating members thereof. No
                                    Beneficial Owner will be entitled to receive
                                    a definitive  certificate  representing such
                                    person's interest,  except in the event that
                                    Definitive  Certificates (as defined herein)
                                    are issued  under the limited  circumstances
                                    described  herein.  All  references  in this
                                    Prospectus   Supplement   to  any   Class  A
                                    Certificates    reflect    the   rights   of
                                    Beneficial Owners only as such rights may be
                                    exercised  through DTC and its participating
                                    organizations  for so long  as such  Class A
                                    Certificates    are   held   by   DTC.   See
                                    "Description  of the Class A Certificates --
                                    Book-Entry   Registration  of  the  Class  A
                                    Certificates"  herein,  and  Annex I hereto,
                                    and   "Description  of  the   Certificates--
                                    Book-Entry Registration" in the Prospectus.

Ratings: It is a condition of issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's, A Division of The McGraw-Hill Companies ("Standard & Poor's"), "Aaa" by Moody's Investors Service, Inc. ("Moody's"), and "AAA" by Fitch Investors Service, L.P. ("Fitch"). Standard & Poor's, Moody's and Fitch are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn at any time thereafter.

Risk Factors:                       Credit Considerations.  For information with
                                    regard  to  the  Mortgage  Loans  and  their
                                    related risks,  see "Risk  Factors--Risk  of
                                    Higher    Delinquencies    Associated   with
                                    Guidelines" and "The Mortgage Loan Pool" herein.

                                    Prepayment  Considerations.  For information
                                    regarding the consequences of prepayments of
                                    the Mortgage Loans and of the failure of the
                                    Depositor  to  convey  Subsequent   Mortgage
                                    Loans to the Trust during the Funding Period
                                    in  an   amount   equal   to  the   Original
                                    Pre-Funded Amount, see "Prepayment and Yield
                                    Considerations"    and    "Risk    Factors--
                                    Sensitivity  to   Prepayments"   and  "--The
                                    Subsequent    Mortgage    Loans    and   the
                                    Pre-Funding Account" herein.

                                    Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Class A Certificates, see "Risk Factors" herein and in the Prospectus.

Federal Tax Aspects:                An election  will be made to treat the Trust
                                    Estate (exclusive of the Pre-Funding Account
                                    and  the   Capitalized   Interest   Account)
                                    created  by  the   Pooling   and   Servicing
                                    Agreement   as  a  "real   estate   mortgage
                                    investment    conduit"    ("REMIC").     The
                                    Certificates   (other   than  the   Class  R
                                    Certificates)   will   constitute   "regular
                                    interests"   in  the  REMIC.   The  Class  R
                                    Certificates   will  be  designated  as  the
                                    "residual interest" in the REMIC.

                                    Owners   of  the   Class   A   Certificates,
                                    including   Owners  that  generally   report
                                    income  on the cash  method  of  accounting,
                                    will be required to include  interest on the
                                    Class A Certificates in income in accordance
                                    with the accrual method of  accounting.  The
                                    Class A  Certificates  may be  considered to
                                    have been issued
                                    with  original   issue   discount  or  at  a
                                    premium.  Any such original  issue  discount
                                    will  be  includable  in the  income  of the
                                    Owner as it  accrues  under a method  taking
                                    into account the compounding of interest and
                                    using   the   Prepayment   Assumption.   See
                                    "Prepayment  and Yield  Considerations"  and
                                    "Certain  Federal  Income Tax  Consequences"
                                    herein.  Premium  may be  deductible  by the
                                    Owner either as it accrues or when principal
                                    is received. No representation is made as to
                                    whether  the  Mortgage  Loans will prepay in
                                    accordance  with the Prepayment  Assumption,
                                    or any other rate.  In general,  as a result
                                    of  the   qualification   of  the   Class  A
                                    Certificates  as  regular   interests  in  a
                                    REMIC,  the  Class  A  Certificates  will be
                                    treated as "qualifying  real property loans"
                                    under Section 593(d) of the Internal Revenue
                                    Code  of  1986,  as  amended  (the  "Code"),
                                    "regular . . . interest(s) in a REMIC" under
                                    Section 7701(a)(19)(C) of the Code and "real
                                    estate  assets" under Section  856(c) of the
                                    Code in the same  proportion that the assets
                                    in the REMIC  consist of  qualifying  assets
                                    under such sections.  In addition,  interest
                                    on the Class A Certificates  will be treated
                                    as  "interest  on  obligations   secured  by
                                    mortgages on real  property"  under  Section
                                    856(c) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

ERISA Considerations:               A fiduciary of any employee  benefit plan or
                                    other retirement  arrangement subject to the
                                    Employee  Retirement  Income Security Act of
                                    1974, as amended ("ERISA"),  or Section 4975
                                    of  the  Code  (a  "Plan")   should   review
                                    carefully  with its legal  advisors  whether
                                    the  purchase  or  holding  of the  Class  A
                                    Certificates  offered hereby could give rise
                                    to a  transaction  that is  prohibited or is
                                    not otherwise  permitted  either under ERISA
                                    or Section 4975 of the Code or whether there
                                    exists  any   statutory  or   administrative
                                    exemption   applicable   to  an   investment
                                    therein.

                                    The U.S.  Department  of Labor has issued to
                                    the   Underwriters   individual   prohibited
                                    transaction   exemptions   which   generally
                                    exempt  from the  application  of certain of
                                    the  prohibited  transaction  provisions  of
                                    Section  406 of ERISA and the  excise  taxes
                                    imposed on such  prohibited  transactions by
                                    Sections   4975(a)   and  (b)  of  the  Code
                                    transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                    A  fiduciary  of a Plan  should  review  the
                                    sections entitled "ERISA  Considerations" in
                                    the  Prospectus  and  this   Supplement  and
                                    consider the issues discussed therein, and should consult with its legal advisors prior to making an investment in the Class A Certificates.

Legal Investment
  Considerations:                   The  Class A  Certificates  will  constitute
                                    "mortgage  related  securities" for purposes
                                    of the Secondary Mortgage Market Enhancement
                                    Act of  1984  ("SMMEA")  for so long as they
                                    are rated in one of the two  highest  rating
                                    categories   by  one  or   more   nationally
                                    recognized statistical rating organizations.
                                    As such,  the Class A  Certificates  will be
                                    legal  investments  for certain  entities to
                                    the  extent  provided  in SMMEA,  subject to
                                    state laws  overriding  SMMEA.  In addition,
                                    institutions whose investment activities are
                                    subject   to  review  by  federal  or  state
                                    regulatory  authorities may be or may become
                                    subject  to   restrictions,   which  may  be
                                    retroactively  imposed  by  such  regulatory
                                    authorities,   on  the  investment  by  such
                                    institutions  in certain  forms of  mortgage
                                    related  securities.   Furthermore,  certain
                                    states have enacted  legislation  overriding
                                    the legal investment provisions of SMMEA. In
                                    addition,  institutions whose activities are
                                    subject   to  review  by  federal  or  state
                                    regulatory authorities may be
                                    or may become subject to restrictions, which
                                    may  be   retroactively   imposed   by  such
                                    regulatory authorities, on the investment by
                                    such   institutions   in  certain  forms  of
                                    mortgage related securities.

                                    [Although the Class _____  Certificates  are
                                    expected  to be rated  "AAA" by  Standard  &
                                    Poor's  and  "Aaa" by  Moody's,  the Class A
                                    Certificates  will not constitute  "mortgage
                                    related  securities"  for  purposes  of  the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984  ("SMMEA")   because  the  Group  _____
                                    Mortgage   Loans   include   second   liens.
                                    Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Class _____ Certificates.]

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

         Sensitivity to Prepayments. A majority of the Mortgage Loans may not be prepaid in whole or, above a certain percentage, in part at any time without penalty. See "The Portfolio of Mortgage Loans--Prepayment Penalties" herein for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Mortgage Loans. Furthermore, the Seller intends to initiate a refinance policy as described in "The Portfolio of Mortgage Loans-Prepayment Penalties" herein which could have an impact on prepayments of the Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate mortgage loans, such as the Mortgage Loans in Group I, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans in Group I, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans in Group I. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans in Group I, the rate of prepayments is likely to decrease.

         The average life of the Class A Certificates, and, if purchased at other than par, the yields realized by Owners of the Class A Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the "Prepayments")) on the Mortgage Loans. In general, the yield on a Class A Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class A Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. The Servicers have agreed in the Pooling and Servicing Agreement not to target Mortgagors in their related Mortgage Loan Group in solicitations to borrowers to refinance their mortgages, unless such solicitation is consistent with the Seller's refinance policy. See "Prepayment and Yield Considerations" herein.

         [Nature of Collateral. Because _____% of the aggregate Loan Balance of the Initial Mortgage Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.]

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the Funding Period and sold by the Depositor to the Trust is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will occur as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement;
(ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Certificates or the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the related Mortgage Loan Group by the end of the Funding Period, the Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period (in no event later than the ________ 199__ Payment Date). Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Class A Certificates from the Pre-Funding Account.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. Following the transfer of Subsequent Mortgage Loans, it is anticipated that the aggregate characteristics of the Mortgage Loans then held in the related Mortgage Loan Group will not vary significantly from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" herein.

         The Seller has acquired and identified for sale to the Trust a sufficient amount of Subsequent Mortgage Loans to fully utilize the Pre-Funding Amount.

         Risk of Higher Delinquencies Associated with Guidelines. The Underwriting Guidelines (as described herein under "The Portfolio of Mortgage Loans--Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA and FHLMC guidelines but who also have substantial equity in their property.
Furthermore, the Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property that is indicated in the Originators' loan-to-value determination.

         As a result of the Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

         Effect of Mortgage Loan Yield on Class A-1 and Class A-8 Pass-Through Rate; Basis Risk. The Class A-1 Pass-Through Rate is based upon the value of an index (One-Month LIBOR), while the Coupon Rates on the Group I Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans in Group I (net of the Servicing Fees, the Trustee Fees and the Premium Amount) during any Remittance Period may be less than the amount of interest that would accrue at One-Month LIBOR plus the margin on the Class A-1 Certificates during the related Accrual Period; the interest payable on the Class A-1 Certificates is subject to the Fixed Rate Group Available Funds Cap and will be limited to such amount. The Class A-1 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

         The calculation of the Class A-8 Pass-Through Rate is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to a substantial portion of the Initial Mortgage Loans in Group II (Six-Month LIBOR) as described under "The Mortgage Loan Pool -- Initial Mortgage Loans -- Group II" herein and is subject to the Adjustable Rate Group Available Funds Cap. The Adjustable Rate Group Available Funds Cap effectively limits the amount of interest accrued on the Adjustable Rate Group Certificates to the weighted average of the Coupon Rates on the Mortgage Loans in Group II, less _____%. _____% of the Initial Mortgage Loans in Group II adjust semi-annually based upon the London interbank offered rate for Six-Month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on the Class A-8 Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Class A Certificates -- Calculation of One-Month LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap. _____% of the Initial Mortgage Loans in Group II are 2/28 Loans that provide for a fixed interest rate for a period of two years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Adjustable Rate Group Available Funds Cap to limit the amount of interest that would otherwise accrue on the Adjustable Rate Group Certificates. In particular, the Class A-8 Pass- Through Rate adjusts monthly, while the interest rates of the Initial Mortgage Loans in Group II adjust less frequently, with the result that the Adjustable Rate Group Available Funds Cap may limit increases in the Class A-8 Pass-Through Rate for extended periods in a rising interest rate environment. In addition, the Initial Mortgage Loans in Group II are subject to periodic adjustment caps and maximum rate caps which also may result in the Adjustable Rate Group Available Funds Cap limiting increases in the Class A-8 Pass-Through Rate. Finally, the Initial Mortgage Loans in Group II accrue interest on the basis of a 360-day year assumed to consist of twelve 30- day months, while calculations of interest on the Adjustable Rate Group Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Adjustable Rate Group Available Funds Cap limiting the Class A-8 Pass-Through Rate in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Initial Mortgage Loans in Group II (net of the Servicing Fee, the Premium Amount and the Trustee Fee related to Group II) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Adjustable Rate Group Certificates during the related Accrual Period. Furthermore, if the Available Funds Cap determines the Class A-8 Pass-Through Rate for a Payment Date, the value of the Adjustable Rate Group Certificates may be temporarily or permanently reduced. It is anticipated that Subsequent Mortgage Loans in Group II will have features similar to the Initial Mortgage Loans in Group II, resulting in the same limitations on the Class A-8 Pass- Through Rate as are described above. The Class A-8 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is limited as described above.

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to originate or purchase additional mortgage loans. The ability of the Seller to originate or purchase additional mortgage loans may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect its origination ability or its ability to purchase additional mortgage loans.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required to repurchase any Mortgage Loans which, at the time of origination, fail to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the Trust, the Certificate Insurer or the parties to the Pooling and Servicing Agreement. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Seller, the Servicers or the related Originator to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit  Reporting Act, which  regulates the use
         and  reporting  of  information   related  to  the  Mortgagor's  credit
         experience.

Violations of certain provisions of these federal laws may limit the ability of the related Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Originators, the Seller or the Servicers to damages and administrative enforcement. The Originators will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the related Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the related Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee and the Seller will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Initial Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies.

         Risk of Higher Default Rates Associated with California Real Property. Because 58.57% by principal amount of the Mortgaged Properties relating to Initial Mortgage Loans are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged

Properties securing such Initial Mortgage Loans causing the Loan Balances of the related Initial Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans and Contracts--Standard Hazard Insurance" in the Prospectus.

         Risk Associated with the Certificate Insurer. If the protection afforded by overcollateralization and crosscollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Certificate Insurer is unable to meet its obligations under the Certificate Insurance Policies, then the Owners of the Class A Certificates could experience a loss on their investment.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators.

         Each Originator has made certain representations and warranties with respect to Mortgage Loans originated or sold by it, as specified below, and, upon a breach of such representations and warranties occurring after sale of the related Mortgage Loan to the Trust, may be required to repurchase such Mortgage Loan from the Trust.

Guidelines

         The information set forth below with regard to the Originators' guidelines (collectively, the "Underwriting Guidelines") has been provided to the Depositor or compiled from information provided to the Depositor by the Originators. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has any Originator made any such investigation with respect to information about the other Originators' guidelines or the Seller's Performance Assumption Groupings.

         Long Beach Originated Mortgage Loans

         Mortgage Loans originated by Long Beach (the "Long Beach Loans") were originated generally in accordance with guidelines (the "Long Beach Guidelines") established by Long Beach's underwriting department (or that of Long Beach's predecessor in interest, Long Beach Bank, F.S.B.) under Long Beach's "B-1st," "B-1st Fast Trac," "B-1st QuickCredit," "B-1st QuickCredit Fast Trac" or "B-1st Stated Income" residential loan programs (the "Long Beach Programs"). Long Beach's Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, Long Beach may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         Under the Long Beach Programs, the underwriting department of Long Beach or of the originator reviews and verifies the loan applicant's sources of income (except under the B-1st Stated Income and Fast Trac programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Long Beach Guidelines. The Long Beach Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by a Long Beach staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Long Beach Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% (75% under the B-1st Stated Income program), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the B-1st program, the maximum combined loan-to-value ratio for purchase money mortgage loans, including any second deeds of trust subordinate to Long Beach's first deed of trust, is 90%.

         All of the Mortgage Loans originated in the Long Beach Programs are based on loan application packages submitted through mortgage brokerage companies or at Long Beach's retail branches or are purchased from approved originators pursuant to the Long Beach Guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by Long Beach.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long
Beach requires a credit report on each applicant from a credit reporting company. The applicant must generally provide to Long Beach or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the B-1st program, self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of its quality control system, Long Beach reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, Long Beach reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Long Beach Guidelines (except under the B-1st Stated Income program). Long Beach generally verifies the source of funds for the down payment.

         Mortgaged properties that are to secure mortgage loans underwritten under the Long Beach Programs are appraised by qualified independent appraisers who are approved by Long Beach's internal chief appraiser. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for Long Beach mortgage loans in the Long Beach Programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a Long Beach staff appraiser or representative before the loan is funded.

         The Long Beach Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Long Beach Programs generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Long Beach Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs are alternative risk grading programs whereby the various risk categories are assigned in a manner similar to that used for the B-1st and B-1st Fast Trac loan programs except that consumer credit history is not used to determine the appropriate risk grading. As in the B-1st and B-1st Fast Trac residential loan programs, the B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs use consumer credit to determine debt-to-income ratios. Maximum loan-to-value ratios and maximum loan amounts are generally lower under the B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs than those permitted under the B-1st or B-1st Fast Trac residential loan programs, respectively. In general, the B-1st QuickCredit residential loan program is similar to the B-1st residential loan program except that the B-1st QuickCredit residential loan program does not consider consumer credit history, requires lower maximum loan-to-value ratios and requires lower maximum loan amounts. In most other respects, the requirements of the B-1st QuickCredit and the B-1st QuickCredit Fast Trac residential loan programs correspond to the requirements of the B-1st and B-1st Fast Trac residential loan programs, respectively.

         Under the B-1st Stated Income residential loan program, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the B-1st Stated Income residential loan program than those permitted under the B-1st residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines apply to the B-1st Stated Income residential loan program as apply to the B-1st residential loan program.

         Long Beach requires title insurance on all mortgage loans in the Long Beach Programs secured by liens on real property. Long Beach also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Long Beach Guidelines -- Seller's Performance Assumption Groupings

         Under the Long Beach Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach Programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The Long Beach Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

                  "Ambassador;" Credit Grade: "A." Under the "A" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and demonstrated steady employment over the last five years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. No collection accounts or charge-offs may remain open after the funding of the loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. Mortgage loans originated under the "Ambassador" program must be owner-occupied. A maximum Loan- to-Value Ratio of 85% is permitted for a purchase and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. The debt service-to-income ratio generally ranges from 45% or less to 55% or less based on the mortgagor's net disposable income. Ambassador loans are classified in the Seller's PAG II category (as defined below).

                  "Program I;" Credit Grade: "A-." Under the "A-" risk category, the applicant generally must have repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance loans on single family and condominium properties, and a maximum Loan-to-Value Ratio of 65% is permitted for a mortgage loan on a non-owner occupied mortgaged property consisting of two units or second home properties. Generally, the debt service-to- income ratio must be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income. Program I loans are classified in the Seller's PAG II category (as defined below).

                  "Program II;" Credit Grade: "B+." Under the "B+" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. One to three minor derogatory items that are 90 days or more late are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance mortgage loans on single family and condominium properties and a maximum Loan-to-Value Ratio of 65% is permitted for non-owner occupied purchase money and refinance mortgage loans on mortgaged properties consisting of two units or second homes properties. Generally, the debt service-to-income ratio must be 50% or less, but this may be increased to 55% based on the mortgagor's net disposable income. Program II loans are classified in the Seller's PAG II category (as defined below).

                  "Program III;" Credit Grade: "B." Under the "B" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of four 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. One to three minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 50% of the credit reported during that period. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on mortgaged properties consisting of two-to-four units and condominiums. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 70% for single family and condominium properties, and 65% for non-owner occupied mortgaged properties consisting of two units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income. Program III loans are classified in the Seller's PAG III category (as defined below).

                  "Program  IV;"  Credit  Grade:   "B-."  Under  the  "B-"  risk
         category, the applicant must have generally repaid installment and revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 60-day late payment within the last 12 months, and a maximum of at most 30 days late at time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections, or judgments, may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy, discharge or notice of default filings may have occurred within the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and/or refinance mortgage loan on an owner-occupied single family property. For non-owner occupied purchase and refinance properties, the maximum Loan-to-Value Ratio is 65% for single family and second home properties. Generally, the debt service-to-income ratio must not exceed 55%. Program IV loans are classified in the Seller's PAG III category (as defined below).

                  "Program V;" Credit Grade: "C." Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and refinance mortgage loan on an owner-occupied single family property. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 60% for single family and second home properties. Generally, the debt service-to-income ratio must not exceed 55%; however, 55%-60% will be considered on a case-by-case basis.
         Program V loans are classified in the Seller's PAG IV category (as defined below).

                  "Program VI;" Credit Grade: "C-." Under the "C-" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. On a case-by-case basis, the applicant may have a notice of default/foreclosure within the last 24 months with a good explanation. The applicant may not currently be in bankruptcy; however, the applicant may have had a bankruptcy with a good explanation and proof of dismissal/discharge. Consumer derogatory items will be considered on a case-by-case basis. Long Beach underwriters must be satisfied that the problem that caused the "C-" credit no longer exists and that there is a reasonable expectation that the applicant will repay the mortgage loan according to the terms and conditions agreed upon. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 70% is permitted for a purchase money mortgage loan, and a maximum Loan-to-Value Ratio of 65% is permitted for a refinance of an owner-occupied single family property. On a case-by-case basis, the maximum Loan-to-Value Ratio permitted for a non-owner occupied purchase money and refinance mortgage loan is 50%. Generally, the debt service-to-income ratio must not exceed 55%; however, 55%-60% will be considered on a case-by-case basis. Program VI loans are classified in the Seller's PAG V category (as defined below).

         Approximately _____%, _____%, _____%, and _____% of the Long Beach Loans in Group I and _____%, _____%, _____%, and _____% of the Long Beach Loans in Group II are in Seller's PAG II, Seller's PAG III, Seller's PAG IV and Seller's PAG V risk categories, respectively.

         Mortgage Loans Originated by Other Originators

         The following discussion addresses Mortgage Loans originated by Originators other than Long Beach. The Mortgage Loans have been originated by the Originators in accordance with the Underwriting Guidelines established by each of them and reviewed and approved by the Seller. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (75% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

         All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

         Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed the Originator.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The Mortgage Loans originated by the Originators other than Long Beach were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $3,500,000. Mortgage loans may, however, be originated generally up to $500,000, provided the LTV is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one-to-four-family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

         The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the LTV is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

         The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         ARCC Performance Assumption Grouping

         The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

         Seller's PAG I
         --------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five (5) years of established credit with five (5) trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

         Seller's PAG II
         ---------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately three (3) years of established credit with three (3) trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

         Seller's PAG III
         ----------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately two (2) years of established credit with two
         (2) trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

         Seller's PAG IV
         ---------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum of 90 day delinquencies for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

         Seller's PAG V
         --------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

         Approximately _____%, _____%, _____%, and _____% of the Initial Group I Mortgage Loans (including Long Beach Loans) and _____%, _____%, _____%, and _____% of the Initial Group II Mortgage Loans (including Long Beach Loans) are in the Seller's PAG II, PAG III, PAG IV, and PAG V, categories, respectively.

         Approximately _____%, _____%, and _____% of the Initial Group I Mortgage Loans that are not Long Beach Loans and _____%, _____%, and _____% of the Initial Group II Mortgage Loans that are not Long Beach Loans are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

Prepayment Penalties

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made for up to five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally during the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

         The Seller plans to initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

Representations Relating to the Mortgage Loans

         Each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator to the Seller in a loan purchase and sale agreement (each, a "Transfer Agreement"), which will be assigned to the Trust. Such representations and warranties generally include, among other things, that: (i) the information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the specified date; (ii) each Mortgaged Property is improved by a one-to-four family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations; (iii) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (iv) as of the Cut-Off Date each Mortgage Loan was secured by a valid and subsisting first lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (v) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan when conveyed by such Originator; and (vi) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

         If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners or the Certificate Insurer in such Mortgage Loan within a time period specified in the Transfer Agreement, such Originator will be obligated under the related Transfer Agreement to purchase from the Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Transfer Agreement which Loan Purchase Price will be no less than the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate (net of the applicable Servicing Fee) (the "Net Coupon Rate").

         As to any such Mortgage Loan required to be repurchased by an Originator as provided above, rather than repurchase the Mortgage Loan, such Originator may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the substitution in its place of another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the Agreement); however, such substitution of a defective Mortgage Loan may not be made if such substitution would cause the REMIC Trust not to qualify as a REMIC or result in a prohibited transaction tax under the Code (generally after two years from the Startup Day).

         Upon receipt of notice by a Servicer or upon a Servicer becoming aware that a representation and warranty made by an Originator in the Transfer Agreement has been breached, such Servicer will be required to promptly notify the related Originator, the Certificate Insurer, the Trustee and the Seller of such breach and request that such Originator cure such breach or honor its repurchase or substitution obligations for the benefit of the Trust. The foregoing will constitute the sole remedy available to the Trust for a breach of representation by an Originator.

The Servicers

         The information set forth below concerning the Servicers has been provided to the Depositor by the related Servicer. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has either Servicer made any such investigation with respect to information about the other Servicer.

         Advanta

         Advanta Mortgage Corp. USA ("Advanta") will act as one of the Servicers of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly traded company based in Horsham, Pennsylvania with assets as of March 31, 1996 in excess of $5.0 billion.

         Advanta Parent, through its subsidiaries (including Advanta) managed assets (including mortgage loans) in excess of $16.1 billion as of March 31, 1996.

         As of March 31, 1996, Advanta and its subsidiaries were servicing approximately 34,000 mortgage loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $1.9 billion, and approximately 29,900 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $923 million.

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of Advanta for its servicing portfolio, excluding certain loans serviced by Advanta that were not originated or purchased and reunderwritten by affiliates of Advanta (the "Owned and Managed Servicing Portfolio"), of fixed and variable rate mortgage loans as of March 31, 1996, and for each of the four prior years. In addition to the Owned and Managed Servicing Portfolio, Advanta serviced as of March 31, 1996, approximately 29,900 mortgage loans with an aggregate principal balance as of such date of approximately $923 million; such loans were not originated by Advanta or affiliates of Advanta and are being serviced for third parties on a contract servicing basis (the "Third Party Servicing Portfolio"). No loans in the Third Party Servicing Portfolio are included in the tables set forth below.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                 ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS


                                                   Year Ending December 31,
               ------------------------------------------------------------------------------------------------
                                                                                                                Three Months Ending
                        1992                   1993                     1994                    1995              March 31, 1996
               ---------------------------------------------------------------------------------------------------------------------
                              By                      By                      By                       By                     By
                 By No.     Dollar                  Dollar                  Dollar                   Dollar                 Dollar
                   of       Amount      By No.      Amount      By No.      Amount      By No.       Amount     By No.      Amount
                 Loans     of Loans    of Loans    of Loans    of Loans    of Loans    of Loans     of Loans   of Loans    of Loans
               ---------------------------------------------------------------------------------------------------------------------
Portfolio        22,318    $908,541     25,460    $1,149,864    26,446    $1,346,100    32,592     $1,797,582   $34,422   $1,928,336
Delinquency
 percentage(1)
 30-59 days      2.71%      2.59%       2.43%        2.22%       2.01%       1.57%       2.67%       2.44%       1.97%      1.94%
 60-89 days       0.64       0.64        0.77        0.63        0.57        0.45        0.72         0.71       0.65        0.65
 90 days or       1.52      1.69%        2.19        2.12        1.85        1.51        1.69         1.23       1.58        1.25
                  ----      -----        ----        ----        ----        ----        ----         ----       ----        ----
more
Total            4.87%      4.92%       5.39%        4.97%       4.43%       3.53%       5.08%       4.38%       4.20%      3.84%
Foreclosure      2.13%      2.78%       1.32%        1.62%       1.35%       1.38%       1.29%       1.53%       1.37%      1.62%
rate(2)
REO              0.35%        --        0.42%         --         0.47%        --         0.52%         --        0.49%        --
properties(3)

- ------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.
(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.
(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by Advanta pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
               OF ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*

                                                                     Year Ending December 31,
                                      --------------------------------------------------------------------------------------
                                             1992             1993              1994              1995          March 31,
                                                                                                                  1996
                                      --------------------------------------------------------------------------------------
                                                                      (Dollars in thousands)
Average amount outstanding(1)              $786,178        $1,049,447        $1,225,529        $1,540,238      $1,850,765
Gross losses(2)                             $6,069           $14,115           $20,886           $13,978         $3,341
Recoveries(3)                                $145             $123              $179              $148             $15
Net losses(4)                               $5,924           $13,992           $20,707           $13,830         $3,326
Net losses as a percentage of
 average amount outstanding                 0.75%             1.33%             1.69%             0.90%         0.72%(5)

- ------------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" represents "Gross Losses" minus "Recoveries".
(5)   Annualized
* Managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

         Advanta experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors; the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance on the Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, are 0.82%, 1.42%, 0.88% and 0.45% for the periods ending December 31, 1995, December 31, 1994, December 31, 1993 and December 31, 1992 respectively.*
- -----------------
* Managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

         Long Beach Mortgage Company

         Long Beach Mortgage Company (referred to herein as "Long Beach"), a Delaware corporation, was incorporated in June 1994, and is approved as a seller/servicer for FNMA and FHLMC and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. On October 7, 1994, Long Beach succeeded to the mortgage banking business formerly conducted by Long Beach Bank, F.S.B., a federally chartered savings bank (the "Bank"), including all operating systems, computers, files and substantially all personnel maintained and utilized by the Bank in its mortgage banking operations prior to its reorganization.

         The  principal  business  of Long  Beach  is  originating,  purchasing, selling and servicing residential real estate loans secured by one- to four-family properties ("single-family") and multi-family properties containing five or more units ("multi-family"). The initial working capital for Long Beach's operations was provided by Long Beach Financial Services Company. Its principal sources of funds are anticipated to be sales of loans and mortgage-backed securities, bank lines of credit, term loans and other borrowings. At March 31, 1996, Long Beach had 90 offices, consisting of 33 loan origination centers located in California and 57 loan origination centers located in Arizona, Colorado, Georgia, Illinois, Indiana, Michigan, Minnesota, Nevada, New Mexico, Oregon, Utah, Washington and Wisconsin.

Lending Activities and Loan Sales. Long Beach originates single-family and multi-family real estate loans through referrals from mortgage brokerage companies and through its network of offices and loan origination centers. Long

Beach also participates in secondary market activities by originating and selling mortgage loans, participations in loans, or mortgage-backed securities in the secondary market, generally retaining loan servicing; however, in some cases Long Beach's whole loan sale agreements provide for the transfer of servicing rights. In addition, Long Beach intends to retain mortgage loans in its own portfolio to provide a stable source of interest income and to provide collateral to secure borrowings.

         Before Long Beach originates any mortgage loans which are based on application packages submitted through a mortgage brokerage company that is new to Long Beach, such mortgage brokerage company is examined by Long Beach through license and reference checks and through a personal visit by a senior Long Beach representative. If at any time Long Beach determines that a mortgage brokerage company consistently submits applications for loans which do not meet Long Beach's underwriting and quality control standards, Long Beach terminates its relationship with that mortgage brokerage company.

         Long Beach's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Long Beach's loan portfolio also includes loans for commercial and industrial properties. Long Beach's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the U.S. Department of Veterans Affairs (the "VA").

         The following table summarizes Long Beach's (including that of its predecessor-in interest Long Beach Bank) one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Long Beach from other loan originators.


                                                           Year Ended December 31,                               Three Months
                                                                                                                     Ended
                                 --------------------------------------------------------------------------------------------------
                                         1992                1993              1994              1995              March 31,
                                                                                                                     1996
                                 --------------------------------------------------------------------------------------------------
                                                                 (Dollars in Thousands)
                                 --------------------------------------------------------------------------------------------------
Originations....................            $959,534           $786,374        $1,062,593        $1,112,890        $369,631

Sales...........................          $1,081,001           $788,291        $1,081,841        $1,108,162        $376,473


Loan Servicing. Generally, Long Beach services all the mortgage loans it originates whether those loans are sold or retained in its portfolio. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Long Beach's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Long Beach relating to its loan servicing activities are reviewed annually as part of the audit of Long Beach's financial statements conducted by its independent accountants.

Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Long Beach attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Long Beach's customary procedures for residential mortgage loans serviced by it for its own account, Long Beach generally mails a notice of intent to foreclose to the mortgagor after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Long Beach. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

Long Beach Programs -- Servicing Portfolio

         The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, the Bank) at the dates indicated on its servicing portfolio of mortgage loans originated under the Long Beach Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                                                                             At December 31,
                                             ----------------------------------------------------------------
                                                   1992             1993            1994           1995         March 31,
                                                                                                                  1996
                                             ----------------------------------------------------------------
                                                                         (Dollars in Thousands)
Total Outstanding Principal Balance.........        1,561,256      $1,948,978      $2,422,604     $2,405,639     $2,394,192
Number of Loans.............................           12,257          16,289          21,291         22,775         23,121
DELINQUENCY
Period of Delinquency:
31-60 Days
   Principal Balance........................           12,630         $13,079         $16,816        $32,483        $36,046
   Number of Loans..........................               91             106             131            286            338
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........            0.81%           0.67%           0.69%          1.35%          1.51%
   Delinquency as a Percentage of
     Number of Loans........................            0.74%           0.65%           0.62%          1.26%          1.46%
61-90 Days
   Principal Balance........................          $10,753         $13,144         $18,104        $21,249        $25,907
   Number of Loans..........................               75              93             129            188            220
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........            0.69%           0.67%           0.75%          0.88%          1.08%
   Delinquency as a Percentage of
     Number of Loans........................            0.61%           0.57%           0.61%          0.83%          0.95%
91 Days or More
   Principal Balance........................          $48,643         $60,621         $70,034        $94,201       $102,503
   Number of Loans..........................              334             418             509            765            860
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........            3.12%           3.11%           2.89%          3.92%          4.28%
   Delinquency as a Percentage of
     Number of Loans........................            2.72%           2.57%           2.39%          3.36%          3.72%
Total Delinquencies:
   Principal Balance........................          $72,026         $86,844        $104,953       $147,933       $164,456
   Number of Loans..........................              500             617             769          1,239          1,418
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........            4.61%           4.46%           4.33%          6.15%          6.87%
   Delinquency as a Percentage of
     Number of Loans........................            4.08%           3.79%           3.61%          5.44%          6.13%
FORECLOSURES PENDING(1)
   Principal Balance........................          $50,104         $64,443         $77,960       $102,962       $108,600
   Number of Loans..........................              342             449             583            859            922
   Foreclosures Pending as a Percentage of
     Total Outstanding Principal Balance....            3.21%           3.31%           3.22%          4.28%          4.54%
   Foreclosures Pending as a Percentage of
     Number of Loans........................            2.79%           2.76%           2.74%          3.77%          3.99%
NET LOAN GAINS (LOSSES) for the Period(2)...        $ (3,198)      $ (13,449)      $ (24,617)     $ (24,320)      $ (6,552)
NET LOAN GAINS (LOSSES) as a Percentage of
 Total outstanding Principal Balance........           (0.20)%         (0.69)%         (1.02)%        (1.01)%        (0.27)%
- -------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of Long Beach Program loans serviced by Long Beach have been conveyed to REMIC trust funds.

         As of March 31, 1996, 400 one- to four-family residential properties relating to loans in Long Beach's total servicing portfolio had been acquired through foreclosure or deed-in-lieu of foreclosure and were not liquidated, 334 of which properties relate to the B 1st, B 1st Fast Trac, B 1st QuickCredit and B 1st QuickCredit Fast Trac residential mortgage loan servicing portfolio.

         There can be no assurance that the delinquency and loss experience of the Long Beach Loans will correspond to the loss experience of Long Beach's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for residential mortgages originated under the Long Beach Programs and serviced by Long Beach only for the years presented, whereas the aggregate delinquency and loss experience on the Long Beach Loans will depend on the results obtained over the life of the Trust. Long Beach's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Long Beach Loans. A substantial number of the Long Beach Loans may also have been originated based on Long Beach Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. In addition, it should be noted that a portion of the period covered by the foregoing table was one in which real estate values were appreciating, particularly in the areas of California where properties securing the related loans were located. However, over the last several years, the residential real estate markets in many regions of the country, including California, have experienced general deterioration, and should such decline in property values continue such that the principal balances of the Long Beach Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Long Beach. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Long Beach Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Long Beach Loans.

Residential Loan Servicing Portfolio

         The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, the Bank) at the dates indicated on its entire servicing portfolio (inclusive of loans originated under the Long Beach Programs) of residential (including multi-family) mortgage loans:

                                                                         At December 31,
                                     -------------------------------------------------------------------------
                                            1992               1993              1994              1995         March 31,
                                                                                                                  1996
                                     -------------------------------------------------------------------------
                                                                     (Dollars in Thousands)
Total Outstanding Principal Balance.         $2,249,834         $2,434,615       $2,721,665        $2,790,704    $2,958,208
Number of Loans.....................             19,235             21,159           24,669            26,776        28,717
DELINQUENCY
Period of Delinquency:
31-60 Days
 Principal Balance..................           $ 21,394           $ 21,834         $ 20,923          $ 35,503      $ 39,604
 Number of Loans....................                220                224              195               327           391
 Delinquency as a Percentage of
     Total Outstanding Principal
     Balance........................              0.95%              0.90%            0.77%             1.27%         1.34%
 Delinquency as a Percentage of
     Number of Loans................              1.14%              1.06%            0.79%             1.22%         1.36%
61-90 Days
 Principal Balance                             $ 18,360           $ 19,321         $ 24,013          $ 25,237      $ 28,199
 Number of Loans....................                173                177              193               253           261
 Delinquency as a Percentage of
     Total Outstanding Principal
     Balance........................              0.82%              0.79%            0.88%             0.90%         0.95%
 Delinquency as a Percentage of
     Number of Loans................              0.90%              0.84%            0.78%             0.95%         0.91%
91 Days or More
 Principal Balance..................           $ 85,403           $ 92,100         $ 97,202          $109,703      $119,329
 Number of Loans....................                764                765              771               977         1,104
 Delinquency as a Percentage of
     Total Outstanding Principal
     Balance........................              3.80%              3.78%            3.57%             3.93%         4.03%
 Delinquency as a Percentage of
     Number of Loans................              3.97%              3.62%            3.13%             3.65%         3.84%
Total Delinquencies:
 Principal Balance..................           $125,157           $133,255         $142,138          $170,444      $187,132
 Number of Loans....................              1,157              1,166            1,159             1,557         1,756
 Delinquency as a Percentage of
     Total Outstanding Principal
     Balance........................              5.56%              5.47%            5.22%             6.11%         6.33%
 Delinquency as a Percentage of
     Number of Loans................              6.02%              5.51%            4.70%             5.82%         6.11%
FORECLOSURES PENDING(1)
 Principal Balance..................           $ 87,439           $ 96,810         $111,514          $132,679      $131,924
 Number of Loans....................                737                748              955             1,200         1,153
 Foreclosures Pending as a
     Percentage of Total Outstanding
     Principal Balance..............              3.89%              3.98%            4.10%             4.75%         4.46%
 Foreclosures Pending as a
     Percentage of Number of Loans..
                                                  3.83%              3.54%            3.87%             4.48%         4.02%
NET LOAN GAINS (LOSSES) for the
 Period(2)..........................          $(10,796)         $ (35,474)       $ (51,296)         $(37,914)     $ (8,523)
NET LOAN GAINS (LOSSES) as a
 Percentage of Total Outstanding
 Principal Balance..................             (0.48)%            (1.46)%          (1.88)%           (1.36)%       (0.29)%


- -------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.
(2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by Long Beach have been conveyed to REMIC trust funds.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by Long Beach has increased from $1,209,505,000 at December 31, 1990 to $2,958,208,000 at
March 31, 1996, the total outstanding principal balance of residential loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Long Beach Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Long Beach Loans will not change.

         In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of mortgagors and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, Long Beach may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         In the opinion of Long Beach, the period to period changes in the delinquency and loss experience set forth in the table above are attributable primarily to the introduction and seasoning of higher credit risk mortgage loans, as measured by credit risk category under Long Beach's underwriting guidelines, and a general downturn in the California economy.

         Option One Mortgage Corporation

         Option One Mortgage Corporation ("Option One") was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         As of December 31, 1994, Option One was a wholly-owned subsidiary of Plaza Home Mortgage Bank, which was in turn a wholly-owned subsidiary of Plaza Home Mortgage Corporation ("PHMC"). On March 3, 1995, Fleet National Bank, Rhode Island acquired 100% of the outstanding stock of PHMC. Following such acquisition, Option One became a subsidiary of Fleet National Bank, Rhode Island, which is in turn a subsidiary of Fleet Financial Group, Inc. As of December 31, 1995, Option One had three loan origination centers in California and one loan origination center in each of Florida, Georgia, Illinois, Ohio, Texas and Virginia.

         Option One operates as a stand-alone mortgage banking company with functional reporting responsibility to Fleet Financial Group, Inc. Option One is a FNMA approved servicer. Option One assumed full servicing responsibilities for the non-conforming credit servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such acquisition, Option One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned.

         The following tables set forth, as of December 31, 1993, 1994 and 1995 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's servicing portfolio of mortgage loans originated under the Option One Guidelines (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.

                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)

                                            At December 31,                At December 31,               At December 31,
                                                  1993                          1994                           1995
                                -------------------------------------------------------------------------------------------------
                                                    Percent Percent                Percent Percent                Percent Percent
                                     By No.    By    By No.   by    By No.    By    By No.    by   By No.    By    By No.   by
                                       of    Dollar    of   Dollar   of     Dollar    of    Dollar   of    Dollar    of    Dollar
                                      Loans  Amount  Loans  Amount  Loan    Amount   Loans  Amount Loans   Amount  Loans   Amount
                                -------------------------------------------------------------------------------------------------

Total Portfolio.................       1,233 $146,352   N/A     N/A  6,115 $615,488    N/A    N/A 12,686 1,153,199   N/A     N/A
Period of Delinquency:
         31 - 59 days...........           2    251     .16     .17     32   3,247     .52    .53    126   11,364    .99     .99
         60 - 89 days...........           3    265     .24     .18     17   1,637     .28    .27     87    8,138    .69     .71
         90 days or more........           2    282     .16     .19     28   3,556     .46    .58    294   28,982   2.32    2.51
                                           -    ---     ---     ---     --   -----     ---    ---    ---   ------   ----    ----
Total Delinquent Loans..........           7    798     .56     .54     77   8,440    1.26   1.38    507   48,484   4.00    4.21
Loans in Foreclosure*...........           4    415     .32     .28     50   5,328     .82    .87    301   28,874   2.37    2.50

- --------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                                                 Real Estate Owned
                                              (Dollars in Thousands)

                                    At December 31,                At December 31,               At December 31,
                                         1993                            1994                         1995
                            -------------------------------------------------------------------------------------------
                                               By Dollar                      By Dollar                     By Dollar
                                 By No.         Amount          By No.          Amount         By No.        Amount
                                of Loans       of Loans        of Loans        of Loans       of Loans      of Loans
                            -------------------------------------------------------------------------------------------
Total Portfolio............      1,233         $146,352         6,115          $615,488        12,686       1,153,199
Foreclosed Loans(1)........        0               0              12            1,512            80           7,634
Foreclosed Ratio(2)........        0              .00            .20             .25            .63            .66


- ------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                              Loan Loss Experience on
                                         Option One's Servicing Portfolio
                                                 of Mortgage Loans
                                              (Dollars in Thousands)


                                                 Year Ending December 31,
                                       -----------------------------------------
                                           1993            1994          1995
                                       -----------------------------------------

Total Portfolio (1)                      $146,352        $615,488     $1,153,199
Gross Losses (2)                            $0              $17         $1,291
Recoveries (3)                              $0              $0            --
Net Losses (4)                              $0              $17         $1,291
Net Losses as a Percentage of Total
Portfolio                                 0.00%            0.00%         .11%


- -----------------------------------

(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" means "Gross Losses" minus "Recoveries."


         The following tables set forth, as of December 31, 1993, 1994 and 1995 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.

                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)

                                            At December 31,                At December 31,               At December 31,
                                                  1993                          1994                           1995
                                -------------------------------------------------------------------------------------------------
                                                    Percent Percent                Percent Percent               Percent Percent
                                     By No.    By    By No.   by    By No.    By    By No.    by   By No.    By    By No.   by
                                       of    Dollar    of   Dollar    of    Dollar    of    Dollar   of    Dollar    of   Dollar
                                      Loans  Amount  Loans  Amount  Loan    Amount   Loans  Amount Loans   Amount  Loans  Amount
                                -------------------------------------------------------------------------------------------------

Total Portfolio.................       1,233 $146,352   N/A     N/A  6,115 $615,488    N/A    N/A 14,625 1,367,031   N/A     N/A
Period of Delinquency:
         31 - 59 days...........           2    251     .16     .17     32   3,247     .52    .53    161   16,501   1.10    1.21
         60 - 89 days...........           3    265     .24     .18     17   1,637     .28    .27    104   10,117    .71     .74
         90 days or more........           2    282     .16     .19     28   3,556     .46    .58    388   40,275   2.65    2.95
                                           -    ---     ---     ---     --   -----     ---    ---    ---   ------   ----    ----
Total Delinquent Loans..........           7    798     .56     .54     77   8,440    1.26   1.38    653   66,893   4.46    4.90
Loans in Foreclosure*...........           4    415     .32     .28     50   5,328     .82    .87    388   38,985   2.65    2.85

- --------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                                                 Real Estate Owned
                                              (Dollars in Thousands)

                                    At December 31,                At December 31,               At December 31,
                                         1993                            1994                         1995
                            -------------------------------------------------------------------------------------------
                                               By Dollar                      By Dollar                     By Dollar
                                 By No.         Amount          By No.          Amount         By No.        Amount
                                of Loans       of Loans        of Loans        of Loans       of Loans      of Loans
                            -------------------------------------------------------------------------------------------
Total Portfolio............      1,233         $146,352         6,115          $615,488        14,625       1,367,031
Foreclosed Loans(1)........        0               0              12            1,512           100           9,632
Foreclosed Ratio(2)........        0              .00            .20             .25            .68            .70

- ------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                              Loan Loss Experience on
                                         Option One's Servicing Portfolio
                                                 of Mortgage Loans
                                              (Dollars in Thousands)


                                               Year Ending December 31,
                                     ------------------------------------------
                                          1993          1994          1995
                                     ------------------------------------------

Total Portfolio (1)                     $146,352      $615,488     $1,367,031
Gross Losses (2)                           $0            $17         $1,506
Recoveries (3)                             $0            $0           ---
Net Losses (4)                             $0            $17         $1,506
Net Losses as a Percentage of Total
Portfolio                                0.00%          0.00%         .11%


- -----------------------------------

(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" means "Gross Losses" minus "Recoveries."

General

         There can be no assurance that the delinquency experience of the Option One Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. See "The Portfolio of Mortgage Loans -- General" herein. The statistics shown above represent the delinquency experience for Option One's residential mortgage servicing portfolio only for the periods presented, whereas the delinquency experience on the Option One Loans will depend on the results obtained over the life of such Option One Loans. Option One's residential mortgage servicing portfolio includes mortgage loans with a variety of payment, credit and other characteristics (including geographic location) which may not be representative of the payment, credit and other characteristics of the Option One Loans. Option One has limited default information with respect to the mortgage loans originated under the Guidelines and is unable to predict the delinquency and foreclosure that might be expected with respect to the Option One Loans. See "Risk Factors -- Risk of Higher Delinquencies Associated with Guidelines" herein. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Option One Loans and accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loan Pool.

         No industrywide data is available for mortgage loans for mortgagors with less than FNMA credit quality. See "The Portfolio of Mortgage Loans -- Guidelines" herein.

                                 USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Initial Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Initial Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinate Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Depositor maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                                   THE SELLER

         The Seller was incorporated in the State of Delaware on October 13, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Seller maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201.
Neither the Seller nor any of its affiliates will insure or guarantee distributions on the Certificates.

                             THE MORTGAGE LOAN POOLS

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased by the Trust from the Depositor for inclusion in the Trust from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans, any Qualified Replacement Mortgages and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, to be purchased by the Trust will be sold by the Originators to the Seller, by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of loan principal balances relating to the Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the scheduled principal balances of the Initial Mortgage Loans or the Initial Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-Off Date, after giving effect to all principal payments due on or prior to the Cut-Off Date. The Initial Mortgage Loan Pool consists of fixed rate and adjustable-rate Mortgage Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Mortgage Loans and Balloon Mortgage Loans). The Initial Mortgage Loans have the characteristics set forth below as of the Cut-Off Date. Percentages expressed herein based on Loan Balances and number of Initial Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups consisting of Mortgage Loans which bear fixed rates only, in the case of Group I, and Mortgage Loans which bear adjustable interest rates only, in the case of Group II. The Fixed Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in Group I, and distributions on the Fixed Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in Group I. The Adjustable Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in Group II, and distributions on the Adjustable Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in Group II.

         The Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Initial Mortgage Loans -- Group I

         The information set forth with respect to Group I is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in Group I was $___________; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans in Group I was _____%; the weighted average remaining term to maturity was _____ months; the weighted average original term to maturity was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group I ranged from _____ months to 360 months. The minimum and maximum Loan Balances of Initial Mortgage Loans in Group I as of the Cut-Off Date were $___________ and $___________, respectively. Balloon Mortgage Loans represent not more than _____% of the Original Aggregate Loan Balance of the Initial Mortgage Loans in Group I. No Initial Mortgage Loan in Group I will mature later than June 1, 2026.

         All of the Initial Mortgage Loans in Group I bear interest at a fixed rate for the life of the related Mortgage Loans. The Initial Mortgage Loans in Group I consist of Mortgage Loans aggregating $___________. The Coupon Rates of the Initial Mortgage Loans in Group I ranged from _____% per annum to _____% per annum. The weighted average Coupon Rate of the Initial Mortgage Loans in Group I was _____% per annum.

Geographic Distribution of Mortgaged Properties--Initial Group I Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in Group I by state, as of the Cut-Off Date, was as follows:

                                                                  % of Aggregate
                           Number of Group I  Aggregate Group I       Group I
Geographic Area             Mortgage Loans      Loan Balance        Loan Balance
- ---------------             --------------      ------------        ------------

Alabama
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oregon
Pennsylvania
Tennessee
Texas
Utah
Washington
West Virginia
Wisconsin
Wyoming

Total                                                                  100.00%
                                                                       ======

         Original Loan-to-Value Ratios -- Initial Group I Mortgage Loans

         The original loan-to-value ratios as of the date of origination of the Initial Mortgage Loans in Group I (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

                                                                                           % of Aggregate
Range of                     Number of Group I              Aggregate Group I                   Group I
Original LTVs                 Mortgage Loans                  Loan Balance                   Loan Balance
- -------------                 --------------                  ------------                   ------------
    5.01    -   10.00%
   10.01    -   15.00%
   15.01    -   20.00%
   20.01    -   25.00%
   25.01    -   30.00%
   30.01    -   35.00%
   35.01    -   40.00%
   40.01    -   45.00%
   45.01    -   50.00%
   50.01    -   55.00%
   55.01    -   60.00%
   60.01    -   65.00%
   65.01    -   70.00%
   70.01    -   75.00%
   75.01    -   80.00%
   80.01    -   85.00%
   85.01    -   90.00%

            Total:                                                                                100.00%
                                                                                                 =======



           Cut-Off Date Coupon Rates -- Initial Group I Mortgage Loans

         The Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group I were distributed as follows as of the Cut-Off Date:

                                                                                                   % of Aggregate
Range of                             Number of Group I              Aggregate Group I                   Group I
Coupon Rates                          Mortgage Loans                  Loan Balance                   Loan Balance
- ------------                          --------------                  ------------                   ------------
    6.501   -    7.000%
    7.501   -    8.000%
    8.001   -    8.500%
    8.501   -    9.000%
    9.001   -    9.500%
    9.501   -   10.000%
   10.001   -   10.500%
   10.501   -   11.000%
   11.001   -   11.500%
   11.501   -   12.000%
   12.001   -   12.500%
   12.501   -   13.000%
   13.001   -   13.500%
   13.501   -   14.000%
   14.001   -   14.500%
   14.501   -   15.000%

            Total                                                                                        100.00%
                                                                                                         ======

          Cut-Off Date Loan Balances -- Initial Group I Mortgage Loans

         The distribution of the outstanding principal amounts of the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows:

                                                                                               % of Aggregate
                                     Number of Group I           Aggregate Group I                Group I
Range of Loan Balances                Mortgage Loans                Loan Balance                Loan Balance
         $0.01  -  $50,000.00
     50,000.01  -  100,000.00
    100,000.01  -  150,000.00
    150,000.01  -  200,000.00
    200,000.01  -  250,000.00
    250,000.01  -  300,000.00
    300,000.01  -  350,000.00
    350,000.01  -  400,000.00
    400,000.01  -  450,000.00
    450,000.01  -  500,000.00

         Total                                                                                      100.00%
                                                                                                    ======

         Types of Mortgaged Properties -- Initial Group I Mortgage Loans

         The Mortgaged Properties securing the Initial Mortgage Loans in Group I as of the Cut-Off Date were of the property types as follows:

                                                                                            % of Aggregate
                                Number of Group I             Aggregate Group I                Group I
Property Types                   Mortgage Loans                 Loan Balance                 Loan Balance
- --------------                   --------------                 ------------                 ------------
Single-family
PUD
Townhouses
Condominiums
Manufactured Home
Apartment 2-4 Units
Other

          Total                                                                                  100.00%
                                                                                                 ======

        Months Since First Payment Date -- Initial Group I Mortgage Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows:


                                                                                                   % of Aggregate
Months Elapsed                        Number of Group I             Aggregate Group I                   Group I
Since Origination                      Mortgage Loans                 Loan Balance                   Loan Balance
- -----------------                      --------------                 ------------                   ------------
  0       -      6
  7       -     12

          Total                                                                                         100.00%
                                                                                                        ======

          Remaining Term to Maturity -- Initial Group I Mortgage Loans

         The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in Group I as of the CutOff Date was as follows:


                                                                                     % of Aggregate
Months Remaining         Number of Group I             Aggregate Group I                   Group I
to Maturity               Mortgage Loans                 Loan Balance                   Loan Balance
- -----------               --------------                 ------------                   ------------
0     -      60
61    -     120
121   -     180
181   -     240
241   -     360

          Total                                                                            100.00%
                                                                                           ======


               Occupancy Status -- Initial Group I Mortgage Loans

         The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows

                                                                                     % of Aggregate
                        Number of Group I             Aggregate Group I                   Group I
Occupancy Status         Mortgage Loans                 Loan Balance                   Loan Balance
- ----------------         --------------                 ------------                   ------------
Owner Occupied
Non-Owner Occupied

          Total                                                                           100.00%
                                                                                          ======

Initial Mortgage Loans -- Group II

         The information set forth with respect to Group II is based upon data provided to the Depositor by Long Beach and each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in Group II was $___________; the Coupon Rates of the Initial Mortgage Loans in Group II ranged from _____% per annum to _____% per annum; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans in Group II was _____%; the weighted average Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum; the weighted average remaining term to maturity was _____ months; and the weighted average original term to maturity was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group II ranged from _____ months to _____ months. The minimum and maximum Loan Balances of Initial Mortgage Loans in Group II as of the Cut-Off Date were $___________ and $___________, respectively. None of the Initial Mortgage Loans in Group II provided for "balloon" payments. No Initial Mortgage Loan in Group II will mature later than June 1, 2026.

         All of the Initial Mortgage Loans in Group II have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum, with maximum Coupon Rates that range from _____% per annum to _____% per annum. The weighted average minimum Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum, with minimum Coupon Rates that range from _____% to _____% per annum. The Initial Mortgage Loans in Group II have a weighted average gross margin as of the Cut-Off Date of _____%. The gross margin for the Initial Mortgage Loans in Group II range from _____% to _____%.

         _____% of the Initial Mortgage Loans in Group II bear interest at a rate that adjusts based on Six-Month LIBOR (the "Six-Month LIBOR Loans"). Substantially, all of the interest rates on the Six-Month LIBOR Loans adjust semiannually, along with the monthly payments, and have periodic rate adjustment caps. _____% of the Six- Month LIBOR Loans have a semiannual reset cap of _____% and lifetime reset cap of _____% and _____% have a semiannual reset cap of 1 1/2%, substantially all of which have a lifetime reset cap of _____%. _____% of the Initial Mortgage Loans in Group II bear interest at a fixed rate of interest for a period of two years after origination and thereafter provide for interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans and subject to generally a _____% periodic rate adjustment cap (the "2/28 Loans").

       Geographic Distribution of Mortgaged Properties -- Initial Group II
                                 Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in Group II by state, as of the Cut-Off Date, was as follows:

                                                                                          % of Aggregate
                                     Number of Group II         Aggregate Group II           Group II
Geographic Area                         Mortgage Loans             Loan Balance            Loan Balance
- ---------------                         --------------             ------------            ------------
Alabama
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Nevada
New Jersey
New Mexico
Ohio
Oregon
Pennsylvania
Texas
Utah
Washington
Wisconsin

Total                                                                                          100.00%
                                                                                               ======


        Original Loan-to-Value Ratios -- Initial Group II Mortgage Loans

         The original Loan-to-Value Ratios of the Initial Mortgage Loans in Group II as of the Cut-Off Date were distributed as follows:

                                                                                                     % of Aggregate
Range of                            Number of Group II              Aggregate Group II                  Group II
Original LTV's                        Mortgage Loans               Mortgage Loan Balance          Mortgage Loan Balance
- --------------                        --------------               ---------------------          ---------------------
15.01    -    20.00%
25.01    -    30.00%
30.01    -    35.00%
35.01    -    40.00%
40.01    -    45.00%
45.01    -    50.00%
50.01    -    55.00%
55.01    -    60.00%
60.01    -    65.00%
65.01    -    70.00%
70.01    -    75.00%
75.01    -    80.00%
80.01    -    85.00%
85.01    -    90.00%

          Total                                                                                        100.00%
                                                                                                       ======

          Cut-Off Date Coupon Rates -- Initial Group II Mortgage Loans

         The Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group II were distributed as follows as of the Cut-Off Date:

                                                                                                  % of Aggregate
Range of                            Number of Group II             Aggregate Group II                  Group II
Coupon Rates                          Mortgage Loans              Mortgage Loan Balance          Mortgage Loan Balance
- ------------                          --------------              ---------------------          ---------------------
 6.001   -    6.500%
 6.501   -    7.000%
 7.001   -    7.500%
 7.501   -    8.000%
 8.001   -    8.500%
 8.501   -    9.000%
 9.001   -    9.500%
 9.501   -   10.000%
10.001   -   10.500%
10.501   -   11.000%
11.001   -   11.500%
11.501   -   12.000%
12.001   -   12.500%
12.501   -   13.000%
13.001   -   13.500%
13.501   -   14.000%
14.001   -   14.500%
14.501   -   15.000%

         Total                                                                                         100.00%
                                                                                                       ======

          Cut-Off Date Loan Balances -- Initial Group II Mortgage Loans

         The distribution of the outstanding principal amounts of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                 % of Aggregate
                                      Number of Group II           Aggregate Group II               Group II
Range of Loan Balances                  Mortgage Loans           Mortgage Loan Balance       Mortgage Loan Balance
- ----------------------                  --------------           ---------------------       ---------------------
     $0.01    -    $50,000.00
 50,000.01    -    100,000.00
100,000.01    -    150,000.00
150,000.01    -    200,000.00
200,000.01    -    250,000.00
250,000.01    -    300,000.00
300,000.01    -    350,000.00
350,000.01    -    400,000.00
400,000.01    -    450,000.00
450,000.01    -    500,000.00

       Total                                                                                       100.00%
                                                                                                   ======


        Types of Mortgaged Properties -- Initial Group II Mortgage Loans

         The Mortgaged Properties securing the Initial Mortgage Loans in Group II as of the Cut-Off Date were of the property types as follows:

                                                                                            % of Aggregate
                              Number of Group II            Aggregate Group II                  Group II
Property Types                  Mortgage Loans             Mortgage Loan Balance          Mortgage Loan Balance
- --------------                  --------------             ---------------------          ---------------------
Single Family
PUD
Condominiums
Manufactured Home
Apartment 2-4 Units
Other

          Total                                                                                100.00%
                                                                                               ======


           Months Since Origination -- Initial Group II Mortgage Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                   % of Aggregate
Months Elapsed                       Number of Group II            Aggregate Group II                  Group II
Since Origination                      Mortgage Loans             Mortgage Loan Balance          Mortgage Loan Balance
- -----------------                      --------------             ---------------------          ---------------------
0   -    6

          Total                                                                                        100.00%
                                                                                                       ======

          Remaining Term to Maturity -- Initial Group II Mortgage Loans

         The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                   % of Aggregate
Months Remaining                     Number of Group II            Aggregate Group II                  Group II
to Maturity                            Mortgage Loans             Mortgage Loan Balance          Mortgage Loan Balance
- -----------                            --------------             ---------------------          ---------------------
0     -    120
121   -    180
181   -    240
241   -    360

          Total                                                                                       100.00%
                                                                                                      ======



               Occupancy Status Initial -- Group II Mortgage Loans

         The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                  % of Aggregate
                                     Number of Group II            Aggregate Group II                  Group II
Occupancy Status                       Mortgage Loans             Mortgage Loan Balance          Mortgage Loan Balance
- ----------------                       --------------             ---------------------          ---------------------
Owner Occupied
Non Owner Occupied

          Total                                                                                        100.00%
                                                                                                       ======

                   Margins -- Initial Group II Mortgage Loans

         The margins borne by the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                  % of Aggregate
                                    Number of Group II             Aggregate Group II                  Group II
           Margins                    Mortgage Loans              Mortgage Loan Balance          Mortgage Loan Balance
           -------                    --------------              ---------------------          ---------------------
  3.500%    -     3.750%
  3.751%    -     4.000%
  4.001%    -     4.250%
  4.251%    -     4.500%
  4.501%    -     4.750%
  4.751%    -     5.000%
  5.001%    -     5.250%
  5.251%    -     5.500%
  5.501%    -     5.750%
  5.751%    -     6.000%
  6.001%    -     6.250%
  6.251%    -     6.500%
  6.501%    -     6.750%
  6.751%    -     7.000%
  7.001%    -     7.250%
  7.251%    -     7.500%
  7.501%    -     7.750%
  7.751%    -     8.000%
  8.001%    -     8.250%

            Total                                                                                     100.00%
                                                                                                      ======

             Maximum Coupon Rates -- Initial Group II Mortgage Loans

         The maximum Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                  % of Aggregate
Maximum                             Number of Group II             Aggregate Group II                  Group II
Coupon Rates                          Mortgage Loans              Mortgage Loan Balance          Mortgage Loan Balance
- ------------                          --------------              ---------------------          ---------------------
   13.001   -   13.500%
   13.501   -   14.000%
   14.001   -   14.500%
   14.501   -   15.000%
   15.001   -   15.500%
   15.501   -   16.000%
   16.001   -   16.500%
   16.501   -   17.000%
   17.001   -   17.500%
   17.501   -   18.000%
   18.001   -   18.500%
   18.501   -   19.000%
   19.001   -   19.500%
   19.501   -   20.000%
   20.001   -   20.500%
   20.501   -   21.000%
   21.001   -   21.500%
   21.501   -   22.000%

            Total                                                                                    100.00%
                                                                                                     ======





       Next Rate Adjustment Date Change -- Initial Group II Mortgage Loans

         Next rate adjustment date change for each of the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                   % of Aggregate
     Date of Next Coupon             Number of Group II            Aggregate Group II                  Group II
         Rate Change                   Mortgage Loans                 Loan Balance                   Loan Balance
         -----------                   --------------                 ------------                   ------------
    August 1, 1996
 September 1, 1996
   October 1, 1996
  November 1, 1996
  December 1, 1996
     March 1, 1998
     April 1, 1998
       May 1, 1998
      June 1, 1998

                         Total                                                                          100.00%
                                                                                                        ======

Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the Trust to acquire approximately $__________ and $__________ in aggregate principal balance of Subsequent Mortgage Loans for addition to Group I and Group II, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and each Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others (which may be waived or modified by the Certificate Insurer): (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; (iii) no Subsequent Mortgage Loan will have a Coupon Rate less than _____%; and (iv) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least _____% for Group I and _____% for Group II; (b) will have a weighted average Loan-to-Value Ratio of not more than _____% for Group I and _____% for Group II; (b) will not have Balloon Loans with a principal balance in excess of _____% and _____% of the Original Aggregate Loan Balance of the Mortgage Loans in Group I and Group II, respectively, (d) will not have a weighted average remaining term to stated maturity of more than _____ months for Group I and _____ for Group II; and (e) will have no Mortgage Loan with a principal balance in excess of $___________ for Group I and $___________ for Group II.

         All of the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Certain Fixed Rate Group Certificates"), the yield to maturity on the Class A Certificates will be affected by the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Originators of Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Group I is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         The Mortgage Loans in Group II are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the subordination provisions of the Trust result in a limited acceleration of the Class A Certificates relative to the amortization of the related Mortgage Loans until the related Specified Subordination Amount is reached. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the aggregate Loan Balances of the Mortgage Loans over the Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

         A majority of the Mortgage Loans contain prepayment penalty provisions.
For  a  discussion  of  such   provisions,   see  "The   Portfolio  of  Mortgage
Loans--Prepayment Penalties" herein.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the related Class of Class A Certificates then entitled to receive payments of principal will receive a partial prepayment on the Payment Date in ________ 199__ in an amount equal the portion of the Original Pre-Funded Amount remaining and allocable to each such Class.

         Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre- Funding Account and that there should be no material principal prepaid to the Owners of the Class A Certificates.

Projected Prepayment and Yield for Class A Certificates

         As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The  "Final  Scheduled  Payment  Date"  for each  Class of the  Class A
Certificates is as follows: Class A-1, ____________, _____, Class A-2, ____________, _____, Class A-3, ____________, _____, Class A-4, ____________,
_____, Class A-5,  ____________,  _____, Class A-6,  ____________,  _____, Class
A-7, ____________,  _____, and Class A-8,  ____________,  _____. These dates are the dates on which the "Initial Certificate Principal Balance" set forth in the summary hereof for the related Class as of the Closing Date less all amounts previously distributed to the Owners on account of principal (such amount as to any Class of the Class A Certificates and as of any time, the related "Class A Certificate Principal Balance" and as to the Class A Certificates collectively, the "Certificate Principal Balance") would be reduced to zero assuming that no Prepayments are received on the Mortgage Loans in the related Group, that scheduled monthly payments of principal of and interest on each of the related Mortgage Loans are timely received and no optional termination or mandatory termination is exercised. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Payment Date with respect to the Class A Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur, (ii) the Owners of the Class R Certificates may cause a termination of the Trust when the outstanding Certificate Principal Balance is less than 10% of the original Certificate Principal Balance and (iii) the Servicers may each purchase all Mortgage Loans serviced by them, thereby causing a termination of the Trust when the outstanding Certificate Principal Balance is less than 5% of the Original Certificate Balance.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans in the related Mortgage Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

         The tables relating to the Certificates are calculated at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The "Constant Prepayment Rate" or "CPR" represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for Owners of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         It is very unlikely that the Mortgage Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all of the Mortgage Loans in the related Mortgage Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Mortgage Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Class A Certificates.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy will likely have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) each Mortgage Loan Group consists of Mortgage Loans with the characteristics set forth in the table below, (ii) the Closing Date for the Certificates occurs on __________, 199__, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in ________ 199__ in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Premium Amount and the Trustee Fee, (v) prepayments include 30 day's interest thereon, (vi) optional termination or mandatory termination is exercised on the date on which the Outstanding Certificate Principal Balance has declined to less than 10% of the original Certificate Principal Balance, (vii) the "Specified Subordinated Amount" (as defined under "Description of the Class A Certificates -- Overcollateralization Provisions") for each Mortgage Loan Group is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (viii) all of the Pre-Funded Amount is used to acquire Subsequent Mortgage Loans on __________, 199__ and prior to such date, each Subsequent Mortgage Loan accrues interest at the related Net Coupon Rates indicated in the table below, (ix) the Coupon Rate for each Mortgage Loan in Group II is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed final constant level of the applicable index of _____% per annum, with respect to Six-Month LIBOR and _____% per annum with respect to One-Year CMT and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will equal the initial coupon)), (x) the Class A-1 and Class A-8 Pass-Through Rates remain constant at _____% and _____% per annum, respectively,
(xi) all Mortgage Loans pay on their respective due dates in accordance with their respective terms, (xii) the Initial Certificate Principal Balance of each Class of Certificates is as set forth and under "Summary of Terms -- Certificates Offered" herein.

                                          Initial Group I Mortgage Loans

                                                                                 Original          Remaining
                                                                                  Term to           Term to
                     Principal          Gross Coupon         Net Coupon          Maturity          Maturity
                      Balance               Rate                Rate            (in months)       (in months)
- -----------------------------------------------------------------------------------------------------------------






                                         Subsequent Group I Mortgage Loans

                                                                                 Original          Remaining
                                                                                  Term to           Term to
                     Principal          Gross Coupon         Net Coupon          Maturity          Maturity
                      Balance               Rate                Rate            (in months)       (in months)
- -----------------------------------------------------------------------------------------------------------------






                                         Initial Group II Mortgage Loans
                                                                                             Original  Remaining
             Gross                                    Periodic                               Term to    Term to
Principal   Coupon        Net        Gross    Net       Rate      Months to   Rate Change    Maturity   Maturity
 Balance     Rate     Coupon Rate   Margin  Life Cap    Cap      Next Reset    Frequency   (in months) (in months)      Index

- ------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                     Six-Month LIBOR
                                                                                                                     Six-Month LIBOR
                                                                                                                     Six-Month LIBOR
                                                                                                                     Six-Month LIBOR
                                                                                                                     Six-Month LIBOR
                                                                                                                     Six-Month LIBOR



                                        Subsequent Group II Mortgage Loans
                                                                                               Original    Remaining
            Gross                                         Periodic                              Term to     Term to
Principal  Coupon       Net         Gross       Net         Rate      Months to   Rate Change  Maturity    Maturity
 Balance    Rate    Coupon Rate    Margin    Life Cap       Cap      Next Reset    Frequency  (in months) (in months)      Index

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Six-Month LIBOR
                                                                                                                       One Year CMT

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Certificates, the Group I Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Fixed Rate Certificate below and the Group II Mortgage Loans prepay at 21% of the Prepayment Assumption and (2) for the Adjustable Rate Certificates, the Group I Mortgage Loans prepay at 21% of the Prepayment Assumption and the Group II Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under the Adjustable Rate Certificate below, except that under the 0% Prepayment Assumption for all Certificates, the Group I Mortgage Loans and the Group II Mortgage Loans prepay at 0% of the Prepayment Assumption.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-1                                                    Class A-2
Payment Date         0%     15%     18%     20%    22%      24%     28%         0%    15%     18%     20%      22%     24%   28%
                     --     ---     ---     ---    ---      ---     ---         --    ---     ---     ---      ---     ---   ---
Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027

Weighted Avg Life(1)




                                          Class A-3                                             Class A-4
Payment Date       0%     15%      18%     20%      22%      24%     28%        0%    15%     18%      20%     22%     24%     28%
                   --     ---      ---     ---      ---      ---     ---        --    ---     ---      ---     ---     ---     ---
Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027

Weighted Avg Life(1)

- -----------------------------

(1)      The weighted  average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Certificates, the Group I Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Fixed Rate Certificate below and the Group II Mortgage Loans prepay at 21% of the Prepayment Assumption and (2) for the Adjustable Rate Certificates, the Group I Mortgage Loans prepay at 21% of the Prepayment Assumption and the Group II Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under the Adjustable Rate Certificate below, except that under the 0% Prepayment Assumption for all Certificates, the Group I Mortgage Loans and the Group II Mortgage Loans prepay at 0% of the Prepayment Assumption.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-5                                                             Class A-6
Payment Date    0%       15%      18%     20%     22%      24%      28%         0%     15%   18%      20%     22%      24%     28%
                --       ---      ---     ---     ---      ---      ---         --     ---   ---      ---     ---      ---     ---
Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027
Weighted Avg
Life(1)



                                         Class A-7                                                    Class A-8
Payment Date      0%    15%      18%      20%     22%      24%      28%         0%    15%     18%     20%     22%      24%     28%
                  --    ---      ---      ---     ---      ---      ---         --    ---     ---     ---     ---      ---     ---
Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027
Weighted Avg Life(1)

- -----------------------------

(1)      The weighted  average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

Payment Lag Feature of Certain Fixed Rate Group Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan in Group I (net of the Servicing Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; however, the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners of the Fixed Rate Group Certificates (other than the Class A-1 Certificates) generally reflect an Accrual Period reflecting Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until __________, 199__. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates (other than the Class A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate because the distribution of the related Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month.

                                 THE ORIGINATORS

         The Mortgage Loan Pool consists of Mortgage Loans purchased or originated by three originators (the "Originators") with aggregate outstanding Loan Balances of $___________. The largest Originator of such loans is Long Beach Mortgage Company, which originated _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II. The other Originator is New Century, which originated _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II. The Seller has purchased approximately $___________ of mortgage loans from Walsh Securities, Inc., approximately $__________ of which are expected to be used to satisfy the Pre-Funding Account purchase requirement for Group I and approximately $__________ of which are expected to be used to satisfy the Pre-Funding Account purchase requirement for Group II.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

         AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates and the Subordinate Certificates.

         The property of the Trust will include (a) the Mortgage Loans (other than payments due on the Mortgage Loans on or prior to the Cut-Off Date with respect to those Mortgage Loans that were current as of the Cut-Off Date) together with the related Mortgage Loan documents and the Seller's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other properties, (c) the Certificate Insurance Policies, (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (e) certain rights of the Seller under the Transfer Agreements (collectively, the "Trust Estate").

         The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Trustee, the Seller, the Servicers, the Originators or any of their affiliates.

         Prior to its formation, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that mortgagors make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted (with respect to all Initial Mortgage Loans that were current as of the Cut-Off Date) for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Initial Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Initial Mortgage Loans may be included in the pool prior to the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed and incorporated by reference into the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event Initial Mortgage Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting the additions to the Trust.

                     DESCRIPTION OF THE CLASS A CERTIFICATES

General

         Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

         As described in "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into two Groups, Group I, which contains only fixed rate Mortgage Loans, and Group II, which contains only adjustable rate Mortgage Loans. For each Mortgage Loan Group, the related Class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Class A Certificate Principal Balance is reduced to zero.

Payment Dates

         On each Payment Date, the Owners of each Class of the Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Class A Certificates is reduced to zero, the Class A Distribution Amount as of such Payment Date, as described below. Distributions will be made in immediately available funds to Owners of Class A Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus, "Description of the Class A Certificates--Book Entry Registration of the Class A Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner will be required to send its Certificate to the Trustee prior to receiving the final distribution on such Owner's Certificate. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement and the Certificate Insurance Policy.

         Each Owner of record of the related Class of the Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of a Class A
Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds, required to be remitted by the Servicers, together with any Substitution Amount and any Loan Purchase Price, (ii) the related Capitalized Interest Requirement and any Pre-Funding Account Earnings, (iii) any Insured Payment, and (iv) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment at the end of the Funding Period.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered." The Pass-Through Rate of Fixed Rate Group Certificates will be as set forth on the cover hereof; provided, that, (i) the Pass-Through Rate with respect to the Class A-1 Certificates will equal the lesser of (a) the London interbank offered rate for one-month United States dollar deposits (calculated as described under "--Calculation of One-Month LIBOR" below) as of the second to last business day prior to the immediately preceding Payment Date (or as of the second to last business day prior to the Closing Date with respect to the ________ 199__ Payment Date) (the "One-Month LIBOR Determination Date") plus _____% per annum and (b) the Fixed Rate Group Available Funds Cap and (ii) on each Payment Date after the Clean-Up Call Date, the Class A-7 Pass-Through Rate will be equal to the lesser of (a) _____% per annum and (b) the Fixed Rate Group Available Funds Cap. The Pass-Through Rate with respect to the Class A-8 Certificates will equal the lesser of (i) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date, One-Month LIBOR as of the One-Month LIBOR Determination Date plus _____% per annum (and for any Payment Date after the Clean-Up Call Date, One-Month LIBOR plus _____% per annum), and (ii) the Adjustable Rate Group Available Funds Cap.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

         (i) First, out of Total Monthly Excess Spread, the Trustee shall disburse the Premium Amount to the Certificate Insurer;

         (ii) Second, to the Trustee, the Trustee Fees and reimbursable expenses with respect to such Mortgage Loan Group then due;

         (iii) Third, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date (net of the Trustee Fees with respect to such Mortgage Loan Group and the amounts payable to the Certificate Insurer with respect to such Mortgage Loan Group (the "Premium Amount") as described in clauses (i) and
                  (ii) above) (such net sum being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment
                  Date) in the following order of priority:

                  (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses (v)(A) and (B) below on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the amount, if any, by which (x) the sum of (i) the related Current Interest and (ii) the Subordination Deficit, if any, for such Payment Date exceeds (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference with respect to a Mortgage Loan Group being an "Available Funds Shortfall" for such Mortgage Loan Group);

                  (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause
                           (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                  (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (A) and (B) above shall
                           be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount owed to the Certificate Insurer with respect to the related Mortgage Loan Group; and

                  (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group;

         (iv) Fourth, the amount, if any, of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group on a Payment Date remaining after the allocations described in clause (iii) above (the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date) is required to be applied in the following order or priority:

                  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the Class A Distribution Amount pursuant to clause (v) below, any Subordination Deficiency Amount (as defined in the Pooling and Servicing Agreement) with respect to such Mortgage Loan Group as of such Payment Date;

                  (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the payment of a Subordination Increase Amount, the Subordination Deficiency Amount, if any, with respect to the other Mortgage Loan Group; and

                  (C) third, any Net Monthly Excess Cashflow remaining after the application described in clauses (A) and
                           (B) above shall be paid to the Servicers to the extent of any unreimbursed Delinquency Advances and Servicing Advances to the extent deemed by the Servicer to be nonrecoverable and unreimbursed Servicing Fees; and

         (v) Fifth, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts then on deposit in the Certificate Account with respect to the related Mortgage Loan Group, the Trustee shall distribute:

                  (A) To the Owners of the Class A Certificates of the related Group, the related Current Interest, on a pro rata basis without any priority among such Class A Certificates;

                  (B) To the Owners of the related Class of Class A Certificates, (i) the Principal Distribution Amount applicable to Group I shall be distributed as follows: (a) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (b) second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; (c) third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; (d) fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; (e) fifth, to the Owners of the Class A-5
                           Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; (f) sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; and (g) seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and (ii) the Principal Distribution Amount applicable to Group II shall be distributed to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Principal Balance is reduced to zero; and

                  (C) To the Owners of the Subordinate Certificates, all remaining distributable amounts as specified in the Pooling and Servicing Agreement.

         "Total Net Monthly Excess Spread" as to either Mortgage Loan Group and any Payment Date equals the excess, if any, of (x) the interest which is collected on the Mortgage Loans during a Remittance Period (net of the related Servicing Fee, the related Premium Amount and of certain miscellaneous administrative amounts) plus the interest portion of any Delinquency Advances and any Compensating Interest over
(y) the sum of the Class A Current Interest.

         "Available Funds" as to any Mortgage Loan Group and Payment Date is the amount on deposit in the Certificate Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments with respect to a Mortgage Loan Group to be made on such Payment Date).

         "Total Available Funds" as to any Mortgage Loan Group and Payment Date is (x) the amount on deposit in the Certificate Account (net of Total Monthly
Excess Cashflow) on such Payment Date plus (y) any amounts of Total Monthly Excess Cashflow with respect to a Mortgage Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment with respect to a Mortgage Loan Group to be made on such Payment Date) plus, (z) any deposit to the Certificate Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Pooling and Servicing Agreement.

         The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A Certificates, if any, the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to Owners of Class A Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

         The Pooling and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

         Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow (as defined above) be applied with respect to each Mortgage Loan Group on such Payment Date as an accelerated payment of principal on the related Class A Certificates, but only to the limited extent hereafter described.

         This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used for either Mortgage Loan Group, the Pooling and Servicing Agreement provides that it will be used to reimburse the Servicers with respect to certain amounts owing to them, and, thereafter, paid to the Owners of the Class R Certificates.

         Pursuant to the Pooling and Servicing Agreement, Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Payment Date and each Mortgage Loan Group, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the related Mortgage Loans [in such Mortgage Loan Group] as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account with respect to such Mortgage Loan Group at such time exclusive of any Pre- Funding Account Earnings (as defined in the Pooling and Servicing Agreement) over (y) the related Certificate Principal Balance as of such Payment Date (after taking into account the payment of the related Class A Principal Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount) on such Payment Date). Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal with respect to a Mortgage Loan Group is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Payment Date is the related "Specified Subordinated Amount."

         The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount with respect to a Mortgage Loan Group may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the related Specified Subordinated Amount to decrease or "step down" based on the performance on the related Mortgage Loans with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses. If certain delinquency and/or loss levels set forth in the Pooling and Servicing Agreement are exceeded, the "Specified Subordinated Amount" may become unlimited. Net Monthly Excess Cashflow will then be applied to the payment in reduction of principal of the related Class A Certificates during the period that the related Mortgage Loan Group is unable to meet certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

         In the event that the Specified Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future or in the event that an Excess Subordinated Amount otherwise exists, the Pooling and Servicing Agreement provides that some or all of the principal which would otherwise be distributed to the Owners of the Class A Certificates on such Payment Date shall be available to satisfy other cash flow priorities of the Trust, including distributions to the Owners of the Class R Certificates over the period specified in the Pooling and Servicing Agreement until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of related Class A Certificates relative to the amortization of the related Mortgage Loans and of reducing the related Subordinated Amount. With respect to any Payment Date, the excess, if any, of (x) the related Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction Amounts as described in the next sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Class R Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class A Certificates on such Payment Date; such amount being a "Subordination Reduction Amount." As a result of the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Owners of the Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Class A Certificate Principal Balance will, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, represent less than 100% of the aggregate Loan Balance. Accordingly, with respect to a Mortgage Loan Group, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.

         The Pooling and Servicing Agreement provides generally that, on any Payment Date, all amounts collected on account of scheduled principal with respect to the related Remittance Period and unscheduled principal with respect to the related Prepayment Period (other than any such amount applied to the payment of a Subordination Reduction Amount) will be distributed to the Owners of the related Class A Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the related Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the related Subordinated Amount (and may result in a Subordination Deficit as described below under "--Overcollateralization and the Certificate Insurance Policies"), which to the extent that such reduction causes such Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Dates, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinate Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and of Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Certificate Insurance Policies. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Payment Date as the amount, if any, by which (x) the related Certificate Principal Balance with respect to a Payment Date, after taking into account all distributions to be made on such Payment Date (except for any Subordination Deficit and Subordination Increase Amount), exceeds (y) the sum of (a) the aggregate Loan Balances of the related Mortgage Loans as of the close of business on the last day of the related Prepayment Period and (b) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date and allocable to the related Mortgage Loan Group, exclusive of Pre-Funding Account Earnings. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class A Certificates on such Payment Date. No payments in respect of principal will be made under such Certificate Insurance Policy unless a Subordination Deficit occurs. Each Certificate Insurance Policy is thus similar to the subordination provisions described above insofar as such Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Group that occur when no Subordination Deficit exists, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal to the Owners of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the relevant Certificate Insurance Policy.

Crosscollateralization Provisions

         In addition to the use of Total Monthly Excess Cashflow with respect to a Mortgage Loan Group to pay related Available Funds Shortfalls, such Total Monthly Excess Cashflow will be available to pay Available Funds Shortfalls for the other Mortgage Loan Group as described in clauses (iii)(A) and (iii)(B) under the caption "-- Distributions" above. Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Mortgage Loan Group to distribute related Subordination Increase Amounts in reduction of related Subordination Deficits, such Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts in reduction of Subordination Deficiency Amounts related to the other Mortgage Loan Group as described in clauses (iv) (A) and (iv) (B) under the caption "-- Distributions" above. The occurrence of a disproportionate amount of Available Funds Shortfalls with respect to one of the Mortgage Loan Groups may result in the continuation of Subordination Deficiencies with respect to the other Mortgage Loan Group to the extent that Net Monthly Excess Cashflow with respect to the better-performing Mortgage Loan Group is diminished due to the allocation of Total Monthly Excess Cashflow from such Mortgage Loan Group to cover Available Funds Shortfalls occurring in the other Mortgage Loan Group.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The
Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period for the related Group will be distributed to the Owners of the related Class of Class A Certificates then entitled to receive payments of interest on the Payment Date that immediately follows the end of such Funding Period in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Class A Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling and Servicing Agreement (the "Eligible Investments"). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate in the case of the Fixed Rate Group Certificates and the applicable Pass- Through Rate on the Adjustable Rate Group Certificates on the amount by which the aggregate Certificate Principal Balance of the related Class(es) of Class A Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Group plus the related Premium Amount accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of One-Month LIBOR

         On each One-Month LIBOR Determination Date (as defined above), the Trustee will determine One-Month LIBOR for the next Accrual Period for the Class A-1 and Class A-8 Certificates.

         "One-Month LIBOR" means, as of any One-Month LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Class A Certificates

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are Participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book- Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  Participant  will  be
responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book- Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing
Agreement provides that the Certificate Insurer may, in connection with a subrogation of the Certificate Insurer to the rights of the Owners of the Class A Certificates to an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.

         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Seller, the Servicers, the Depositor or any of their affiliates as to the accuracy or completeness of such information.

         The Certificate Insurer, in consideration of the payment of the premiums and subject to the terms of the Certificate Insurance Policies, will unconditionally and irrevocably guarantee to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in such Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC created within the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such Preference Amount, (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer and (v) a Notice (as described below); provided, that if such documents are received after 5:00 p.m. New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under a Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the Deficiency Amount is due or the second Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 5:00 p.m. New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under a Certificate Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under a Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the related Certificate Insurance Policy.

         As used in the related Certificate Insurance Policy, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of __________, 199__ among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Securities Corporation, as Seller, Long Beach Mortgage Company and Advanta Mortgage Corp. USA, as Servicers, and the Trustee, as Trustee, without regard to any amendment or supplement thereto, unless the Certificate
         Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means with respect to the related Mortgage Loan Group and Payment Date, the excess of (i) the sum of the related Current Interest and the then existing Subordination Deficit for the related Mortgage Loan Group, if any, over (ii) the Total Available Funds (net of the Premium Amount for such Mortgage Loan Group) for such Mortgage Loan Group.

                  "Insured Payment" means (i) as of any Payment Date an amount equal to the Deficiency Amount plus (ii) any Preference Amount then due and owing under the Certificate Insurance Policy.

                  "Mortgage Loan Group" means Group I or Group II, as the case may be.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Offered Certificate to payment under the Certificate Insurance Policy.

                  "Preference Amount" means any amount previously distributed to an Owner on a Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in each Certificate Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of such Certificate Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under a Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agent, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         Each Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by each Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policies are not cancelable for any reason. The premium on a Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Offered Certificates.

         The Certificate Insurer, formerly known as [Surety Name], is the principal operating subsidiary of [Surety Name], a New York Stock Exchange listed company. [Surety Name] is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has one European branch in the Republic of France.

         All information regarding the Certificate Insurer, a wholly owned subsidiary of [Surety Name], including the financial statements of the Certificate Insurer for the year ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [Surety Name] for the year ended December 31, 1995, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                 SAP
                         ----------------------------------------------------
                           December 31,      December 31,        March 31,
                               1994                 1995           1996
                               ----                 ----           ----
                            (Audited)          (Audited)       (Unaudited)
                                            (In millions)
Admitted Assets
Liabilities
Capital and Surplus
                                                GAAP
                         ----------------------------------------------------
                           December 31,      December 31,        March 31,
                              1994              1995             1996
                              ----              ----             ----
                            (Audited)          (Audited)       (Unaudited)
                                            (In millions)
Assets
Liabilities
Shareholder's Equity


                              --------------------

         Audited financial statements of the Certificate Insurer as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 are included herein as Appendix B. Unaudited financial statements of the Certificate Insurer as of the three month period ended March 31, 1996 are included herein as Appendix C. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is _______
_____________________________________________.

         A copy of the Annual Report on Form 10-K of [Surety Name] is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is _______________
_______________________________.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and the Certificate Insurer under the heading "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" and in Appendix B and Appendix C.

         Moody's  rates the claims  paying  ability of the  Certificate  Insurer
"Aaa".

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA".

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA".

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Certificate Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be reversed or withdrawn.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, Seller, a Servicer, the Certificate Insurer or the Trustee that any representations and warranties contained in a Transfer Agreement with respect to the Mortgage Loans that were assigned to the Trust were untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering such breach is required to give prompt written notice to certain other parties thereto.

         Upon the earliest to occur of the Seller's discovery of or its receipt of notice of a breach described above from any of the other parties pursuant to the related Transfer Agreement, the related Originator will be required promptly to (i) cure such breach in all material respects or, within the time period specified in the related Transfer Agreement, to (ii) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by such Servicer on the related Monthly Remittance Date or (iii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing
Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Originator obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC Pool as a REMIC (a "REMIC Opinion"), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller may request the Originator, to cause to be delivered to the Trustee and the Certificate Insurer a REMIC Opinion, if a favorable opinion can be rendered, as a result of any such repurchase or substitution. The obligation of the Originator so to cure, substitute or purchase any such Mortgage Loan in respect of a breach that has not been remedied constitutes the sole remedy available to the Owners, the Seller, the Trustee and the Certificate Insurer.

         "Loan Purchase Price" means generally the outstanding principal balance of the related Mortgage Loan on the Cut-Off Date, less any principal amounts previously distributed to the Owners relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Net Coupon Rate.

Assignment of Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Mortgage Loan on or after the Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Initial Mortgage Loan on or prior to the Cut-Off Date (except with respect to Initial Mortgage Loans that were delinquent on the Cut-Off Date, which payments are not being retained by the Depositor). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

                  (i) deliver without recourse to the Trustee on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the related schedule of Mortgage Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been received from the applicable recording office by the Seller and returned to the custodian or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                   (ii) cause the Originator (if the Originator is Long Beach) or the Seller within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, to submit for recording in the appropriate jurisdictions, assignments of the Mortgages to "Bankers Trust Company, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of __________, 199__" provided, however, that the Depositor shall not be required to cause to be recorded any assignment of Mortgage for a Mortgage with respect to which the Mortgaged Property is located in California or the original recording information is lacking;

                  (iii) if not delivered on the Closing Date, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor within two years after the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

                  (iv) furnish to the Trustee and the Certificate Insurer, at the Depositor's expense, a tax opinion and an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Certificate Insurer.

         The Trustee will agree, for the benefit of the Owners, to review the documents contained in each Mortgage Loan File held by the Trustee ("File") within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Certificate Insurer. The Seller will agree in the Pooling and Servicing Agreement to request that the related Originator use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within the time period set forth in the related Transfer Agreement after the Trustee's notice to it respecting such defect the related Originator or other party to a Transfer Agreement shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Seller will request the related Originator within the time period specified in the related Transfer Agreement to (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest) to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account along with the Monthly Remittance remitted by such Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Trustee has agreed to provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Certificate Insurer and the related Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing

         Each Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans identified as being serviced by it as described therein and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, each Servicer will be permitted to, in its discretion, (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act.

         Each Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan serviced by it (as well as from any Liquidation Proceeds from a Liquidated Mortgage Loan ("Liquidation Proceeds") that are applied to accrued and unpaid interest) equal to the Loan Balance thereof multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will be the rate provided in the Pooling and Servicing Agreement, not to exceed 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. Each Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Prepayments received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the related Principal and Interest Account. In addition, each Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the related Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items. Prepayment penalties may also be retained as additional servicing compensation to the extent set forth in the Pooling and Servicing Agreement.

         Each Servicer is required to establish, or cause to be established, in the name of the Trustee at one or more depository institutions, a principal and interest account maintained as a trust account in the trust department of such institution (each, a "Principal and Interest Account"). All funds in the Principal and Interest Accounts are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Accounts must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the respective Servicer.

         Each Servicer is required to deposit in the related Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) all principal and interest due on the related Mortgage Loans, other than "Balloon Payments" (i.e., the final payment of principal due with respect to a Balloon Mortgage Loan), after the Cut-Off Date and past due interest and principal on any Mortgage Loan, other than Balloon Payments, that was delinquent as of the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan (including any insurance proceeds) net of expenses and unreimbursed Delinquency Advances and Servicing Advances ("Net Liquidation Proceeds"), any income from REO Properties received thereafter (net of unreimbursed Servicing Advances and Delinquency Advances), but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) principal collected and interest accrued on any Mortgage Loan prior to the Cut-Off Date if such Mortgage Loan was current as of the Cut-Off Date, which amounts shall be delivered to the Seller, (iii) late payments received on any Mortgage Loan in respect of unreimbursed Servicing Advances and Delinquency Advances and (iv) reimbursements for past Delinquency Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgagor or Mortgage Loan proceeds (all such net amounts being referred to herein as the "Daily Collections").

         Each Servicer may make withdrawals for its own account (or for the account of the Seller in the case of clause (i) below) from the amounts on deposit in the related Principal and Interest Account with respect to the related Mortgage Loan Group, only for the following purposes:

                  (i) to withdraw interest paid with respect to any Mortgage Loans that had accrued for periods on or prior to the Cut-Off Date and principal due on all current Mortgage Loans on the Cut-Off Date, which shall be paid to the Seller;

                  (ii) to withdraw investment earnings on amounts on deposit in its respective Principal and Interest Account;

                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances to the extent permitted in the Pooling and Servicing Agreement;

                  (iv) to withdraw amounts that have been deposited to its respective Principal and Interest Account in error; and

                  (v) to clear and terminate its respective Principal and Interest Account following the termination of the Trust Estate.

         Each Servicer will remit to the Trustee for deposit in the Certificate Account the Monthly Remittance Amount not later than the related Monthly Remittance Date.

         Subject to the following limitations, each Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date its own funds or other funds made available to it under the Pooling and Servicing Agreement as set forth in the next paragraph, for such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans serviced by it in the related Mortgage Loan Group (adjusted to the applicable Net Coupon Rate) that became due during the related Remittance Period and delinquent on the related Determination Date, together with an amount equivalent to interest on the principal balance of the Mortgage Loan related to each Mortgaged Property (each, an "REO Property") acquired by the Trust through liquidation (any such advance, a "Delinquency Advance"). The Net Coupon Rate is the rate equal to the excess of the Coupon Rate over the applicable Servicing Fee Rate.

         Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make
Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan, other than delinquent Balloon Payments on
"Balloon Mortgage Loans" (i.e., Mortgage Loans with respect to which the principal balance, by its original terms, does not fully amortize at final maturity), serviced by it (with such payments of interest adjusted to the related Net Coupon Rate) to the extent that such Delinquency Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. With respect to a delinquent Balloon Payment, the Servicer is not required to make a Delinquency Advance of such delinquent Balloon Payment. The Servicer will, however, make monthly Delinquency Advances with respect to Balloon Mortgage Loans with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original principal amortization schedule for the applicable Balloon Mortgage Loan. Such Delinquency Advances shall be required only to the extent that the Servicer, in its good faith business judgment, determines that such Delinquency Advance will be recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Each Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day, or to reimburse itself for any Delinquency Advances paid from such Servicer's own funds, from collections on the related Mortgage Loan deposited to the related Principal and Interest Account subsequent to the related Remittance Period (including "Prepaid Installments" (i.e., early payments of scheduled principal and interest intended by the borrower to be treated as such)) and shall deposit into the related Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance net of any such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. Previously unreimbursed Delinquency Advances that the Servicer determines to be unrecoverable may be reimbursed to the Servicer out of any Mortgagor payments prior to their deposit to the related Principal and Interest Account or from funds on deposit in the related Principal and Interest Account. All Delinquency Advances will be included with the distribution to Owners of the Certificates of the related Group of Certificates on the related Payment Date. Any failure by a Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an event of default thereunder for such Servicer, in which case the Trustee, as successor servicer, or the successor servicer will be obligated to make any such Delinquency Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         Each Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable. Such costs will constitute "Servicing Advances." Each Servicer may recover a Servicing Advance
(x) to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y), to the extent that such Servicing Advance is determined by the Servicer in its good faith business judgment to be non-recoverable from such proceeds from Net Monthly Excess Cashflow and certain other Mortgage Loan proceeds as specified in the Pooling and Servicing Agreement.

         A full month's interest at the related Net Coupon Rate will be due to the Trust on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment in full of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Net Coupon Rate ("Compensating Interest") (but not in excess of the aggregate Servicing Fee, and any Prepayment Interest Excess for such period) will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the related

Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received from the 2nd day through the 15th day of a month are included in the distribution on the 25th day of the same month, and accordingly no shortfall in interest distributed to the Owners of the Certificates results. Conversely, Prepayments received from the 16th day to the last day of a month are not distributed until the 25th day of the following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. In order to mitigate the effect of any such shortfall in interest distributions to the Owners of the Certificates on any Payment Date, the amount of the Servicing Fee otherwise payable to the related Servicer for such month shall, to the extent of such shortfall, be deposited by the Servicer in the Group I Certificate Account (as defined below) (if the Prepayment Interest Shortfall occurred with respect to a Group I Mortgage Loan) or in the Group II Certificate Account (as defined below) (if the Prepayment Interest Shortfall occurred with respect to a Group II Mortgage Loan) for distribution to the Owners of the Fixed Rate Group Certificates or Adjustable Rate Group Certificates as applicable, on such Payment Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to such Servicer with respect to Scheduled Payments having the Due Date to which such Payment Date relates. Any such deposit by the related Servicer will be reflected in the distributions to the Owners of the Certificates made on the Payment Date on which the Prepayment received would be distributed. Subject to the availability thereof to fund Compensating Interest requirements referred to in the previous paragraph, the Servicers will be permitted to retain any Prepayment Interest Excess due to prepayments received in the month in which they are distributed.

         Each Servicer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by such Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

         Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Servicer has not purchased from the Trust. Each Servicer will be required to sell any REO Property managed by it within 23 months of its acquisition by the Trust, unless an appropriate extension is obtained, or an opinion of counsel is obtained to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or such extension as applicable.

         Notwithstanding the generality of the foregoing provisions, each Servicer will be required to manage, conserve, protect and operate each REO Property managed by it for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer will be required to either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners and the Certificate Insurer for the period prior to the sale of such REO Property.

         If so required by the terms of any Mortgage Loan, the related Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such Advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

         Each Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by such Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Guidelines set forth herein to be applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

         Each  Servicer  will be  permitted  under  the  Pooling  and  Servicing
Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Certificate Insurer and a majority of Percentage Interests of the Class R Owners and meeting the requirements of the Pooling and Servicing Agreement.

         Notwithstanding any subservicing agreement, each Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and such Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         Each Servicer (except the Trustee if it is required to succeed any Servicer under the Pooling and Servicing Agreement) will agree to indemnify and hold the Trustee, the Certificate Insurer, the Seller and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, the Seller and the Depositor may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Pooling and Servicing Agreement. A party against whom any such claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and such Servicer may assume the defense of any such claim and, upon a determination that the claim results from the Servicer's failure to perform in accordance with the Pooling and Servicing Agreement, pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Certificate Insurer, the Seller or the Depositor in respect of such claim.

         Each Servicer will be required to deliver to the Trustee, the Certificate Insurer, the Seller, the Depositor and the Rating Agencies: (1) on or before April 15 of each year, commencing in 1997, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default; and (2) on or before April 15 of any year commencing in 1997, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer dated as of the date of the Servicer's fiscal audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of a Servicer

         The Certificate Insurer or the Owners, the Trustee or the Seller (in each case with the consent of the Certificate Insurer), will have the right pursuant to the Pooling and Servicing Agreement, to remove any Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period: (a) certain acts of bankruptcy or insolvency on the part of such Servicer; (b) certain failures on the part of such Servicer to perform its obligations under the Pooling and Servicing Agreement; (c) the failure to cure material breaches of such Servicer's obligations in the Pooling and Servicing Agreement; or (d) if the loss and/or delinquency levels of the related Mortgage Loans are at certain specified levels.

         No Servicer is permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (i) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such conflict being of a type and nature carried on by such Servicer on the date of the Pooling and Servicing Agreement or (ii) upon written consent of the Certificate Insurer, the Seller and the Trustee and confirmation from the Rating Agencies that the Class A Certificate ratings (absent the Certificate Insurance Policies) are not reduced. Any such determination permitting the resignation of such Servicer pursuant to clause (i) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

         Upon removal or resignation of a Servicer, the Trustee (x) shall solicit bids for a successor Servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved servicer meeting the requirements of the Pooling and Servicing Agreement, and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control) as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

         No removal or resignation of a Servicer will become effective until the Trustee or a successor Servicer shall have assumed a Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to each Owner and the Certificate Insurer:

                (i) the amount of the distribution with respect to the related Class of the Class A Certificates and the Subordinate Certificates (based on a Certificate in the original principal amount of $1000);

               (ii) the amount of such distribution allocable to principal on the Mortgage Loans in each Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on a Certificate in the original principal amount of $1000) and any Subordination Increase Amount with respect to each such Group;

              (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Group (based on a Certificate in the original principal amount of $1000);

               (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amount on such Payment Date, the Carry-Forward Amount and the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

                (v) the amount of any Insured Payment included in the amounts distributed to the Owners of each Class of the Class A Certificates on such Payment Date;

               (vi) the principal amount of each Class of the Class A Certificate (based on a Certificate in the original principal amount of $1000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

              (vii) the aggregate Loan Balance of all Mortgage Loans, the aggregate Loan Balance of the Mortgage Loans in each Group and, the aggregate Loan Balance of the Initial Mortgage Loans and the Subsequent Mortgage Loans, in each case after giving effect to any payment of principal on such Payment Date;

             (viii) the Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

               (ix) based upon information furnished by the Depositor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                (x) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Group;

               (xi) the weighted average Coupon Rate of the Mortgage Loans with respect to each Group;

              (xii) such other information as the Certificate Insurer may reasonably request with respect to delinquent Mortgage Loans;

             (xiii) the largest Mortgage Loan balance outstanding;

              (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount allocable to each Mortgage Loan Group; and

               (xv)  the  Servicing  Fees,   Trustee  Fees  and  Premium  Amount
         allocable to each Group.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicers.

         In addition, on each Payment Date the Trustee will be required to distribute to the Depositor, the Underwriters, the Rating Agencies, each Owner and the Certificate Insurer, together with the information described above, the following information prepared by the related Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group:

                  (a) the number and aggregate principal balances of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (ii) 90 or more days delinquent, as of the close of business on the last day of the Remittance Period (taking into account any payments received from Mortgages on or prior to the related Determination Date) and the Class A Certificate Principal Balance as of such Payment Date and the number and aggregate Loan Balances of all Mortgage Loans and related data;

                  (b) the  status  and the  number  and  dollar  amounts  of all
         Mortgage   Loans  in   foreclosure   proceedings   as  of  the  related
         Determination Date;

                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the related Determination Date;

                  (d) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the related Determination Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed-in-lieu of foreclosure as of the related Determination Date; and

                  (f) the amount of cumulative Realized Losses.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld) (x) the Depositor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the Percentage Interests represented by the Subordinate Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicers with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by a favorable opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or (c) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates and the Certificate Insurer from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid to such Owners and the Certificate Insurer upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then outstanding or in certain limited circumstances the Certificate Insurer may, on any Payment Date after the Clean-Up Call Date, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed-in-lieu of foreclosure, or otherwise then constituting the Trust Estate by payment of an amount (i) agreed upon between the Certificate Insurer and such Class R Certificate Owners, or (ii) in the absence of such agreement at a price equal to 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate (as defined in the Pooling and Servicing Agreement); provided, that such amount shall in any event include all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency

Advances and Servicing Advances and Delinquency Advances which any Servicer has theretofore failed to remit together with Reimbursement Amounts then owed to the Certificate Insurer.

         By Servicers. If the Class R Certificate Owners do not exercise their right to purchase all the Mortgage Loans after the Clean-Up Call Date, the Servicers, or if the Servicers shall fail to, the Certificate Insurer, will also have the right, collectively, to purchase all of the Mortgage Loans they are servicing on any Remittance Date when the outstanding Certificate Principal Balance has declined to 5% of the original Certificate Principal Balance.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Election

         Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) as a REMIC for federal income tax purposes. The REMIC will issue the Class A Certificates and the Subordinate Certificates (other than the Class R Certificates) which will be designated as regular interests in the REMIC and the Class R Certificates which will be designated as the residual interest in the REMIC. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the REMIC will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interest" in the REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method.

         The prepayment assumption for each Class of the Class A Certificates for calculating original issue discount is 21% HEP for the Fixed Rate Group Certificates and 21% HEP for the Adjustable Group Certificates. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Class A Certificates" herein.

         As a result of the qualification of certain specified assets of the Trust as a REMIC, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Class A Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         The Department of Labor has issued to the Underwriters individual prohibited transaction exemptions PTE 89-88, 54 Fed. Reg. 42.582 (Oct. 17,
1989),  PTE 89-89, 54 Fed. Reg.  42.589 (Oct. 17, 1989),  and PTE 90-32, 55 Fed.
Reg. 23.147 (June 6, 1990) (the "Exemptions"); which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2)  the  rights  and  interests  evidenced  by  the  Class  A
         Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

                  (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by any Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

                  (i) the corpus of the Trust Estate must consist solely of a fixed pool of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Class A Certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of the Class A Certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is a mortgagor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is a mortgagor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the related Servicer, any mortgagor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate.

         It is believed that the Exemptions will apply to the acquisition and holding of Certificates by Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of the Certificates other than those within the control of the investors will be met after such time.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the possible applicability of the Exemptions, or other exemptive relief, and all of the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Standard & Poor's, 25 Broadway, New York, New York 10004 and Fitch Investors Services, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, such Classes of Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Class A Certificates set forth opposite its name below:

                                   Class A-1 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                                   Class A-2 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                                   Class A-3 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                                   Class A-4 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                                   Class A-5 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                                   Class A-6 Certificates

       Underwriters                                       Percentage Interest
       ------------                                       -------------------

       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%
       [Underwriter]                                                 _____%

                             Class A-7 Certificates

      Underwriters                                       Percentage Interest
      ------------                                       -------------------

      [Underwriter]                                                 _____%
      [Underwriter]                                                 _____%
      [Underwriter]                                                 _____%

                             Class A-8 Certificates

      Underwriters                                       Percentage Interest
      ------------                                       -------------------

      [Underwriter]                                                 _____%
      [Underwriter]                                                 _____%
      [Underwriter]                                                 _____%

         The Underwriters are collectively committed to purchase all of the Class A Certificates if any Class A Certificates are purchased. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                REPORT OF EXPERTS

         The consolidated balance sheets of the Certificate Insurer, [Surety Name] (formerly known as [Surety Name]) as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, appearing in Appendix B of this Prospectus Supplement, have been audited by ______________________________, independent accountants, as set forth in their report included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. and by L. Keith Blackwell, Esquire, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Arter & Hadden. Legal matters relating to the Policy will be passed upon for the Certificate Insurer by ______________________________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ Mortgage Loan Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary  market  trading  between   investors  through  DTC  will  be
conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures generally applicable to mortgage loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global
Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S.  Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein (including information incorporated by reference herein) or therein is correct as of any time subsequent to the date of this Prospectus Supplement or the Prospectus.
                                   ----------
                                TABLE OF CONTENTS
                                                                         Page
                              PROSPECTUS SUPPLEMENT
Summary of Terms..........................................................S-1
Risk Factors ............................................................S-15
The Portfolio of Mortgage Loans..........................................S-18
Use of Proceeds..........................................................S-35
The Depositor............................................................S-35
The Seller...............................................................S-35
The Mortgage Loan Pools..................................................S-35
Prepayment and Yield Considerations......................................S-47
The Originators..........................................................S-53
Formation of the Trust and Trust Property................................S-53
Additional Information...................................................S-54
Description of the Class A Certificates..................................S-54
The Certificate Insurance Policies and the Certificate
Insurer..................................................................S-64
The Pooling and Servicing Agreement......................................S-67
Certain Federal Income Tax Consequences..................................S-77
ERISA Considerations.....................................................S-78
Ratings..................................................................S-79
Legal Investment Considerations..........................................S-79
Underwriting.............................................................S-80
Report of Experts........................................................S-81
Certain Legal Matters....................................................S-81
Global Clearance, Settlement and Tax
         Documentation Procedures.....................................Annex I
Index to Location of Principal Defined Terms..............................A-1
Audited Financial Statements for the
         Certificate Insurer..............................................B-1
Unaudited Financial Statements for the
         Certificate Insurer..............................................C-1
                                   PROSPECTUS
Summary of Prospectus.......................................................1
Risk Factors................................................................7
Description of the Certificates............................................10
The Trusts.................................................................15
Credit Enhancement.........................................................18
Servicing of the Mortgage Loans and Contracts..............................22
Administration.............................................................28
Use of Proceeds............................................................35
The Depositor..............................................................35
Certain Legal Aspects of the Mortgage Assets...............................35
Legal Investment Matters...................................................44
ERISA Considerations.......................................................45
Certain Federal Income Tax Consequences....................................47
Plan of Distribution.......................................................71
Legal Matters..............................................................71
Financial Information......................................................71
Index to Location of Principal Defined Terms..............................A-1

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               AMRESCO Residential
                             Securities Corporation
                          Mortgage Loan Trust 199__-__


                                  $____________

                           Mortgage Loan Pass-Through
                          Certificates, Series 199__-__


                                  $____________
                             Class A-1 Certificates

                                  $____________
                             Class A-2 Certificates

                                  $____________
                             Class A-3 Certificates

                                  $___________
                             Class A-4 Certificates

                                  $___________
                             Class A-5 Certificates

                                  $___________
                             Class A-6 Certificates

                                  $___________
                             Class A-7 Certificates

                                  $____________
                         Class A-8 Adjustable Rate Group
                                  Certificates



                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------

                                  [Underwriter]
                                 [Underwriters]




                               ___________, 199__

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS
                                                                        Page
2/28 Loans                                                               S-46
Accrual Period                                                            S-5
Actuarial Loans                                                          S-52
Adjustable Rate Certificates                                              S-1
Adjustable Rate Group Available Funds Cap                                 S-1
Advanta                                                                   S-1
Advanta Parent                                                           S-29
Appraised Values                                                         S-41
Available Funds                                                          S-62
Balloon Mortgage Loans                                                   S-76
Balloon Payments                                                         S-75
Bank                                                                     S-31
Beneficial Owners                                                        S-12
Book-Entry Certificates                                                  S-65
Business Day                                                              S-5
Capitalized Interest Account                                             S-12
Carry Forward Amount                                                      S-6
Cede                                                                     S-12
CEDEL                                                                    S-12
CEDEL Participants                                                       S-67
Certificate Account                                                      S-59
Certificate Insurance Policy                                             S-10
Certificate Insurer                                                      S-10
Certificate Principal Balance                                            S-53
Certificates                                                              S-2
Citibank                                                                 S-13
Class                                                                     S-1
Class A Certificate Principal Balance                                    S-53
Class A Certificates                                                      S-1
Class A Distribution Amount                                               S-5
Class A-1 Certificates                                                    S-1
Class A-2 Certificates                                                    S-1
Class A-3 Certificates                                                    S-1
Class A-4 Certificates                                                    S-1
Class A-5 Certificates                                                    S-1
Class A-6 Certificates                                                    S-1
Class A-7 Certificates                                                    S-1
Class A-8 Certificates                                                    S-1
Class R Certificates                                                      S-2
Clean-Up Call Date                                                        S-1
Closing Date                                                              S-2
Code                                                                     S-14
Compensating Interest                                                    S-76
Cooperative                                                              S-67
Coupon Rates                                                              S-3
Current Interest                                                          S-6
Cut-Off Date                                                              S-2
D&P                                                                      S-83
Daily Collections                                                        S-75
Definitive Certificate                                                   S-65
Deleted Mortgage Loan                                                    S-29
Depositor                                                                 S-1
DTC                                                                      S-12
DTC Participants                                                         S-67
Due Dates                                                                S-77
ERISA                                                                    S-83
Euroclear                                                                S-12
Euroclear Operator                                                       S-67
Euroclear Participants                                                   S-67
European Depositaries                                                    S-13
Excess Subordinated Amount                                               S-63
Exemption                                                                S-83
FHA                                                                      S-32
File                                                                     S-74
Final Certification                                                      S-74
Final Scheduled Payment Dates                                            S-53
Financial Intermediary                                                   S-66
Fiscal Agent                                                             S-69
Fitch                                                                    S-83
Fixed Rate Certificates                                                   S-1
Fixed Rate Group Available Funds Cap                                      S-1
Funding Period                                                           S-11
GAAP                                                                     S-71
Initial Certificate Principal Balance                                    S-53
Initial Mortgage Loans                                                    S-2
Insurance Policy                                                         S-10
Insured Payment                                                          S-10
Liquidated Mortgage Loan                                                  S-8
Liquidation Proceeds                                                     S-74
Loan Balance                                                             S-73
Loan Purchase Price                                                      S-29
Loan-to-Value Ratios                                                     S-43
Long Beach Loans                                                         S-20
Monthly Remittance Date                                                   S-8
Moody's                                                                  S-13
Morgan                                                                   S-13
Mortgage Loan Group                                                         1
Mortgage Loans                                                           S-40
Mortgaged Properties                                                      S-2
Mortgages                                                                 S-2
Net Coupon Rate                                                          S-29
Net Liquidation Proceeds                                                 S-75
Net Monthly Excess Cashflow                                              S-61
New Century                                                               S-3
NIV                                                                      S-31
Notes                                                                     S-2
One-Month LIBOR                                                           S-1
Original Aggregate Loan Balance                                           S-3
Original Pre-Funded Amount                                                S-2
Originators                                                              S-58
Owners                                                                    S-3
Participants                                                             S-65
Pass-Through Rate                                                        S-60
Payment Date                                                              S-5
Percentage Interest                                                      S-59
PHMC                                                                     S-36
Plan                                                                     S-83
Preference Amount                                                         S-9
Pre-Funded Amount                                                        S-11
Pre-Funding Account                                                       S-2
Premium Amount                                                           S-60
Prepaid Installments                                                     S-76
Prepayment Interest Excess                                               S-74
Prepayment Interest Shortfall                                            S-77
Prepayments                                                              S-16
Preservation Expenses                                                    S-76
Principal and Interest Account                                           S-75
Principal Distribution Amount                                             S-7
Qualified Replacement Mortgage                                           S-29
Rating Agencies                                                          S-13
Realized Loss                                                            S-63
Record Date                                                               S-5
Reference Banks                                                          S-65
Register                                                                 S-59
Registrar                                                                S-59
Relevant Depositary                                                      S-65
REMIC                                                                    S-13
REMIC Opinion                                                            S-72
Remittance Period                                                         S-8
REO Property                                                             S-76
Restricted Group                                                         S-84
Rules                                                                    S-66
SAP                                                                      S-71
Seller                                                                    S-1
sequential pay                                                            S-6
Servicer                                                                  S-2
Servicers                                                                 S-2
Servicing Advance                                                        S-76
Servicing Fee Rate                                                       S-74
Six-Month LIBOR Loan                                                      S-4
Six-Month LIBOR Loans                                                    S-46
Specified Subordinated Amount                                            S-62
Standard & Poor's                                                        S-13
Subordinate Certificates                                                  S-2
Subordinated Amount                                                      S-62
Subordination Deficit                                                     S-8
Subordination Increase Amount                                            S-62
Subordination Reduction Amount                                           S-63
Subsequent Cut-Off Date                                                  S-17
Subsequent Mortgage Loans                                                 S-2
Subsequent Transfer Agreement                                            S-17
Subsequent Transfer Date                                                 S-11
Substitution Amount                                                      S-74
Telerate Page 3750                                                       S-65
Terms and Conditions                                                     S-67
Total Available Funds                                                    S-62
Total Monthly Excess Cashflow                                            S-60
Transfer Agreement                                                       S-28
Trust                                                                    S-58
Trust Estate                                                             S-58
Trustee                                                                   S-2
Underwriters                                                             S-85
VA                                                                       S-32
Weighted average life                                                    S-53

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX B





            AUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

                                  [Surety Name]

                        CONSOLIDATED FINANCIAL STATEMENTS

                        As of December 31, 1995 and 1994
                             and for the years ended
                        December 31, 1995, 1994 and 1993

                                                                      APPENDIX C























           UNAUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

 PROSPECTUS SUPPLEMENT
(To Prospectus Dated _______________, 1996)
     AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__
                         $_________________ _____% Notes
                $___________________ _____% Class A Certificates

                                   ----------
                           [Advanta Mortgage Corp. USA
                           Long Beach Mortgage Company
                          Option One Mortgage Company]
                                    Servicers
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    Depositor
                                   ----------

                                     AMRESCO
                     AMRESCO Residential Credit Corporation
                                     Seller
         The AMRESCO Residential Securities Corporation Mortgage Loan 199_-__ Trust (the "Trust") was formed pursuant to a trust agreement dated as of ________ 1, 199__ (the "Trust Agreement"), among the Depositor, the Seller, the Servicers and _______, as Owner Trustee (the "Owner Trustee"). The Trust is issuing (i) its ____% Notes (the "Notes") pursuant to an indenture dated as of ________ 1, 199__, between the Trust and _________, as Indenture Trustee (the "Indenture Trustee"), and (ii) its Class A Certificates (the "Class A Certificates") and one or more classes of Subordinated Certificates (the "Subordinated Certificates" and, together with the Class A Certificates, the "Certificates") pursuant to the Trust Agreement. Only the Notes and the Class A Certificates are offered hereby and are referred to collectively as the "Offered Securities."

                                  [Surety Name]

         On or before the issuance of the Offered Securities, the Depositor will obtain from _______________________ (the "Insurer") a financial guaranty insurance policy relating to the Offered Securities (the "Insurance Policy") in favor of the Trustee. The Insurance Policy will in accordance with its terms provide for 100% coverage of the principal amount of, and scheduled interest due on, the Offered Securities.

         The assets of the Trust consist of fixed rate single family mortgage loans (the "Initial Mortgage Loans") and all monies due after _____________, 199__ (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), an insurance policy, funds on deposit in certain trust accounts, including a Pre-Funding Account providing for the purchase of Subsequent Mortgage Loans, and certain other property. All the Mortgage Loans are secured solely by first lien mortgages or deeds of trust. The rights of the holders of the Class A Certificates will be subordinated to the rights of the holders of the Notes.

         For a discussion of significant matters affecting investment in the Offered Securities, see "Risk Factors" beginning on page S-__ and "Prepayment and Yield Considerations" beginning on page S-__ herein and "Risk Factors" beginning on page 7 in the Prospectus.
                                                  (Cover continued on next page)
                                   ----------
     THE NOTES REPRESENT OBLIGATIONS OF, AND CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS
   IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE SERVICERS, THE TRUSTEE
       OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ----------
      The Offered Securities will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Securities will be approximately $___________, plus accrued interest, to, but not including, the Closing Date, before deducting expenses payable by the Depositor estimated to be approximately $_______.

         The Offered Securities are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Securities will be made in book-entry form through the facilities of The
Depository Trust Company ("DTC"), CEDEL S.A. and the Euroclear System on or about __________, 199__. The Offered Securities will be offered in Europe and the United States of America.
[UNDERWRITER]
                               [UNDERWRITER]
                                                                   [UNDERWRITER]

          The date of this Prospectus Supplement is ___________, 199__

(Cover continued from previous page)

     The Initial Mortgage Loans will be transferred to the Trust pursuant to a Pooling and Servicing Agreement dated _________ 1, 199_, between the Trust, the Depositor, the Servicers and the Seller. The Pooling and Servicing Agreement provides that Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before __________, 1996, from funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate cash amount of approximately $__________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans.

     It is a condition to issuance of the Offered Securities that the Offered Securities be rated "Aaa" by Moody's and "AAA" by Standard and Poor's.

     Interest on and principal of the Notes are required to be paid, and distributions on the Class A Certificates are required to be made, on the 25th day of each month (or, if such day is not a business day, the next business day) beginning __________, 199__ (each, a "Payment Date"). On any Payment Date on or prior to the Clean-Up Call Date (as defined herein), the Pass-Through Rate for the Class A Certificates is _____% per annum, and, thereafter, will be
- -----%.

     The yield to investors on the Offered Securities sold at prices other than par may be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

     For a description of certain tax consequences of owning the Notes and the Class A Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.
                                   ----------
     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     This Prospectus Supplement does not contain complete information about the Offered Securities. Additional information is contained in the Prospectus dated __________, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Offered Securities. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


                                REPORTS TO OWNERS

     Monthly and annual reports concerning the Offered Securities and the Trust will be sent by the Trustee to the Owners of the Offered Securities. So long as any of the Offered Securities is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Offered Securities. DTC will supply such reports to Beneficial Owners of any such Offered Securities in accordance with its procedures.

                                TABLE OF CONTENTS

                              Prospectus Supplement

SUMMARY OF TERMS............................................................S-1
RISK FACTORS...............................................................S-13
THE PORTFOLIO OF MORTGAGE LOANS............................................S-15
     General...............................................................S-15
     Guidelines............................................................S-16
     Prepayment Penalties..................................................S-24
     Representations Relating to the Mortgage Loans........................S-24
     The Servicers.........................................................S-25
     General...............................................................S-35
USE OF PROCEEDS............................................................S-36
THE DEPOSITOR..............................................................S-36
THE SELLER.................................................................S-36
THE MORTGAGE LOAN POOL.....................................................S-36
     General...............................................................S-36
     Mortgage Loans........................................................S-37
     Conveyance of Subsequent Mortgage Loans...............................S-41
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-42
     General...............................................................S-42
     Mandatory Prepayment..................................................S-42
     Projected Prepayment and Yield for Notes and Class A Certificates.....S-42
     Payment Lag Feature of Class A Certificates...........................S-46
THE ORIGINATORS............................................................S-46
FORMATION OF THE TRUST AND TRUST PROPERTY..................................S-46
     Capitalization of the Trust...........................................S-47
     The Owner Trustee.....................................................S-47
ADDITIONAL INFORMATION.....................................................S-47
DESCRIPTION OF THE OFFERED SECURITIES......................................S-48
     General...............................................................S-48
     Payment Dates.........................................................S-48
     Distributions.........................................................S-48
     Optional Redemption of Notes; Optional Prepayment of Certificates.....S-49
     Overcollateralization Provisions......................................S-50
     Pre-Funding Account...................................................S-51
     Capitalized Interest Account..........................................S-52
BOOK ENTRY REGISTRATION OF THE OFFERED SECURITIES..........................S-52
     Assignment of Rights..................................................S-55
THE INSURANCE POLICY AND THE INSURER.......................................S-55
THE INDENTURE..............................................................S-56
     Modification of Indenture Without Noteholder Consent..................S-56

     Modification of Indenture With Noteholder Consent.....................S-56
     Events of Default; Rights Upon Event of Default.......................S-57
     Certain Covenants.....................................................S-58
     Annual Compliance Statement...........................................S-58
     Indenture Trustee's Annual Report.....................................S-58
     Satisfaction and Discharge of Indenture...............................S-59
THE TRUST AGREEMENT........................................................S-59
     Liability of the Depositor............................................S-59
     Termination of Trust Agreement........................................S-60
     Dissolution upon Bankruptcy of Depositor..............................S-60
     Amendments Without Consent of the Owners of the Certificates
         or Notes..........................................................S-60
     Amendments With Consent of the Insurer and the Owners of
         the Certificates..................................................S-61
     No Petition Covenant..................................................S-61
THE POOLING AND SERVICING AGREEMENT........................................S-61
     Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations..........................S-61
     Assignment of Mortgage Loans..........................................S-62
     Servicing.............................................................S-63
     Removal and Resignation of a Servicer.................................S-67
     Reporting Requirements................................................S-68
     Removal of Trustee for Cause..........................................S-69
     Governing Law.........................................................S-69
     Amendments............................................................S-69
     Termination of the Trust..............................................S-70
     Optional Termination..................................................S-70
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-70
     Taxation of the Notes.................................................S-71
     Taxation of Class A Certificates......................................S-71
ERISA CONSIDERATIONS.......................................................S-71
RATINGS....................................................................S-73
LEGAL INVESTMENT CONSIDERATIONS............................................S-73
UNDERWRITING...............................................................S-73
REPORT OF EXPERTS..........................................................S-74
CERTAIN LEGAL MATTERS......................................................S-74

                                   Prospectus

SUMMARY OF PROSPECTUS........................................................1
RISK FACTORS.................................................................7
DESCRIPTION OF THE CERTIFICATES.............................................10

     General   .............................................................11
     Classes of Certificates ...............................................11
     Distributions of Principal and Interest ...............................13
     Book Entry Registration ...............................................14
     List of Owners of Certificates ........................................14
THE TRUSTS .................................................................15
     Mortgage Loans ........................................................15
     Contracts .............................................................17
     Mortgage-Backed Securities ............................................17
     Other Mortgage Securities .............................................17
CREDIT ENHANCEMENT .........................................................18
SERVICING OF MORTGAGE LOANS AND CONTRACTS ..................................22
     Payments on Mortgage Loans.............................................23
     Advances ..............................................................23
     Collection and Other Servicing Procedures..............................23
     Primary Mortgage Insurance.............................................25
     Standard Hazard Insurance .............................................25
     Title Insurance Policies ..............................................27
     Claims Under Primary Mortgage Insurance Policies and Standard Hazard
     Insurance Policies; Other Realization Upon Defaulted Loan .............27
     Servicing Compensation and Payment of Expenses ........................27
     Master Servicer .......................................................28
ADMINISTRATION .............................................................28
     Assignment of Mortgage Assets .........................................28
     Evidence as to Compliance .............................................31
     The Trustee ...........................................................31
     Administration of the Certificate Account..............................31
     Reports ...............................................................32
     Forward Commitments; Pre-Funding.......................................33
     Servicer Events of Default ............................................33
Rights Upon Servicer Event of Default.......................................33
     Amendment .............................................................34
     Termination ...........................................................34

USE OF PROCEEDS ............................................................35
THE DEPOSITOR ..............................................................35
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS................................35
     General ...............................................................35
     Foreclosure ...........................................................36
     Soldiers' and Sailors' Civil Relief Act ...............................41
     The Contracts .........................................................41
     The Title I Program ...................................................44
LEGAL INVESTMENT MATTERS ...................................................44
ERISA CONSIDERATIONS .......................................................45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................47
     Federal Income Tax Consequences For REMIC Certificates ................47
     Taxation of Regular Certificates ......................................48
     Taxation of Residual Certificates .....................................54
     Treatment of Certain Items of REMIC Income and Expense ................56
     Tax-Related Restrictions on Transfer of Residual Certificates .........58
     Sale or Exchange of a Residual Certificate ............................60
     Taxes That May Be Imposed on the REMIC Pool ...........................60
     Liquidation of the REMIC Pool .........................................61
     Administrative Matters ................................................61
     Limitations on Deduction of Certain Expenses ..........................61
     Taxation of Certain Foreign Investors .................................62
     Backup Withholding ....................................................63
     Reporting Requirements ................................................63
     Federal Income Tax Consequences for Certificates as to Which No
     REMIC Election Is Made ................................................63
     Standard Certificates..................................................63
     Premium and Discount ..................................................65
     Stripped Certificates .................................................66
     Reporting Requirements and Backup Withholding .........................69
     Taxation of Certain Foreign Investors .................................69
     Taxation of Securities Classified as Partnership Interests ............69
PLAN OF DISTRIBUTION .......................................................70
LEGAL MATTERS ..............................................................70
FINANCIAL INFORMATION ......................................................70
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................A-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index to Location of Principal Defined Terms for the location of certain capitalized terms.

Issuer: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") formed pursuant to a Trust Agreement dated as of _______, 199__ (the "Trust
                                    Agreement"),   between  the   Depositor  and
                                    _________,  as  trustee  of the  Trust  (the
                                    "Owner Trustee").

Offered Securities:                 ______%  Notes due  __________  1, 20__ (the
                                    "Notes")   to  be  issued   pursuant  to  an
                                    indenture  dated  as  of  ________,   199__,
                                    between the Trust and _______, as indenture trustee (the "Indenture Trustee").

                                    $__________ ____% Mortgage Loan Pass-Through
                                    Certificates, Series 199__- __.(the "Class A
                                    Certificate")(1).  The Class A  Certificates
                                    and  one or  more  classes  of  Subordinated
                                    Certificates       (the        "Subordinated
                                    Certificates")  will be issued  pursuant  to
                                    the  Trust  Agreement.   Only  the  Class  A
                                    Certificates are offered hereby.

                                    (1) The Pass-Through Rate with respect to the Class A Certificates shall be _____% as of any Payment Date after the Payment Date on which the outstanding Class A Certificate Principal Balance has declined to less than 10% of the original Class A Certificate Principal Balance ("Clean-Up Call Date").

                                    The Notes and the Class A Certificates are collectively referred to as the "Offered Securities".

Depositor:                          AMRESCO Residential  Securities  Corporation
                                    (the "Depositor"), a Delaware corporation.

Seller:                             AMRESCO  Residential   Mortgage  Corporation
                                    (the "Seller"), a Delaware corporation.

Servicers:                          [Advanta     Mortgage     Corporation    USA
                                    ("Advanta"),    with   principal   executive
                                    offices   located  at  16875  West  Bernardo
                                    Drive,  San  Diego,  CA  92127,  Long  Beach
                                    Mortgage   Company  ("Long   Beach"),   with
                                    principal  executive offices located at 1100
                                    Town and County Road,  Orange, CA 92668, and
                                    Option  One  Mortgage  Corporation  ("Option
                                    One")  with  principal   executive   offices
                                    located  at 2020 East  First  Street,  Suite
                                    100, Santa Ana, CA 92705 (each a "Servicer" and collectively, the "Servicers").


Owner Trustee:

Indenture Trustee:

Cut-Off Date:                       As   of   the   close   of    business    on
                                    _____________, 199__.

Closing Date:                       On or about __________, 199__.

Denominations:                      The Notes and the Class A  Certificates  are
                                    issuable in book entry form in minimum original principal amounts of $1,000 and integral multiples thereof.


The Mortgage Loans:                 The  mortgage  loans to be  conveyed  to the
                                    Trust by the  Depositor  on the Closing Date
                                    (the "Initial  Mortgage  Loans")  consist of
                                    _____ fixed and adjustable rate conventional
                                    mortgage loans evidenced by promissory notes
                                    (the "Notes") secured by first lien deeds of
                                    trust,  security  deeds  or  mortgages  (the
                                    "Mortgages"),  which  are  located  in _____
                                    states and the  District  of  Columbia.  The
                                    properties  securing  the  Initial  Mortgage
                                    Loans (the "Mortgaged  Properties")  consist
                                    primarily of single-family residences (which
                                    may  be  attached,   detached,   part  of  a
                                    two-to-four  family dwelling,  a condominium
                                    unit   or  a   unit   in  a   planned   unit
                                    development).  The Mortgaged  Properties may
                                    be  owner-occupied  and  non-owner  occupied
                                    investment  properties.  No  Loan-to-  Value
                                    Ratio  (based  upon  appraisals  made at the
                                    time of origination)  exceeded 90% as of the
                                    Cut-Off Date. The Initial Mortgage Loans are
                                    not  insured  by  either   primary  or  pool
                                    mortgage   insurance   policies;    however,
                                    certain  distributions  due to the Owners of
                                    the Offered  Securities  (the  "Owners") are
                                    insured  by  the  Insurer  pursuant  to  the
                                    Insurance Policy.  See "Credit  Enhancement"
                                    herein.   The   Mortgage   Loans   are   not
                                    guaranteed by the Seller or any affiliate thereof.

                                    Unless   otherwise  noted,  all  statistical
                                    percentages  in this  Prospectus  Supplement
                                    are  measured  by  the  aggregate  principal
                                    balance of the Initial  Mortgage  Loans (the
                                    "Original Aggregate Loan Balance") as of the
                                    Cut-Off      Date.      The      statistical
                                    characteristics  of the Mortgage  Loans will
                                    vary  upon  the   transfer   of   Subsequent
                                    Mortgage Loans.

                                    As of the Cut-Off  Date,  the  average  Loan
                                    Balance   of   the   Mortgage    Loans   was
                                    $___________;   the   interest   rates  (the
                                    "Coupon Rates") of the Mortgage Loans ranged
                                    from _____% to _____%;  the weighted average
                                    Loan-to-Value  Ratio of such Mortgage  Loans
                                    was _____%; the weighted average Coupon Rate
                                    of  such  Mortgage  Loans  was  _____%;  the
                                    weighted average  remaining term to maturity
                                    of such Mortgage Loans was _____ months. The
                                    remaining   terms  to  maturity  as  of  the
                                    Cut-Off  Date of the  Mortgage  Loans ranged
                                    from  _____  months  to  _____  months.  The
                                    maximum Loan  Balance of the Mortgage  Loans
                                    as of the  Cut-Off  Date  was  $___________.
                                    Mortgage Loans requiring  "balloon" payments
                                    represented  not  more  than  _____%  of the
                                    Original   Aggregate  Loan  Balance  of  the
                                    Mortgage Loans. No Mortgage Loan will mature
                                    later  than   _____________,   20__.   As  a
                                    percentage  of the Original  Aggregate  Loan
                                    Balance of the Mortgage  Loans,  _____% were
                                    secured  by   mortgages   on   single-family
                                    dwellings,    _____%   by    mortgages    on
                                    two-to-four   unit   dwellings,   _____%  by
                                    mortgages   on   condominiums,   _____%   by
                                    mortgages on planned unit developments and _____% by mobile homes.

                                    Each of the Mortgage Loans bear interest at a fixed rate for the life of such Mortgage Loan. The Mortgage Loans were originated as to ____% by Long Beach and as to ____% by ______. See "The Mortgage Loan Pool -- Mortgage Loans" herein.

                                    On  the  Closing  Date,  an  aggregate  cash
                                    amount  of  approximately  $__________  (the
                                    "Original   Pre-Funded   Amount")   will  be
                                    deposited in a trust account in the
                                    name   of   the   Indenture   Trustee   (the
                                    "Pre-Funding  Account"). It is intended that
                                    additional  Mortgage  Loans  satisfying  the
                                    criteria   specified   in  the  Pooling  and
                                    Servicing    Agreement   (the    "Subsequent
                                    Mortgage Loans") will be purchased by the Trust from the Depositor from time to time on or before ____ __, 199__, from funds on deposit in the Pre-Funding Account. As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by the same amount.

                                    As  described  below,  on the Closing  Date,
                                    cash will be  deposited  in the  Capitalized
                                    Interest Account (as defined herein) held by
                                    the   Indenture   Trustee.   Funds   in  the
                                    Capitalized Interest Account will be applied
                                    by the Indenture Trustee to cover shortfalls
                                    in interest  during the  Funding  Period (as
                                    described   under   "Pre-Funding   Account")
                                    attributable to the provisions allowing for purchase of Subsequent Mortgage Loans.

The Notes
   A. Maturity Date                 The   Maturity   Date   of  the   Notes   is
                                    __________,    202__,    although    it   is
                                    anticipated that the actual final payment of principal of the Notes may occur earlier than the Maturity Date. See "Prepayment and
                                    Yield Considerations" herein.

   B.  Payment of Principal
           and Interest             On the  25th day of each  month,  or if such
                                    day is not a  Business  Day,  then  the next
                                    succeeding    Business    Day,    commencing
                                    _________, 199__ (each such day being a "Payment Date"), the Indenture Trustee is required to pay, to the extent of available funds, to the Owners of the Notes of record as of the last day of the month immediately preceding the month in which such Payment
                                    Date  occurs  (each  such  date,  a  "Record
                                    Date") the "Note Amount", which shall be the sum of (x) Current Interest and (y) the Note
                                    Principal Payment (each as defined below).

                                    For each Payment Date, interest due with respect to the Notes will be interest which has accrued thereon during the period from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date (the "Accrual Period" for the Notes). All calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

                                    A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in California, Rhode Island or New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

  C. Optional Redemption            The Notes are subject to  redemption  (i) in
                                    whole, but not in part, on any Payment Date on or after the Clean-up Call Date in each case at a redemption price equal to the then outstanding Note Principal Balance, plus accrued and unpaid interest thereon.

The Certificates
  A.  Final Scheduled
         Payment Date:              The Final Scheduled Payment Date for Class A
                                    Certificates is ________,  20__, although it
                                    is anticipated that the actual final Payment
                                    Date for each Class may
                                    occur  earlier  than  the  Final   Scheduled
                                    Payment  Date.  See  "Prepayment  and  Yield
                                    Considerations" herein.

  B.  Distributions of
          Principal and
          Interest:                 On each  Payment  Date,  the Trustee will be
                                    required  to  distribute,  to the  extent of
                                    available   funds,  to  the  Owners  of  the
                                    Certificates of record as of the last day of
                                    the calendar month immediately preceding the
                                    calendar  month in which such  Payment  Date
                                    occurs  (the  "Record  Date")  the  "Class A
                                    Distribution  Amount" which shall be the sum
                                    of (x) Current  Interest and (y) the Class A
                                    Principal   Distribution   Amount  (each  as
                                    defined below).

                                    For each  Payment  Date,  interest  due with
                                    respect to the Class A Certificates  will be
                                    interest  which has accrued  thereon  during
                                    the calendar month immediately preceding the
                                    month in which such Payment Date occurs (the
                                    "Accrual    Period"    for   the   Class   A
                                    Certificates). All calculations of interest on the Class A Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

  C.  Optional Prepayment:          The  Class A  Certificates  are  subject  to
                                    optional  repurchase  in  whole,  but not in
                                    part,  on any  Payment  Date on or after the
                                    Clean-up   Call  Date  in  each  case  at  a
                                    purchase price equal to the then outstanding
                                    Certificate Principal Balance, plus accrued and unpaid interest.

Certain Definitions:                "Current Interest" with respect to the Notes
                                    and the  Class A  Certificates  means,  with
                                    respect  to  any  Payment   Date,   (i)  the
                                    aggregate  amount of interest accrued on the
                                    Note  Principal   Balance  or  the  Class  A
                                    Certificate  Principal  Balance  during  the
                                    Accrual  Period  immediately  prior  to such
                                    Payment Date plus (ii) the Preference Amount
                                    (as defined below) as it relates to interest
                                    previously  paid on the Notes or the Class A
                                    Certificates prior to such Payment Date plus
                                    (iii) the Carry Forward Amount, if any, with
                                    respect   to  the   Notes  or  the  Class  A
                                    Certificates.

                                    The "Carry Forward Amount" with respect to the Notes or the Class A Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) Note Amount or the Class A Distribution Amount (as defined herein) as of the immediately preceding Payment Date exceeded (ii) the amount of the actual distribution made to the Owners of the Notes or Class A Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on the interest portion of such amount, calculated at the interest rate or Pass-Through Rate in effect with respect to the Notes or Class A Certificates as of such Payment Date.

                                    The "Principal Distribution Amount" for each
                                    Payment Date shall be the lesser of:

                                            (a) the  Total  Available  Funds (as
                                            defined   below)  plus  any  related
                                            Insured  Payments  actually  made by
                                            the   Insurer   minus  the   related
                                            Current Interest; and

                                            (b) the sum of:

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                                            (A)      the Preference  Amount with
                                                     respect to  principal  owed
                                                     to the  Owners of the Notes
                                                     and     the     Class     A
                                                     Certificates  that  remains
                                                     unpaid  as of such  Payment
                                                     Date;

                                            (B)      all scheduled  installments
                                                     of    principal    actually
                                                     collected  or  advanced  by
                                                     the  Servicers  during  the
                                                     related  Remittance  Period
                                                     and     all     unscheduled
                                                     collections   of  principal
                                                     (other     than     Prepaid
                                                     Installments)      actually
                                                     collected by the  Servicers
                                                     during     the      related
                                                     Prepayment Period;

                                            (C)      the  principal  portion  of
                                                     the  Loan  Purchase   Price
                                                     with    respect   to   each
                                                     Mortgage   Loan   that  was
                                                     repurchased  on or prior to
                                                     the     related     Monthly
                                                     Remittance   Date,  to  the
                                                     extent   such   amount   is
                                                     actually  received  by  the
                                                     Trustee  on or prior to the
                                                     related Monthly  Remittance
                                                     Date;

                                            (D)      any  Substitution   Amounts
                                                     (i.e., the excess,  if any,
                                                     of the  Loan  Balance  of a
                                                     Mortgage     Loan     being
                                                     replaced      over      the
                                                     outstanding       principal
                                                     balance  of  a  replacement
                                                     Mortgage Loan) delivered on
                                                     the     related     Monthly
                                                     Remittance      Date     in
                                                     connection      with      a
                                                     substitution  of a Mortgage
                                                     Loan,  to the  extent  such
                                                     Substitution   Amounts  are
                                                     actually  received  by  the
                                                     Trustee  on or prior to the
                                                     related Monthly  Remittance
                                                     Date;

                                            (E)      all     Net     Liquidation
                                                     Proceeds actually collected
                                                     by   the   Servicers   with
                                                     respect  to  the   Mortgage
                                                     Loans  during  the  related
                                                     Prepayment  Period  (to the
                                                     extent such Net Liquidation
                                                     Proceeds   are  related  to
                                                     principal)  to  the  extent
                                                     such    Net     Liquidation
                                                     Proceeds    are    actually
                                                     received  by the Trustee on
                                                     or  prior  to  the  related
                                                     Monthly Remittance Date;

                                            (F)      any  moneys  released  from
                                                     the Pre-Funding  Account on
                                                     the   Payment   Date  which
                                                     immediately follows the end
                                                     of the Funding Period; and

                                            (G)      the portion of the proceeds
                                                     received   by  the  Trustee
                                                     upon   termination  of  the
                                                     Trust (to the  extent  such
                                                     proceeds      relate     to
                                                     principal).

                                    "Total  Available  Funds" as to any  Payment
                                    Date is (x) the  amount  on  deposit  in the
                                    Certificate  Account plus (y) any deposit to
                                    the Certificate  Account expected to be made
                                    on that  Payment  Date from the  Pre-Funding
                                    Account   and   the   Capitalized   Interest
                                    Account.

                                    The  "Note   Principal   Payment"  for  each
                                    Payment  Date is equal  to (i)  ____% of the
                                    Principal   Distribution   Amount  for  such
                                    Payment  Date  plus  (ii) the  amount of any
                                    Subordination   Increase   Amount  for  such
                                    Payment  Date less  (iii) the  amount of any
                                    Subordination   Reduction  Amount  for  such
                                    Payment Date.

                                    The "Class A Principal  Distribution Amount"
                                    for  each  Payment  Date  is  equal  to  the
                                    Principal   Distribution   Amount  for  such
                                    Payment Date less the sum of (i)
                                    the Note Principal  Payment for such Payment
                                    Date   and   (ii)   the    amount   of   any
                                    Subordination   Reduction  Amount  for  such
                                    Payment Date.

                                    The "Remittance  Period" with respect to any
                                    Monthly   Remittance   Date  is  the  period
                                    commencing  on the  second  day of the month
                                    preceding  the  month in which  the  Monthly
                                    Remittance  Date  occurs  and  ending on the
                                    first day of the month in which such Monthly
                                    Remittance    Date   occurs.    A   "Monthly
                                    Remittance  Date" is any date on which funds
                                    on deposit  in the  Principal  and  Interest
                                    Account  are  required to be remitted by the
                                    Servicers to the Certificate Account,  which
                                    is the  20th day of each  month,  or if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding   Business  Day,   commencing  in
                                    __________, 199__. The Prepayment Period with respect to any Monthly Remittance Date is the period commencing on the 16th day of the month preceding the month in which the Monthly Remittance Date occurs and ending on the 15th day of the month in which such Monthly Remittance Date occurs (except that the first Prepayment Period shall commence on __________ 2, 199__ and end on __________
                                    15, 199__).

                                    "Preference   Amount"   means   any   amount
                                    previously distributed to an Owner on a Note or a Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                    A   "Subordination   Increase  Amount"  with
                                    respect  to a  Payment  Date  is the  amount
                                    required   to   reduce   the   Subordination
                                    Deficiency  Amount  (i.e.,  generally,   the
                                    excess,    if   any,   of   the    Specified
                                    Subordinated  Amount  over the  Subordinated
                                    Amount) to zero. A "Subordination  Reduction
                                    Amount"  with  respect to a Payment  Date is
                                    the  amount  required  to reduce  the Excess
                                    Subordinated  Amount (i.e.,  generally,  the
                                    excess,  if any, of the Subordinated  Amount
                                    over the Specified  Subordinated  Amount) to
                                    zero.   Subordination   Deficiency   Amount,
                                    Specified Subordinated Amount,  Subordinated
                                    Amount  and Excess  Subordinated  Amount are
                                    defined  in   "Description  of  the  Offered
                                    Securities--Overcollateralization Provisions
                                    --Overcollateralization    Resulting    from
                                    Cashflow Structure" herein.

Servicing:                          [Advanta,  Long Beach and  Option  One] will
                                    act  as  Servicers  under  the  Pooling  and
                                    Servicing Agreement with respect to Mortgage
                                    Loans  and  will  be  responsible   for  the
                                    servicing  of the  Mortgage  Loans  and will
                                    receive  from  interest   collected  on  the
                                    Mortgage  Loans a monthly  servicing  fee on
                                    each Mortgage Loan equal to the Loan Balance
                                    as  of  the   beginning   of   the   related
                                    Remittance    Period   multiplied   by   the
                                    applicable Servicing Fee Rate (such product, the "Servicing Fee"). See "The Pooling and
                                    Servicing Agreement-- Servicing" herein.

                                    Each  Servicer  is  obligated  to make  cash
                                    advances   ("Advances")   with   respect  to
                                    delinquent  payments  of  principal  of  and
                                    interest on any Mortgage Loan serviced by it
                                    to the extent  described  in  "Servicing  of
                                    Mortgage    Loans--Advances"   herein.   The
                                    Trustee will be obligated as a successor servicer to make any such Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.

Credit Enhancement:                 The  Credit  Enhancement  provided  for  the
                                    benefit  of the  Owners of the Notes and the
                                    Class  A  Certificates  consists  of (x) the
                                    overcollateralization     mechanics    which
                                    utilize the internal cash flows of the Trust and (y) the Insurance Policy (as defined below).

                                    Overcollateralization.       The      credit
                                    enhancement  provisions  of the Trust result
                                    in  a  limited  acceleration  of  the  Notes
                                    relative to the  amortization of the related
                                    Mortgage  Loans until the required  level of
                                    overcollateralization    is   reached.   The
                                    accelerated  amortization is achieved by the
                                    application,  in certain  circumstances,  of
                                    excess interest and excess  principal to the
                                    payment  of  the  Notes.  This  acceleration
                                    feature creates overcollateralization (i.e.,
                                    the excess of the aggregate outstanding Loan
                                    Balance of the  Mortgage  Loans over the sum
                                    of the Note  Principal  Balance  and Class A
                                    Certificate  Principal  Balance).  Once  the
                                    required level of  overcollateralization  is
                                    reached,   and  subject  to  the  provisions
                                    described   in  the  next   paragraph,   the
                                    acceleration   feature  will  cease,   until
                                    necessary to maintain the required level of overcollateralization.

                                    The  Indenture  provides  that,  subject  to
                                    certain  floors,  caps  and  triggers,   the
                                    required level of overcollateralization  may
                                    increase or decrease  over time. An increase
                                    would  result  in  a  temporary   period  of
                                    accelerated  amortization  of the  Notes  to
                                    increase     the     actual     level     of
                                    overcollateralization to its required level;
                                    a  decrease  would  result  in  a  temporary
                                    period of decelerated amortization to reduce
                                    the actual level of overcollateralization to
                                    its  required  level  and may  result  in no
                                    payments of principal being allocated to the
                                    Notes  or the  Class A  Certificates  during
                                    certain other periods.  See  "Description of
                                    the  Offered  Securities--Overcollateraliza-
                                    tion   Provisions"   herein.   Such   credit
                                    enhancement  provisions  also have an effect
                                    on the weighted  average  lives of the Notes
                                    and   the   Class   A   Certificates.    See
                                    "Prepayment   and   Yield    Considerations"
                                    herein.

                                    Insurance  Policy.   _______________________
                                    (the   "Insurer")  will  issue  a  Financial
                                    Guaranty  Insurance  Policy (the  "Insurance
                                    Policy")   pursuant   to   which   it   will
                                    irrevocably  and  unconditionally  guarantee
                                    payment   on  each   Payment   Date  to  the
                                    Indenture  Trustee of an amount equal to the
                                    Insured Distribution Amount for such Payment
                                    Date. The amount of the actual  payment,  if
                                    any, made by the Insurer under the Insurance
                                    Policy on each  Payment  Date (the  "Insured
                                    Payment") is the sum of (i) any shortfall in
                                    the amount required to pay the Subordination
                                    Deficit for such  Payment Date from a source
                                    other than the  Insurance  Policy,  (ii) any
                                    shortfall  in  the  amount  required  to pay
                                    Current  Interest for such Payment Date from
                                    a source other than the Insurance Policy and
                                    (iii) any  shortfall in the amount  required
                                    to  pay  the  Preference   Amount  for  such
                                    Payment  Date from a source  other  than the
                                    Insurance   Policy.   The   effect   of  the
                                    Insurance  Policy is to guarantee the timely
                                    payment of  interest  on,  and the  ultimate
                                    payment  of the  principal  amount  of,  the
                                    Notes and Class A Certificates;  however, so
                                    long as the Notes are  outstanding,  Insured
                                    Payments  with  respect  to a  Subordination
                                    Deficit will be applied to pay the principal
                                    of the  Notes.  No  payments  in  respect of
                                    principal  will be made under the  Insurance
                                    Policy   unless  a   Subordination   Deficit
                                    occurs.

                                    A "Subordination  Deficit" with respect to a
                                    Payment Date is the amount, if any, by which
                                    (x)  the  sum  of  (i)  the  Note  Principal
                                    Balance  and  (ii) the  Class A  Certificate
                                    Principal Balance, after taking into account
                                    all distributions to be made on such Payment
                                    Date,   exceeds  (y)  the  sum  of  (i)  the
                                    aggregate Loan

                                    Balances  of the  Mortgage  Loans  as of the
                                    close  of  business  on the  last day of the
                                    related   Prepayment  Period  and  (ii)  the
                                    amount,   if   any,   on   deposit   in  the
                                    Pre-Funding Account as of the close of business on the last day of the related Remittance Period.

                                    Except  upon  the  occurrence  of a  Insurer
                                    Default, the Insurer shall have the right to
                                    exercise certain rights of the Owners of the
                                    Notes  and  the  Class  A  Certificates,  as
                                    specified  in the  Indenture  and the  Trust
                                    Agreement,   without  any  consent  of  such
                                    Owners;  and such Owners may  exercise  such
                                    rights only with the prior  written  consent
                                    of the  Insurer,  except as  provided in the
                                    Indenture and Trust Agreement.  In addition,
                                    to the extent of unreimbursed payments under
                                    the  Insurance  Policy,  the Insurer will be
                                    subrogated  to the  rights of the  Owners of
                                    the Notes and Class A Certificates  on which
                                    such   Insured   Payments   were  made.   In
                                    connection  with each  Insured  Payment on a
                                    Note or a Class A Certificate, the Indenture
                                    Trustee, as  attorney-in-fact  for the Owner
                                    thereof,  will be  required to assign to the
                                    Insurer   the  rights  of  such  Owner  with
                                    respect   to  the   Note  or  the   Class  A
                                    Certificate  to the  extent of such  Insured
                                    Payment.

                                    The Insurance  Policy does not guarantee any
                                    specified rate of prepayments,  nor does the
                                    Insurance Policy provide funds to redeem the
                                    Notes or the  Certificates  on any specified
                                    date.  The  Insurer's  obligation  under the
                                    Insurance  Policy will be  discharged to the
                                    extent  that  funds  are   received  by  the
                                    Indenture  Trustee for  distribution  to the
                                    Owners   of  the   Notes  or  the   Class  A
                                    Certificates. See "The Insurance Policy and the Insurer" herein.

Pre-Funding Account:                On the Closing Date, the Original Pre-Funded
                                    Amount will be deposited in the  Pre-Funding
                                    Account  which  account  will be in the name
                                    of, and maintained by, the Indenture Trustee
                                    on behalf  of the Trust and used to  acquire
                                    Subsequent Mortgage Loans. During the period
                                    (the  "Funding  Period")  from and including
                                    the  Closing  Date until the  earlier of (i)
                                    the date on which the  amount on  deposit in
                                    the   Pre-Funding   Account   is  less  than
                                    $100,000 and (ii)  _________ __, 199__,  the
                                    Pre-Funded  Amount will be maintained in the
                                    Pre-Funding Account. The Original Pre-Funded
                                    Amount  will be reduced  during the  Funding
                                    Period  by  the  amount   thereof   used  to
                                    purchase   Subsequent   Mortgage   Loans  in
                                    accordance  with the Pooling  and  Servicing
                                    Agreement. The amount on deposit in the Pre-
                                    Funding   Account   at  any   time   is  the
                                    "Pre-Funded  Amount".   Subsequent  Mortgage
                                    Loans   purchased  on  any  date  (each,   a
                                    "Subsequent Transfer Date") must satisfy the
                                    criteria   set  forth  in  the  Pooling  and
                                    Servicing  Agreement.  Any Pre-Funded Amount
                                    remaining  at the end of the Funding  Period
                                    will be applied  to reduce  the  outstanding
                                    principal  amount of the Notes and the Class
                                    A  Certificates  on the  Payment  Date  that
                                    immediately  follows  the end of the Funding
                                    Period,   thus   resulting   in  a   partial
                                    principal prepayment of the Notes and the Class A Certificates. All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

                                    Although no  assurance  can be given,  it is
                                    intended  that  the   principal   amount  of
                                    Subsequent  Mortgage Loans sold to the Trust
                                    will require  application  of  substantially
                                    all the Original  Pre-Funded  Amount, and it
                                    is  not  intended  that  there  will  be any
                                    material amount of principal  prepaid to the
                                    Owners   of  the   Notes  and  the  Class  A
                                    Certificates  from the Pre-Funding  Account.
                                    If  the   Depositor   is   unable   to  sell
                                    Subsequent Mortgage Loans to the Trust in an amount equal to the Original Pre-Funded Amount, principal prepayments to Owners of the Notes and the Class A Certificates will occur no later than the Payment Date in __________, 199__, in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

Capitalized Interest Account:       On the Closing Date,  cash will be deposited
                                    in  a  trust   account   (the   "Capitalized
                                    Interest  Account")  in  the  name  of,  and
                                    maintained  by,  the  Indenture  Trustee  on
                                    behalf of the  Trust.  The amount on deposit
                                    in   the   Capitalized   Interest   Account,
                                    including  reinvestment income thereon, will
                                    be used by the Indenture Trustee to fund the
                                    excess,   if  any,  of  (i)  the  amount  of
                                    interest accruing during the related Accrual
                                    Period at the Class A  Pass-Through  Rate on
                                    the  amount by which the sum of (i) the Note
                                    Principal  Balance  and  (ii)  the  Class  A
                                    Certificate  Principal  Balance  exceeds the
                                    aggregate Loan Balance of the Mortgage Loans
                                    plus the Trustee and Insurer  fees  accruing
                                    during the  related  Accrual  Period on such
                                    excess  balance  over (ii) the amount of any
                                    reinvestment  income on monies on deposit in
                                    the  Pre-Funding  Account;  such  amounts on
                                    deposit will be so applied by the Trustee on
                                    each Payment  Date in the Funding  Period to
                                    fund  such  excess,   if  any.  Any  amounts
                                    remaining   in  the   Capitalized   Interest
                                    Account not needed for such purpose will be paid to the Depositor at the end of the Funding Period.

Optional Termination:               The Owners of Subordinated Certificates will
                                    have the right to purchase  all the Mortgage
                                    Loans on any Monthly  Remittance  Date after
                                    the  Clean-Up  Call Date.  If such Owners do
                                    not exercise such right,  the Servicers will
                                    also  have  the  right,   collectively,   to
                                    purchase  all the  Mortgage  Loans  they are
                                    servicing  on any  Remittance  Date when the
                                    outstanding  Class A  Certificate  Principal
                                    Balance  has  declined  to 5% or less of the
                                    original   Class  A  Certificate   Principal
                                    Balance.  Any such purchase by the Servicers
                                    will be  required  to be  made  on the  same
                                    Remittance  Date, so that the Trust would be
                                    liquidated  on the next  succeeding  Payment
                                    Date.   See  "The   Pooling  and   Servicing
                                    Agreement--Optional Termination" herein.

Book-Entry Registration:            The Notes and the Class A Certificates  will
                                    initially  be  issued  in  book-entry  form.
                                    Persons   acquiring   beneficial   ownership
                                    interests  in Notes or Class A  Certificates
                                    ("Beneficial  Owners")  may  elect  to  hold
                                    their interests through The Depository Trust
                                    Company  ("DTC"),  in the United States,  or
                                    Centrale de Livraison de Valeurs Mobilieres,
                                    S.A.   ("CEDEL")  or  the  Euroclear  System
                                    ("Euroclear"),  in Europe.  Transfers within
                                    DTC, CEDEL or Euroclear, as the case may be,
                                    will be in  accordance  with the usual rules
                                    and  operating  procedures  of the  relevant
                                    system.  So long  as the  Notes  or  Class A
                                    Certificates  are Book-  Entry  Certificates
                                    (as defined herein),  they will be evidenced
                                    by  one  or  more   Notes  or   Certificates
                                    registered   in  the  name  of  Cede  &  Co.
                                    ("Cede"),  as the  nominee  of DTC or one of
                                    the  European  Depositories.   Cross  market
                                    transfers  between persons holding  directly
                                    or indirectly  through DTC, on the one hand,
                                    and   counterparties   holding  directly  or
                                    indirectly  through CEDEL or  Euroclear,  on
                                    the other,  will be  effected by DTC through
                                    Citibank   N.A.   ("Citibank")   or   Morgan
                                    Guaranty   Trust   Company   of   New   York
                                    ("Morgan",  and together with Citibank,  the
                                    "European   Depositories"),   the   relevant
                                    depositaries   of   CEDEL   and   Euroclear,
                                    respectively,   and  each  a   participating
                                    member  of DTC.  The  Notes  and the Class A
                                    Certificates will initially be registered in
                                    the  name  of  Cede.  The  interests  of the
                                    Owners   thereof  will  be   represented  by
                                    book-entries  on  the  records  of  DTC  and
                                    participating members thereof. No Beneficial
                                    Owner will
                                    be entitled to receive a definitive  note or
                                    certificate   representing   such   person's
                                    interest,   except   in   the   event   that
                                    Definitive  Notes or Certificates are issued
                                    under the  limited  circumstances  described
                                    herein.  All  references in this  Prospectus
                                    Supplement   to  the  rights  of  Beneficial
                                    Owners  reflect  only as such  rights may be
                                    exercised  through DTC and its participating
                                    organizations  for so long as the  Notes  or
                                    Class A  Certificates  are held by DTC.  See
                                    "Book-Entry  Registration" herein, and Annex
                                    I   hereto,    and   "Description   of   the
                                    Securities--Book-Entry  Registration" in the
                                    Prospectus.

Ratings: It is a condition of issuance of the Offered Securities that the Offered Securities receive ratings of "AAA" by Standard & Poor's, a Division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), and "Aaa" by Moody's Investors Service ("Moody's"). Standard & Poor's and Moody's are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein.

Risk Factors:                       Credit Considerations.  For information with
                                    regard  to  the  Mortgage  Loans  and  their
                                    related risks,  see "Risk  Factors--Risk  of
                                    Higher    Delinquencies    Associated   with
                                    Guidelines" and "The Mortgage Loan Pool" herein.

                                    Prepayment  Considerations.  For information
                                    regarding the consequences of prepayments of
                                    the Mortgage Loans and of the failure of the
                                    Depositor  to convey to the Trust during the
                                    Funding Period Subsequent  Mortgage Loans in
                                    an amount equal to the  Original  Pre-Funded
                                    Amount,    see    "Prepayment    and   Yield
                                    Considerations"           and          "Risk
                                    Factors--Sensitivity   to  Prepayments"  and
                                    "--The  Subsequent  Mortgage  Loans  and the
                                    Pre-Funding Account" herein.

                                    Other Considerations. For a discussion of other risk factors that should be considered by prospective investors, see "Risk Factors" herein and in the Prospectus.

Federal Tax Aspects:                In the  opinion  of Arter & Hadden,  (i) the
                                    Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation and (ii) the Notes will be treated as debt.
                                    The Depositors, the Seller and the Servicer have agreed, and by the purchase of Notes and the Class A Certificates, the Owners of the Notes and the Class A Certificates will agree, to treat the Trust as a partnership for purposes of Federal and state income taxes, with the partners of the partnership being the Owners of Class A Certificate and the Subordinated Certificates. See "Certain
                                    Federal Income Tax Consequences" herein and in the Prospectus.

                                    The  Notes  may be  considered  to have been
                                    issued with original  issue discount or at a
                                    premium.  Any such original  issue  discount
                                    will  be  includable  in the  income  of the
                                    Owner as it  accrues  under a method  taking
                                    into account the compounding of interest and
                                    using   the   Prepayment   Assumption.   See
                                    "Prepayment  and Yield  Considerations"  and
                                    "Certain  Federal  Income Tax  Consequences"
                                    herein.  Premium  may be  deductible  by the
                                    Owner either as it accrues or when principal
                                    is received. No representation is made as to
                                    whether  the  Mortgage  Loans will prepay in
                                    accordance  with the Prepayment  Assumption,
                                    or any other  rate.  The  Notes  will not be
                                    treated as qualifying real property
                                    loans  within the  meaning  of Code  section
                                    593(d)(1)   or  assets   described  in  Code
                                    section  7701(a)(19)(C),  and probably  will
                                    not  be  treated  as  "real  estate  assets"
                                    within   the   meaning   of   Code   section
                                    856(c)(6)(B).  Income derived from the Notes
                                    probably will not be treated as "interest on
                                    obligations  secured  by  mortgages  on real
                                    property or on interests  in real  property"
                                    within   the   meaning   of   Code   section
                                    856(c)(3)(B).

                                    For any Owner of Class A  Certificates  that
                                    is a "real estate  investment  trust" within
                                    the meaning of Code section 856, the Class A
                                    Certificates will be treated as "real estate
                                    assets"  within the meaning of Code  section
                                    856(c)(6)(B).    No   comparable   authority
                                    exists,  however,  that would allow a thrift
                                    institution  that  is an  Owner  of  Class A
                                    Certificates    to   treat   the   Class   A
                                    Certificates  as  qualifying  real  property
                                    loans  within the  meaning  of Code  section
                                    593(d)(1)   or  assets   described  in  Code
                                    section  7701(a)(19)(C).   If  the  Class  A
                                    Certificates  were treated as  indebtedness,
                                    the  Class  A  Certificates   would  not  be
                                    treated as qualifying  real  property  loans
                                    within the meaning of Code section 593(d)(1)
                                    and  assets   described   in  Code   section
                                    7701(a)(19)(C)  and  probably  would  not be
                                    treated as "real estate  assets"  within the
                                    meaning  of Code  section  856(c)(6)(B).  In
                                    addition,  in that case, income derived from
                                    the Class A Certificates  probably would not
                                    be  treated  as  "interest  on   obligations
                                    secured by mortgages on real  property or on
                                    interests  in  real  property"   within  the
                                    meaning of Code  section  856(c)(3)(B).  See
                                    "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations:               A fiduciary of any employee  benefit plan or
                                    other retirement  arrangement subject to the
                                    Employee  Retirement  Income Security Act of
                                    1974, as amended ("ERISA"),  or Section 4975
                                    of  the  Code  (a  "Plan")   should   review
                                    carefully  with its legal  advisors  whether
                                    the  purchase  or  holding  of  the  Offered
                                    Securities  could give rise to a transaction
                                    that  is  prohibited  or  is  not  otherwise
                                    permitted either under ERISA or Section 4975
                                    of the  Code or  whether  there  exists  any
                                    statutory   or   administrative    exemption
                                    applicable to an investment therein.

                                    The U.S.  Department  of Labor has issued to
                                    the   Underwriters   individual   prohibited
                                    transaction   exemptions   which   generally
                                    exempt  from the  application  of certain of
                                    the  prohibited  transaction  provisions  of
                                    Section  406 of ERISA and the  excise  taxes
                                    imposed on such  prohibited  transactions by
                                    Sections   4975(a)   and  (b)  of  the  Code
                                    transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                    A  fiduciary  of a Plan  should  review  the
                                    sections entitled "ERISA  Considerations" in
                                    the  Prospectus  and  this   Supplement  and
                                    consider the issues discussed therein, and should consult with its legal advisors prior to making an investment in the Class A Certificates.

Legal Investment
  Considerations:                   The  Offered   Securities   will  constitute
                                    "mortgage  related  securities" for purposes
                                    of the Secondary Mortgage Market Enhancement
                                    Act of  1984  ("SMMEA")  for so long as they
                                    are rated in one of the two  highest  rating
                                    categories   by  one  or   more   nationally
                                    recognized statistical rating organizations.
                                    As  such,  the  Offered  Securities  will be
                                    legal  investments  for certain  entities to
                                    the  extent  provided  in SMMEA,  subject to
                                    state laws  overriding  SMMEA.  In addition,
                                    institutions
                                    whose  investment  activities are subject to
                                    review  by  federal   or  state   regulatory
                                    authorities  may be or may become subject to
                                    restrictions,  which  may  be  retroactively
                                    imposed by such regulatory  authorities,  on
                                    the  investment  by  such   institutions  in
                                    certain    forms   of    mortgage    related
                                    securities. Furthermore, certain states have
                                    enacted  legislation  overriding  the  legal
                                    investment provisions of SMMEA. In addition,
                                    institutions whose activities are subject to
                                    review  by  federal   or  state   regulatory
                                    authorities  may be or may become subject to
                                    restrictions,  which  may  be  retroactively
                                    imposed by such regulatory  authorities,  on
                                    the  investment  by  such   institutions  in
                                    certain    forms   of    mortgage    related
                                    securities.

                                  RISK FACTORS

         Prospective investors in the Offered Securities should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus).

         Subordination of Class A Certificates. Distributions on the Class A Certificates, which represent equity in the assets of the Trust, are subordinated to payments on the Notes. If on any Payment Date, the credit enhancement provided by the Insurance Policy is unavailable and the amount available for payment to the Owners of Notes and Class A Certificates, is insufficient to pay the Note Amount and the Class A Distribution Amount for such Payment Date, the rights of the Owners of the Certificates to receive distributions on account of the Class A Certificates are subordinated to the rights of the Owners of the Notes to be paid the Note Amount in full.

         Sensitivity to Prepayments. ____% of the Mortgage Loans may not be prepaid in whole or, above a certain percentage, in part at any time without penalty. See "The Portfolio of Mortgage Loans--Prepayment Penalties" for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate mortgage loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Notes and the Class A Certificates, and, if purchased at other than par, the yields realized by Owners of the Notes and the Class A Certificates, will be sensitive to levels of payment (including prepayments (the "Prepayments")) on the Mortgage Loans. In general, the yield on a Notes or a Class A Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Note or a Class A Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the Funding Period and sold by the Depositor to the Trust is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to Owners of the Notes and the Class A Certificates will occur as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Notes and the Class A Certificates or the Insurer;
(iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Funding Period, the Owners of the Notes and the Class A Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period (in no event later than the ____________ Payment Date). Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of Notes and the Class A Certificates from the Pre-Funding Account.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. Subsequent Mortgage Loans may, however, have been originated or purchased by the Depositor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans, the aggregate characteristics of the Mortgage Loans may vary from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans."

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to purchase additional mortgage loans. _______________ has entered into a forward commitment with the Seller to sell on or prior to __________, 199__ sufficient mortgage loans to satisfy the full Pre-Funded Amount. However, the ability of ___________ to originate or purchase additional mortgage loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the originator's origination ability and the availability of Subsequent Mortgage Loans.

         Risk of Higher Delinquencies Associated with Guidelines. The Servicer's Guidelines (as described herein under "The Portfolio of Mortgage Loans--Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA and FHLMC guidelines but who also have substantial equity in their property.
Furthermore, the Originators' Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property that is indicated in the Originators' loan-to-value determination.

         As a result of the Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Seller, the Servicers or the related Originator to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit  Reporting Act, which  regulates the use
         and  reporting  of  information   related  to  the  Mortgagor's  credit
         experience.

Violations of certain provisions of these federal laws may limit the ability of the related Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Originators, the Seller or the Servicers to damages and administrative enforcement. The Originators will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the related Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the related Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. In the event of an insolvency of the Seller, however, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee and the Seller will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Initial Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee, the Insurer and the Rating Agencies.

         Risk of Higher Default Rates Associated with California Real Property. Because _____% by principal amount of the Mortgaged Properties relating to Initial Mortgage Loans are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans causing the Loan Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans and Contracts--Standard Hazard Insurance" in the Prospectus.

         Risk Associated with the Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Insurer is unable to meet its obligations under the Insurance Policy, then the Owners of the Notes and Class A Certificates could experience a loss on their investment.


                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators or another party who purchased the loans directly from the related Originator.

         Each Originator and other party from whom the Seller purchased Mortgage Loans has made certain representations and warranties with respect to Mortgage Loans originated or sold by it, as specified below, and, upon a breach of such representations and warranties occurring after sale of the related Mortgage Loan to the Trust, may be required to repurchase such Mortgage Loan from the Trust.

Guidelines

         The information set forth below with regard to the Originators' guidelines has been provided to the Depositor by the related Originator. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has either Originator made any such investigation with respect to information about the other Originator's guidelines.

         Long Beach Originated Mortgage Loans

         Mortgage Loans originated by Long Beach (the "Long Beach Loans") were originated generally in accordance with guidelines (the "Long Beach Guidelines") established by Long Beach's underwriting department (or that of Long Beach's predecessor in interest, Long Beach Bank, F.S.B.) under Long Beach's "B-1st," "B-1st Fast Trac," "B-1st QuickCredit," "B-1st QuickCredit Fast Trac" or "B-1st Stated Income" residential loan programs (the "Long Beach Programs"). Long Beach's Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, Long Beach may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         Under the Long Beach Programs, the underwriting department of Long Beach or of the originator reviews and verifies the loan applicant's sources of income (except under the B-1st Stated Income program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Long Beach Guidelines. The Long Beach Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by a Long Beach staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Long Beach Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% (70% under the B-1st Stated Income program), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to- income ratio. Under the B-1st program, the maximum combined loan-to-value ratio for purchase money mortgage loans, including any second deeds of trust subordinate to Long Beach's first deed of trust, is 90%.

         All the Mortgage Loans originated in the Long Beach Programs are based on loan application packages submitted through mortgage brokerage companies or at Long Beach's retail branches or are purchased from approved originators pursuant to the Long Beach Guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by Long Beach.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long
Beach requires a credit report on each applicant from a credit reporting company. The applicant must provide to Long Beach or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the B-1st program, self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of its quality control system, Long Beach reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, Long Beach reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Long Beach Guidelines (except under the B-1st Stated Income program). If the loan-to-value ratio is greater than 70%, Long Beach generally verifies the source of funds for the down payment; Long Beach does not verify the source of funds if the loan-to-value ratio is 70% or less.

         Mortgaged properties that are to secure mortgage loans underwritten under the Long Beach Programs are appraised by qualified independent appraisers who are approved by Long Beach's internal chief appraiser. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for Long Beach mortgage loans in the Long Beach Programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is reviewed by a Long Beach staff appraiser or representative before the loan is funded, and a drive-by appraisal is generally performed in connection with loan amounts over $200,000 for properties located in California or in excess of other loan amounts established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed by a Long Beach staff appraiser or representative.

         The Long Beach Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Long Beach Programs generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Long Beach Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs are alternative risk grading programs whereby the various risk categories are assigned in a manner similar to that used for the B-1st and B-1st Fast Trac loan programs except that consumer credit history is not used to determine the appropriate risk grading. As in the B-1st and B-1st Fast Trac residential loan programs, the B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs use consumer credit to determine debt-to-income ratios. Maximum loan-to-value ratios and maximum loan amounts are generally lower under the B-1st QuickCredit and B-1st QuickCredit Fast Trac residential loan programs than those permitted under the B-1st or B-1st Fast Trac residential loan programs, respectively. In general, the B-1st QuickCredit residential loan program is similar to the B-1st residential loan program except that the B-1st QuickCredit residential loan program does not consider consumer credit history, requires lower maximum loan-to-value ratios and requires lower maximum loan amounts. In most other respects, the requirements of the B-1st QuickCredit and the B-1st QuickCredit Fast Trac residential loan programs correspond to the requirements of the B-1st and B-1st Fast Trac residential loan programs, respectively.

         Under the B-1st Stated Income residential loan program, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the B-1st Stated Income residential loan program than those permitted under the B-1st residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines apply to the B-1st Stated Income residential loan program as apply to the B-1st residential loan program.

         Long Beach requires title insurance on all mortgage loans in the Long Beach Programs secured by liens on real property. Long Beach also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Long Beach Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach Programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The Long Beach Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

                  "Ambassador;" Credit Grade: "A." Under the "A" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and demonstrated steady employment over the last five years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. No collection accounts or charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. Mortgage loans originated under the "Ambassador" program must be owner-occupied. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. The debt service-to-income ratio generally ranges from 45% or less to 55% or less based on the mortgagor's net disposable income.

                  "Program I;" Credit Grade: "A-." Under the "A-" risk category, the applicant generally must have repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Mortgagors must provide a reasonable explanation letter for all late payments within the last 12 months. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance loans on single family and condominium properties, and a maximum Loan-to-Value Ratio of 65% is permitted for a mortgage loan on a mortgaged property consisting of two units or second home properties. Generally, the debt service-to-income ratio must be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income.

                  "Program II;" Credit Grade: "B+." Under the "B+" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. One to three minor derogatory items that are 90 days or more late are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Mortgagors must provide a reasonable explanation letter for all payments 60 days or more late within the last 12 months. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance mortgage loans on single family and condominium properties and a maximum Loan-to-Value Ratio of 65% is permitted for purchase money and refinance mortgage loans on mortgaged properties consisting of two units or second homes properties. Generally, the debt service-to-income ratio must be 50% or less, but this may be increased to 55% based on the mortgagor's net disposable income.

                  "Program III;" Credit Grade: "B." Under the "B" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of four 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. One to three minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 50% of the credit reported during that period. Mortgagors must provide a reasonable explanation letter for all payments 60 days or more late within the last 12 months. No bankruptcy or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on mortgaged properties consisting of two-to-four units and condominiums. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 70% for single family and condominium properties, and 65% for mortgaged properties consisting of two units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income.

                  "Program IV;" Credit Grade: "B-." Under the "B-" risk category, the applicant must have generally repaid installment and revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 60-day late payment within the last 12 months, and a maximum of at most 30 days late at time of application is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Certain non-consumer credit, collections, or judgments, may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. Mortgagors must provide a reasonable explanation letter for all payments 60 days or more late within the last 12 months. No bankruptcy or notice of default filings may have occurred within the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and/or refinance mortgage loan on an owner-occupied single family property. For non-owner occupied purchase and refinance properties, the maximum Loan-to-Value Ratio is 65% for single family and second home properties. Generally, the debt service-to-income ratio must not exceed 55%.

                  "Program V;" Credit Grade:  "C." Under the "C" risk  category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. Mortgagors must provide a reasonable explanation letter for all payments 60 days or more late within the last 12 months. No bankruptcy or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and refinance mortgage loan on an owner-occupied single family property. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 60% for single family and second home properties. Generally, the debt service-to-income ratio must not exceed 55%; however, 55%-60% will be considered on a case-by-case basis.

                  "Program VI;" Credit Grade: "C-." Under the "C-" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. On a case-by-case basis, the applicant may have a notice of default/foreclosure within the last 24 months with a good explanation. The applicant may not currently be in bankruptcy; however, the applicant may have had a bankruptcy with a good explanation and proof of dismissal/discharge. Consumer derogatory items will be considered on a case-by-case basis. Long Beach underwriters must be satisfied that the problem that caused the "C-" credit no longer exists and that there is a reasonable expectation that the applicant will repay the mortgage loan according to the terms and conditions agreed upon. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 70% is permitted for a purchase money mortgage loan, and a maximum Loan-to-Value Ratio of 65% is permitted for a refinance of an owner-occupied single family property. On a case-by-case basis, the maximum Loan-to-Value Ratio permitted for a non-owner occupied purchase money and refinance mortgage loan is 50%. Generally, the debt service-to-income ratio must not exceed 55%; however, 55%-60% will be considered on a case-by-case basis.

         Approximately _____%, _____%, _____% and _____% of the Long Beach Loans in Group I and _____%, _____%, _____% and _____% of the Long Beach Loans in Group II are in Seller's PAG II, Seller's PAG III, Seller's PAG IV and Seller's PAG V risk categories, respectively.

         Mortgage Loans Originated by Other Originators

         The following discussion addresses Mortgage Loans originated by Originators other than Long Beach. The Mortgage Loans have been originated by the Originators in accordance with the Underwriting Guidelines established by each of them and reviewed and approved by the Seller. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (75% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

         All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed
individual,   reviews  the  income   documentation   obtained  pursuant  to  the
Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

         Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed the Originator.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The Mortgage Loans originated by the Originators other than Long Beach were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $3,500,000. Mortgage loans may, however, be originated generally up to $500,000, provided the LTV is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one-to-four-family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

         The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the LTV is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated

Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

         The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         ARCC Performance Assumption Grouping

         The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

         Seller's PAG I
         --------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five (5) years of established credit with five (5) trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

         Seller's PAG II
         ---------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately three (3) years of established credit with three (3) trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

         Seller's PAG III
         ----------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately two (2) years of established credit with two
         (2) trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

         Seller's PAG IV
         ---------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum of 90 day delinquencies for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

         Seller's PAG V
         --------------

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

         Approximately _____%, _____%, _____%, and _____% of the Initial Group I Mortgage Loans (including Long Beach Loans) and _____%, _____%, _____%, and _____% of the Initial Group II Mortgage Loans (including Long Beach Loans) are in the Seller's PAG II, PAG III, PAG IV, and PAG V, categories, respectively.

         Approximately _____%, _____%, and _____% of the Initial Group I Mortgage Loans that are not Long Beach Loans and _____%, _____%, and _____% of the Initial Group II Mortgage Loans that are not Long Beach Loans are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

Prepayment Penalties

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately _____% of the Mortgage Loans provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally during the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

         The Seller plans to initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

Representations Relating to the Mortgage Loans

         Each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator to the Seller or another party who sold Mortgage Loans to the Seller in a loan purchase and sale agreement (each, a "Transfer Agreement"), which will be assigned to the Trust. Such representations and warranties generally include, among other things, that:
(i) the information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the specified date; (ii) each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations; (iii) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (iv) as of the Cut-Off Date each Mortgage Loan was secured by a valid and subsisting first lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (v) each Originator or other party to a Transfer Agreement held good and indefeasible title to, and was the sole owner of, each Mortgage Loan when conveyed by such Originator or other party; and (vi) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

         If an Originator or other party to a Transfer Agreement cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners or the Insurer in such Mortgage Loan within a time period specified in the Transfer Agreement, such Originator or other party will be obligated under the related Transfer Agreement to purchase from the Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Transfer Agreement which Loan Purchase Price will be no less than the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate (net of the applicable Servicing Fee) (the "Net Coupon Rate").

         As to any such Mortgage Loan required to be repurchased by an Originator, as provided above, rather than repurchase the Mortgage Loan, such Originator may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the substitution in its place of another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the Agreement).

         Upon receipt of notice by a Servicer or upon a Servicer becoming aware that a representation and warranty made by an Originator in the Transfer Agreement has been breached, such Servicer will be required to promptly notify the related Originator, the Insurer, the Trustee and the Seller of such breach and request that such Originator cure such breach or honor its repurchase or substitution obligations for the benefit of the Trust. The foregoing will constitute the sole remedy available to the Trust for a breach of representation by an Originator.

The Servicers

         The information set forth below concerning the Servicers has been provided to the Depositor by the related Servicer. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has either Servicer made any such investigation with respect to information about the other Servicer.

         Advanta

         Advanta Mortgage Corp. USA ("Advanta") will act as one of the Servicers of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly traded company based in Horsham, Pennsylvania with assets as of March 31, 1996 in excess of $5.0 billion.

         Advanta Parent, through its subsidiaries (including Advanta) managed assets (including mortgage loans) in excess of $16.1 billion as of March 31, 1996.

         As of March 31, 1996, Advanta and its subsidiaries were servicing approximately 34,000 mortgage loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $1.9 billion, and approximately 29,900 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $923 million.

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of Advanta for its servicing portfolio, excluding certain loans serviced by Advanta that were not originated or purchased and reunderwritten by affiliates of Advanta (the "Owned and Managed Servicing Portfolio"), of fixed and variable rate mortgage loans as of March 31, 1996, and for each of the four prior years. In addition to the Owned and Managed Servicing Portfolio, Advanta serviced as of March 31, 1996, approximately 29,900 mortgage loans with an aggregate principal balance as of such date of approximately $923 million; such loans were not originated by Advanta or affiliates of Advanta and are being serviced for third parties on a contract servicing basis (the "Third Party Servicing Portfolio"). No loans in the Third Party Servicing Portfolio are included in the tables set forth below.


                                     DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                                  ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                                                 OF MORTGAGE LOANS

                                                   Year Ending December 31,
               ------------------------------------------------------------------------------------------------
                                                                                                                Three Months Ending
                        1992                   1993                     1994                    1995              March 31, 1996
               ---------------------------------------------------------------------------------------------------------------------
                              By                      By                      By                       By                     By
                 By No.     Dollar                  Dollar                  Dollar                   Dollar                 Dollar
                   of       Amount      By No.      Amount      By No.      Amount      By No.       Amount     By No.      Amount
                 Loans     of Loans    of Loans    of Loans    of Loans    of Loans    of Loans     of Loans   of Loans    of Loans
               ---------------------------------------------------------------------------------------------------------------------
Portfolio        22,318    $908,541     25,460    $1,149,864    26,446    $1,346,100    32,592     $1,797,582   $34,422   $1,928,336
Delinquency
 percentage(1)
 30-59 days      2.71%      2.59%       2.43%        2.22%       2.01%       1.57%       2.67%       2.44%       1.97%      1.94%
 60-89 days       0.64       0.64        0.77        0.63        0.57        0.45        0.72         0.71       0.65        0.65
 90 days or       1.52      1.69%        2.19        2.12        1.85        1.51        1.69         1.23       1.58        1.25
                  ----      -----        ----        ----        ----        ----        ----         ----       ----        ----
more
Total            4.87%      4.92%       5.39%        4.97%       4.43%       3.53%       5.08%       4.38%       4.20%      3.84%
Foreclosure      2.13%      2.78%       1.32%        1.62%       1.35%       1.38%       1.29%       1.53%       1.37%      1.62%
rate(2)
REO              0.35%        --        0.42%         --         0.47%        --         0.52%         --        0.49%        --
properties(3)

- ------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.
(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.
(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by Advanta pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
               OF ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*

                                                                     Year Ending December 31,
                                      -----------------------------------------------------------------------
                                             1992             1993              1994              1995          March 31,
                                                                                                                  1996
                                      --------------------------------------------------------------------------------------
                                                                      (Dollars in thousands)
Average amount outstanding(1)              $786,178        $1,049,447        $1,225,529        $1,540,238      $1,850,765
Gross losses(2)                             $6,069           $14,115           $20,886           $13,978         $3,341
Recoveries(3)                                $145             $123              $179              $148             $15
Net losses(4)                               $5,924           $13,992           $20,707           $13,830         $3,326
Net losses as a percentage of
 average amount outstanding                 0.75%             1.33%             1.69%             0.90%         0.72%(5)

- ------------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" represents "Gross Losses" minus "Recoveries".
(5)      Annualized
* Managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

         Advanta experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors; the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance on the Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, are 0.82%, 1.42%, 0.88% and 0.45% for the periods ending December 31, 1995, December 31, 1994, December 31, 1993 and December 31, 1992 respectively.*

- -----------------
* Managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

         Long Beach Mortgage Company

         Long Beach Mortgage Company (referred to herein as "Long Beach"), a Delaware corporation, was incorporated in June 1994, and is approved as a seller/servicer for FNMA and FHLMC and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. On October 7, 1994, Long Beach succeeded to the mortgage banking business formerly conducted by Long Beach Bank, F.S.B., a federally chartered savings bank (the "Bank"), including all operating systems, computers, files and substantially all personnel maintained and utilized by the Bank in its mortgage banking operations prior to its reorganization.

         The  principal  business  of Long  Beach  is  originating,  purchasing, selling and servicing residential real estate loans secured by one- to four-family properties ("single-family") and multi-family properties containing five or more units ("multi-family"). The initial working capital for Long Beach's operations was provided by Long Beach Financial Services Company. Its principal sources of funds are anticipated to be sales of loans and mortgage-backed securities, bank lines of credit, term loans and other borrowings. At December 31, 1995, Long Beach had 79 offices, consisting of 33 loan origination centers located in California and 46 loan origination centers located in Arizona, Colorado, Georgia, Illinois, Indiana, Michigan, Minnesota, Nevada, New Mexico, Oregon, Utah, Washington and Wisconsin.

         Lending Activities and Loan Sales. Long Beach originates single-family and multi-family real estate loans through referrals from mortgage brokerage companies and through its network of offices and loan origination centers. Long Beach also participates in secondary market activities by originating and selling mortgage loans, participations in loans, or mortgage-backed securities in the secondary market, generally retaining loan servicing; however, in some cases Long Beach's whole loan sale agreements provide for the transfer of servicing rights. In addition, Long Beach intends to retain mortgage loans in its own portfolio to provide a stable source of interest income and to provide collateral to secure borrowings.

         Before Long Beach originates any mortgage loans which are based on application packages submitted through a mortgage brokerage company that is new to Long Beach, such mortgage brokerage company is examined by Long Beach through license and reference checks and through a personal visit by a senior Long Beach representative. If at any time Long Beach determines that a mortgage brokerage company consistently submits applications for loans which do not meet Long Beach's underwriting and quality control standards, Long Beach terminates its relationship with that mortgage brokerage company.

         Long Beach's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Long Beach's loan portfolio also includes loans for commercial and industrial properties. Long Beach's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the U.S. Department of Veterans Affairs (the "VA").

         The following table summarizes Long Beach's (including that of its predecessor, in interest Long Beach Bank) one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Long Beach from other loan originators.


                                                                         Year Ended December 31,

                                         ---------------------------------------------------------------------------------------
                                                  1992                  1993                  1994                 1995
                                         ---------------------------------------------------------------------------------------
                                                                         (Dollars in Thousands)

                                         ---------------------------------------------------------------------------------------
Originations.............................             $959,534              $786,374           $1,062,593           $1,112,890

Sales....................................           $1,081,001              $788,291           $1,081,841           $1,108,162



         Loan Servicing. Generally, Long Beach services all the mortgage loans it originates whether those loans are sold or retained in its portfolio. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Long Beach's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Long Beach relating to its loan servicing activities are reviewed annually as part of the audit of Long Beach's financial statements conducted by its independent accountants.

         Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Long Beach attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Long Beach's customary procedures for residential mortgage loans serviced by it for its own account, Long Beach generally mails a notice of intent to foreclose to the mortgagor after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Long Beach. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

Long Beach Programs -- Servicing Portfolio

         The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, Long Beach Bank, F.S.B.) at the dates indicated on its servicing portfolio of mortgage loans originated under the Long Beach Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                                                                                At December 31,
                                             --------------------------------------------------------------------------------------
                                                    1991              1992             1993             1994            1995
                                             --------------------------------------------------------------------------------------

Total Outstanding Principal Balance.........          $930,728       $1,561,256        $1,948,978      $2,422,604      $2,405,639
Number of Loans.............................             7,094           12,257            16,289          21,291          22,775
DELINQUENCY
Period of Delinquency:
31-60 Days
   Principal Balance........................           $13,518          $12,630           $13,079         $16,816         $32,483
   Number of Loans..........................                97               91               106             131             286
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........             1.45%            0.81%             0.67%           0.69%           1.35%
     Delinquency as a Percentage of
     Number of Loans........................             1.37%            0.74%             0.65%           0.62%           1.26%
61-90 Days
   Principal Balance........................            $7,949          $10,753           $13,144         $18,104         $21,249
   Number of Loans..........................                59               75                93             129             188
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........             0.85%            0.69%             0.67%           0.75%           0.88%
     Delinquency as a Percentage of
     Number of Loans........................             0.83%            0.61%             0.57%           0.61%           0.83%
91 Days or More
   Principal Balance........................           $24,482          $48,643           $60,621         $70,034         $94,201
   Number of Loans..........................               154              334               418             509             765
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........             2.63%            3.12%             3.11%           2.89%           3.92%
   Delinquency as a Percentage of
     Number of Loans........................             2.17%            2.72%             2.57%           2.39%           3.36%
Total Delinquencies:
   Principal Balance........................           $45,949          $72,026           $86,844        $104,953        $147,933
   Number of Loans..........................               310              500               617             769           1,239
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........             4.94%            4.61%             4.46%           4.33%           6.15%
   Delinquency as a Percentage of
     Number of Loans........................             4.37%            4.08%             3.79%           3.61%           5.44%
FORECLOSURES PENDING(1)
   Principal Balance........................           $27,452          $50,104           $64,443         $77,960        $102,962
   Number of Loans..........................               184              342               449             583             859
   Foreclosures Pending as a Percentage of
     Total Outstanding Principal Balance....             2.95%            3.21%             3.31%           3.22%           4.28%
   Foreclosures Pending as a Percentage of
     Number of Loans........................             2.59%            2.79%             2.76%           2.74%           3.77%
NET LOAN GAINS (LOSSES) for the Period(2)...
                                                        $ (57)        $ (3,198)        $ (13,449)      $ (24,617)      $ (24,320)
NET LOAN GAINS (LOSSES) as a Percentage of Total
   outstanding Principal Balance............           (0.01)%          (0.20)%           (0.69)%         (1.02)%         (1.01)%

- -------------

   (1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

   (2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of Long Beach Program loans serviced by Long Beach have been conveyed to REMIC trust funds.

         As of December 31, 1995, 363 one- to four-family residential properties relating to loans in Long Beach's total servicing portfolio had been acquired through foreclosure or deed-in-lieu of foreclosure and were not liquidated, 300 of which properties relate to the B 1st, B 1st Fast Trac, B 1st QuickCredit and B 1st QuickCredit Fast Trac residential mortgage loan servicing portfolio.

         There can be no assurance that the delinquency and loss experience of the Long Beach Loans will correspond to the loss experience of Long Beach's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for residential mortgages originated under the Long Beach Programs and serviced by Long Beach only for the years presented, whereas the aggregate delinquency and loss experience on the Long Beach Loans will depend on the results obtained over the life of the Trust. Long Beach's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Long Beach Loans. A substantial number of the Long Beach Loans may also have been originated based on Long Beach Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. In addition, it should be noted that a portion of the period covered by the foregoing table was one in which real estate values were appreciating, particularly in the areas of California where properties securing the related loans were located. However, over the last several years, the residential real estate markets in many regions of the country, including California, have experienced general deterioration, and should such decline in property values continue such that the principal balances of the Long Beach Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Long Beach. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Long Beach Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Long Beach Loans.

Residential Loan Servicing Portfolio

         The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, Long Beach Bank, F.S.B.) at the dates indicated on its entire servicing portfolio (inclusive of loans originated under the Long Beach Programs) of residential (including multi-family) mortgage loans:

                                                                          At December 31,
                                   ----------------------------------------------------------------------------------------------
                                     1991                     1992              1993               1994              1995
                                   ----------------------------------------------------------------------------------------------

Total Outstanding Balance                  $1,749,232         $2,249,834        $2,434,615         $2,721,665        $2,790,704
Number of Loans                                15,536             19,235            21,159             24,669            26,766
DELINQUENCY
Period of Delinquency:
31-60 Days
  Principal Balance                           $26,077            $21,394           $21,834            $20,923           $35,503
  Number of Loans                                 235                220               224                195               327
  Delinquency as a Percentage of
    Total Outstanding Principal Balance         1.49%              0.95%             0.90%              0.77%             1.27%
Delinquency as a Percentage of
    Number of Loans                             1.51%              1.14%             1.06%              0.79%             1.22%
61-90 Days
  Principal Balance                           $13,600            $18,360           $19,321            $24,013           $25,237
  Number of Loans                                 128                173               177                193               253
  Delinquency as a Percentage of
    Total Outstanding Principal Balance         0.78%              0.82%             0.79%              0.88%             0.90%
  Delinquency as a Percentage of
    Number of Loans                             0.82%              0.90%             0.84%              0.78%             0.95%
91 Days or More
  Principal Balance                           $47,910            $85,403           $92,100            $97,202          $109,703
  Number of Loans                                 406                764               765                771               977
  Delinquency as a Percentage of
    Total Outstanding Principal Balance         2.74%              3.80%             3.78%              3.57%             3.93%
  Delinquency as a Percentage of
    Number of Loans                             2.61%              3.97%             3.62%              3.13%             3.65%
Total Delinquencies:
  Principal Balance                           $87,587           $125,157          $133,255           $142,138          $170,444
  Number of Loans                                 769              1,157             1,166              1,159             1,557
  Delinquency as a Percentage of
    Total Outstanding Principal Balance         5.01%              5.56%             5.47%              5.22%             6.11%
Delinquency as a Percentage of
    Number of Loans                             4.95%              6.02%             5.51%              4.70%             5.82%
FORECLOSURES PENDING(1)
  Principal Balance                           $45,987            $87,439           $96,810           $111,514          $132,679
  Number of Loans                                 415                737               748                955             1,200
  Foreclosures Pending as a Percentage
    of Total Outstanding Principal
    Balance                                     2.63%              3.89%             3.98%              4.10%             4.75%
  Foreclosures Pending as a
    Percentage of Number of Loans               2.67%              3.83%             3.54%              3.87%             4.48%
NET LOAN GAINS (LOSSES) for the
 Period(2)                                     $(728)          $(10,796)         $(35,474)          $(51,296)         $(37,914)
NET LOAN GAINS (LOSSES) as a
  Percentage of Total Outstanding Principal
   Balance                                    (0.04)%            (0.48)%           (1.46)%            (1.88)%           (1.36)%


- --------------------------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.
(2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by Long Beach have been conveyed to REMIC trust funds.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by Long Beach has increased from $1,209,505,000 at December 31, 1990, to $2,790,704 at
December 31, 1995, the total outstanding principal balance of residential loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Long Beach Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Long Beach Loans will not change.

         In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of mortgagors and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, Long Beach may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         In the opinion of Long Beach, the period to period changes in the delinquency and loss experience set forth in the table above are attributable primarily to the introduction and seasoning of higher credit risk mortgage loans, as measured by credit risk category under Long Beach's underwriting guidelines, and a general downturn in the California economy.

         Option One Mortgage Corporation

         Option One Mortgage Corporation ("Option One") was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         As of December 31, 1994, Option One was a wholly-owned subsidiary of Plaza Home Mortgage Bank, which was in turn a wholly-owned subsidiary of Plaza Home Mortgage Corporation ("PHMC"). On March 3, 1995, Fleet National Bank, Rhode Island acquired 100% of the outstanding stock of PHMC. Following such acquisition, Option One became a subsidiary of Fleet National Bank, Rhode Island, which is in turn a subsidiary of Fleet Financial Group, Inc. As of December 31, 1995, Option One had three loan origination centers in California and one loan origination center in each of Florida, Georgia, Illinois, Ohio, Texas and Virginia.

         Option One operates as a stand-alone mortgage banking company with functional reporting responsibility to Fleet Financial Group, Inc. Option One is a FNMA approved servicer. Option One assumed full servicing responsibilities for the non-conforming credit servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such acquisition, Option One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned.

         The following tables set forth, as of December 31, 1993, 1994 and 1995 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's servicing portfolio of mortgage loans originated under the Option One Guidelines (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.


                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)

                                            At December 31,                At December 31,               At December 31,
                                                  1993                          1994                           1995
                                -------------------------------------------------------------------------------------------------
                                                    Percent Percent                Percent Percent               Percent  Percent
                                     By No.    By    By No.   by    By No.   By     By No.   by   By No.    By    By No.    by
                                       of    Dollar    of   Dollar    of   Dollar    of    Dollar   of    Dollar    of    Dollar
                                      Loans  Amount  Loans  Amount  Loan   Amount   Loans  Amount Loans   Amount  Loans   Amount
                                -------------------------------------------------------------------------------------------------

Total Portfolio.................       1,233 $146,352   N/A     N/A  6,115 $615,488    N/A    N/A 12,686 1,153,199   N/A     N/A
Period of Delinquency:
         31 - 59 days...........           2    251     .16     .17     32   3,247     .52    .53    126   11,364    .99     .99
         60 - 89 days...........           3    265     .24     .18     17   1,637     .28    .27     87    8,138    .69     .71
         90 days or more........           2    282     .16     .19     28   3,556     .46    .58    294   28,982   2.32    2.51
                                           -    ---     ---     ---     --   -----     ---    ---    ---   ------   ----    ----
Total Delinquent Loans..........           7    798     .56     .54     77   8,440    1.26   1.38    507   48,484   4.00    4.21
Loans in Foreclosure*...........           4    415     .32     .28     50   5,328     .82    .87    301   28,874   2.37    2.50

- --------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."




                                                 Real Estate Owned
                                              (Dollars in Thousands)

                                    At December 31,                At December 31,               At December 31,
                                         1993                            1994                         1995
                            -------------------------------------------------------------------------------------------
                                               By Dollar                      By Dollar                     By Dollar
                                 By No.         Amount          By No.          Amount         By No.        Amount
                                of Loans       of Loans        of Loans        of Loans       of Loans      of Loans
                            -------------------------------------------------------------------------------------------
Total Portfolio............      1,233         $146,352         6,115          $615,488        12,686       1,153,199
Foreclosed Loans(1)........        0               0              12            1,512            80           7,634
Foreclosed Ratio(2)........        0              .00            .20             .25            .63            .66


- ------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                              Loan Loss Experience on
                                         Option One's Servicing Portfolio
                                                 of Mortgage Loans
                                              (Dollars in Thousands)


                                              Year Ending December 31,
                                      -----------------------------------------
                                           1993          1994           1995
                                      -----------------------------------------

Total Portfolio (1)                      $146,352      $615,488      $1,153,199
Gross Losses (2)                            $0            $17          $1,291
Recoveries (3)                              $0            $0             --
Net Losses (4)                              $0            $17          $1,291
Net Losses as a Percentage of Total
Portfolio                                 0.00%          0.00%          .11%


- -----------------------------------

(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" means "Gross Losses" minus "Recoveries."


         The following tables set forth, as of December 31, 1993, 1994 and 1995 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.

                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)

                                            At December 31,                At December 31,               At December 31,
                                                  1993                          1994                           1995
                                -------------------------------------------------------------------------------------------------
                                                    Percent Percent                Percent Percent               Percent Percent
                                     By No.    By    By No.   by    By No.   By    By No.    by   By No.    By    By No.   by
                                       of    Dollar    of   Dollar    of   Dollar    of    Dollar   of    Dollar    of   Dollar
                                      Loans  Amount  Loans  Amount   Loan  Amount   Loans  Amount Loans   Amount  Loans  Amount
                                -------------------------------------------------------------------------------------------------

Total Portfolio.................       1,233 $146,352   N/A     N/A  6,115 $615,488    N/A    N/A 14,625 1,367,031   N/A     N/A
Period of Delinquency:
         31 - 59 days...........           2    251     .16     .17     32   3,247     .52    .53    161   16,501   1.10    1.21
         60 - 89 days...........           3    265     .24     .18     17   1,637     .28    .27    104   10,117    .71     .74
         90 days or more........           2    282     .16     .19     28   3,556     .46    .58    388   40,275   2.65    2.95
                                           -    ---     ---     ---     --   -----     ---    ---    ---   ------   ----    ----
Total Delinquent Loans..........           7    798     .56     .54     77   8,440    1.26   1.38    653   66,893   4.46    4.90
Loans in Foreclosure*...........           4    415     .32     .28     50   5,328     .82    .87    388   38,985   2.65    2.85

- --------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."



                                                 Real Estate Owned
                                              (Dollars in Thousands)

                                    At December 31,                At December 31,               At December 31,
                                         1993                            1994                         1995
                            -------------------------------------------------------------------------------------------
                                               By Dollar                      By Dollar                     By Dollar
                                 By No.         Amount          By No.          Amount         By No.        Amount
                                of Loans       of Loans        of Loans        of Loans       of Loans      of Loans
                            -------------------------------------------------------------------------------------------
Total Portfolio............      1,233         $146,352         6,115          $615,488        14,625       1,367,031
Foreclosed Loans(1)........        0               0              12            1,512           100           9,632
Foreclosed Ratio(2)........        0              .00            .20             .25            .68            .70


- ------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                              Loan Loss Experience on
                                         Option One's Servicing Portfolio
                                                 of Mortgage Loans
                                              (Dollars in Thousands)


                                                Year Ending December 31,
                                       ----------------------------------------
                                          1993            1994         1995
                                       ----------------------------------------

Total Portfolio (1)                     $146,352        $615,488    $1,367,031
Gross Losses (2)                           $0              $17        $1,506
Recoveries (3)                             $0              $0          ---
Net Losses (4)                             $0              $17        $1,506
Net Losses as a Percentage of Total
Portfolio                                0.00%            0.00%        .11%


- -----------------------------------

(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)   "Net Losses" means "Gross Losses" minus "Recoveries."

General

         There can be no assurance that the delinquency experience of the Option One Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. See "The Portfolio of Mortgage Loans -- General" herein. The statistics shown above represent the delinquency experience for Option One's residential mortgage servicing portfolio only for the periods presented, whereas the delinquency experience on the Option One Loans will depend on the results obtained over the life of such Option One Loans. Option One's residential mortgage servicing portfolio includes mortgage loans with a variety of payment, credit and other characteristics (including geographic location) which may not be representative of the payment, credit and other characteristics of the Option One Loans. Option One has limited default information with respect to the mortgage loans originated under the Guidelines and is unable to predict the delinquency and foreclosure that might be expected with respect to the Option One Loans. See "Risk Factors -- Risk of Higher Delinquencies Associated with Guidelines" herein. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Option One Loans and accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loan Pool.

         No industrywide data is available for mortgage loans for mortgagors with less than FNMA credit quality. See "The Portfolio of Mortgage Loans -- Guidelines" herein.

                                 USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Notes and the Certificates. Net proceeds from the sale of the Notes and the Class A Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Initial Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Initial Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinated Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995, and is a wholly-owned subsidiary of AMRESCO, Inc. The Depositor maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                                   THE SELLER

         The Seller was incorporated in the State of Delaware on October 13, 1995, and is a wholly-owned subsidiary of AMRESCO, Inc. The Seller maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201.
Neither the Seller nor any of its affiliates will insure or guarantee distributions on the Certificates.

                             THE MORTGAGE LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased by the Trust from the Depositor from time to time on or before __________ ___, 199__, from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans, any Qualified Replacement Mortgages and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, to be purchased by the Trust will be sold by the Originator to the Seller, by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the scheduled principal balances of the Initial Mortgage Loans as of the Cut-Off Date, and giving effect to all payments due on or prior to the Cut-Off Date. The Initial Mortgage Loan Pool consists of fixed rate Mortgage Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Mortgage Loans and

Balloon Loans). The Initial Mortgage Loans have the characteristics set forth below as of the Cut-Off Date. Percentages expressed herein based on Loan Balances and number of Initial Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         The Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Mortgage Loans

         The information set forth is based upon data provided to the Depositor by the Servicers. Neither the Depositor, the Seller, the Underwriters, Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such information.

         As of the Cut-Off Date, the average Loan Balance of the Mortgage Loans was $___________; the weighted average Loan-to-Value Ratio of the Mortgage Loans was _____%; the weighted average remaining term to maturity was _____ months; the weighted average original term to maturity was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Mortgage Loans ranged from _____ months to _____ months. The minimum and maximum Loan Balances of Mortgage Loans as of the Cut-Off Date were $___________ and $___________, respectively. Mortgage Loans containing "balloon" payments represented not more than _____% of the Original Aggregate Loan Balance of Mortgage Loans. No Mortgage Loan will mature later than _____________, 2026.

         All the Mortgage Loans bear interest at a fixed rate for the life of the related Mortgage Loans. The Mortgage Loans consist of _____ Mortgage Loans aggregating $___________. The Coupon Rates of the Mortgage Loans ranged from _____% to _____%. The weighted average Coupon Rate of the Initial Mortgage Loans was
- -----%.

                 Geographic Distribution of Mortgaged Properties

         The geographic distribution of Mortgage Loans by state, as of the Cut-Off Date, was as follows:


                                                    Number of                 Aggregate             % of Aggregate
Geographic Area                                  Mortgage Loans             Loan Balance             Loan Balance
- ---------------                                  --------------             ------------             ------------
Arizona
California
Colorado
Delaware
Florida
Georgia
Illinois
Indiana
Kansas
Louisiana
Maryland
Michigan
Minnesota
Missouri
Nevada
New Mexico
North Carolina
Ohio
Oregon
Pennsylvania
Texas
Utah
Washington
Wisconsin
Wyoming

Total                                                                                                       100.00
                                                                                                            ======
                                                                                                 %
                                                                                                 =

                          Original Loan-to-Value Ratios

         The original loan-to-value ratios as of the date of origination of the Mortgage Loans (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

         Range of                      Number of                     Aggregate              % of Aggregate
       Original LTVs                 Mortgage Loans                Loan Balance              Loan Balance
       -------------                 --------------                ------------              ------------
 5.001   -   10.000%
10.001   -   15.000%
20.001   -   25.000%
25.001   -   30.000%
35.001   -   40.000%
40.001   -   45.000%
45.001   -   50.000%
50.001   -   55.000%
55.001   -   60.000%
60.001   -   65.000%
65.001   -   70.000%
70.001   -   75.000%
75.001   -   80.000%
80.001   -   85.000%
85.001   -   90.000%
         Total:                                                                                    100.00%
                                                                                                   ======


                            Cut-Off Date Coupon Rates

         The Coupon Rates borne by the Notes relating to the Mortgage Loans were distributed as follows as of the Cut-Off Date:

        Range of                       Number of                         Aggregate                    % of Aggregate
      Coupon Rates                   Mortgage Loans                    Loan Balance                    Loan Balance
      ------ -----                   -------- -----                    ---- -------                    ---- -------
8.01     -      8.50%
8.51     -      9.00%
9.01     -      9.50%
9.51     -     10.00%
10.01    -     10.50%
10.51    -     11.00%
11.01    -     11.50%
11.51    -     12.00%
12.01    -     12.50%
12.51    -     13.00%
13.01    -     13.50%
13.51    -     14.00%
         Total:                                                                                           100.00%
                                                                                                          ======

                           Cut-Off Date Loan Balances

         The distribution of the outstanding principal amounts of the Mortgage Loans as of the Cut-Off Date was as follows:


                               Number of                    Aggregate                 % of Aggregate
Range of Loan Balances      Mortgage Loans                Loan Balance                 Loan Balance
- ----------------------      --------------                ------------                 ------------
  $0.00    -    $50,000
 50,001    -   $100,000
100,001    -   $150,000
150,001    -   $200,000
200,001    -   $250,000
250,001    -   $300,000
300,001    -   $350,000
450,001    -   $500,000

  Total                                                                                   100.00%
                                                                                          ======



                          Types of Mortgaged Properties

         The Mortgaged Properties securing the Mortgage Loans as of the Cut-Off Date were of the property types as follows:


                                Number of                     Aggregate                 % of Aggregate
Property Types               Mortgage Loans                 Loan Balance                 Loan Balance
- --------------               --------------                 ------------                 ------------
Single-family
PUD
Condominiums
2-4 Family
Mobile Home

               Total                                                                         100.00%
                                                                                             ======


                 Distribution of Months Since First Payment Date

         The distribution of the number of months since the date of origination of the Mortgage Loans as of the CutOff Date was as follows:



Months Elapsed                            Number of                     Aggregate                   % of Aggregate
Since Origination                      Mortgage Loans                 Loan Balance                   Loan Balance
- -----------------                      --------------                 ------------                   ------------
0   -   6

                           Total                                                                       100.00%
                                                                                                       ======

                   Distribution of Remaining Term to Maturity

         The distribution of the number of months remaining to maturity of the Mortgage Loans as of the Cut-Off Date was as follows:


Months Remaining                          Number of                     Aggregate                   % of Aggregate
to Maturity                            Mortgage Loans                 Loan Balance                   Loan Balance
- -----------                            --------------                 ------------                   ------------
109  -  120
169  -  180
229  -  240
349  -  360
             Total                                                                                      100.00%
                                                                                                        ======


                                Occupancy Status

         The occupancy status of the Mortgaged Properties securing the Mortgage Loans as of the Cut-Off Date was as follows



                                          Number of                     Aggregate                   % of Aggregate
Occupancy Status                       Mortgage Loans                 Loan Balance                   Loan Balance
- ----------------                       --------------                 ------------                   ------------
Owner Occupied
Non-Owner Occupied

                           Total                                                                        100.00%
                                                                                                        ======

Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the Trust to acquire approximately $__________ in aggregate principal balance of Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Loan Pool will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others (which may be waived or modified by the Insurer): (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent CutOff Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed ___ months; (iii) no Subsequent Mortgage Loan will have a Coupon Rate less than ____%; and (iv) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the
Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least _____%; (b) will have a weighted average Loan-to-Value Ratio of not more than ____%; (c) will not have any Balloon Loans; (d) will not have a weighted average remaining term to stated maturity of more than ___ months; and (e) will have no Mortgage Loan with a principal balance in excess of $_______.

         All the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Class A Certificates"), the yield to maturity on the Notes and the Class A Certificates will be affected by the rate of payment of principal of the Mortgage Loans, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Originators of Mortgage Loans or other party to a Transfer Agreement. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition to the foregoing factors affecting the weighted average life of the Notes and the Class A Certificates, the subordination provisions of the Trust result in a limited acceleration of the Notes relative to the amortization of the related Mortgage Loans until the related Specified Subordination Amount is reached. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Notes. This acceleration feature creates overcollateralization equal to the excess of the aggregate Loan Balances of the Mortgage Loans over the sum of the Note Principal Balance and the Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

         A majority of the Mortgage Loans contain prepayment penalty provisions.
For  a  discussion  of  such   provisions,   see  "The   Portfolio  of  Mortgage
Loans--Prepayment Penalties" herein.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the Notes and the Class A Certificates will receive a partial prepayment on the Payment Date in __________ 199__.

         Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre- Funding Account and that there should be no material principal prepaid to the Owners of the Notes and the Class A Certificates.

Projected Prepayment and Yield for Notes and Class A Certificates

         As indicated above, if purchased at other than par, the yield to maturity on a Note or a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Note or a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Note or a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Maturity Date of the Notes is _______ and the "Final Scheduled Payment Date" for the Class A Certificates is _______________. These dates are the dates on which the "Initial Note Principal Balance" and the "Initial Class A Certificate Principal Balance" would be reduced to zero assuming that no Prepayments are received on the Mortgage Loans, that scheduled monthly payments of principal of and interest on the related Mortgage Loans are timely received and Subordination Increase Amounts will be paid to the Owners of the Notes. The Maturity Date for the Notes and the Final Scheduled Payment Date for the Class A Certificates is the thirteenth Payment Date following the calendar month in which the Loan Balances of all Mortgage Loans which may be purchased at the end of the Funding Period with an original term of 360 months will have been reduced to zero assuming that the Mortgage Loans pay in accordance with their terms. The weighted average life of the Notes and the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes and the Class A Certificates could occur significantly earlier because (i) Prepayments are likely to occur, (ii) the Owners of the Subordinated Certificates may cause a termination of the Trust when the outstanding Class A Certificate Principal Balance is less than 10% of the original Class A
Certificate Principal Balance and (iii) the Servicers may each purchase all Mortgage Loans serviced by them, thereby causing a termination of the Trust when the outstanding Class A Certificate Principal Balance is less than 5% of the Original Class A Certificate Balance.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

         The tables at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The "Constant Prepayment Rate" or "CPR" represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Notes or Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         It is very unlikely that the Mortgage Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all the Mortgage Loans will prepay at the same rate. There will be discrepancies between the actual characteristics of the Mortgage Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Notes and the Class A Certificates.

         Because the tables were prepared on the basis of the assumptions in the following paragraph, there will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy will likely have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Notes and the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes and the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) Mortgage Loans have the characteristics set forth in the table below, (ii) the Closing Date occurs on __________, 199__, (iii) distributions are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in _______ 199__ in accordance with the priorities described herein,
(iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Premium Amount and the Trustee Fee, (v) prepayments include 30 day's interest thereon, (vi) optional termination or mandatory termination is exercised on the date on which the Outstanding Certificate Principal Balance has declined to less than 10% of the original Principal Balance, (vii) the "Specified Subordinated Amount" (as defined under "Description of the Offered Securities--Overcollateralization Provisions") is set initially as specified in the Indenture and thereafter decreases in accordance with the provisions of the Indenture, (viii) all the Pre-Funded Amount is used to acquire Subsequent Mortgage Loans on _________ 199__, and prior to such date, the Pre-Funded Amount accrues interest at a rate of _____% per annum, (ix) all Mortgage Loans pay on their respective due dates in accordance with their respective terms and (x) the Initial Note Principal Balance and Initial Class A Certificate Principal Balance is as set forth and under "Summary of Terms--Securities Offered" herein.


                                              Initial Mortgage Loans
                                                                                 Original          Remaining
                                                                                  Term to           Term to
                     Principal          Gross Coupon         Net Coupon          Maturity          Maturity
                      Balance               Rate                Rate            (in months)       (in months)
- -----------------------------------------------------------------------------------------------------------------



















                                             Subsequent Mortgage Loans

                                                                                               Original      Remaining
              Gross      Net                          Periodic      Monthly        Rate         Term to       Term to
Principal     Coupon   Coupon      Gross      Net       Rate        to Next       Change       Maturity      Maturity
 Balance       Rate     Rate      Margin   Life Cap     Cap          Reset      Frequency     (in months)   (in months)      Index
- ------------------------------------------------------------------------------------------------------------------------------------

         The following tables set forth the percentages of the initial principal amount of the Notes and the Class A Certificates that would be outstanding after each of the dates shown, based on a rate equal to 0%, 10%, 22%, 26% and 30% of the Prepayment Assumption (as defined above).


                     PERCENTAGE OF INITIAL PRINCIPAL BALANCE

                                        Notes                                                  Class A Certificates
 Payment Date             0%     10%        22%         26%         30%           0%         10%          22%        26%         30%
                          --     ---        ---         ---         ---           --         ---          ---        ---         ---
 Initial Balance
 __________, 1997
 __________, 1998
 __________, 1999
 __________, 2000
 __________, 2001
 __________, 2002
 __________, 2003
 __________, 2004
 __________, 2005
 __________, 2006
 __________, 2007
 __________, 2008
 __________, 2009
 __________, 2010
 __________, 2011
 __________, 2012
 __________, 2013
 __________, 2014
 __________, 2015
 __________, 2016
 __________, 2017
 __________, 2018
 __________, 2019
 __________, 2020
 __________, 2021
 __________, 2022
 __________, 2023
 __________, 2024
 __________, 2025
 __________, 2026
 __________, 2027

 Weighted Avg Life(1)





- -----------------------------

(1) The weighted average life of the Notes and the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial respective Note Principal Balance and Class A Certificate Principal Balance for such Class of Class A Certificate.

                                      S-45

Payment Lag Feature of Class A Certificates

         An amount equal to Mortgagor payments with respect to each Mortgage Loan (net of the Servicing Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; however, the Trustee will not be required to distribute any such amounts to the Owners of Class A Certificates until the next succeeding Payment Date. As a result, the monthly distributions to the Owners of the Class A Certificates generally reflect an Accrual Period with respect to Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until _________, 199__. Thus, the effective yield to the Owners of the Class A Certificates will be below that otherwise produced by the related Pass-Through Rate because the distribution of the related Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month.


                                 THE ORIGINATORS

         The Mortgage Loan Pool consists of _____ Initial Mortgage Loans purchased or originated by two originators (the "Originators") with aggregate outstanding Loan Balances of $___________. The largest Originator of such loans is ______________________________, which originated ____% of the Mortgage Loans and has committed to the Seller to originate all Subsequent Mortgage Loans. The other Originator is ______________ ________________, which originated _____% of the Mortgage Loans.


                    FORMATION OF THE TRUST AND TRUST PROPERTY

         AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") will be created and established as a business trust under Delaware law pursuant to the Trust Agreement. The Trust may not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities incidental to the foregoing. The Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue: (i) the Notes pursuant to the Indenture; and (ii) the Class A Certificates and the Subordinated Certificates pursuant to the Trust Agreement.

         The property of the Trust will include (a) the Mortgage Loans (other than payments due on the Mortgage Loans on or prior to the Cut-Off Date with respect to those Mortgage Loans that were current as of the Cut-Off Date) together with the related Mortgage Loan documents and the Seller's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Indenture Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Indenture Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Indenture Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other properties, (c) the Insurance Policy, (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (e) certain rights of the Seller under the Transfer Agreements (collectively, the "Trust Estate").

         The Notes will be secured by a pledge of the property of the Trust to the Indenture Trustee.

         The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Seller, the Servicers or any of their affiliates.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Notes and the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that mortgagors make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to pay the Notes and to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Notes and the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust..

Capitalization of the Trust

         The following table illustrates the anticipated capitalization of the Trust as of the Cut-off Date (based on the approximate original principal amounts of Offered Securities set forth herein and without regard to the Subordinated Certificates), as if the issuance and sale of the Offered Securities had taken place on such date:

          ______% Notes                              $
     Class A Certificates                              _____________
            Total                                    $


The Owner Trustee

         ______________   is  the  Owner  Trustee  under  the  Trust  Agreement.
___________ is a _________ banking corporation and its principal offices are located at ____________________________, ____________, _________. The Owner
Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Owner Trustee may resign at any time, in which event the Depositor or its successor will be obligated to appoint a successor trustee. The Depositor may remove the Owner Trustee under certain circumstances. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment by a successor trustee.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted (with respect to all Mortgage Loans that were current as of the Cut-Off Date) for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Securities, Initial Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Initial Mortgage Loans may be included in the pool prior to the issuance of the Offered Securities.

         A current report on Form 8-K will be available to purchasers of the Offered Securities and will be filed with the Securities and Exchange Commission and incorporated by reference into the Registration Statement together with the forms of the Pooling and Servicing Agreement and the Indenture within fifteen days after the initial issuance of the Offered Securities. In the event Initial Mortgage Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting the additions to the Mortgage Loans.

                      DESCRIPTION OF THE OFFERED SECURITIES

General

         The Notes will be issued pursuant to an Indenture to be dated as of ________ 1, 199__ (the "Indenture"), between the Issuer and
______________________ as Indenture Trustee (the "Indenture Trustee"). The Class A Certificates, together with the Subordinated Certificates (the Class A Certificates and the Subordinated Certificates are referred to as the "Certificates"), will be issued pursuant to the Trust Agreement. Only the Notes and the Class A Certificates (collectively, the "Offered Securities") are offered hereby. The following summary describes certain terms of the Notes, the Class A Certificates, the Indenture, the Trust Agreement and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Offered Securities and the underlying documents. Forms of the Indenture, the Trust Agreement and the Pooling and Servicing Agreement have been filed a exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes, the Certificates, the Indenture, the Trust Agreement and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Certificates represent undivided fractional ownership interests in the equity of the Trust subject to the limits and priority of distribution described herein. The Notes and the Class A
Certificates will also have the benefit of an irrevocable financial guaranty insurance policy (the "Insurance Policy") to be issued on or before the date of issuance of the Offered Securities by _______________ (the "Insurer") in favor of the Indenture Trustee.

Payment Dates

         On each Payment Date, the Owners of the Notes and Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Indenture Trustee in accordance with the Indenture (the "Certificate Account") and until the Note Principal Balance and the Class A Certificate Principal Balance are reduced to zero, the Note Amount and the Class A Distribution Amount, respectively, as of such Payment Date, as described below. Distributions will be made in immediately available funds by wire transfer or otherwise, to the account of Owners of Notes and Class A Certificates at domestic banks or other entities having appropriate facilities therefor, if the Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus,"Book Entry Registration of the Offered Securities" herein and "Description of the Securities--Book Entry Registration" in the Prospectus.

         An Owner will be required to send its Note or Class A Certificate to the Trustee prior to receiving the final payment or distribution. In any event, any Note or Class A Certificate as to which the final payment or distribution has been made shall be deemed canceled for all purposes under or pursuant to the Insurance Policy.

         Each Owner of the Notes of the Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date. The "Percentage Interest" of a Note or a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Note or Certificate as of the Cut-Off Date by the Note Principal Balance or the Class A Certificate Principal Balance as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds, required to be remitted by the Servicers, together with any Substitution Amount and any Loan
Purchase Price, (ii) any Insured Payment, and (iii) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment at the end of the Funding Period.

         The Pooling and Servicing Agreement establishes a pass-through rate on the Class A Certificates (the "Pass- Through Rate") as set forth in the Summary herein under "Offered Securities."

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

                  (i) First, to the Insurer the Premium Amount for such Payment Date;

                  (ii)     Second,   to  the  Trustee   the  Trustee   Fees  and
                           reimbursable expenses then due;

                  (iii) Third, to the Owners of the Notes on a pro rata basis without any priority among the Notes:

                           (A)      the Current Interest; and

                           (B) Note Principal Payment Amount until the Note Principal Balance is reduced to zero;

                  (iv) Fourth, to the Owners of the Class A Certificates on a pro rata basis without any priority among the Class A Certificates:

                           (A)      the Current Interest;

                           (B) the Class A Principal Distribution Amount until the Class A Certificate Principal Balance is reduced to zero; and

                  (v)      Fifth,   to   the   Owners   of   the    Subordinated
                           Certificates, all remaining distributable amounts.

         The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Notes and Class A Certificates any Insured Payment from the Insurer and (ii) disburse the same to each Owner of Notes and Class A Certificates. The Indenture and Trust Agreement will provide that to the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of Notes or Class A Certificates, the Insurer will be subrogated to the rights of such Owners with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments as provided in the Indenture and Trust Agreement; such subrogation and reimbursement will have no effect on the Insurer's obligations under the Insurance Policy.

         The term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Notes or the Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

         Each Owner of a Note or a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Optional Redemption of Notes; Optional Prepayment of Certificates

         The Notes are subject to redemption in whole, but not in part, on any Payment Date on or after the Cleanup Call Date in each case at a redemption price equal to the then outstanding Note Principal Balance, plus accrued and unpaid interest thereon.

         The Class A Certificates are subject to optional repurchase in whole, but not in part, on any Payment Date on or after the Clean-up Call Date in each case at a purchase price equal to the then outstanding Class A Certificate Principal Balance, plus accrued and unpaid interest.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Indenture provides, on each Payment Date, for an accelerated payment of principal on the Notes, but only to the limited extent hereafter described, which has the effect of accelerating the amortization of the Notes relative to the amortization of the related Mortgage Loans.

         An accelerated payment of principal of the Notes is required until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Payment Date, the excess, if any, of (x) the sum of
(i) the aggregate Loan Balances of the Mortgage Loans as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account at such time exclusive of any Pre-Funding Account Earnings (as defined in the Indenture) over (y) the sum of (i) the Note Principal Balance and (ii) the Class A Certificate Principal Balance as of such Payment Date (after taking into account the payment of the Note Principal Payment (except for any Subordination Deficit or Subordination Increase Amount) and Class A Principal Distribution Amount on such Payment Date). Any amount actually applied as an accelerated payment of principal of the Notes is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Payment Date is the "Specified Subordinated Amount." The Indenture generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Specified Subordinated Amount to decrease or "step down" based on the performance of the related Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates and cumulative losses. If certain delinquency and/or loss levels set forth in the Indenture are exceeded, the "Specified Subordinated Amount" may become unlimited and accelerate payment in reduction of principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Indenture based on delinquency rates and cumulative losses.

         If the Specified Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future or in the event that an Excess Subordinated Amount otherwise exists, the Indenture provides that some of or all the principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall be distributed to the Owners of the Subordinated Certificates until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Notes and the Class A Certificates relative to the amortization of the related Mortgage Loans and of reducing the related Subordinated Amount. With respect to any Payment Date, the excess, if any, of (x) the Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of Subordination Reduction Amounts as described in the next sentence) over (y) the Specified Subordinated Amount is the "Excess Subordinated Amount" for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of Notes on such Payment Date shall instead be distributed to the Owners of the Subordinated Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount and (y) the amount available for distribution on account of principal on such Payment Date; such amount being a "Subordination Reduction Amount." As a result of the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Owners of the Notes and the Class A Certificates will generally be entitled to receive ___% of collected principal, even though the sum of (i) the Note Principal Balance and (ii) the Class A Certificate Principal Balance will, following any accelerated amortization, represent less than ___% of the aggregate Loan Balance. Accordingly, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would automatically increase above the Specified Subordinated Amount requirements.

         Generally, on any Payment Date, ____% of all amounts collected on account of scheduled principal with respect to the related Remittance Period and unscheduled principal with respect to the related Prepayment Period

(other than any such amount applied to the payment of a Subordination Reduction Amount) will be distributed to the Owners of the Notes and the Class A Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the principal balance of any Mortgage Loan which becomes a Liquidated Loan shall thenceforth equal zero. There is not any requirement that the amount of any Realized Loss be distributed to the Owners of the Notes and the Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., current recovery of losses is not required. Nevertheless, the occurrence of a Realized Loss will reduce the related Subordinated Amount (and may result in a Subordination Deficit as described below under "--Overcollateralization and the Insurance Policy"), which, to the extent that such reduction causes such Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinated Certificates by reducing, or eliminating entirely, payments which such Owners would otherwise receive.

         Overcollateralization and the Insurance Policy. A "Subordination Deficit" with respect to a Payment Date is the amount, if any, by which (x) the sum of (i) the Note Principal Balance and Class A Certificate Principal Balance with respect to a Payment Date, after taking into account all distributions to be made on such Payment Date (except for any Subordination Deficit and Subordination Increase Amount), exceeds (y) the sum of (a) the aggregate Loan Balances of the Mortgage Loans as of the close of business on the last day of the related Prepayment Period and (b) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date exclusive of Pre-Funding Account Earnings. The Trustee is required to make a claim for an Insured Payment under the Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal on such Payment Date. No payments in respect of principal will be made under the Insurance Policy unless a Subordination Deficit occurs. The Insurance Policy is thus similar to the subordination provisions described above insofar as the Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Notes and the Class A Certificates. Investors should realize that, under extreme loss or delinquency scenarios that occur when no Subordination Deficit exists, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal to the Owners of the Notes and the Class A Certificates depends in part on the ability of the Insurer to satisfy its obligations under the Insurance Policy.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Indenture Trustee and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes and Class A Certificates on the Payment Date that immediately follows the end of the Funding Period, thus resulting in a principal prepayment of the Notes and the Class A Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling and Servicing Agreement (the "Eligible Investments"). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the Class A Pass-Through Rate on the amount by which the sum of (i) the Note Principal Balance and (ii) the Class A Certificate Principal Balance exceeds the aggregate Loan Balance of the Mortgage Loans plus the Trustee Fees and Premium Amount accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Notes or Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments.

                BOOK ENTRY REGISTRATION OF THE OFFERED SECURITIES

         The Notes and the Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are Participants of such systems ("Participants") , or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates which in the aggregate equal the principal balance of the Notes and Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Notes and Class A Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer such Notes and Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Notes and Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes and Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries.

As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  Participant  will  be
responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Notes and Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book- Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes and Class A Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Note or Class A Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that the Insurer may, in connection with a subrogation of the Insurer to the rights of the Owners of the Notes and the Class A Certificates to an amount equal to Insured Payments for which the Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.

                      THE INSURANCE POLICY AND THE INSURER

         The following information has been supplied by the Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Seller, the Servicers, the Depositor or any of their affiliates as to the accuracy or completeness of such information.

                                [To be supplied.]

                                  THE INDENTURE

         In addition to the provisions of the Indenture summarized elsewhere in this Prospectus Summary, there is set forth below a summary of certain other provisions of the Indenture.

Modification of Indenture Without Noteholder Consent

         The Trust and the Indenture Trustee may, without the consent of the Owners of the Notes, but with the prior written consent of the Insurer, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the Owners of the Notes, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture, which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the appointment of a successor Indenture Trustee or to add to or change any of the provisions of this Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Owners of the Notes under the Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Owner of the Notes unless consent is obtained as described below.

Modification of Indenture With Noteholder Consent

         With the consent of the Owners of a majority in aggregate Percentage Interest (a "Majority in Voting Interest") of the Notes, and with the prior written consent of the Insurer, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Owners of the Notes.

         Without the consent of the Owner of each outstanding Note affected thereby and the written consent of the Insurer, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Owners of which is required for any such supplemental indenture or the consent of the Owners of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor, the Seller, the Servicers or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Owners of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes, or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

Events of Default; Rights Upon Event of Default

         "Events of Default" under the Indenture will consist of: (i) any failure to make any required payment of interest on the Notes, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default described under (ii)(b) immediately above materially and adversely affects the rights of the Owners of the Notes, and which failure in either case continues unremedied or 30 days after the giving of written notice of such failure to the Trust and the Depositor or the Servicers, as applicable, by the Indenture Trustee or the Insurer or by the Owners of not less than 25% of the principal amount of the Notes, with the consent of the Insurer; (iii) failure to pay the unpaid principal balance of the Notes on the final scheduled Payment Date; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Nevertheless, the amount of principal required to be distributed to the Owners of the Notes under the Indenture is generally limited to amounts available therefor in the Certificate Account. Therefore, the failure to pay principal on the Notes will not result in the occurrence of an Event of Default until the final scheduled Payment Date.

         If any Event of Default should occur and be continuing with respect to the Notes, the Insurer (so long as the Insurer has not failed to satisfy its obligations under the Insurance Policy), or the Indenture Trustee or the Majority in Voting Interest of the Notes then outstanding (in each case, with the consent of the Insurer), may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Insurer (so long as the Insurer has not failed to satisfy its obligations under the Insurance Policy) or (with the Insurer's prior written consent) the Majority in Voting Interest of the Notes then outstanding.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee shall, at the direction of the Insurer (so long as the Insurer is not in default under the Insurance Policy) and may, with the consent of the Insurer, either sell the assets of the Trust or elect to have the Trust maintain possession of the assets of the Trust and continue to apply distributions on the Mortgage Loans as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the assets of the Trust following an Event of Default, unless (a)(i) the Owners of all the outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Mortgage Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and (b) the Indenture Trustee obtains the consent of the Insurer. Following a declaration upon an Event of Default that the Notes are immediately due and payable, repayment in full of the accrued interest on and unpaid principal balance of the Notes will be made prior to any further payment of principal of or interest on the Class A Certificates

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Owners of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Insurer will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

         No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Owner previously has given to the Indenture Trustee and the Insurer written notice of a continuing Event of Default, (ii) the Owners of not less than 25% of the principal amount of the Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Owner or Owners have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Owners of a Majority in Voting Interest of the Notes and (vi) such Owner has obtained the written consent of the Insurer.

         In addition, the Indenture Trustee and the Owners of the Notes will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Owner of a Certificate representing an ownership interest in the Trust including, without limitation, the Depositor, the Servicers or the Seller nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Certain Covenants

         The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Insurer shall have consented to such transaction, (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Owner of Notes or Certificates and (vi) such merger or consolidation does not result in the rating of the Notes or the Class A Certificates being downgraded.

         The Trust will not, among other things (i) except as expressly permitted by the Indenture, the Pooling and Servicing Agreement or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Owner of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

         The Trust may not engage in any activity other than as specified under "Formation of the Trust and Trust Property" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

Annual Compliance Statement

         The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

         Pursuant to the Trust Indenture Act of 1939, the Indenture Trustee may be required to mail each year to the Owners of Notes, a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

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Satisfaction and Discharge of Indenture

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         Pursuant to the Indenture, the Indenture Trustee is required at all times to be a banking corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "____" by S&P and "______" by Moody's, or such lower rating as may be approved in writing by the Insurer, S&P and Moody's subject to supervision or examination by federal or state authority and reasonably acceptable to the Insurer. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Indenture Trustee shall give notice of such ineligibility to the Insurer and shall resign, upon the request of the Insurer or the Majority in Voting Interest of the Notes, in the manner and with the effect specified in the Indenture.

         Any resignation or removal of the Indenture Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

         The Indenture Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to Depositor, the Seller, the Servicers, the Insurer and all Owners of Notes in the manner set forth in the Indenture. Upon receiving notice of resignation, the Depositor, with the consent of the Insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Indenture. The Depositor will deliver a copy of the instrument used to appoint a successor trustee to the Owners of Notes. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         The Majority in Voting Interest of the Notes or, if the Indenture Trustee fails to perform in accordance with the terms of the Indenture, the Insurer, may remove the Indenture Trustee under the conditions set forth in the Indenture and appoint a successor trustee in the manner set forth therein.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any assets of the Trust or property securing the same may at the time be located, the Depositor and the Indenture Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Indenture Trustee and the Insurer to act as co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust, and to vest in such person or persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the provisions of the Indenture, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                               THE TRUST AGREEMENT

         In addition to the provisions of the Trust Agreement summarized elsewhere is this Prospectus Summary, there is set forth below a summary of certain other provisions of the Trust Agreement.

Liability of the Depositor

         Under the Trust Agreement, the Depositor agrees to be jointly and severally liable directly to an injured party for all losses, claims, damages or liabilities (other than certain tax liabilities and those losses incurred by an Owner of Certificates in its capacity as an investor in the Certificates or by an Owner of Notes in its capacity as an investor in the Notes) to the extent that the Depositor would be liable if the Trust were a partnership under the Uniform Limited Partnership Act in which the Depositor was a general partner.

Termination of Trust Agreement

         The Trust Agreement and the Trust shall terminate and be in no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the assets of the Trust in accordance with the terms of the Indenture, the Pooling and Servicing Agreement and the Trust Agreement or (ii) at the time described below under "--Dissolution upon Bankruptcy of Depositor".

         Notice of any termination of the Trust, specifying the Payment Date upon which the Owners of the Certificates are to surrender their Certificates for payment of the final distribution and cancellation, is required to be given by the Owner Trustee by letter to the Insurer and the Owners of the Certificates mailed within five business days of receipt of notice of such termination from the Servicers given pursuant to the Pooling and Servicing Agreement.

         If all the Owners of the Certificates shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee is required to give a second written notice to the remaining Owners of the Certificate to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Owners of the Certificate concerning surrender of their Certificates. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositor and distributed by the Owner Trustee to the Depositor.

Dissolution upon Bankruptcy of Depositor

         The Trust Agreement shall be terminated 90 days after the occurrence of certain events of insolvency or reorganization or inability to pay its obligations with respect to the Depositor, unless, before the end of such 90 day period, the Owner Trustee shall have received written instructions from (a) each Owner of the Certificates (other than the Depositor) and (b) each Owner of the Notes, to the effect that each such party disapproves of the liquidation of the Mortgage Loans and termination of the Trust. Promptly after the occurrence of any such event with respect to either Depositor: (i) such Depositor shall give the Insurer, the Indenture Trustee and the Owner Trustee written notice of such event; (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Owners of the Certificate and the Indenture Trustee of the occurrence of such event; and (iii) the Indenture Trustee shall, upon receipt of written notice of such event from the Owner Trustee or the Depositor, give prompt written notice to the Owners of the Note of the occurrence of such event; provided, however, that any failure to give such notice shall not prevent or delay in any manner a termination of the Trust. Upon such termination, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Mortgage Loans and deposited in the Certificate Account pursuant to the Indenture.

Amendments Without Consent of the Owners of the Certificates or Notes

         The Trust Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Owners of the Notes or the Certificates (but with the prior written consent of the Insurer), to (i) cure any ambiguity, (ii) correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision in the Trust Agreement, (iii) add or supplement any credit enhancement for the benefit of the Owners of the Notes or the Certificates, (iv) add to the covenants, restrictions or obligations of the Depositor or the Owner Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the assets of the Trust or add to or change any provisions as shall be necessary to facilitate the administration of the trusts by more than one trustee, and (vi) add, change or eliminate any other provision of the

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



Trust Agreement in any manner that shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Owners of the Notes or the Certificates.

Amendments With Consent of the Insurer and the Owners of the Certificates

         The Trust Agreement may be amended from time to time by the Depositor and the Owner Trustee with the consent of a Majority in Voting Interest of Class A Certificates and of the Subordinated Certificates, voting separately, and with the consent of the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust
Agreement, or of modifying in any manner the rights of the Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Certificate or the Class A Pass-Through Rate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Owners of all the Certificates then outstanding.

No Petition Covenant

         The Owner Trustee and the Owners of the Certificates will covenant that they will not prior to the date which is one year and one day after termination of the Trust Agreement institute at any time against the Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, Seller, a Servicer, the Insurer or the Trustee that any representations and warranties contained in a Transfer Agreement with respect to the Mortgage Loans that were assigned to the Trust were untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Insurer are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering such breach is required to give prompt written notice to certain other parties thereto.

         Upon the earliest to occur of the Seller's discovery of or its receipt of notice of a breach described above from any of the other parties pursuant to the related Transfer Agreement, the Originator or other party to the related Transfer Agreement will be required promptly to (i) cure such breach in all material respects or, within the time period specified in the related Transfer Agreement, to (ii) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by such Servicer on the related Monthly Remittance Date or (iii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof.

         "Loan Purchase Price" means generally the outstanding principal balance of the related Mortgage Loan on the Cut-Off Date, less any principal amounts previously distributed relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Net Coupon Rate.

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



Assignment of Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date and on each Subsequent Transfer Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all its respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Mortgage Loan on or after the applicable Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Mortgage Loan on or prior to the Cut-Off Date (except with respect to Mortgage Loans that were delinquent on such Cut-Off Date, which payments are not being retained by the Depositor). Purely as a protective measure and not to be construed as contrary to the parties' intent that such transfers are sales, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

                  (i) deliver without recourse to the Trustee on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the related schedule of Mortgage Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the custodian holding for the Seller from the applicable recording office) or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                   (ii) cause the Servicer, within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, to submit for recording in the appropriate jurisdictions, assignments of the Mortgages to "_____________ ___________________________, as Trustee of
         AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of _____________, 199__"; provided, however, that the Depositor shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the Mortgaged Property is located in California or the original recording information is lacking;

                  (iii) if not delivered on the Closing Date or the Subsequent Transfer Date, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor within two years after the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

                  (iv) furnish to the Trustee and the Insurer, at the Depositor's expense, a tax opinion and an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Insurer.

         The Trustee will agree, for the benefit of the Owners, to review the documents contained in each Mortgage Loan File held by the Trustee ("File") within 45 days after the Closing Date or Subsequent Transfer Date (or the

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



date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Insurer. The Seller will agree in the Pooling and Servicing Agreement to request that the related Originator or other party to a Transfer Agreement use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within the time period set forth in the related Transfer Agreement after the Trustee's notice to it respecting such defect the related Originator or other party to a Transfer Agreement shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Insurer, the Seller will request the related Originator or other party to a Transfer Agreement within the time period specified in the related Transfer Agreement to (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest) to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account along with the Monthly Remittance remitted by such Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Trustee has agreed to provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Insurer and the related Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing

         Each Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans identified as being serviced by it as described therein and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, each Servicer will be permitted to, in its discretion, (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act.

         Each Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan serviced by it (as well as from any Liquidation Proceeds from a Liquidated Mortgage Loan ("Liquidation Proceeds") that are applied to accrued and unpaid interest) equal to the Loan Balance thereof multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will be the rate provided in the Pooling and Servicing Agreement, not to exceed 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. Each Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Prepayments received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the related Principal and Interest Account. In addition, each Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the related Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items. Prepayment penalties may also be retained as additional servicing compensation to the extent set forth in the Pooling and Servicing Agreement.

         Each Servicer is required to establish, or cause to be established, in the name of the Trustee at one or more depository institutions, a principal and interest account maintained as a trust account in the trust department of such institution (each, a "Principal and Interest Account"). All funds in the Principal and Interest Accounts are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Accounts must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the respective Servicer.

         Each Servicer is required to deposit in the related Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) all principal and interest due on the related Mortgage Loans after the Cut-Off Date and past due interest and principal on any Mortgage Loan that was delinquent as of the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan (including any insurance proceeds) net of expenses and unreimbursed Delinquency Advances and Servicing Advances ("Net Liquidation Proceeds"), any income from REO Properties received thereafter (net of unreimbursed Servicing Advances and Delinquency Advances), but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) principal collected and interest accrued on any Mortgage Loan prior to the Cut-Off Date if such Mortgage Loan was current as of the Cut-Off Date, which amounts shall be delivered to the Seller, (iii) late payments received on any Mortgaged Loan in respect of unreimbursed Servicing Advances and Delinquency Advances and (iv) reimbursements for past Delinquency Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgagor or Mortgage Loan proceeds (all such net amounts being referred to herein as the "Daily Collections").

         Each Servicer may make withdrawals for its own account (or for the account of the Seller in the case of clause (i) below) from the amounts on deposit in the related Principal and Interest Account only for the following purposes:

                  (i) to withdraw interest paid with respect to any Mortgage Loans that had accrued for periods on or prior to the Cut-Off Date and principal due on all current Mortgage Loans on the Cut-Off Date, which shall be paid to the Seller;

                  (ii) to withdraw investment earnings on amounts on deposit in its respective Principal and Interest Account;

                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances to the extent permitted in the Pooling and Servicing Agreement;

                  (iv) to withdraw amounts that have been deposited to its respective Principal and Interest Account in error; and

                  (v) to clear and terminate its respective Principal and Interest Account following the termination of the Trust Estate.

         Each Servicer will remit to the Trustee for deposit in the Certificate Account the Monthly Remittance Amount not later than the related Monthly Remittance Date.

         Subject to the following limitations, each Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date its own funds as set forth in the next paragraph, for such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans serviced by it

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(adjusted to the  applicable Net Coupon Rate) that became due during the related
Remittance Period and delinquent on the related Determination Date, together with an amount equivalent to interest on the principal balance of the Mortgage Loan related to each Mortgaged Property (each, an "REO Property") acquired by the Trust through liquidation (any such advance, a "Delinquency Advance"). The Net Coupon Rate is the rate equal to the excess of the Coupon Rate over the applicable Servicing Fee Rate.

         Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make
Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan serviced by it (with such payments of interest adjusted to the related Net Coupon Rate) to the extent that such Delinquency
Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Each Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day, or to reimburse itself for any Delinquency Advances paid from such Servicer's own funds, from collections on the related Mortgage Loan deposited to the related Principal and Interest Account subsequent to the related Remittance Period (including "Prepaid Installments" (i.e., early payments of scheduled principal and interest intended by the borrower to be treated as such)) and shall deposit into the related Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance net of any such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. Previously unreimbursed Delinquency Advances that the Servicer determines to be unrecoverable may be reimbursed to the Servicer out of any Mortgagor payments prior to their deposit to the related Principal and Interest Account or from funds on deposit in the related Principal and Interest Account. All Delinquency Advances will be included with the distribution on the related Payment Date. Any failure by a Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder for such Servicer, in which case the Trustee, as successor servicer, or the successor servicer will be obligated to make any such Delinquency Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         Each Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable. Such costs will constitute "Servicing Advances." Each Servicer may recover a Servicing Advance
(x) to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y), to the extent that such Advance is determined by the Servicer in its good faith business judgment to be non-recoverable from such proceeds from Net Monthly Excess Cashflow and certain other Mortgage Loan proceeds as specified in the Pooling and Servicing Agreement.

         A full month's interest at the related Net Coupon Rate will be due to the Trust on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Net Coupon Rate ("Compensating Interest") (but not in excess of the aggregate Servicing Fee, and any Prepayment Interest Excess) will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received from the 2nd day through the 15th day of a month are included in the distribution on the 25th day of the same month, and accordingly no shortfall in interest results. Conversely, Prepayments received from the 16th day to the last day of a month are not distributed until the 25th day of the following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. In order to mitigate the effect of any such shortfall in interest distributions on any Payment Date, the amount of the Servicing Fee otherwise payable to the related Servicer for such month shall, to the extent of such shortfall, be deposited by the Servicer in the Certificate Account Any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to such Servicer with respect to Scheduled Payments having the Due Date to which such Payment Date relates. Any such deposit by the related Servicer will be reflected in the distributions made on the Payment Date on which the Prepayment received would be distributed. Subject to the availability thereof to fund Compensating Interest requirements referred to in the previous paragraph, the Servicers will be permitted to retain any Prepayment Interest Excess due to prepayments received in the month in which they are distributed.

         Each Servicer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by such Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

         Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Servicer has not purchased from the Trust.

         If so required by the terms of any Mortgage Loan, the related Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such Advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

         Each Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by such Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Guidelines set forth herein to be applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

         Each  Servicer  will be  permitted  under  the  Pooling  and  Servicing
Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Insurer and a majority of Percentage Interests of the Owners of the Subordinated Certificates and meeting the requirements of the Pooling and Servicing Agreement.

         Notwithstanding any subservicing agreement, each Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and such Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         Each Servicer (except the Trustee if it is required to succeed any Servicer under the Pooling and Servicing Agreement) will agree to indemnify and hold the Trustee, the Insurer, the Seller, the Depositor, each other Servicer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Insurer, the Seller, the Depositor, each other Servicer and any Owner may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Pooling and Servicing Agreement. A party against whom any such claim is brought shall immediately notify the other parties and the Rating Agencies and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and such Servicer may assume (with the consent of the Trustee) the defense of any such claim and, upon a determination that the claim results from the Servicer's failure to perform in accordance with the Pooling and Servicing Agreement, pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Insurer and/or Owner in respect of such claim.

         Each Servicer will be required to deliver to the Trustee, the Insurer, the Seller, the Depositor and the Rating Agencies: (1) on or before April 15 of each year, commencing in 1997, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default; and (2) on or before April 15 of any year commencing in 199__, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Insurer dated as of the date of the Servicer's fiscal audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of a Servicer

         The Insurer or the Owners, the Trustee or the Seller (in each case with the consent of the Insurer), will have the right pursuant to the Pooling and Servicing Agreement, to remove any Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period: (a) certain acts of bankruptcy or insolvency on the part of such Servicer; (b) certain failures on the part of such Servicer to perform its obligations under the Pooling and Servicing Agreement; (c) the failure to cure material breaches of such Servicer's obligations in the Pooling and Servicing Agreement; or (d) if the loss and/or delinquency levels of the related Mortgage Loans are at certain specified levels.

         No Servicer is permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (i) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such conflict being of a type and nature carried on by such Servicer on the date of the Pooling and Servicing Agreement or (ii) upon written consent of the Insurer, the Seller and the Trustee and confirmation from the Rating Agencies that the Class A Certificate ratings (absent the Insurance Policy) are not reduced. Any such determination permitting the resignation of such Servicer pursuant to clause (i) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Insurer.

         Upon removal or resignation of a Servicer, the Trustee (x) shall solicit bids for a successor servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved servicer meeting the requirements of the Pooling and Servicing Agreement, and acceptable to the Insurer and the Owners of the Subordinated Certificates (provided that if the Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Insurer shall control) as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

         No removal or resignation of a Servicer will become effective until the Trustee or a successor servicer shall have assumed a Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to each Owner and the Insurer:

                  (i) the amount of the distribution with respect to the Notes, the Class A Certificates and the Subordinated Certificates (based on an original principal amount of $1,000);

                  (ii) the amount of such distribution allocable to principal on the Mortgage Loans, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on an original principal amount of $1,000) and any Subordination Increase Amount;

                  (iii) the amount of such distribution allocable to interest on Mortgage Loans (based on an original principal amount of $1,000);

                  (iv) if the distribution (net of any Insured Payment) to the Owners of the Notes or the Class A Certificates on such Payment Date was less than the related Distribution Amount on such Payment Date, the Carry-Forward Amount and the allocation thereof;

                  (v) the amount of any Insured Payment included in the amounts distributed to the Owners of the Notes and the Class A Certificates on such Payment Date;

                  (vi) the principal amount of the Notes and the Class A Certificate (based on an original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                  (vii) the aggregate Loan Balance of all Mortgage Loans, the aggregate Loan Balance of the Initial Mortgage Loans and the Subsequent Mortgage Loans, in each case after giving effect to any payment of principal on such Payment Date;

                  (viii) the Subordinated Amount and Subordination Deficit, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

                  (ix) based upon information furnished by the Depositor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (x) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

                  (xi) the weighted average Coupon Rate of the Mortgage Loans;

                  (xii) such other information as the Insurer may reasonably request with respect to delinquent Mortgage Loans;

                  (xiii) the largest Mortgage Loan balance outstanding;

                  (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount; and

                  (xv) the Servicing Fees, Trustee Fees and Premium Amount.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicers.

         In addition, on each Payment Date the Trustee will be required to distribute to the Depositor, the Underwriters, the Rating Agencies, each Owner and the Insurer, together with the information described above, the following information prepared by the related Servicer and furnished to the Trustee for such purpose:

                  (p) the number and aggregate principal balances of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (ii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the number and aggregate Loan Balances of all Mortgage Loans and related data;

                  (q) the status and the number and dollar amounts of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (r) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (s) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                  (t) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date; and

                  (f)  the amount of cumulative Realized Losses.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If the Insurer or (ii) with the prior written consent of the Insurer (which is required not to be unreasonably withheld) (x) the Depositor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the Percentage Interests represented by the Subordinated Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicers with the consent of the Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of
(i) curing any ambiguity, (ii) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or (iii) for any other purpose, provided that in the case of clause (iv), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the ratings of the Class A Certificates without regard to the Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or
(c) which affects in any manner the terms or provisions of the Insurance Policy.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates and the Insurer from amounts other than those available under the Insurance Policy of all amounts required to be paid to such Owners and the Insurer upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate.

Optional Termination

         By Owners of Subordinated Certificates or the Insurer. At their option, the Owners of a majority of the Percentage Interest represented by the Certificates then outstanding or in certain limited circumstances the Insurer may, on any Payment Date after the Clean-Up Call Date, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate by payment of an amount (i) agreed upon between the Insurer and such Subordinated Certificate Owners, or (ii) in the absence of such agreement at a price equal to 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate (as defined in the Pooling and Servicing Agreement); provided, that such amount shall in any event include all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which any Servicer has theretofore failed to remit together with Reimbursement Amounts then owed to the Insurer.

         By Servicers. If the Subordinated Certificate Owners do not exercise their right to purchase all the Mortgage Loans after the Clean-Up Call Date, the Servicers will also have the right, collectively, to purchase all the Mortgage Loans they are servicing on any Remittance Date when the outstanding Class A Certificate Principal Balance has declined to 5% of the original Class A Certificate Principal Balance.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Class A Certificates.

Taxation of the Notes

         See  "Certain  Federal  Income  Tax  Consequences--Federal  Income  Tax
Consequences for Certificates as to Which No REMIC Election Is Made" in the Prospectus.

Taxation of Class A Certificates

         In the opinion of Arter & Hadden, (i) the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation and (ii) the Notes will be treated as debt. The
Depositors, the Seller and the Servicer have agreed, and by the purchase of Notes and the Class A Certificates, the Owners of the Notes and the Class A Certificates will agree, to treat the Trust as a partnership for purposes of Federal and state income taxes, with the partners of the partnership being the Owners of Class A Certificate and the Subordinated Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement provides that any deductions attributable to the amortization of premium on the Mortgage Loans and certain amounts payable to the Indenture Trustee, the Owner Trustee, the Servicer or the Representative will be specially allocated to the Owners of the Subordinated Certificates in proportion to their holding of such Certificates. A portion of the net income of the Trust for each month, computed without taking into account the specially allocated deductions described above, equal to the sum of (i) the excess of (x) the Class A Pass-Through Rate on the Class A Certificate Principal Balance for such month and all preceding months over (y) all amounts allocated to the Owners of the Class A Certificates pursuant to this clause for all preceding months; and (ii) any Trust income corresponding to the portions of any excess of the principal amount of the Certificates over their initial issue price that accrues for such month (determined in a manner as if the Class A Certificates were indebtedness and such excess were original issue discount) shall be allocated to the Owners of the Class A Certificates in proportion to their holdings of Class A Certificates. Any remaining net income and any net loss (computed without taking into account the deductions otherwise specially allocated as described above) of the Trust will be allocable to the Owners of the Subordinated Certificates in proportion to their holding of Subordinated Certificates.

         Treasury regulations govern whether partnership allocations will be respected by the IRS. It is believed that these allocations will be valid under these Regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to the Owners of any Class of Certificates. Moreover, even under the foregoing method of allocation, Owners may be allocated income equal to the amounts described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Owners will in effect be required to report income from the Class A Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Owners of Certificates, while Owners of Certificates may be purchasing Certificates at different times and at different prices, Certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust. See generally, "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as the Which No REMIC Election Is Made--Taxation of Securities Classified as Partnership Interests" in the Prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         The Department of Labor has issued to the Underwriters individual prohibited transaction exemptions PTE 89-88, 54 Fed. Reg. 42.582 (Oct. 17,
1989), PTE 89-89, 54 Fed. Reg. 42.589 (Oct. 17, 1989), and PTE 90-32,

55 Fed. Reg. 23.147 (June 6, 1990) (the "Exemptions"); which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the Offered Securities by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2)  the  rights  and  interests   evidenced  by  the  Offered
         Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

                  (3) the Offered Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5)  the  sum of all  payments  made  to and  retained  by any
         Underwriter  in  connection  with  the   distribution  of  the  Offered
         Securities represents not more than reasonable compensation for underwriting the Offered Securities; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

                           (i) the  corpus  of the  Trust  Estate  must  consist
                  solely of a fixed pool of assets of the type that have been included in other investment pools;

                           (ii) certificates in such other investment pools must
                  have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Class A Certificates; and

                           (iii) certificates evidencing interests in such other
                  investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of the Class A Certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is a mortgagor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is a mortgagor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Depositor, the Insurer, the Underwriters, the Trustee, the related Servicer, any mortgagor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate.

         It is believed that the Exemptions will apply to the acquisition and holding of Offered Securities by Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of the Class A-1 Certificates other than those within the control of the investors will be met. It is further believed that the Exemptions will apply to the acquisition and holding of Offered Securities by Plans following the expiration of the Funding Period and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of the Offered Securities other than those within the control of the investors will be met after such time.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the possible applicability of the Exemptions, or other exemptive relief, and all of the potential consequences in their specific circumstances, prior to making an investment in the Offered Securities. Each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the issuance of the Offered Securities that the Offered Securities receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings will be based primarily on the claims-paying ability of the Insurer. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard & Poor's, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Securities. A security rating is not a recommendation to buy, sell or hold securities.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Securities will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Offered Securities will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Class A Certificates set forth opposite its name below:

                                         Notes

    Underwriters                                          Percentage Interest
    ------------                                          -------------------


                                 Class A Certificates

    Underwriters                                          Percentage Interest
    ------------                                          -------------------


         The Underwriters are collectively committed to purchase all the Offered Securities if any Offered Securities are purchased. The Underwriters intend to act as market makers in the Offered Securities, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                REPORT OF EXPERTS

         The consolidated balance sheets of the Insurer, _______________________ as of December 31, 199__ and 199__, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 199__, appearing in Appendix B of this Prospectus Supplement, have been audited by ________________________, independent accountants, as set forth in their report included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Offered Securities will be passed upon for the Seller by Arter & Hadden, Washington, D.C. and by L. Keith Blackwell, Esquire, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Offered Securities will be passed upon for the Depositor by Arter & Hadden. Certain legal matters relating to the validity of the issuance of the Offered Securities will be passed upon for the Underwriters by ______________. Legal matters relating to the Policy will be passed upon for the Insurer by _______________, ____________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ Notes and Mortgage Loan Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary  market  trading  between   investors  through  DTC  will  be
conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures generally applicable to mortgage loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global
Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S.  Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein (including information incorporated by reference herein) or therein is correct as of any time subsequent to the date of this Prospectus Supplement or the Prospectus.



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                       TABLE OF CONTENTS
                                                          Page
                     PROSPECTUS SUPPLEMENT
Summary of Terms...........................................S-1
Risk Factors .............................................S-15
The Portfolio of Mortgage Loans...........................S-18
Use of Proceeds...........................................S-34
The Depositor.............................................S-35
The Seller................................................S-35
The Mortgage Loan Pools...................................S-35
Prepayment and Yield Considerations.......................S-50
The Originators...........................................S-56
Formation of the Trust and Trust Property.................S-56
Additional Information....................................S-56
Description of the Class A Certificates...................S-57
The Insurer...............................................S-66
Credit Enhancement........................................S-69
The Pooling and Servicing Agreement.......................S-71
Certain Federal Income Tax Consequences...................S-80
ERISA Considerations......................................S-81
Ratings...................................................S-83
Legal Investment Considerations...........................S-83
Underwriting..............................................S-83
Report of Experts.........................................S-84
Certain Legal Matters.....................................S-84
Global Clearance, Settlement and Tax
Documentation Procedures...............................Annex I
Index to Location of Principal Defined Terms...............A-1
Audited Financial Statements for the
Certificate Insurer........................................B-1
                          PROSPECTUS
Summary of Prospectus........................................1
Risk Factors.................................................7
Description of the Certificates.............................10
The Trusts..................................................15
Credit Enhancement..........................................18
Servicing of the Mortgage Loans and Contracts...............22
Administration..............................................28
Use of Proceeds.............................................35
The Depositor...............................................35
Certain Legal Aspects of the Mortgage Assets................35
Legal Investment Matters....................................44
ERISA Considerations........................................45
Certain Federal Income Tax Consequences.....................47
Plan of Distribution........................................71
Legal Matters...............................................71
Financial Information.......................................71
Index to Location of Principal Defined Terms...............A-1

================================================================================

                         AMRESCO Residential Securities
                        Corporation Mortgage Loan Trust
                                    199__-__





                                   -----------

                              PROSPECTUS SUPPLEMENT
                                   -----------
                                 [UNDERWRITERS]

                              _______________, 1996

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED __________ ___, 199__
PROSPECTUS SUPPLEMENT
(To Prospectus Dated ______________ __, 199___)
- -------------------------------------------------------------------------------
AMRESCO Residential Securities Corporation Multifamily Mortgage
                              Loan Trust 199__-__
                   $__________________ Class A-1 Certificates
            $__________________ Class S-A Interest-only Certificates
                        $___________ Class B Certificates
                 Multifamily Mortgage Pass-Through Certificates
                                 SERIES 199__-__
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    Depositor
                             -----------------------
                                    Servicer
- --------------------------------------------------------------------------------

         The AMRESCO Residential Securities Corporation Multifamily Mortgage Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of the Class A-1 senior certificates (the "Class A-1 Certificates"), the Class S-A senior certificates (the "Class S-A Certificates" and, together with the Class A-1 Certificates (the "Senior Certificates")), the Class B subordinate certificates (the "Class B Certificates"), the Class C subordinate Certificates (the "Class C Certificates") and the Class R residual certificates (the "Class R Certificates"); (together with the Class B Certificates, and the Class C Certificates, the "Subordinate Certificates"). Only the Senior Certificates and Class B Certificates (collectively, the "Offered Certificates") are being offered hereby.

         As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance of the related Class or the aggregate principal balance of the Mortgage Loans or another specified Class of Certificates (the "Notional Principal Balance") and the then applicable Pass-Through Rate.

         The Pass-Through Rate for the Class A-1 Certificates will be _____% per annum, for the Class B Certificates will be ___% per annum and for the S-A Certificates will be ___% per annum. The Class S-A Certificates are interest-only Certificates. The yield to investors on the Class S-A Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which may vary over time. A rapid rate of such principal payments on the Mortgage Loans could result in the failure of investors in the Class S-A Certificates to recover their initial investments.

         See "Risk Factors" beginning on Page S-10 herein and beginning on Page 6 in the related Prospectus for a discussion of significant risk factors.
                                                  (Cover continued on next page)
- -------------------------------------------------------------------------------

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
     NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF AMRESCO RESIDENTIAL CREDIT
      CORPORATION, ANY ORIGINATORS OR ANY OF THEIR AFFILIATES. NEITHER THE
             OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED
                    OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
        [THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
                  OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                         REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.]
- --------------------------------------------------------------------------------

         The Offered Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $____________, before deducting expenses payable by the Depositor estimated to be approximately $_______ in the aggregate. See "Plan of Distribution" in this Prospectus Supplement.

         The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the approval of certain legal matters. It is expected that delivery of the Senior Certificates in book-entry form will be made on or about ____________, 199___ only through the Same Day Funds Settlement System of The Depository Trust Company and that delivery of the Class B Certificates will be made at the offices of ____________, on or about __, 199_ against payment therefor in immediately available funds.
                                 [UNDERWRITERS]
          The date of this Prospectus Supplement is __________, 199__.

(Cover continued from previous page)

         The Certificates will evidence, in the aggregate, 100% of the beneficial ownership interest in one of two trust funds established pursuant to a Pooling and Servicing Agreement dated as of _____________, 199_ (the "Agreement"), among the Depositor, in its capacity as sponsor of the Trust (the "Depositor"), as seller (the "Seller"), ____________ as the servicer (the "Servicer"), and __________, as trustee (the "Trustee"). One trust fund (the "Trust Fund") will consist of the "regular interests" (and all the proceeds thereof) in a separate trust fund (the "Mortgage Trust" and, together with the Trust Fund, the "Trusts") that will consist primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first [and junior] liens on [multi-family residential (including multi-family/retail mixed-use)/commercial] properties located in ___ states (the "Mortgaged Properties"). Each of the Mortgage Loans bear [fixed/adjustable] rates of interest and contain level pay amortization schedules extending beyond such Mortgage Loans, scheduled maturity date, with a "balloon" payment on the maturity date equal to the remaining principal balance of such Mortgage Loans and any accrued and unpaid interest thereon ending no later than the Final Scheduled Distribution Date.

         The Class A-1 and Class S-A Certificates represent the senior interests in the Trust Fund. As described herein, the rights of the holders of the Class B Certificates and Class C Certificates to receive distributions from the Trust Fund will be subordinate to the rights of the holders of the Class A Certificates and the rights of the holders of the Class C Certificates will also be subordinated to the rights of the holders of the Class B Certificates, respectively, to receive distributions from the Trust Fund.

         Principal of and interest on the Offered Certificates are payable on the ___th day of each month or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in __________, 199__. See "Description of the Offered Certificates--Distributions on the Certificates" herein.

         The last scheduled Distribution Date for the Class A-1 Certificates is _____________ ___, ____. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such scheduled Distribution Dates. The yield to maturity on the Offered Certificates will depend on, among other things, the price at which the Certificates are acquired and the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which rate may vary significantly over time.
See  "Yield,   Prepayment  and  Maturity   Considerations"  in  this  Prospectus
Supplement.

         It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated "___" and "___," and the Class B Certificates be rated "___" and "___," by Moody's Investor Service and Standard & Poor's.

         As described herein, the Trustee will cause elections to be made to treat the Mortgage Trust and Trust Fund as "real estate mortgage investment conduits" ("REMICs" or, in the alternative, the "Lower Tier REMIC" and the "Upper Tier REMIC," respectively) for federal income tax purposes. Each class of the Offered Certificates will be designated as a "regular interest" in the Upper Tier REMIC and the Class R Certificates and the Class RL Certificates will be designated as the sole class of "residual interest" in the Upper Tier REMIC and the Lower Tier REMIC, respectively. See "Certain Federal Income Tax Considerations" herein and in the Prospectus.

         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         UNTIL _________, 199_ ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              --------------------

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ____________, 199__ of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related
Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Class A Certificates. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Class A Certificates in accordance with its procedures.

                                TABLE OF CONTENTS
                                -----------------



                                                                      Page



AVAILABLE INFORMATION.................................................  2

REPORTS TO CERTIFICATEHOLDERS.........................................  2

SUMMARY...............................................................S-1

RISK FACTORS.........................................................S-10

THE MORTGAGE TRUST...................................................S-15

ADDITIONAL INFORMATION...............................................S-22

THE DEPOSITOR........................................................S-22

THE SELLER...........................................................S-22

THE SERVICER.........................................................S-22

MASTER SERVICER......................................................S-22

SPECIAL SERVICER.....................................................S-22



DESCRIPTION OF THE OFFERED CERTIFICATE...............................S-22

YIELD, PREPAYMENT AND MATURITY
     CONSIDERATIONS..................................................S-28

DESCRIPTION OF THE POOLING AND SERVICING
     AGREEMENT.......................................................S-33

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................S-40

ERISA CONSIDERATIONS.................................................S-41

LEGAL INVESTMENT CONSIDERATIONS......................................S-43

RATINGS..............................................................S-43

UNDERWRITING.........................................................S-44

LEGAL MATTERS........................................................S-45

APPENDIX A    INDEX TO LOCATION OF PRINCIPAL
              DEFINED TERMS
EXHIBIT A     MORTGAGE LOAN SCHEDULE

                                     SUMMARY

   This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined
Terms for the location in the Prospectus of the definitions of certain capitalized terms.

Issuer..........................    AMRESCO Residential  Securities  Corporation
                                    Multifamily  Mortgage  Loan  Trust,  199__-_
                                    (the "Trust").

Certificates Offered............    The Class A-1 Certificates and the Class S-A
                                    Certificates   (collectively,   the  "Senior
                                    Certificates")  and the Class B Certificates
                                    (collectively with the Senior  Certificates,
                                    the   "Offered    Certificates")    evidence
                                    undivided  beneficial ownership interests in
                                    the Trust Fund.  The Class A-1  Certificates
                                    have an original aggregate principal balance
                                    (the "Original Class A-1 Principal Balance")
                                    of  $_________.  The Class S-A  Certificates
                                    are  interest-only  Certificates and have no
                                    principal    balance.    The    Class    S-A
                                    Certificates  will  accrue  interest  on the
                                    Notional  Principal  Balance,  as  described
                                    herein.  The  Class B  Certificates  have an
                                    original  aggregate   principal  balance  of
                                    $________.

Depositor.......................    AMRESCO Residential Securities  Corporation,
                                    a Delaware corporation, having its principal
                                    executive  office  at 1845  Woodall  Rodgers
                                    Freeway,    Dallas,    Texas    75201   (the
                                    "Depositor").

Servicer........................    _________________,  a _________  corporation
                                    (the "Servicer"). The Servicer's principal executive offices are located at ________.

Trustee.........................    ____________________,  a __________  banking
                                    association,  the ("Trustee"). The Trustee's
                                    principal  executive  offices are located at
                                    ___________.

Master Servicer.................    _____________________,   a  ________________
                                    corporation  (the  "Master  Servicer").  The
                                    Master   Servicer's    principal   executive
                                    offices are located at ----------------.

[Special Servicer...............    ___________________       a      ___________
                                    corporation  (the "Special  Servicer").  The
                                    Special  Servicer's   principal   executives
                                    offices are located at ----------------.]

Cut-Off Date....................    _____________, 199___.

Closing Date....................    ________________, 199__.

Description of the
Certificates....................    The    AMRESCO    Residential     Securities
                                    Corporation   Multifamily   Mortgage   Pass-
                                    Through  Certificates,  Series 199__-__ (the
                                    "Certificates")  will consist of the Offered
                                    Certificates,   the  Class  C  Certificates,
                                    which have an original  aggregate  principal
                                    balance of  $________,  the Class R residual
                                    certificates  (the "Class R  Certificates"),
                                    which represent the residual interest in the
                                    Trust   Fund,    the   Class   RL   residual
                                    certificates  (the "Class RL  Certificates")
                                    which represent the residual interest in the
                                    Mortgage  Trust (the "Class R  Certificates"
                                    and the "Class RL Certificates" are referred
                                    to    collectively    as    the    "Residual
                                    Certificates"). The Class C Certificates and the Residual Certificates are not offered hereby, and may be offered for sale in privately negotiated transactions.

                                    The Certificates  represent in the aggregate
                                    the entire beneficial  ownership interest in
                                    two trust funds established  pursuant to the
                                    Agreement. One trust fund (the "Trust Fund")
                                    will consist of all the "regular  interests"
                                    (and all  proceeds  thereof)  in a  separate
                                    trust  fund  (the   "Mortgage   Trust"  and,
                                    together with the Trust Fund,  the "Trusts")
                                    that  will  consist  primarily  of a pool of
                                    loans  (the  "Mortgage  Loans")  secured  by
                                    [first]  liens on  multi-family  residential
                                    (including      family/retail     mixed-use)
                                    properties   located   in   ___states   (the
                                    "Mortgaged Properties").

Denominations...................    The Class A-1 Certificates will be issued in
                                    book-entry form in denominations of original
                                    principal  amounts  of $_____  and  integral
                                    multiples of $_____ in excess  thereof.  The
                                    Class  S-A  Certificates  will be  issued in
                                    [book  entry/fully  registered,   definitive
                                    form] in  percentage  interests of ownership
                                    of such  class of not less  than  ___%.  The
                                    Class B  Certificates  will be  issuable  in
                                    fully   registered,   certificated  form  in
                                    denominations   of  $_______   and  integral
                                    multiples in excess  thereof and one Class B
                                    Certificate  evidencing an additional amount
                                    equal  to  the  remainder  of  the  Original
                                    Certificate Principal Balance of such Class.
                                    See     "Description    of    the    Offered
                                    Certificates--  General" and "Description of
                                    the   Offered   Certificates--    Book-Entry
                                    Registration of the Senior Certificates" herein.

The Mortgage Loans..............    The Mortgage  Loans will have a Cut-Off Date
                                    aggregate  principal  balance   outstanding,
                                    after the deduction of payments of principal
                                    due on such date, of approximately $ ______.
                                    The  Mortgage  Loans were  originated  by in
                                    ----------   accordance  with  the  Seller's
                                    Underwriting   Guidelines,    as   described
                                    herein. See "The Mortgage Trust-Underwriting
                                    Standards"   herein.   As  of  the  date  of
                                    origination,  the weighted  average Mortgage
                                    Rate of the Mortgage Loans  (weighted by the
                                    aggregate  principal  balance  thereof)  was
                                    approximately  ___%.  All the Mortgage Loans
                                    were  originated  on  or  after  __________,
                                    199__.  As of the Cut-Off Date, the Mortgage
                                    Loans  had  an  average  remaining  term  to
                                    maturity  (weighted by  aggregate  principal
                                    balance thereof) of  approximately  _______.
                                    As  of  their  date  of   origination,   the
                                    Mortgage Loans had an average principal balance of approximately $_________.

                                    Each  Mortgage Loan is secured by a mortgage
                                    creating  a   [first/junior]   lien  on  the
                                    related  Mortgaged  Property.  The Mortgaged
                                    Properties  will  consist  of a total of ___
                                    multi-family          (including         ___
                                    multi-family/retail   mixed-use)   apartment
                                    complexes.  Each of the Mortgage Loans bears
                                    interest  at a  [fixed/adjustable]  rate  of
                                    interest   and  had  an  original   term  to
                                    maturity of 3, 5 or 7 years,  and all of the
                                    Mortgage Loans require  monthly  payments of
                                    principal based on a ___- year  amortization
                                    schedule. The Maturity Dates of the Mortgage
                                    Loans  will  fall  between  ___________  and
                                    __________,  inclusive. None of the Mortgage
                                    Loans  are  insured  or  guaranteed  by  any
                                    governmental entity or private insurer. [All
                                    of  the  Mortgage  Loans  are   non-recourse
                                    loans.] See "The Mortgage  Trust--  Mortgage
                                    Loan Characteristics" herein.

Originators.....................    Each of the Mortgage Loans to be acquired by
                                    the Trust from the Depositor were acquired by the Depositor from seller (the "Seller"), which previously originated or acquired the Mortgage Loans from the related originator
                                    (each an "Originator").

Class A-1 Pass-Through
  Rate..........................    ____% per annum.

Class S-A Pass-Through
  Rate..........................    ___%  per  annum on the  Notional  Principal
                                    Balance.

Class B Pass-Through
  Rate..........................    ___% per annum.

Distributions on the
  Certificates..................    Distributions of interest and principal,  if
                                    any,   on   the   Class   A-1,   Class   S-A
                                    Certificates  and the  Class B  Certificates
                                    will  be  made  by  the   Trustee   on  each
                                    Distribution Date (i.e., the __th day of each month or if such __th day is not a business day, then the business day next following such __th day), commencing in 199__, to the Owners of Certificates of record as of the close of ------- business on the last business day of the month preceding such Distribution Date (each, a "Record Date").

Amount of Distributions.........    On each Distribution  Date, the Trustee will
                                    apply the  aggregate of amounts  distributed
                                    [in respect of the Lower Tier Interest] on such Distribution Date in the following order of priority:

                                            (i)  first,  concurrently,   to  the
                                    Owners of the Class  A-1  Certificates,  the
                                    Class  A-1  Monthly   Interest  (as  defined
                                    below);  and to the  Owners of the Class S-A
                                    Certificates,  Class S-A  Monthly  Interest,
                                    any  shortfall  being  allocated  among  the
                                    Class  A-1  Certificates  and the  Class S-A
                                    Certificates    in   proportion   to   their
                                    respective  amounts  of  Class  A-1  Monthly
                                    Interest and Class S-A Monthly Interest;

                                            (ii)  second,  to the  Owners of the
                                    Class  A-1   Certificates,   the  Class  A-1
                                    Principal Distribution Amount (as defined below) until the Class A-1 Principal Balance has been reduced to zero;

                                            (iii)  third,  to the  Owners of the
                                    Class B  Certificates,  the  Class B Monthly
                                    Interest;

                                            (iv)  fourth,  to the  Owners of the
                                    Class   A-1    Certificates,    any   Unpaid
                                    Delinquent   Maturity   Amount  (as  defined
                                    below) until the Class A-1 Principal Balance has been reduced to zero;

                                            (v)  fifth,  to  the  Owners  of the
                                    Class B Certificates,  the Class B Principal
                                    Distribution   Amount   until  the  Class  B
                                    Principal Balance has been reduced to zero;

                                            (vi)  sixth,  to the  Owners  of the
                                    Class C  Certificates,  the  Class C Monthly
                                    Interest;

                                            (vii) seventh,  to the Owners of the
                                    Class C Certificates,  the Class C Principal
                                    Distribution   Amount   until  the  Class  C
                                    Principal  Balance has been reduced to zero;
                                    and

                                            (viii) eighth,  to the Owners of the
                                    Class   R   Certificates,    all   remaining
                                    Available Funds, if any.

                                    The   "Class  A-1   Principal   Distribution
                                    Amount," as to any Distribution Date, will equal the sum of the items set forth below and, if Available Funds should be less than such sum, any partial distribution shall be with respect to such items in the order of priority set forth below:

                                    (i)  the   product   of  (x)  the   Class  A
                                    Percentage    and   (y-1)   prior   to   the
                                    Subordination  Termination  Date, the sum of
                                    (A) the  aggregate  of the Unpaid  Principal
                                    Balance of all  Mortgage  Loans which ceased
                                    to be Outstanding  Mortgage Loans as of such
                                    Distribution  Date other than Mortgage Loans
                                    that were subject to a Principal  Prepayment
                                    In Full  prior  to the end of the  preceding
                                    calendar   month   and  (B)  all   scheduled
                                    principal payments on the Mortgage Loans due on the related Due Date; or (y-2) on and after the Subordination Termination Date, the sum of the amounts described in (y-1)(A) and (y-1)(B) above, but only to the extent such amounts are actually received by the Trustee prior to the Distribution Date;

                                    (ii) all Principal Prepayments made on or before the related Determination Date; and

                                    (iii)   any   Unpaid   Principal   Shortfall
                                    allocable to the Class A-1 Certificates.

                                    The "Class B Principal Distribution Amount" as to any Distribution Date, will equal the sum of the items set forth below and, if Available Funds should be less than such sum, any partial distribution shall be with respect to such items in the order of priority set forth below:

                                    (i)  the   product   of  (x)  the   Class  B
                                    Percentage  and the sum of (A) the aggregate
                                    of  the  Unpaid  Principal  Balance  of  all
                                    Mortgage    Loans   which   ceased   to   be
                                    Outstanding   Mortgage   Loans  as  of  such
                                    Distribution  Date other than Mortgage Loans
                                    that were subject to a Principal  Prepayment
                                    In Full  prior  to the end of the  preceding
                                    calendar   month   and  (B)  all   scheduled
                                    principal payments on the Mortgage Loans due on the related Due Date;

                                    (ii) after the Class A-1 Termination Date, all Principal Prepayments made on or before the related Determination Date; and

                                    (iii)   any   Unpaid   Principal   Shortfall
                                    allocable to the Class B Certificates.

                                    [In addition, on each Distribution Date, the
                                    Trustee will  withdraw  from the  Prepayment
                                    Premium   Account  (as  defined  herein)  an
                                    amount   equal  to  the   aggregate  of  all
                                    Prepayment Premiums deposited therein during
                                    the   previous   calendar   month  and  will
                                    distribute   such   amount   (i)   on   each
                                    Distribution  Date  prior  to  the  Class  A
                                    Termination    Date,   (a)   if   prior   to
                                    __________,   to  the   Owners  of  Class  A
                                    Certificates,  allocated  ___% to the  Class
                                    A-1  Certificates  and ___% to the Class S-A
                                    Certificates,  and (b) if after  __________,
                                    solely   to  the   Owners   of   Class   A-1
                                    Certificates,   (ii)   on  the   Class   A-1
                                    Termination  Date,  to the Owners of Class A
                                    Certificates   (in   accordance   with   the
                                    allocations  described in subclauses (a) and
                                    (b)  (as the  case  may  be) of  clause  (i)
                                    above,  only if the  Class  A-1  Termination
                                    Date is prior to __________) and Class B

                                    Certificates    in    proportion    to   the
                                    distributions of principal made in respect of the Class A-1 and Class B Certificates, respectively, (iii) on each Distribution Date thereafter, to the Owners of Class B Certificates.]

                                    Interest   for  the  Class  A  and  Class  B
                                    Certificates for any given Distribution Date
                                    is equal to one month's  interest accrued at
                                    the  applicable  Pass-Through  Rate,  on the
                                    Class A-1 or Class B Principal  Balance,  as
                                    the case may be,  immediately  prior to such
                                    Distribution  Date. See  "Description of the
                                    Offered     Certificates--     Amounts    of
                                    Distribution" herein.

Monthly Advances................    In the  event  that a monthly  payment  on a
                                    Mortgage  Loan has not been  received by the
                                    Servicer  as of the close of business on the
                                    Determination Date immediately preceding the
                                    related Distribution Date, the Servicer will
                                    be obligated to advance,  for deposit in the
                                    Certificate   Account,   the   aggregate  of
                                    payments  of   principal   (other  than  any
                                    Balloon   Payment)   and   interest  on  the
                                    Mortgage  Loans that were due on the related
                                    Due Date and that is  allocable to the Class
                                    A Certificates, less the aggregate amount of
                                    any  such   delinquent   payments  that  the
                                    Servicer   has   determined   in  its  sole,
                                    reasonable   judgment  would   constitute  a
                                    nonrecoverable  advance if made (a  "Monthly
                                    Advance"). The Servicer will be entitled to be reimbursed from the Certificate Account for all such Monthly Advances.

                                    The obligation to make Monthly Advances with
                                    respect to any Mortgage Loan shall  continue
                                    until the  earliest  to occur of (i) payment
                                    thereof  in full,  (ii)  liquidation  of the
                                    related  Mortgaged  Property  and  (iii) the
                                    purchase  or  repurchase  thereof  from  the
                                    Mortgage  Trust  pursuant to any  applicable
                                    provision  of the  Agreement.  If the rights
                                    and  obligations  of the Servicer  under the
                                    Agreement are terminated upon the occurrence
                                    of an event of default that remains uncured,
                                    the  [Trustee/Master  Servicer]  will be the
                                    successor  in  all  respects  (with  certain
                                    exceptions  relating  to the  repurchase  of
                                    Mortgage Loans under certain  circumstances)
                                    to the  Servicer in its capacity as servicer
                                    under   the    Agreement,    including   the
                                    obligation  to  make  all  required  Monthly
                                    Advances.

Subordination of the
  Subordinate Certificates......    The  rights  of the  Owners  of the  Class B
                                    Certificates and the Class C Certificates to
                                    receive  distributions  with  respect to the
                                    Mortgage Loans will be  subordinated to such
                                    rights  of  the   holders  of  the  Class  A
                                    Certificates to the extent  described below.
                                    The  subordination  provided  to the Class A
                                    Certificates by the Class B Certificates and
                                    the  Class C  Certificates  is  intended  to
                                    enhance the  likelihood of timely receipt by
                                    the  Owners of the Class A  Certificates  of
                                    the full amount of their  scheduled  monthly
                                    payments   and   to   afford   such   Owners
                                    protection  against  losses  resulting  form
                                    Liquidated Mortgage Loans.

                                    The  rights  of the  Owners  of the  Class C
                                    Certificates to receive  distributions  with
                                    respect to the Loans will be subordinated to
                                    such  rights  of the  Owners  of the Class B
                                    Certificates to the extent  described below.
                                    The  subordination  provided  to the Class B
                                    Certificates  by the Class C Certificates is
                                    intended to enhance the likelihood of timely
                                    receipt   by  the  Owners  of  the  Class  B
                                    Certificates  of the  full  amount  of their
                                    scheduled  monthly  payments  and to  afford
                                    such  Owners   protection   against   losses
                                    resulting form Liquidated Mortgage Loans.

                                    The  protection  afforded  to the  Owners of
                                    Class  A   Certificates   by  means  of  the
                                    subordination  of the  Class B  Certificates
                                    and  the  Class  C   Certificates   will  be
                                    accomplished  by the  preferential  right of
                                    such  Owners  to   receive,   prior  to  any
                                    distribution  being  made on a  Distribution
                                    Date in respect of the Class B  Certificates
                                    and the Class C Certificates,  the Class A-1
                                    Monthly  Interest  and the Class S-A Monthly
                                    Interest, respectively, and to the Owners of
                                    the  Class  A  Certificates  the  Class  A-1
                                    Principal  Distribution  Amount. The Class B
                                    Certificates  will,  however,   receive  the
                                    Class B Monthly  Interest  before the Owners
                                    of the  Class  A  Certificates  receive  any
                                    Unpaid  Delinquent  Maturity  Amount.  There
                                    will be no other form of Credit  Enhancement
                                    available  for the  benefit  of the  Offered
                                    Certificates.   See   "Description   of  the
                                    Offered Certificates -- Subordination of the
                                    Subordinate Certificates" herein.

Allocation of Losses............    Subject to the limitations described herein,
                                    losses of principal and interest realized on
                                    the Mortgage Loans ("Realized  Losses") will
                                    be   allocated,   first,   to  the  Class  R
                                    Certificates   and,  then  to  the  Class  C
                                    Certificates   and,  then  to  the  Class  B
                                    Certificates,  as described herein, prior to
                                    allocation    thereof    to    the    Senior
                                    Certificates.   See   "Description   Of  The
                                    Offered  Certificates  --  Subordination  of
                                    Subordinate Certificates" herein.

Servicing Fee...................    With respect to each Distribution  Date, the
                                    Servicer  shall be entitled to withhold from
                                    deposit into the Certificate  Account,  with
                                    respect to each  Mortgage  Loan (for which a
                                    Monthly  Payment was  received)  that was an
                                    Outstanding   Mortgage   Loan   as  of  such
                                    Distribution   Date,   an  amount  equal  to
                                    one-twelfth  of the  product of (i) the rate
                                    set forth in the Mortgage Loan Schedule (the
                                    "Servicing  Fee  Rate")  and (ii) the Unpaid
                                    Principal  Balance of such  Mortgage Loan as
                                    of such Distribution Date. The Servicer will
                                    be entitled to retain  additional  servicing
                                    compensation in the form of assumption fees,
                                    late payment  charges or extension and other
                                    administrative   charges   to   the   extent
                                    collected.

Optional Termination............    At its option the Depositor  may  repurchase
                                    all the Mortgage  Loans at any time when the
                                    Pool  Principal  Balance is less than 10% of
                                    the Cut-Off Date Pool Principal Balance. The
                                    payment  of  such  purchase  price  will  be
                                    applied to the early retirement of the Class
                                    A-1,   Class  S-A,   Class  B  and  Class  C
                                    Certificates.   See   "Description   of  the
                                    Pooling    and     Servicing     Agreement--
                                    Termination; Retirement of the Certificates" herein.

Final Scheduled Distribution
  Date..........................    Scheduled  Payments  on the  Mortgage  Loans
                                    will be sufficient to distribute interest on
                                    the Offered  Certificates  at the applicable
                                    Pass-Through   Rate   and  to   reduce   the
                                    principal amount of the Offered Certificates
                                    to zero not later than the "Final  Scheduled
                                    Distribution  Date"  set  forth on the cover
                                    page hereof, determined as described herein.
                                    Because   the  rate  of   distributions   of
                                    principal on the Offered  Certificates  will
                                    depend  on the  rate of  payment  (including
                                    prepayments)   of  the   principal   of  the
                                    Mortgage  Loans and on the timing of receipt
                                    of   Liquidation   Proceeds  and   Insurance
                                    Proceeds with respect to the Mortgage Loans,
                                    the actual final  Distribution Date for each
                                    Class  of the  Offered  Certificates  may be
                                    earlier, and could be substantially earlier,
                                    or may be later,  than the  Final  Scheduled
                                    Distribution  Date. See  "Description Of The
                                    Offered   Certificates  --  Final  Scheduled
                                    Distribution Date" and "Yield, Prepayment and Maturity Considerations" herein.

Nature of Class S-A
  Certificates..................    General   Character   as  an   Interest-Only
                                    Security.   The  owners  of  the  Class  S-A
                                    Certificates  will be  entitled  to  receive
                                    monthly  distributions  equal to one-month's
                                    interest at the Class S-A Pass-Through  Rate
                                    on  the  Notional   Principal  Balance  then
                                    outstanding.       The       Class       S-A
                                    Certificateholders  will not be  entitled to
                                    receive  any   distributions   of  principal
                                    collected  on the  Mortgage  Loans.  Because
                                    they will not receive any  distributions  of
                                    principal,  the Class S-A Certificateholders
                                    will    be    affected    by    prepayments,
                                    liquidations  and other  dispositions of the
                                    Mortgage Loans to a greater degree than will
                                    the  Class  A   Certificateholders.   As  an
                                    extreme illustration,  in the event that the
                                    entire  Mortgage Pool prepays in full during
                                    the  first   month,   then  on  the  initial
                                    Distribution  Date the Owners of the Class A
                                    Certificates will receive the full par value
                                    of their  Certificates  while the  Owners of
                                    the  Class  S-A  Certificates   will  suffer
                                    nearly a complete loss (except for one month's interest) on their investment.

                                    In  general,  liquidations  due  to  losses,
                                    repurchases   by  the   Seller   and   other
                                    dispositions  of  Mortgage  Loans  from  the
                                    Trust  Fund  will  have the same  effect  on
                                    Class   S-A    Certificateholders    as   do
                                    prepayments of principal, liquidations due to losses, repurchases by the Seller and other dispositions of Mortgage Loans from the Trust, and are collectively referred to as "Prepayments."

                                    Because   the   yield  to  the   Class   S-A
                                    Certificateholders  is  sensitive to certain
                                    constant   rates   of   prepayment,   it  is
                                    advisable  for  potential  investors  in the
                                    Class   S-A    Certificates    to   consider
                                    carefully,  and to make their own evaluation
                                    of, the effect of any particular  assumption
                                    regarding   the  rates  and  the  timing  of
                                    prepayments. In general, when interest rates
                                    decline,    prepayments   in   a   pool   of
                                    receivables  such as the Mortgage Loans will
                                    increase as  borrowers  seek to refinance at
                                    lower  rates.  This will have the  effect of
                                    reducing  the  future   stream  of  payments
                                    available  to an owner  of an  interest-only
                                    security  based  on such  receivables  pool,
                                    thus  adversely  affecting  such  investor's
                                    yield.   Conversely,   when  interest  rates
                                    increase  prepayments  will tend to decrease
                                    (since attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may increase, thus positively affecting such investor's yield.

                                    Accrual of "Original  Issue  Discount."  The
                                    Class S-A  Certificates  may be issued  with
                                    "original issue discount" within the meaning
                                    of the Code.  As a result,  in certain rapid
                                    prepayment  environments  the  effect of the
                                    rules  governing  the  accrual  of  original
                                    issue     discount    may    require    such
                                    Certificateholders  to accrue original issue
                                    discount  at a rate in excess of the rate at
                                    which  distributions  are  received  by such
                                    Certificateholders.   See  "Certain  Federal
                                    Income Tax Consequences" herein and in the Prospectus.

Ratings.........................    It is a  condition  to the  issuance  of the
                                    Offered  Certificates that the Class A-1 and
                                    Class  S-A  Certificates  each be  rated  no
                                    lower  than  "AAA"  and  that  the  Class  B
                                    Certificates be rated no lower than "___" by
                                    Standard  and  Poor's   Ratings   Group,   a
                                    division of McGraw Hill  ("S&P") and Moody's
                                    Investors    Service,    Inc.    ("Moody's")
                                    (collectively,  the "Rating Agencies").  The
                                    Class C Certificates will not be rated. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See
                                    "Ratings" herein.

                                    Ratings of the Class S-A  Certificates.  The
                                    Class S-A  Certificates  will,  upon initial
                                    issuance,  receive  ratings  of "___" by ___
                                    and of "___" by  __________.  Ratings  which
                                    are assigned to securities such as the Class
                                    S-A  Certificates   generally  evaluate  the
                                    ability of the issuer (i.e., the Trust) to make timely payments when such payments are due, as required by such securities. As described above, such amounts with respect to the Class S-A Certificates consist only of interest. In general, the ratings thus address credit risk and not prepayment risk. See "Ratings" herein.


                                    The "r" symbol is  appended to the rating by
                                    Standard   &  Poor's   of  the   Class   S-A
                                    Certificates  because they are interest-only
                                    Certificates that Standard & Poor's believes
                                    may  experience   high  volatility  or  high
                                    variability  in  expected   returns  due  to
                                    non-credit  risks  created  by the  terms of
                                    such  Certificates.  The  absence  of an "r"
                                    symbol in the  ratings of the other  Class A
                                    Certificates  should  not  be  taken  as  an
                                    indication  that  such   Certificates   will
                                    experience no volatility or variability in total returns. See "Ratings" herein.

Certain Federal Income
  Tax Consequences..............    The Trustee will cause  elections to be made
                                    to treat the Mortgage  Trust (also  referred
                                    to  herein as "Lower  Tier  REMIC")  and the
                                    Trust   Fund  as   "real   estate   mortgage
                                    investment  conduits"  (each, a "REMIC") for
                                    federal income tax purposes.  The Lower Tier
                                    A  Interest  and the Lower  Tier B  Interest
                                    will be the "regular interests" in the Lower
                                    Tier  REMIC  and the  Class RL  Certificates
                                    will  constitute the sole class of "residual
                                    interests"  in the  Lower  Tier  REMIC.  The
                                    Class   A-1,   Class   S-A   and   Class   B
                                    Certificates will be "regular  interests" in
                                    the Trust Fund and the Class R  Certificates
                                    will  be  the  sole   class   of   "residual
                                    interests"  in the Trust Fund.  See "Certain
                                    Federal Income Tax Consequences" herein.

ERISA Considerations............    Any  fiduciary of any employee  benefit plan
                                    (a   "Plan")   subject   to   the   Employee
                                    Retirement  Income  Security Act of 1974, as
                                    amended  ("ERISA"),  who proposes to cause a
                                    Plan   to   acquire   any  of  the   Offered
                                    Certificates should consult with its own counsel with respect to the applicability of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), to such investment.

                                    Under  current law the  purchase and holding
                                    of the Class B Certificates  by or on behalf
                                    of  any  Plan   subject  to  the   fiduciary
                                    responsibility   provisions   of  ERISA  may
                                    result in "prohibited  transactions"  within
                                    the  meaning  of  ERISA  and the  Code.  [No
                                    transfer  of a  Class B  Certificate  or any
                                    interest  therein may be made to any Plan or
                                    other  retirement   arrangement,   including
                                    individual     retirement    accounts    and
                                    annuities,   Keogh   plans  and   collective
                                    investment and separate accounts in which such plans, accounts or arrangements are invested that is subject to ERISA or the Code unless the prospective transferee of the Class B Certificate provides the Trustee with a representation letter and an opinion of counsel, each in the form required under the Agreement. See "ERISA Considerations" herein and in the Prospectus.]

Risk Factors....................    Credit Considerations.  For information with
                                    regard  to  the  Mortgage  Loans  and  their
                                    related   risks,   see  "The   Portfolio  of
                                    Mortgage Loans" herein.

                                    Prepayment Considerations. For information regarding the consequences of prepayments of the Mortgage Loans, particularly Owners of Class S-A Certificates, see "Prepayment and Yield Considerations" herein.

                                    Other.   For  a  discussion  of  other  risk
                                    factors   that  should  be   considered   by
                                    prospective   investors   in   the   Offered
                                    Certificates, see "Risk Factors" herein and in the Prospectus.

Legal Investment
  Considerations................    The   Senior    Certificates    will   [not]
                                    constitute "mortgage related securities" for
                                    purposes of the  Secondary  Mortgage  Market
                                    Enhancement  Act of 1984  ("SMMEA")  [for so
                                    long as  they  are  rated  in one of the two
                                    highest  rating  categories  by one or  more
                                    nationally  recognized   statistical  rating
                                    organizations.    As   such,    the   Senior
                                    Certificates  will be legal  investments for
                                    certain  entities to the extent  provided in
                                    SMMEA,  subject  to  state  laws  overriding
                                    SMMEA.  In  addition,   institutions   whose
                                    investment  activities are subject to review
                                    by federal or state  regulatory  authorities
                                    may   be   or   may   become    subject   to
                                    restrictions,  which  may  be  retroactively
                                    imposed by such regulatory  authorities,  on
                                    the  investment  by  such   institutions  in
                                    certain    forms   of    mortgage    related
                                    securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.]

                                    The Class B Certificates will not constitute
                                    "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class B Certificates, maybe subject to significant interpretative uncertainties.

                                    Prospective investors are advised to consult their counsel as to qualification of the Offered Certificates as legal investments under any such laws, regulations, rules and orders. See "Legal Investment Consideration" herein and in the Prospectus.

                                  RISK FACTORS


         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

The Mortgage Loans

         General. The Mortgage Loans were originated by the between _____ and _______, inclusive. The Mortgage Loans are all secured by multi-family (or, in some cases, multi-family/retail mixed-use) apartment buildings, each containing five or more residential units. Owners of multi-family apartment buildings rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the related Mortgage Loan and any other debt that may be secured by such property. Various factors, many of which are beyond the control of the owner or operator of an apartment building, may affect the economic viability of the building.

         Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units and local politics, including rent stabilization or rent control laws and policies. In addition, a low level of mortgage rates may encourage tenants to purchase single-family housing.

         Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rents offered for various types of housing may be reflected in changes in payment patterns, including increased risks of defaults by tenants and higher vacancy rates. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

         Environmental Risks. Under the laws of certain states where Mortgaged Properties are located, violation of applicable environmental laws may give may rise to a "superlien" on the Mortgaged Property (i.e., a lien prior to the lien of the related mortgage) to assure the payment of the costs of cleanup. In addition, under the laws of several states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") a lender may be liable, as an "owner" or "operator", for cleanup costs on mortgaged property containing hazardous wastes if agents or employees of the lender have become involved in the operations of the borrower, regardless of whether a previous owner caused the environmental damage. If the lender actually takes possession of the property, it may, more clearly, be liable for cleanup costs pursuant to CERCLA. Under certain recent court decisions, even very little involvement by the lender has led to liability for cleanup costs and efforts by the Federal Environmental Protection Agency to clarify questions relating to lender liability through rulemaking have been rejected. The Depositor will generally require the preparation of environmental assessments; however, there can be no assurance as to the ultimate level of protection, if any, afforded by any such assessment. Although the lender can bring an action for contribution against the owner who created the environmental hazard, any amounts awarded to the lender under such an action may not be collectible if the owner is bankrupt or otherwise judgment-proof. See "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

         The Agreement provides that the Servicer may not, on behalf of the Trustee, obtain title to (as a result of foreclosure or in lieu of foreclosure or otherwise), or take possession of or other actions with respect to, a Mortgaged Property unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that
(i) the Mortgaged Property is in compliance with applicable environmental laws or, if it is not, that it would be in the best economic interest of the holders of the Certificates to take the actions necessary to bring the Mortgaged Property into compliance with such laws and (ii) circumstances relating to the use, management or disposal of certain hazardous materials either are not present at the Mortgaged

Property or should be addressed if to do so would be in the best economic interest of the holders of the Certificates. See "Description of the Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" herein.

         Environmental studies were commissioned by the Seller or its correspondent originators prior to the origination of each Mortgage Loan. The reports indicated that no material environmental conditions existed with respect to any of the Mortgaged Properties. [Identified environmental conditions which may result in liability to the issuer will be disclosed in a separate risk factor.]

         In addition, each Mortgagor has represented in the related Mortgage that, the related Mortgaged Property was in compliance with all applicable federal, state and local environmental laws and regulations on the date of origination of the related Mortgage Loan.

         Mortgagor Default. The Mortgage Loans are not insured or guaranteed against Mortgagor default by any governmental entity or by any private mortgage insurer.

         The amount recoverable upon the occurrence of a default may be affected by, among other things, a decline in real estate values or a change in mortgage market interest rates. If the multifamily residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those anticipated by investors.

         The Agreement also contains limitations on the ability of the Servicer to foreclose on a Mortgaged Property, to modify the terms of the related Mortgage Loan as an alternative to foreclosure, and to rehabilitate a Mortgaged Property acquired by the Mortgage Trust upon foreclosure. These limitations may delay or otherwise adversely affect recoveries in respect of a defaulted Mortgage Loan. See "Description of the Pooling and Servicing Agreement-- Realization Upon Defaulted Mortgage Loans".

         Nonrecourse Mortgage Loans. All the Mortgage Loans are nonrecourse loans, as to which, in the event of a Mortgagor default, recourse will be available solely against the related Mortgaged Property, and not against any other assets of the Mortgagor, to pay amounts due under the related Mortgage Loan. In the case of a nonrecourse Mortgage Loan, a decrease in the value of the related Mortgaged Property will directly reduce the amount of gross liquidation proceeds that may be realized in respect thereof and, after the deduction of liquidation expenses, applied to payment of such Mortgage Loan. [In addition, the laws of some states prohibit obtaining a personal judgment against a mortgagor for any deficiency in the net liquidation proceeds following a foreclosure of a defaulted mortgage loan.]

         Liquidation Risks. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Owners of the Offered Certificates could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to holders of the Offered Certificates and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and the protection provided by the subordination described herein is exhausted or unavailable, holders of Offered Certificates could experience a loss on their investment.

         Other Risks of Multifamily Residential Lending. Multifamily residential lending is generally viewed as exposing the lender to a greater risk of loss than one-to-four-family residential lending. Multifamily residential lending typically involves a larger loan to a single obligor than a residential one- to four- family mortgage loan. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the net operating income from the project is reduced (for example, if tenant leases are not obtained or renewed), the obligor's ability to repay the loan may be impaired. Multifamily residential real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as the imposition of rent control or changes in the laws which impact the future cash flow of the property. Market values may also be influenced by the relative affordability of single-family housing in the area in which the multifamily residential housing is located.

         The successful operation of a multifamily project is also dependent upon the management of such project. The project manager, in conjunction with the owner of the project, is responsible for responding to changes in the local rental market, planning and implementing the rental market, planning and implementing the rental structure, including establishing levels of rental rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the long-term viability of a project. There can be no assurance that such errors by the property manager will not ultimately cause a default on the related Mortgage Loan. See "Security for the Certificates -- The Mortgage Loans" herein.

         Mortgage Loan Concentration. The ______ largest Mortgage Loans, with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $__________, comprise approximately ___% of the aggregate Scheduled Principal Balance of the Mortgage Loans on such date. The largest of such Mortgage Loans has a Scheduled Principal Balance of approximately $__________, or approximately ___% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. As a result of this relative concentration of the Mortgage Loans, Losses, prepayments or modifications (including an extension of the final Due Date) on any such Mortgage Loans are likely to have a greater effect on the yield to Holders of the Offered Certificates or the anticipated weighted average lives of the Offered Certificates than if such concentration had not existed. In addition (i) approximately ___% of the Mortgage Loans by aggregate Scheduled Principal Balance are secured by Mortgaged Premises located in ________, (ii) approximately __% by Mortgaged Premises located in _____, (iii) approximately ___% by Mortgaged Premises located in _____ and (iv) approximately ___% by Mortgage Premises located in
- ---------.

         As a result of this relative geographic concentration of the Mortgage Loans, the performance of the Offered Certificates may be more dependent upon the economic conditions in the noted states.

         The Mortgage Loans are all secured by Mortgaged Premises that are either newly constructed or have been recently substantially rehabilitated. As such, each Mortgaged Premises has limited operating history on which the calculation of the Debt Service Coverage Ratio was based. There can be no assurance that the future operating history will be consistent with the limited recent operating history. To the extent future Net Operating Income is less than the Net Operating Income used in underwriting a Mortgage Loan, the likelihood of a default on such Mortgage Loan increases, which may result in a Realized Loss.

         Balloon Mortgage Loans and Extension Risk. Because all the Mortgage Loans have amortization schedules extending significantly beyond their original terms to maturity, substantial payments (that is "Balloon Payments") will be due on the Mortgage Loans at their respective stated maturity dates. Such loans involve a greater risk to lenders because a Mortgagor's ability to make a Balloon Payment typically will depend upon its ability either to refinance such Mortgage Loan or to sell the related Mortgaged Property. A mortgagor's ability to accomplish either of these goals will be affected by the factors described above under "The Mortgage Loans--General" and by other factors including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the Mortgaged Property, the financial condition of the Mortgagor, the operating history and physical condition of the Mortgaged Property, tax laws and prevailing general economic conditions. A high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing or sale and may result in delinquencies or defaults which, in turn, could cause delays in distributions to holders of Offered Certificates.

         There is no assurance that the values of the Mortgaged Properties at maturity of the Mortgage Loans will be equal to or will exceed their values at the date of origination of the Mortgage Loans. Since the Mortgage Loans require Balloon Payments at maturity, holders of Offered Certificates will be assuming the risk that the Mortgage Loans may not be paid off when the Balloon Payments are due.

         In addition, if certain conditions are satisfied, such as the absence of any deferred maintenance, the satisfaction of a minimum debt service coverage ratio, the absence of delinquencies and the good faith effort to secure refinancing, the Servicer may extend a Mortgagor's Balloon Payment due date by as much as ____ months if the Mortgagor needs more time to refinance. Such extension of the scheduled maturity date of the loan may cause the weighted average lives of the Offered Certificates to be longer than if the loan had been paid under its original terms. See "Yield, Maturity and Prepayment Considerations" herein.

Credit Risk of Subordinate Certificates

         As described herein, the rights of the Subordinate Certificateholders to receive payments of interest and principal will be subordinated to those of the Holders of the Senior Certificates, and the rights of the Class C Certificateholders to receive payments of interest and principal will be subordinated to those of the Holders of the Class B Certificates.

         Losses on the  Mortgage  Loans  will  first be  charged  to the Class C
Certificates. If as a consequence of such Losses the Class C Certificate Principal Balance has been reduced to zero, any additional Losses will be allocated first to reduce the principal balance of the Class B Certificates to zero. Further, if as a consequence of such Losses the aggregate outstanding principal balance of the Class B Certificates and Class C Certificates has been reduced to zero, any additional Losses will reduce the outstanding principal balance of the Class A-1 Certificates. See "Description of the Offered Certificates -- Subordination of Subordinate Certificates" herein.

Certain Bankruptcy Issues

         Each Borrower is a limited partnership, which limited partnership is a special purpose entity with limited liability and limited capitalization. Under certain circumstances, the bankruptcy of a general partner of a limited partnership may result in the dissolution of such limited partnership. The dissolution of a limited partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan, reducing the yield to the Certificateholders in the same manner as a principal prepayment.

         In addition, in the event of the bankruptcy of the general partner of a Borrower, a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner could attempt to seek an order from a court consolidating the assets and liabilities of the related Borrower with those of the general partner. [Counsel for each Borrower has delivered an opinion in respect of each Borrower concluding that a court applying state partnership law should not issue an order, in some cases on the basis of a reasoned analysis and subject to certain facts, assumptions and qualifications specified therein. However, notwithstanding such opinion, if such consolidation were to be permitted, the respective Mortgage, for example, would likely become property of the estate of such bankrupt general partner. In such a case, not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Servicer on behalf of the Trustee to exercise remedies with respect to such Mortgage. However, such an occurrence should not affect a properly perfected security interest in the Mortgaged Property or the Trustee's status as the holder of such security interest.]

         [Certain limited liability general partners are affiliated with two or more Borrowers. The two largest groups of affiliated general partner of the Borrowers each represent between ___% and ___% of the aggregate principal balance of the Mortgage Loans. In the event that one of such general partners or any of its affiliates becomes the subject of a bankruptcy proceeding, the trustee in bankruptcy for such entity, such entity as debtor-in- possession or a creditor of such entity, could attempt to seek an order from a court consolidating the assets and liabilities of one or more of those affiliated parties that are not part of the bankruptcy proceeding with the assets and liabilities of such entity. If successful, the number of Borrowers potentially affected by the concerns addressed in the preceding two paragraphs could be increased significantly. See also "Certain Legal Aspects of The Mortgage Loans" in the Prospectus.

[Geographic Concentration]

         Commercial Lending. The Mortgage Loans are secured by commercial properties. Commercial lending is generally viewed as exposing the lender to a greater risk of loss than residential one-to-four-family lending. Commercial lending typically involves larger loans to a single obligor than residential lending.

         Commercial property values are subject to volatility. The repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the cash flow from the related project is reduced (for example, in the case of Shopping Center Properties, leases are not obtained or renewed or, in the case of Hotel Properties, room rates decline or occupancy levels are reduced), the obligor's ability to repay the loan may be impaired. Real estate projects can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.

         The liquidation value of commercial properties may be adversely affected by risks generally incident to interests in real property, including: changes or continued weakness in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental, room or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses (including energy costs); the availability of refinancing; changes in governmental rules, regulations and fiscal policies, including rent control ordinances and environmental legislation; and other factors beyond the control of the borrower or the lender.

         The successful operation of a real estate project is also dependent on the performance of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments or room rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. Each of the Mortgaged Properties will be managed by an affiliate of the respective borrower.

         One Action Considerations. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling & Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the lender's rights under any of the lender's rights under nay of the Mortgage Loans that include properties where the rule can be applicable. In addition, the Servicer may be required to foreclose first on properties located in states where such "one action" rule apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loan -- Foreclosure" in the Prospectus.

[Group Leases]

[Zoning]

         Limited Liquidity. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates.
The Offered Certificates will not be listed on any securities exchange.

         Other Financing. Certain of the Mortgage Loans permit the borrower to incur additional indebtedness, including subordinated indebtedness secured by the related Mortgaged Properties, if certain financial tests are met and such financing will not result in the downgrading of the ratings then assigned to any class Certificates. The existence of additional indebtedness could adversely affect the financial viability of the related borrowers.

[Costs of Compliance with Americans with Disabilities Act]

                               THE MORTGAGE TRUST

General

         The mortgage assets in the Mortgage Trust will consist primarily of Mortgage Loans with a Cut-Off Date aggregate principal balance outstanding, after the deduction of payments of principal due on such date, of approximately $_______. Each Mortgage Loan is secured by a mortgage creating a [first/junior] lien on the related Mortgaged Property. The Mortgaged Properties consist of a total of ___ multifamily (including ___ multifamily/retail mixed-use) apartment complexes. The Mortgage Loans had an original term to maturity of ____, ____ or ____ years, but all the Mortgage Loans require monthly payments of principal based on a ___ or ___ year amortization schedule. Thus, Balloon Payments will be due on each Mortgage Loan at its stated maturity date. The Maturity Dates of the Mortgage Loans will fall between ________ and _________ inclusive. None of the Mortgage Loans are insured or guaranteed by any governmental entity or private insurer. All the Mortgage Loans are non-recourse loans. The Mortgage Loans to be included in the Mortgage Trust will be acquired by the Trust from Depositor, which will have acquired the Mortgage Loans from the Seller. [All the Mortgage Loans were underwritten in accordance with the Seller's Underwriting standards, as described under "Underwriting Standards" below.]

         [The Mortgage Loans permit voluntary prepayment prior to maturity only upon the payment by the Mortgagor of a prepayment penalty based on a [yield maintenance formula/predetermined schedule reducing over time]. See "Certain Yield, Prepayment and Maturity Considerations" herein.]

The Mortgaged Properties

         The Mortgaged Properties consist of __ multifamily (including ____ multifamily/retail mixed-use) apartment complexes comprising a total of approximately ___ rental units. The mortgage amount, name of Mortgagor, property type and property address for each Mortgaged Property are set forth in the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A.

         The Mortgage Loan Schedule also sets forth the appraised values for each of the Mortgaged Properties and the resultant loan-to-value ratios based on the principal balance of the Mortgage Loans attributable to each such Mortgaged Property as of the Cut-Off Date.

         The original loan-to-value ratio of a Mortgage Loan is the ratio of the original principal balance of such Mortgage Loan (assuming disbursement of all funds required or conditionally required to be disbursed thereunder) to the appraised value of the related Mortgaged Property. The Mortgage Loans had a weighted average original loan-to-value ratio of approximately _____%, with a range from _____% of _____%.

Delinquencies

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its servicing portfolio of fixed rate multifamily mortgage
loans for      , 199 ,      , 199 and for each of the three prior years.

                  Delinquency and Foreclosure Experience of the Servicer's Owned and Managed Servicing Portfolio of Multifamily Mortgage Loans


                            As of [ ]                                             Year End [ ],
                              199                   199                   199                    199                   198
                              ----                  ----                  ----                   ----                  ---
                       Number     Dollar      Number     Dollar     Number     Dollar     Number      Dollar     Number     Dollar
                         of       Amount        of       Amount       of       Amount       of        Amount       of       Amount
                        Loans      (000)      Loans      (000)      Loans       (000)      Loans      (000)      Loans      (000)
Portfolio...........
Delinquent Loans(1).
  31-60 (2).........
  61-90.............
  91 days or more...
         Total......
Total Delinquency
  Percentage........
REO Properties (3)..

- --------------------

(1) The period of delinquency is based on the number of days payments are contractually past due and includes all loans in foreclosure.
(2) Generally all Mortgage Loans 31 to 60 days or more delinquent are in foreclosure.
(3) REO Properties (i.e., "real estate owned" properties--properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted and held by the Servicer pending disposition).

                           Loan Loss Experience of the
 Servicer's Owned and Managed Servicing Portfolio of Multifamily Mortgage Loans

                               [ ] Months
                                  Ending
                                   [ ],                Year End [ ],
                                   199        199      199     199      198
                                   ----       ----     ----    ----     ---
                                               (Dollars in Thousands)
Average Portfolio Balance (1)
Net Losses (2)(3)..........
As a percentage of Average
  Portfolio Balance........

- --------------------
(1) Average Portfolio Balance equals the average of the portfolio balance of the current period and the portfolio balance of the prior period.
(2) "Net Losses" means actual net profits realized with respect to the disposition of REO property less net losses incurred with respect to the liquidation or charge-off of mortgage loans. Net Losses are presented only if a net loss has occurred or, as $0 if net profit has occurred.
(3)   Annualized for , 199 information.


Mortgage Loan Characteristics

         The Mortgage Loans had the following characteristics:

         The weighted average Mortgage Rate of the Mortgage Loans was approximately per annum at origination. _____ of the Mortgage Loans have Mortgage Rates of ___ per annum (the lowest such rate). The highest Mortgage Rate of the other Mortgage Loans is ____ per annum.

         The weighted average remaining term to maturity of the Mortgage Loans was approximately four years and two months as of the Cut-Off Date. All of the Mortgage Loans were originated on or after _______ and before _________. All of the Mortgage Loans had original terms to maturity of five, seven or ten years. The Mortgage Loans had principal balances ranging from $______ to $________ at origination and from $_____ to $______ as of the Cut-Off Date. The average principal balance of the Mortgage Loans was $______ at origination and approximately $ ______ as of the Cut-Off Date.

         The original amortization of all the Mortgage Loans was either 20 or either 30 years, with a weighted average remaining amortization term of ____.

         The debt service coverage ratios of the Mortgage Loans at origination ranged from ___% to ___% (after the enhancements described in the next sentence), with a weighted average of ___. Mortgage Loans with debt service coverage ratios ranging from ___ to ___ (prior to any enhancement) have posted letters of credit or cash reserve deposits in amounts sufficient to raise such ratios to a range of ___ to ___.

         The Mortgaged Properties contain between ___ and ___ units, the average being ___. The Mortgage Loan balance per unit at origination was ___ on average, with a range from $ ____ to _______.

         The Mortgage Loan Schedule sets forth a description of certain other characteristics of the Mortgage Loans as of the dates of origination of the Mortgage Loans or as of the Cut-Off Date, as indicated.

                              DISTRIBUTION OF LTV'S

                                                               % of Aggregate
                                          Aggregate                 Unpaid
                       Number of           Unpaid                  Principal
Range of LTV's      Mortgage Loans    Principal Balance             Balance
- --------------      --------------    -----------------             -------









Total



         The LTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, [together with the outstanding balances of any Senior Mortgage Loans,] become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth above under "The Portfolio of Mortgage Loans," and by the mortgage lending industry in general.

                         DISTRIBUTION OF MORTGAGE RATES

                                                                  % of Aggregate
                                               Aggregate              Unpaid
Range of                Number of               Unpaid               Principal
Mortgage Rates       Mortgage Loans        Principal Balance          Balance
- --------------       --------------        -----------------          -------









Total



                   DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                                  % of Aggregate
                                            Aggregate                 Unpaid
                        Number of            Unpaid                  Principal
Range of Months      Mortgage Loans     Principal Balance             Balance
- ---------------      --------------     -----------------             -------

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                                  % of Aggregate
                                                Aggregate              Unpaid
Range of                   Number of             Unpaid               Principal
Principal Balances      Mortgage Loans      Principal Balance          Balance
- ------------------      --------------      -----------------          -------









Total


                          DEBT SERVICE COVERAGE RATIOS

                                                                % of Aggregate
                                               Aggregate             Unpaid
Range of Debt Service       Number of           Unpaid              Principal
Coverage Ratios          Mortgage Loans    Principal Balance         Balance
- ---------------          --------------    -----------------         -------





Total


                             GEOGRAPHIC DISTRIBUTION
                                                                  % of Aggregate
                                             Aggregate                 Unpaid
                    Number of                 Unpaid                  Principal
State            Mortgage Loans          Principal Balance             Balance
- -----            --------------          -----------------             -------









Total


         [If the Mortgage Assets securing the Certificates of a Series include a multifamily Mortgage Loan or Mortgage-Backed Security or a group of Mortgage Loans or Mortgage-Backed Securities of a single obligor or affiliated obligors representing: (a) 20% or more of the principal amount of such Certificates, the financial statements of such obligor(s) will be included in accordance with Rule 3-14(a) of Regulation S-X; and (b) 10% or more but less than 20% of the principal amount of such Certificates, information, including financial information, sufficient for investors to assess the credit quality of the obligor(s) will be included.

         If the Mortgage Assets securing the Certificates of a Series include a concentration of properties within regions, counties, or other subdivisions of a state whose adverse economic conditions are greater than those of the state as a whole, address such concentration in the prospectus supplement.

         If the Mortgage Assets securing the Certificates of a Series include a concentration of multifamily residential properties with brief or financially troubled operating histories, such concentration will be discussed in the prospectus supplement.]

Underwriting Standards

         [The Seller originates multifamily mortgage loans through a network of approved correspondents; each correspondent is responsible for applying the Seller's standard loan underwriting guidelines and forwarding loan applications to ___________________ only when guideline requirements concerning the borrower and property are met. ___________________ verifies all data gathered by the correspondent to ensure that guidelines are being applied in a consistent manner.

         The Seller's underwriting guidelines (which were in effect at the time of origination of the Mortgage Loans and were applied with respect to each of them) are presented in detail in the ___________________ Approved Correspondent Manual. In addition to listing the various documents that must be submitted to ___________________ by the correspondent, the guidelines focus on four major components of the underwriting process:

         1. Net Operating Income/Debt Service Coverage: ___________________ requires that each property's net operating income exceed its debt service by a factor of not less than _____. Net operating income is equal to gross income (calculated using a current rent roll) less: (i) a vacancy factor of not less than, generally, __%--or greater if the actual vacancy is greater or if the appraisal (see below) uses a larger factor; and (ii) operating expenses, including ___% management fee and a replacement reserve (____% of adjusted gross income).

         2. Appraisal/Loan-to-Value: ___________________ requires an appraisal performed by an appraiser with a designation of the Society of Real Estate
Appraisers ("SREA"), Senior Real Property Appraiser ("SRPA") or Member of Appraisal Institute ("MAI"); the appraiser must be independent and approved by ___________________. The appraisal must use the three traditional approaches to value and establish a current value for the property such that the loan-to-value ratio does not exceed ____%. The appraisal must also contain the following: location maps for the subject and for the comparables, photographs of the subject and comparables, area and neighborhood analysis, market analysis, site description and information on current zoning and tax assessments.

         3. Property Condition: The correspondent must inspect each property to ensure that it is in acceptable physical condition. The inspection focuses on: ongoing maintenance programs, common area upkeep, laundry facility condition, mechanical systems and grounds maintenance.

         4. Borrower Credit: ___________________ requires that a credit investigation be completed for all prospective borrowers; the file must include a credit report not more than 60 days old, three years of Federal income tax returns and current financial statements.

         Other important aspects of the Seller's underwriting guidelines include: (i) a requirement for a complete Phase I environmental report for each property, (ii) a general prohibition against subordinate financing and (iii) a review of the property's occupancy history.]

         [Describe any bulk acquisitions of Mortgage Loans not underwritten in connection with the Seller's program.]

Prepayment Provisions

         The principal balance of any Mortgage Loan may be prepaid in whole or in part upon the payment by the Mortgagor of: (a) interest accrued and unpaid on the outstanding principal balance of the related note (the "Mortgage Note); (b) all other sums due under the Mortgage Note and the Mortgage Loan; and (c) a prepayment consideration [describe yield maintenance or prepayment charges].

         In addition, if following the occurrence of any Event of Default (as hereinafter defined) the Mortgagor shall tender payment of an amount sufficient to satisfy the remaining sums due on the Mortgage Loan in whole or in part prior to a foreclosure sale of the Mortgaged Property, such tender shall be deemed to be a voluntary prepayment of the principal balance of the Mortgage Notes and the Mortgagor shall, in addition to all sums due on the Mortgage Loan, be required to pay the prepayment consideration.

Default Provisions

         Each of the Mortgage Loans provides for certain events of default by the Mortgagor ("Events of Default"). Upon the occurrence of any Event of Default the remaining sums under the Mortgage Loan shall immediately become due and payable and the Mortgagor will pay, from the date of such Event of Default, interest on the unpaid principal balance of the Mortgage Note at the rate of interest (the "Default Rate") equal to the greater of (i) __ above the applicable interest rate on the Mortgage Note, or (ii) __% above the prime rate charged on corporate loans or large U.S. money center banks and (b) the mortgagee shall have the right to exercise any and all rights and remedies available at law and in equity. If the Default Rate as calculated above is greater than the maximum rate permitted by applicable law, then the Default Rate shall then be deemed to equal to the maximum rate permitted by such applicable law.

Due-on-Sale and Due-on-Encumbrance Provisions

         All the Mortgage Loans contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property with the criteria for granting consent set forth in the related Mortgage Loan documents and due-on-sale clauses entitling the mortgagee to accelerate payment of a Mortgage upon any sale or other transfer of the related Mortgaged Property without the consent of the Mortgagor. Furthermore, the Mortgage Loans contain certain restrictions regarding further encumbrances on the Mortgaged Properties, requiring the consent of the mortgagee to the creation of any other lien or encumbrance on such Mortgaged Property and entitling the mortgagee to accelerate payment of a Mortgage upon the imposition of any such additional lien or encumbrance on such Mortgaged Property.

         The Servicer, on behalf of the Owners of the Certificates, will be required to exercise any right the Trustee may have as mortgagee of record of any such Mortgage Loan to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standards described in the Agreement.

Hazard, Liability and Other Insurance

         Each Mortgage requires the Mortgagor to keep the Mortgaged Property insured against loss or damage by fire, flood and such other hazards, risks and matters, including, without limitation, business interruption and/or rental loss, public habituating and boiler damage and liability, as the mortgagee may from time to time require in amounts required by the mortgagee, and shall pay the premiums for such insurance as they become due and payable. All policies of insurance (the "Policies") shall be issued by an insurer acceptable to the mortgagee and be rated [A:V] by Best's Key Rating Guide and shall contain the standard New York mortgagee non-contribution clause naming the mortgagee as the person to which all payments made by such insurance company shall be paid. The Mortgagor will assign and deliver the Policies to the mortgagee. Not later than thirty (30) days prior to the expiration date of each of the Policies, the Mortgagor will deliver evidence satisfactory to the mortgagee of the renewal of each of the Policies.

         The Servicer will be obligated to cause to be maintained for each Mortgage Loan fire insurance with extended coverage (and, if applicable, federal flood insurance) in an amount at least equal to the lesser of the current principal balance of such Mortgage Loan and the replacement cost of the improvements which are part of such property or, in lieu thereof, to maintain a blanket policy insuring against hazard losses on the Mortgaged Properties, with a deductible clause not in excess of a customary amount.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement together with the Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K.


                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is affiliated with the Seller. The Depositor maintains its principal executive offices at 1845 Woodall Rodgers Freeway, Dallas, Texas 75201. Neither the Depositor, the Seller nor any of their affiliates will insure or guarantee distributions on the Certificates.

                                   THE SELLER

                                [To be provided]

                                  THE SERVICER

                                [To be provided]


                                 MASTER SERVICER

                                [To be provided]


                                SPECIAL SERVICER

                                [To be provided]


                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Class A-1 will be available in minimum denominations of $___________ and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in any amount. The Class S-A
Certificates will not have a stated principal balance. The Class S-A Certificates will be issuable in minimum Percentage Interests of ___% and integral multiples of ___% in excess thereof. The Senior Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants as described below. The Class B Certificates will be issuable in fully registered, certificated form in denominations of $__________ and integral multiples in excess thereof and one Class B Certificate evidencing an additional amount equal to the remainder of the Original Certificate Principal Balance of such Class.

         [Until Definitive Senior Certificates are issued, interest in such Classes will be transferred on the book-entry records of DTC and its Participants. The Class B Certificates may be transferred or exchanged, subject to certain restrictions on the transfer of such Certificates to Plans (see "ERISA Considerations" herein), at the offices of __________________ located at _________________________________, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. ________________ will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Class B and, if issued, the Definitive Senior Certificates.

Distributions on the Certificates

         Distributions on the Certificates will be made on the ___ day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Payment Date") commencing in __________ __, 199__, to holders of record of the Certificates (the "Owners") as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a business day (each, a "Record Date") in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Certificateholder's Class of such Certificates on such Payment Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Book Entry Registration of the Senior Certificates

         Each Class of the Senior Certificates will be represented by a single certificate registered in the name of the nominee of The Depository Trust Company (the "Clearing Agency"), [except that one Certificate of each Class of the Class A Certificates may be issued in an amount of less than $1,000 and held in fully registered definitive form directly by the applicable investor]. The Clearing Agency will maintain book entry records of ownership, transfers and pledges of such Certificates only in the names of its participants and indirect participants (the "Clearing Agency Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Offered Certificates, and exercise any other rights and remedies of Certificateholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing
Agency  Participants  in  connection  with any such  transfers  and pledges.  In addition, prior to Book Entry Termination, distributions on the Offered Certificates will be made to Beneficial Owners only through the Clearing Agency and its Clearing Agency Participants. Consequently, Beneficial Owners may experience some delay in the receipt of their payments. See "Risk Factors--Book Entry Registration" and "Description of the Certificates - Book Entry Registration" in the Prospectus.

         The Senior Certificates will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Certificateholders if, and only if, one of the following events shall occur (any such event being referred to as "Book Entry Termination"): (i) the Clearing Agency or the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Senior Certificates and the Depositor and the Trustee are unable to engage a qualified successor to serve as the Clearing Agency, or (ii) the Clearing Agency, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Senior Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners, or (iii) the Depositor, at its option, advises the Trustee that it elects to terminate the book entry system. Upon Book Entry Termination, Beneficial Owners will become registered Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.

         The Clearing Agency has advised the Depositor and the Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Clearing Agency Participants to whom the Senior Certificates are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Senior Certificates only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Senior Certificates.

         Issuance of the Senior Certificates in book entry form rather than as physical Certificates may adversely affect the liquidity of such Senior
Certificates   in   the   secondary   market   and   the   ability   of   Senior
Certificateholders to pledge them. In addition, because distributions on the Senior Certificates will be made by the Trustee to the Clearing Agency and the Clearing Agency will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of the Senior Certificateholders such beneficial owners of the Senior Certificates may experience delays in the receipt of such distributions.

Amounts of Distribution

         On each Distribution Date, the Trustee will apply the aggregate of amounts distributed in respect of the Lower Tier Interests on such Distribution Date in the following order of priority:

                  (i) concurrently to the Owners of the Class A-1 Certificates, Class A-1 Monthly Interest (as defined below) and to the Owners of the Class S-A Certificates, Class S-A Monthly Interest, any shortfall being allocated among the Class A-1 Certificates and the Class S-A
         Certificates in proportion to their respective amounts of Class A-1 Monthly Interest and Class S-A Monthly Interest;

                  (ii) to the Owners of the Class A-1 Certificates, the Class A Principal Distribution Amount until the Class A-1 Principal Balance has been reduced to zero;

                  (iii) to the Owners of the Class B Certificates, the Class B Monthly Interest;

                  (iv) to the Owners of the Class A-1 Certificates, any Unpaid Delinquent Maturity Amount (as defined below) until the Class A-1 Principal Balance has been reduced to zero;

                  (v) to the Owners of the Class B Certificates, the Class B Principal Distribution Amount until the Class B Principal Balance has been reduced to zero; and

                  (vi) sixth, to the Owners of the Class C Certificates, the Class C Monthly Interest;

                  (vii) seventh, to the Owners of the Class C Certificates, the Class C Principal Distribution Amount until the Class C Principal Balance has been reduced to zero; and

                  (viii) eighth, to the Owners of the Class R Certificates, all remaining Available Funds, if any.

         In addition, on each Distribution Date, the Trustee shall withdraw from the Prepayment Premium Account (as defined herein) an amount equal to the aggregate of all Prepayment Premiums deposited therein during the previous calendar month and shall distribute such amount (i) on each Distribution Date prior to the Class A-1 Termination Date, (A) if such Distribution Date is prior to , to the Owners of Class A Certificates, allocated ___% to the Class A-1 Certificates and __% to the Class S-A Certificates, and (B) if such Distribution Date is after , solely to the Owners of Class A-1 Certificates, (ii) on the Class A-1 Termination Date, to the Holders of Class A-1 Certificates and the Class S-A Certificates (in accordance with the allocations described in subclauses (a) and (b) (as the case may be) of clause (i) above) and the Owners of [Class B] Certificates in proportion to the distributions of principal made in respect of the Class A-1 and Class B Certificates, respectively, on the Class A-1 Termination Date, to the Owners of Class [B Certificates].

         "Monthly Interest" for the Class A-1, Class B and Class C Certificates for any given Distribution Date is equal to one month's interest accrued at the applicable Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date. Monthly Interest for the Class S-A Certificates for any given Distribution Date is equal to the sum of (i) one month's interest accrued at the Class S-A Pass-Through Rate on the Notional Principal Balance immediately prior to such Distribution Date and (ii) any Unpaid Class S-A Interest Shortfall (as defined herein).

         The "Class Principal Balance" as to any Class of certificates other than the Class S-A Certificates and the Residual Certificates, and as to any Distribution Date, is the sum of (i) the applicable initial Class Principal Balance thereof and (ii) the aggregate of all Interest Shortfalls for such Class for previous Distribution Date, less all amounts distributed as principal of such Class on previous Distribution Dates. The Class S-A Certificates and the Residual Certificates have no Class Principal Balance.

         An "Outstanding Mortgage Loan" is, as to any Distribution Date, a Mortgage Loan which was not the subject of prepayment in full prior to the end of the preceding calendar month, which did not become a Liquidated Mortgage Loan prior to the end of such preceding calendar month, which was not repurchased by the Seller as a Defective Mortgage Loan on or prior to such Distribution Date or which was not paid in full through the receipt of a Balloon Payment on or before the related Determination Date.

         The "Unpaid Principal Balance" is, as to any Mortgage Loan as of any Distribution Date, the Cut-Off Date Principal Balance thereof, less (i) all unscheduled payments by or on behalf of the Mortgagor allocable to principal which were received prior to the end of the preceding calendar month; (ii) any Balloon Payment or portion thereof received on or before the Determination Date next preceding such Distribution Date; (iii) any Insurance Proceeds (other than Liquidation Proceeds) applied in reduction of the principal balance of such Mortgage Loan prior to the end of such preceding calendar month; (iv) the principal component of any Monthly Payment which was due on the related Due Date and received on or before the related Determination Date or, if delinquent on such Determination Date, was included in a Monthly Advance made by the Servicer in respect of such Distribution Date; (v) the aggregate of all REO Principal Amortization Amounts prior to the end of such preceding calendar month; and (vi) all amounts deemed to have been distributed to Holders of Class A-1 Certificates on previous Distribution Dates with respect to such Mortgage Loans pursuant to the definition of Unpaid Delinquent Maturity Amount.

         The "Unpaid Delinquent Maturity Amount" is, with respect to any Distribution Date, the aggregate of the Unpaid Principal Balances of all Outstanding Mortgage Loans which had Maturity Dates on or before the preceding Due Date and were delinquent as of the close of business on the related Determination Date. For purposes of clause (vi) of the definition of "Unpaid Principal Balance" any amounts distributed to Class A-1 Certificateholders on account of an Unpaid Delinquent Maturity Amount will be allocated to particular delinquent Outstanding Mortgage Loans in the chronological order of their Maturity Dates, beginning with all such Outstanding Mortgage Loans with Maturity Dates in the twenty-third preceding calendar month with any excess over the Unpaid Principal Balances of such Outstanding Mortgage Loans being applied to all such Outstanding Mortgage Loans with Maturity Dates in the __________ preceding calendar month and so forth.

         An "Unpaid Principal Shortfall" is, as to any Distribution Date, the amount, if any, by which the aggregate of the Principal Shortfalls for prior Distribution Dates is in excess of the aggregate of the amounts distributed on prior Distribution Dates pursuant to clause (iv) of the definition of Formula Distribution Amount.

         A Mortgage Loan becomes a "Liquidated Mortgage Loan" when the Servicer determines that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

Monthly Advances

         In the event that a monthly payment on a Mortgage Loan has not been received by the Servicer as of the close of business on the Determination Date immediately preceding the related Distribution Date, the Servicer will be obligated to advance, for deposit in the Certificate Account, the aggregate of payments of principal (other than any Balloon Payment) and interest at the Loan Rate (less the Servicing Fee Rate) on the Mortgage Loans that were due on the related Due Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a nonrecoverable advance if made (a "Monthly Advance"). If the Servicer determines that it is not obligated to make the entire Monthly Advance because all or a lesser portion of such Monthly Advance would not be recoverable from Insurance Proceeds, Liquidation Proceeds or otherwise, the Servicer will deliver to the Trustee for the benefit of the Certificateholders an officer's certificate setting forth the reasons for the Servicer's determination. The Servicer will be entitled to be reimbursed from the Certificate Account for all such Monthly Advances.

         The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue until the earliest to occur of (i) payment thereof in full,
(ii) liquidation of the related Mortgaged Property and (iii) the purchase or repurchase thereof from the Mortgage Trust pursuant to any applicable provision of the Agreement.

         If the rights and obligations of the Servicer under the Agreement are terminated upon the occurrence of an event of default that remains uncured, the Trustee will be the successor in all respects (with certain exceptions relating to the repurchase of Mortgage Loans under certain circumstances) to the Servicer in its capacity as servicer under the Agreement, including the obligation to make all required Monthly Advances.

Subordination of the Subordinated Certificates

         The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Senior Certificates, in the case of the Class B Certificates, and to the Owners of the Offered Certificates in the case of the Class C Certificates. The subordination provided to the Senior Certificates by the Class B Certificates and to the Class B Certificates by the Class C Certificates is intended to enhance the likelihood of timely receipt by the Owners of the respective Class of Certificates of the full amount of their scheduled monthly payments and to afford such Owners protection against losses resulting from Liquidated Mortgage Loans.

         The protection afforded to the Owners of Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential rights of such Owners to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, the Class A-1 Monthly Interest and the Class S-A Monthly Interest, respectively, and to the Class A-1 Certificateholders, the Class A Principal Distribution Amount. The Class B Certificates will, however, receive the Class B Monthly Interest before the Class A-1 Certificateholders receive any Unpaid Delinquent Maturity Amount. The Class B Certificates will be entitled to the Class B Principal Distribution Amount only after such time as the Class A-1 Principal Balance has been reduced to zero through payment to the Class A-1 Certificateholders of the Formula Principal Distribution Amount and then any Unpaid Delinquent Maturity Amount.

         Loss realized on the Mortgage Loans will not be allocated to the Owners of the Class A-1 Certificates until the principal balances of the Class C Certificates and then the Class B Certificates have both been reduced to zero. Any losses allocated to the Class A-1 Certificates will be allocated pro rata to all Owners of the Class A-1 Certificates. Any losses allocated to the Class B Certificates will be allocated pro rata to all Owners of the Class B Certificates.

Reports to Holders of the Certificates

         The Trustee is required to prepare and mail to the Servicer, to each Owner of a Class A-1, Class S-A and Class B Certificate a statement (a "Monthly Report") setting forth:

                  (i) the Available Funds for such Distribution Date, including, stated separately, any Monthly Advance component thereof;

                  (ii) the aggregate of all Principal Prepayments received during the previous calendar month together with, stated separately, the aggregate of all REO Principal Amortization Amounts for such preceding calendar month;

                  (iii)  all  previously   undistributed   Balloon  Payments  or
         portions  thereof  received  on or before the  preceding  Determination
         Date;

                  (iv) the aggregate Unpaid Principal Balances of all Mortgage Loans and Foreclosed Mortgage Loans which became Liquidated Mortgage Loans during the previous calendar month;

                  (v) the aggregate Unpaid Principal Balances of all Mortgage Loans which are required to be purchased by the Seller prior to the related Distribution Date pursuant to the Agreement;

                  (vi) the amount of all Prepayment Premiums received during the previous calendar month;

                  (vii) the Formula Principal Distribution Amount for such Distribution Date;

                  (viii) the Class A-1 Monthly Interest for such Distribution Date;

                  (ix) the  Class S-A  Monthly  Interest  for such  Distribution
         Date;

                  (x) the Class B Monthly Interest for such Distribution Date;

                  (xi) the Class C Monthly Interest for such Distribution Date;

                  (xii)  the  Unpaid   Delinquent   Maturity   Amount  for  such
         Distribution Date;

                  (xiii) the Class A-1 Distribution Amount (exclusive of any distribution from the Prepayment Premium Account) for such Distribution Date;

                  (xiv) the Class B Distribution Amount for such Distribution Date;

                  (xv) the Class S-A Distribution Amount for such Distribution Date;

                  (xvi) the Class C Distribution Amount for such Distribution Date;

                  (xvii) any Interest Shortfall for the Class A-1 or Class B Certificates, dated separately;

                  (xviii) any Unpaid Class S-A Interest Shortfall immediately following such Distribution Date together with the amount of any Class S-A Interest Shortfall for such Distribution Date;

                  (xix) the Class A-1 Principal Balance immediately following such Distribution Date;

                  (xx) the Class B Principal Balance immediately following such Distribution Date;

                  (xxi) the Class C Principal Balance immediately following such Distribution Date;

                  (xxii) any Unpaid Principal Shortfall for such Distribution Date and any remaining Unpaid Principal Shortfall after giving effect to such distribution;

                  (xxiii) the amount and allocation of any distribution from the Prepayment Premium Account on such Distribution Date; and

                  (xxiv)  the  Pool   Principal   Balance   for  the   following
         Distribution Date;

                  (xxv) the number, percentage and aggregate unpaid principal balances of Mortgage Loans delinquent (a) 30 to 59 days and (b) 60 days or more (including Foreclosed Mortgage Loans), respectively, as of the end of the preceding calendar month (separately stating the aggregate unpaid principal balances of Foreclosed Mortgage Loans);

                  (xxvi) with respect to any Mortgage Loan included in (xxv) above, the number of each such Mortgage Loan as set forth in the Agreement and the Unpaid Principal Balance of each such Mortgage Loan;

                  (xxvii) the number and aggregate principal balances of any REO Properties;

                  (xxviii) with respect to each Mortgage Loan that has become an REO Property included in (xxvii) above, the number of such Mortgage Loan as set forth in the Agreement and the Unpaid Principal Balance of each such REO Property;

                  (xxix) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the prior calendar month, the number of such Mortgage Loan, as set forth in Exhibit [G] to the Agreement, the Net Liquidation Proceeds with respect to each such Mortgage Loan and the Unpaid Principal Balance of each such Mortgage Loan; and

                  (xxx) such other information as is required by the Code and regulations thereunder to be made available to Owners of the Class A-1, Class S-A, Class B Certificates and Class C Certificates.

         The Trustee shall be under no duty to recalculate or verify the information (set forth above in subclauses (i) through (vi) and (xxiv) through (xxiii)) provided to it by the Servicer in each Servicing Certificate and shall be protected in relying upon such information in connection with the calculation of all amounts and preparation of all reports and statements required to be prepared by it pursuant to this Agreement. The Servicer shall indemnify the Trustee for any loss, expense or cost incurred by it as a result of any such reliance which is caused by the Servicer's gross negligence, willful misconduct or bad faith.

         In the case of  information  furnished  pursuant to subclauses  (viii),
(x), (xiii), (xiv), (xii), (xxv) and (xxvi) above, the amounts shall be expressed as a dollar amount per Class A-1 Certificate and Class B Certificate, as applicable, with a $1,000 denomination. In the case of the information furnished pursuant to subclauses (ix), (xv) and (xix) above, the amount shall be expressed as a dollar amount per Class S-A Certificate with a 100 Percentage Interest. Any such statement furnished to an Owner of a Class A-1 Certificate, Class S-A Certificate or Class B Certificate may, if requested by the Trustee, omit information pertinent only to Certificates of Classes not held by such Owner.

         Within 90 days after the end of each calendar year, the Trustee shall prepare and mail to each Person who at any time during the calendar year was the Owner of a Class A-1 Certificate, Class S-A Certificate, Class B Certificate or Class C Certificate, a statement containing the information set forth in the subclauses mentioned in the preceding paragraph, as applicable, aggregated for such calendar year or, in the case of each Person who was an Owner of a Certificate for a portion of such calendar year, setting forth such information for each month thereof for the portion of the year during which such Person was an Owner of a Certificate of such Class. Such obligation of the Trustee shall be deemed to have been satisfied to the extend that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the Mortgage Loans. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of mortgage financing, changes in tax laws (including depreciation benefits), changes in Mortgagors' net equity in the Mortgaged Properties, servicing decisions and prevailing general economic conditions. The Mortgage Loans may be prepaid at any time subject to the payment of a prepayment penalty. See "The Mortgage Trust--Prepayment Provisions" herein.

         The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Offered Certificates because principal and interest distributions will not be payable to such holders until at least the ___th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

         If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

         The timing of changes in the rate of prepayments on the Mortgage Loans may affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Offered Certificates.

         Voluntary prepayments of a Mortgage Loan can be made only upon the payment by the Mortgagor of a prepayment penalty based on a [yield maintenance formula/predetermined schedule]. See "The Mortgage Trust--Prepayment Provision" for a description of such formula. The payment of such prepayment penalties by Mortgagors should have the effect of reducing the risk of rapid rates of voluntary prepayments. If, however, such penalties were to be uncollectible for any reason, investors would have to bear the risk that prepayments on the Mortgage Loans, and therefore of principal payments on the Offered Certificates, could coincide with periods of low prevailing interest rates. In that event, the effective interest rates on securities in which an investor might choose to reinvest amounts received as principal payments on such investor's Certificate might be lower than the applicable Pass-Through Rate.

         Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payments on the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

         Many of the Mortgage Loans contain "due-on-sale" provisions, and the Agreement obligates the Servicer, with certain exceptions, to enforce such "due-on-sale" provisions.

         Because amounts distributable to Owners of the Class S-A Certificates consist of interest payable on the Mortgage Loans, the yield to maturity of the Class S-A Certificates will be sensitive to the repurchase and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S-A Certificates should be aware that the Mortgage Loans may be required to be repurchased in the event of certain breaches of representations and warranties relating to certain events. [Other calamity calls] [With respect to voluntary prepayments, however, Class S-A Certificateholders will be allocated a percentage of the prepayment penalties discussed above. See also "Description of the Certificates--Amounts of Distribution."]

Weighted Average Life of the Class A-1 and Class B Certificates

         The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average lives of the Class A-1 and Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A-1 and Class B Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, condemnation, insurance and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. In the model used in this Prospectus Supplement, the "constant prepayment rate" ("CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of the Class A-1 and Class B Certificates, assuming that the Mortgage Loans prepay according to the following CPR prepayment scenarios:

            [CPR PREPAYMENT SCENARIOS

            Scenario I     Scenario II   Scenario III   Scenario IV   Scenario V









         Neither the CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR.]

                             WEIGHTED AVERAGE LIVES

                                    Class A-1

                                       Weighted
CPR                                  Average Life         Earliest Retirement
Prepayment                              (years)                 Date(1)
- ----------                              -------                 -------









                                     Class B

                                       Weighted
CPR                                  Average Life         Earliest Retirement
Prepayment                              (years)                 Date(1)
- ----------                              -------                 -------









- --------------------
(1) Assuming early termination or the Mortgage Loan Groups when the aggregate Loan Balances decline to a level equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage of CPR or in accordance with any of the aforementioned scenarios.

Payment Delay Feature of Class A-1 and Class B Certificates

         The effective yield to the Owners of the Class A-1 and Class B Certificates will be lower than the yield otherwise produced by the respective Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until at least the twenty-fifth day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

Yield Sensitivity of the Class S-A Certificates

         Because amounts distributable to Class S-A Certificateholders consist entirely of interest, the yield to maturity of the Class S-A Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S-A Certificates should be aware that Depositor may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans has declined to ___% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         The following table indicates certain relationships between the assumed purchase price and the yield to maturity on the Class S-A Certificates, stated on a corporate bond equivalent basis. Such table also indicates such relationships on the assumption that (a) the Trust is not terminated by the Depositor pursuant to its __% a "clean-up call", and (b) the Trust is so terminated.

            Sensitivity of the Class S-A Certificates to Prepayments

                                                   Pre-Tax Yield to Maturity
Prepayment                               0%       22       47       50       55
Scenario                                 CPR      CPR      CPR      CPR      CPR
- --------                                 ---      ---      ---      ---      ---
I
II
III
IV
V







         On the basis of approximately __% CPR, and a purchase price of ____%, no termination of the Trust by the Depositor pursuant to its __% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately __%. If the actual prepayment rate were to exceed approximately __% CPR based on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.

         On the basis of approximately ___% CPR, a purchase price of _______%, termination of the Trust by the Depositor pursuant to its ___% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately ___%. If the actual prepayment rate were to exceed approximately ___% CPR, on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.

         It is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In fact, Mortgage Loans are expected to prepay at different rates.

         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S-A Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class S-A Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S-A Certificates and consequently do not purport to reflect the return on any investment in the Class S-A Certificates when such reinvestment rates are considered.

         The Mortgage Loans will not necessarily have the characteristics assumed above, and there can be no assurance the (i) the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class S-A Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class S-A Certificates will be equal to the purchase price assumed.

         Scheduled Final Distribution Date. The Scheduled Final Distribution Date for the Class S-A Certificates is ___________ __, 200_.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         The  Certificates  will issued  pursuant  to the Pooling and  Servicing
Agreement to be dated as of the Closing Date (the "Agreement"). The following summaries describe certain provisions of the Agreement which are not otherwise described elsewhere in this Prospectus Supplement. The summaries do not purport to be complete and are subject to and qualified in their entirety by reference to, the provisions of the Agreement. Wherever particular defined terms used in the Agreement are referred to in this Prospectus Supplement, such defined terms are hereby incorporated herein by reference.

         The Mortgage Trust will consist of, to the extent provided in the Agreement, (i) the Mortgage Loans that from time to time are subject to the Agreement, and the Additional Collateral (as defined below), (ii) such assets as shall from time to time be identified as deposited in the Certificate Account or Prepayment Premium Account, in accordance with the Agreement, (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed-in-lieu of foreclosure.

Assignment of the Mortgage Loans

         At the time of the initial issuance of the Certificates, the Depositor will assign all its right, title and interest in and to the Mortgage Trust (including the Mortgage Loans, [letters of credit with respect to certain Mortgage Loans] and a collateral deposit account with respect to a certain Mortgage Loan (such letters of credit and collateral deposit account are referred to hereafter as the "Additional Collateral") to the Trustee, including all principal and interest received by the Depositor on or with respect to the Mortgage Loans after the Cut-Off Date (other than payments of interest and principal due on the Mortgage Loans on or before the Cut-Off Date), together with all its right, title and interest in and to the proceeds of any related insurance policies. The Trustee, concurrently with such assignment, will declare that it holds and will hold such rights and interest for the exclusive use and benefit of the present and future Owners of the Certificates, other than the Class RL Certificates. Each Mortgage Loan will be identified in the Mortgage Loan Schedule to the Agreement. The Mortgage Loan Schedule includes information as to the Cut-Off Date principal balance of each Mortgage Loan, the Loan Rate, the stated maturity date of the Mortgage Loan and the name of the Mortgagor and address of the Mortgaged Property.

         The Depositor is obligated to deliver and assign to the Trustee at the Closing Date, the Mortgage Notes, the Mortgages and certain other documents in respect of the Mortgage Loans (collectively, the "Mortgage Files") and the Additional Collateral. By the Closing Date, the Trustee will review the Mortgage Files (or copies thereof) in accordance with the Agreement and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not corrected or cured by the Closing Date, the affected Mortgage Loan will not be included in the Mortgage Trust.

         If (i) a document constituting a part of any Mortgage File is defective, (ii) an Assignment of Mortgage is not recorded as required or (iii) any representation, warranty or covenant to a Mortgage Loan as made by the Seller to the Depositor in connection with the sale of the Mortgage Loans to the Depositor is breached, thereby materially and adversely affecting the interests of the Owners of the Certificates in such Mortgage Loan (any such Mortgage Loan being a "Defective Mortgage Loan"), the Seller will be required to repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trustee at a price equal to the Unpaid Principal Balance of the Mortgage Loan as of the Distribution Date upon which the proceeds of the repurchase would be distributed to Certificateholders, together with accrued and unpaid interest at the Mortgage Loan's Loan Rate (less the Servicing Fee Rate) for the calendar month preceding the date of repurchase (the "Purchase Price"). Upon receipt by the Trustee of written notification of any such repurchase, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase any such Mortgage Loan shall be the sole remedy available to the Owners of the Certificates or the Trustee, on behalf of the Owners, against the Seller under the Agreement.

         Notwithstanding the foregoing, in the case of any repurchase of a Mortgage Loan that would result in the realization of a gain by the Mortgage Trust or Trust Fund, the Seller will not be required to repurchase such Mortgage Loan unless the Trustee has received an opinion of counsel to the effect that such repurchase will not be subject to tax as a result of being deemed a "prohibited transaction" under Section 860F(a)(2) of the Code and a certificate from the Seller to the effect that such repurchase will not give rise to net income taxable under Section 860F(a)(1) of the Code. The Seller will use its reasonable best efforts to obtain such opinion and deliver such certificate. In the absence of such opinion or certificate, the Seller will not be required to so repurchase any Mortgage Loan unless there is an actual or imminent default with respect thereto or unless such breach adversely affects the enforceability of such Mortgage Loan.

Collection and Other Servicing Procedures

         The Servicer is required to service the Mortgage Loans, subject to the terms of the Mortgage Loans themselves, pursuant to the Agreement and the requirements of applicable law, in the same manner in which it services mortgage loans for its own portfolio that are comparable to the Mortgage Loans, giving due consideration to customary and usual standards of practice of prudent institutional multifamily mortgage lenders and loan services utilized with respect to comparable mortgage loans (the "Servicing Standard"). The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as are customary to the servicing of mortgage loans in its servicing portfolio which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment or any other administrative fee.

         The Servicer may extend the Maturity Date of any Mortgage Loan without the consent of the Trustee or the Owners of the Certificates, subject to the following conditions: (i) a determination must be made that a Balloon Payment default is imminent and that the extension of the Maturity date is reasonably likely to produce a greater recovery than liquidation of the related Mortgage Loan; (ii) any such extension will be for a period of not greater than [36] months; and (iii) prior to granting such extension, the Servicer must determine:
(a) that no deferred maintenance exists; (b) the ratio of the net income from the operation of the Mortgaged Property to debt service on the Mortgage Loan is not less than to ; (c) no Mortgage Loan payment due during the preceding 12 months had been more than 30 days delinquent; and (d) the related mortgagor has made a reasonable effort to obtain new financing in an amount sufficient to enable payment of the Balloon Payment.

         The Servicer will not permit the placement of a subsequent senior mortgage on any Mortgaged Property.

         In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer may not permit an assumption of the related Mortgage Loan. If the Servicer, however, is prevented from enforcing any such clause or any such clause, by its terms, is not operable, the Servicer is authorized to take or enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon or, if the Servicer finds it appropriate, is released from liability thereon. In respect of transfers or proposed transfers not covered by the above guideline, the Servicer will exercise its right to accelerate the maturity of the related Mortgage Loan and require that the principal balance thereof be paid in full. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

         In addition, if Mortgage Loans contain due-on-encumbrance clauses or require the consent of the holder of the Mortgage Loan to the creation of any subordinate lien or encumbrance on the Mortgaged Property, the Servicer, on behalf of the Trustee, will exercise any right it may have to accelerate the payment of such Mortgage Loans upon, or to withhold its consent to, the creation of such liens or encumbrances.

         [The Servicer is not required to establish any escrow account into which it will deposit escrow payments from Mortgagors under the Mortgages for the payment of taxes, insurance premiums, assessments or similar items.]

Payments on Mortgage Loans; Deposits to Certificate Account and Prepayment Premium Account

         The Trustee will establish and maintain in the name of the Trustee a separate account (the "Certificate Account") for the benefit of the Owners of the Certificates. The Certificate Account will be required to be an Eligible Account (described below). The Servicer shall be required to remit to the Trustee for deposit into the Certificate Account, daily, within one Business Day of receipt thereof:

                  (i) all payments of interest on the Mortgage Loans (net of the related Monthly Servicing Fee with respect to each such Mortgage Loan which was an Outstanding Mortgage Loan as of the preceding Distribution
         Date);

                  (ii) all payments of principal received in respect of the Mortgage Loans;

                  (iii) the aggregate of all purchase prices paid by the Seller for the purchase of any Defective Mortgage Loan:

                  (iv) all cash ("Liquidation Proceeds") received in connection with the liquidation of a Liquidated Mortgage Loan net of expenses ("Liquidation Expenses") of the Servicer in connection with such liquidation (such net liquidation proceeds being referred to herein as "Net Liquidation Proceeds");

                  (v) the aggregate of any insurance proceeds received in respect of a Mortgaged Property (net of amounts covering the related reasonable expenses of the Servicer) that are not Liquidation Proceeds and are applied to principal or interest on the related Mortgage Loan;

                  (vi) any amounts required to be deposited pursuant to the Agreement in connection with any property ("REO Property") acquired by the Mortgage Trust through foreclosure or deed in lieu of foreclosure;

                  (vii) any amounts required to be deposited pursuant to the Agreement in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; and

                  (viii) all advances made by the Servicer with respect to payments of principal (other than Balloon Payments) and interest on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the Determination Date preceding the related Distribution Date, less the aggregate amount of any such delinquent payments that would constitute a Monthly Advance.

         Payments and collections that do not constitute Available Funds (e.g., assumption fees, late fees or other administrative charges) will not be deposited in the Certificate Account and will be retained by [the Servicer as additional servicing compensation]. The Servicer may, from time to time, direct the Trustee to make withdrawals from the Certificate Account referred to above, to make reimbursement of certain expenses to the Servicer.

         The Trustee will establish and maintain, on behalf of the Certificateholders, a trust account (the "Prepayment Premium Account") in which shall be deposited any premium or yield maintenance payment by a Mortgagor with respect to a related Mortgage Loan in connection with a Principal Prepayment (a "Prepayment Premium"). The Servicer shall remit to the Trustee for deposit into the Prepayment Premium Account, daily, within one Business Day of receipt thereof from subservicers, all Prepayment Premiums received by it.

         Any funds on deposit in the Certificate Account and Prepayment Premium Account may be invested in Permitted Investments. Permitted Investments are specified in the Agreement as including certain federal government obligations and other highly rated obligations. Any net investment income from such Permitted Investments will be for the benefit of [the Servicer as part of its servicing compensation].

Hazard Insurance

         The Servicer is required to cause to be maintained for each Mortgaged Property a fire insurance policy with extended perils coverage which contains a standard mortgagee's clause in an amount at least equal to the lesser of (a) the replacement cost of the improvements on such Mortgaged Property or (b) the current principal balance of such Mortgage Loan. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures or the terms of the Mortgage Loan), to the extent they constitute Net Liquidation Proceeds or insurance proceeds, will ultimately be deposited in the Certificate Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extend to which information in this regard is furnished to the Servicer by a borrower. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agency and fire insurance with extended perils coverage on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Certificate Account the sums which would have been deposited therein but for such clause.

         If the properties securing the Mortgage Loans have appreciated in value and if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of the Offered Certificates -- Subordination of the Subordinate Certificates" above for a description of the protection afforded to holders of the Class A Certificates and, to a lesser extent, the Class B Certificates against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         If the protection afforded the Owners of the Class B Certificates by the subordination of the Class C Certificates is exhausted, and if a borrower defaults on his obligations to make payments on a Mortgage Loan, the Owners of the Class B Certificates will bear all risk of loss resulting from hazard losses not covered by hazard insurance. Once the Class Principal Balance is reduced to zero, all such remaining losses will be by the Owners of the Class A Certificates.

Realization Upon Defaulted Mortgage Loans

         The Servicer will foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments and the Servicer determines that such action is in the best economic interest of the Certificateholders. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's multifamily mortgage loan servicing activities and with the Servicing Standard, provided the Servicer will not expend its own funds in connection foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to be in the best economic interest of the Trust. Any Mortgaged Property so acquired by the Mortgage Trust is required to be disposed of in accordance with applicable federal income tax law and regulations and consistent with the status of the Trust Fund and the Mortgage Trust as REMICs, which regulations currently require that such disposition occur within two years of the acquisition. The Agreement will provide that the Servicer, acting on behalf of the Trust, may not acquire title to a Mortgaged Property or take over its operation unless the Servicer has previously determined, based on a report prepared by an independent person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trusts to take the actions necessary to comply with such laws. [Special Servicer requirements.]

Servicing and Other Compensation and Payment of Expenses

         The principal servicing compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities relating to the Certificates will be paid to it with respect to each Distribution Date by withholding from funds to be deposited into the Certificate Account out of collections on the Mortgage Loans in an amount equal to, as to each Mortgage Loan, one-twelfth of the product of (i) the rate set forth in the Mortgage Loan Schedule (the "Servicing Fee Rate") and (ii) the Unpaid Principal Balance of such Mortgage Loan as of such Distribution Date. All assumption fees, late payment charges and extension and other administrative charges, to the extent collected from borrowers, will be [retained by the Servicer]. The amounts of late charges are limited by state law and range from __% to __% of the late monthly payment. [Assumption fees range from __% to __% of the outstanding amount of the Mortgage Loan.]

         The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and any paying agent. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Liquidation Proceeds.

Evidence as to Compliance

         On or before __________ in each year, beginning with __________, 199__, the Servicer at its expense is required to cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that such firm has examined, for the preceding calendar year, certain documents and records related to the servicing of mortgage loans under pooling and servicing agreements (including the Agreement) substantially similar to the Agreement and such examination, which as been conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for such items as will be referred to in the report.

         The Agreement will also provide for delivery (on or before __________ in each year, commencing with __________, 199__) to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Servicer

         The Agreement will provide that the Servicer may not resign from its obligations and duties thereunder unless (i) its duties thereunder are no longer permissible under applicable law or (ii) the Servicer no longer wishes to be Servicer and has proposed a successor Servicer that (a) is reasonably acceptable to the Trustee (b) whose appointment will not result in a reduction of the rating assigned to the Offered Certificates or the Class C Certificates and (c) is approved in writing by Owners of Percentages Interest aggregating not less than 50% of each Class of Certificate then Outstanding.

         The Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Fund or the Owners of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Owners of the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Owners of the Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor from time to time on one or more Distribution Dates, only out of the Available Funds for such Distribution Date that remain after the distributions to the Certificateholders for such Distribution Date have been made. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer (and will survive any termination of the Agreement if the Servicer is still serving as the servicer at such termination) with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any such claims by or on behalf of the Certificateholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer will be a party, or any corporation succeeding to the business of the Servicer, which executes an agreement of assumption to perform every obligation of the Servicer under the Agreement, will be the successor of the Servicer thereunder, without the execution or filing of any other paper or any further act on the part of any of the parties thereto, anything therein to the contrary notwithstanding.

Events of Default

         Events of Default under the Agreement will consist of (i) a failure by the Servicer to deposit in the Certificate Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of the Certificates of any class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which materially affects the Certificateholders and continues, unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of the Certificates of any class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

         So long as an Event of Default remains unremedied by the Servicer, the Depositor or the Trustee may, or at the written direction of the Owners of Certificates evidencing not less than 51% of the Ownership Interests in the Trust Fund (for the purposes of this percentage, the Class B, Class R and Class RL Certificateholders shall be deemed to hold 0% of the Ownership Interests in the Trust Fund) shall, terminate all the rights and obligations of the Servicer under the Agreement in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived with the consent of the Owners of Certificates of each Class affected thereby, voting as a Class, evidencing, as to each such Class, Percentage Interests aggregating not less than 66%]. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right contingent thereon except to the extent expressly so waived.

         In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution that is then servicing a multi-family mortgage loan portfolio and with a net worth of at least $__________ to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity, unless the Trustee is prohibited by law from so acting. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Servicer under the Agreement.

         No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after the receipt of such request and after the indemnity has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners of the Certificates covered by the Agreement, unless such Owners of the Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         The Agreement may be amended from time to time by the Servicer, the Depositor, the Seller and the Trustee without the consent of any of the Owners of the Certificates (a) to cure any error or any ambiguity or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (b) to add to the duties or obligations of the Servicer thereunder, (c) to maintain or improve the rating of the Class A Certificates or the Class B Certificates then given by a Rating Agency (it being understood that after obtaining the initial ratings of the Class A and Class B Certificates, none of the Depositor, the Servicer or the Trustee is obligated to maintain or improve such ratings), or (d) to add any other provisions with respect to matters or questions arising under the Agreement; provided, however, that such action will not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Owner of a Certificate. The Agreement may also be amended from time to time by the Servicer, the Depositor, and the Trustee, with the consent of the Owners of Certificates of each Class affected thereby evidencing, as to such Class, Percentage Interests aggregating not less than 51% for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Owners of the Certificates; provided, however, that no such amendment will (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Owners of all Certificates then outstanding. The Agreement may also be amended from time to time, without the consent of the Owners of the Certificates, with regard to certain REMIC matters.

Termination; Retirement of the Certificates

         The obligations created by the Agreement will terminate upon the payment to Owners of the Certificates of all amounts held in the Certificate Account or by the Servicer and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase by the Servicer from the Mortgage Trust of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, as described below. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last to survive of certain persons described in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         At its option, the Depositor may repurchase from the Mortgage Trust all remaining Mortgage Loans held by the Mortgage Trust at a price equal to the greater of (a) the sum of (x) 100% of the Unpaid Principal Balance of each Mortgage Loan (other than any Foreclosed Mortgage Loan represented by REO Property whose fair market value is included pursuant to clause (y) below) as of the Distribution Date upon which the proceeds of any repurchase are to be distributed and (y) the fair market value of all Foreclosed Mortgage Loans represented by REO Property. The right of the Depositor to make any such purchase is conditioned upon the Pool Principal Balance being less than 10% of the Cut-Off Date Pool Principal Balance. The termination of the Trusts is required to be effected in a manner consistent with applicable federal income tax regulations and their status as REMIC's.

The Trustee

         ____________________, a __________ banking association organized under the laws of the United States, is the Trustee. Its Corporate Trust Office is located at _________________________. The Depositor may also remove the Trustee under certain circumstances, including, among others, failure of the Trustee to continue to satisfy the eligibility requirements described in the Agreement or adjudication of the Trustee as bankrupt or insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may resign from its duties as Trustee under the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trustee will cause an election to be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. Arter & Hadden, special tax counsel, will deliver its opinion to the Depositor that for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Agreement, the Trust will be treated as a REMIC, each Class of Offered Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is ___%. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Holders of REMIC Regular Securities--Original Issue Discount" in the Prospectus.

         Although not free from doubt, it is anticipated that the Class S-A Certificates will be treated as issued with original issue discount in an amount equal to the excess of all payments thereon over their issue price (including accrued interest), and the Trustee intends to report income in respect of such Class of Certificates in this manner. Under this method, any "negative" amounts of original issue discount attributable to rapid prepayments would not be deductible currently, but would be offset against future positive accruals of original issue discount, if any.

Finally, a Class S-A Certificateholder may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its remaining basis in the Class S-A Certificate, assuming no further prepayments.


                              ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates.

General

         ERISA imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Class A-1 and Class B Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

         General. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code (or, in some cases, Section 502(i) of ERISA) imposes certain excise taxes on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply. One such exception provides that if less than 25% of the value of the Certificates outstanding is held by Plans, the assets of the Trusts would not be deemed to include assets of Plans that are Certificateholders. However, there can be no assurance that the 25% exception described in the regulations would be satisfied with respect to the Trusts.

         Under the terms of the regulation, the Trusts may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trusts. In such an event, the Depositor, the Servicer, the Trustee and other persons, in providing services with respect to the Mortgage Loans, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the Mortgage Loans unless such transactions are subject to a statutory or administrative exemption.

         [Availability of Administrative Exemption for Class A-1 and Class S-A Certificates. The U.S. Department of Labor has granted to ___________________________ an administrative exemption (Prohibited Transaction Exemption _______, ________________________________________ from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE ______. The receivables covered by the exemption include mortgage loans such as the Mortgage Loans. The exemption will apply to the acquisition, holding and resale of the Class A-1 and Class S-A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for PTE ______ to apply to the Class A-1 and Class S-A Certificates are the following:

         (1) The acquisition of the Class A-1 and Class S-A Certificates by a Plan is on terms (including the price for the Class A-1 and Class S-A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Class A-1 and Class S-A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

         (3) The Class A-1 and Class S-A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

         (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

         (5) The sum of all payments made in connection with the resale of the Class A-1 and Class S-A Certificates represents not more than reasonable compensation for reselling the Class A-1 and Class S-A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Mortgage Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Class A-1 and Class S-A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         Moreover, PTE _______ would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1 and Class S-A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1 and Class S-A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A-1 or Class S-A Certificates does not exceed twenty-five percent (25%) of all of the Class A-1 and Class S-A Certificates outstanding at the time of the acquisition and (iii) immediately after acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. PTE ____ does not apply to Plans sponsored by the Servicer, the Depositor, the Trustee, any obligor with respect to Mortgage Loans included in the Mortgage Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Trust, or any affiliate of such parties (the "Restricted Group")

         ____ believes that the exemption will apply to the acquisition and holding of the Class A-1 and Class S-A Certificates by Plans and that all conditions of the exemption other than those within the control of the investors have been met. [In addition, as of the date hereof, there is no single obligor with respect to Mortgage Loans included in the Mortgage Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Mortgage Trust.]

         Under current law the purchase and holding of the Class B Certificates by or on behalf of any Plan subject to the fiduciary responsibility provisions of ERISA may result in "prohibited transactions" within the meaning of ERISA and the Code. [No transfer of a Class B Certificate or any interest therein may be made to any Plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment and separate accounts in which such plans, accounts or arrangements are invested that is subject to ERISA or the Code unless the prospective transferee of the Class B Certificate provides the Trustee with a representation letter and an opinion of counsel, each in the form required under the Agreement. See "ERISA Considerations" herein and in the Prospectus.]

         Review By Plan Fiduciaries. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Class A-1 or Class S-A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A-1 or Class S-A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1 and Class S-A Certificates unless it is clear that the assets of the Trusts will not be plan assets or unless it is clear that the PTE ______ or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.


                         LEGAL INVESTMENT CONSIDERATIONS

         [As long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the Class A Certificates will constitute "mortgage related securities" within the meaning of SMMEA and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, however, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.

         SMMEA has amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.]

         The [Class B] Certificates will not be "mortgage securities" for purposes of SMMEA. As a result, the appropriate characterization of the [Class B] Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the [Class B] Certificates, is subject to significant interpretive uncertainties.

         The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or restrictions. All institutions whose investment activities are subject to legal investments and regulations, regulatory requirements or review by regulatory authorities should consult with their own advisors in determining whether and to what extent the Offered Certificates constitute legal investments for or are subject to investment, capital or other restrictions.


                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Class A-1 and Class S-A Certificates each be rated no lower than "AAA" by S&P and "Aaa" by Moody's and that the Class B Certificates be rated no lower than "____" by _____. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings assigned to mortgage pass-through certificates do not constitute a statement regarding the frequency or extent of principal prepayments. The ratings do not address the possibility that certificateholders might receive a lower than anticipated yield on their investment.

         Ratings which are assigned to securities such as the Class S-A Certificates generally evaluate the ability of the seller (i.e., the Trust) and any guarantor (i.e., the Certificate Insurer) to make payments, as required by such securities. The amounts distributable on the Class S-A Certificates consist only of interest. In general, the ratings address credit risk and not prepayment risk. If all of the Home Equity Loans were to prepay in the initial month, with the result that investors in the Class S-A Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Owners will nevertheless have been paid, and such result is consistent with the "AAAr/Aaa" ratings received on the Class S-A Certificates.

         The "r" symbol is appended to the rating by Standard & Poor's of the Class S-A Certificates because they are interest-only Certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an "r" symbol in the rating of the other Classes of Class A Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return.


                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, the Depositor has agreed to cause the Trust to sell and ___________________ (the "Underwriters") have agreed to purchase the Offered Certificates.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase, the entire principal amount of each Class of Offered Certificates.

         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more registered transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

         The Seller has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933.

         The Depositor has been advised by the Underwriters that the Underwriters presently intends to make a market in each Class of Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in either Class of Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. and by L. Keith Blackwell, General Counsel to the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriter by
________________________.

                                                                       EXHIBIT A

                                              MORTGAGE LOAN SCHEDULE

                                                                      APPENDIX A

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                        Page

accredited investor.....................................................S-42
Additional Collateral...................................................S-33
Agreement...............................................................S-33
Appraised Values........................................................S-17
Balloon Payments........................................................S-12
Book Entry Termination..................................................S-23
CERCLA..................................................................S-10
Certificate Account.....................................................S-35
Certificate Registrar...................................................S-23
Certificates.............................................................S-1
Class A-1 Certificates...................................................S-1
Class A-1 Pass-Through Rate..............................................S-3
Class B Certificates.....................................................S-1
Class B Pass-Through Rate................................................S-3
Class B Principal Distribution Amount....................................S-4
Class C Certificates.....................................................S-1
Class Principal Balance.................................................S-25
Class R Certificates.....................................................S-1
Class RL Certificates....................................................S-1
Class S-A Certificates...................................................S-1
Class S-A Pass-Through Rate..............................................S-3
Class A-1 Principal Distribution Amount..................................S-4
Clearing Agency.........................................................S-23
Clearing Agency Participants............................................S-23
Closing Date.............................................................S-1
Code.....................................................................S-8
CPR.....................................................................S-30
Cut-Off Date.............................................................S-1
Default Rate............................................................S-21
Defective Mortgage Loan.................................................S-33
Depositor................................................................S-1
DOL.....................................................................S-41
equity investment.......................................................S-41
ERISA....................................................................S-8
Events of Default.......................................................S-21
Final Scheduled Distribution Date........................................S-6
Liquidated Mortgage Loan................................................S-25
Liquidation Expenses....................................................S-35
Liquidation Proceeds....................................................S-35
Lower Tier REMIC.........................................................S-8
MAI.....................................................................S-20
Master Servicer..........................................................S-1
Monthly Advance..........................................................S-5
Monthly Interest........................................................S-25
Monthly Report..........................................................S-26
Moody's..................................................................S-7
Mortgage Files..........................................................S-33
Mortgage Loan Schedule..................................................S-15
Mortgage Loans...........................................................S-2
Mortgage Note...........................................................S-20

mortgage related securities..............................................S-9
Mortgage Trust...........................................................S-2
Mortgaged Properties.....................................................S-2
Net Liquidation Proceeds................................................S-35
Net Losses..............................................................S-16
Notional Principal Balance.................................................1
Offered Certificates.....................................................S-1
Original Class A-1 Principal Balance.....................................S-1
Originator...............................................................S-2
Outstanding Mortgage Loan...............................................S-25
Owners..................................................................S-23
parties in interest.....................................................S-41
Payment Date............................................................S-23
Percentage Interest.....................................................S-23
Plan.....................................................................S-8
Plans...................................................................S-41
Policies................................................................S-21
Prepayment Premium......................................................S-35
Prepayment Premium Account..............................................S-35
Prepayments..............................................................S-7
Purchase Price..........................................................S-33
Rating Agencies..........................................................S-7
Realized Losses..........................................................S-6
Record Date..............................................................S-3
REMIC....................................................................S-8
REO Property............................................................S-35
Residual Certificates....................................................S-1
Restricted Group........................................................S-42
S&P......................................................................S-7
Scheduled Final Distribution Date.......................................S-32
Seller...................................................................S-2
Senior Certificates......................................................S-1
Servicer.................................................................S-1
Servicing Fee...........................................................S-37
Servicing Fee Rate.......................................................S-6
Servicing Standard......................................................S-34
SMMEA....................................................................S-9
Special Servicer.........................................................S-1
SREA....................................................................S-20
SRPA....................................................................S-20
superlien...............................................................S-10
The Mortgage Trust-Underwriting Standards................................S-2
Trust....................................................................S-1
Trust Fund...............................................................S-2
Trustee..................................................................S-1
Trusts...................................................................S-2
Underwriter.............................................................S-44
Unpaid Delinquent Maturity Amount.......................................S-25
Unpaid Principal Balance................................................S-25
Weighted average life...................................................S-30

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Preliminary Prospectus Dated ___________, 1996
PROSPECTUS
- --------------------------------------------------------------------------------


                      Mortgage Loan Asset Backed Securities
                              (Issuable in Series)
                   AMRESCO Residential Securities Corporation
                                   (Depositor)
     This Prospectus relates to Mortgage Loan Asset Backed Securities to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust") and will evidence a beneficial ownership interest in such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts and timeshare mortgages, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.

     One or more classes of Securities of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Securities of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Securities of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Securities entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.

     Distributions on the Securities will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Securities. An affiliate of the Depositor may make or obtain for the benefit of the Securities limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Securities.

     The yield on Securities will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Securities will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

     It is a condition to the issuance of the Securities that the Securities be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

     See "Risk Factors" beginning on Page 7 herein and in the section entitled "Risk Factors" in the related Prospectus Supplement for a discussion of significant risk factors.

     See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."

     An investor should carefully review the information in the related Prospectus Supplement concerning the risks associated with the different types and classes of Securities.

     THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
- --------------------------------------------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- -------------------------------------------------------------------------------

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement.

     There will have been no public market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
- -------------------------------------------------------------------------------

             The date of this Prospectus is _______________, 199__.

                              AVAILABLE INFORMATION

         The representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                REPORTS TO OWNERS

         Periodic and annual reports concerning any Certificates and the related Trust will be provided to the persons in whose names the Certificates are registered (the "Owners"). See "Administration-Reports" herein. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the Owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Certificates. See
"Description of the Certificates-Book-Entry Registration." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to AMRESCO Residential Credit Corporation, 3535 Inland Empire Blvd., Ontario, California 91764 (telephone number (909) 941-3213).

                                TABLE OF CONTENTS

                                                                          Page


SUMMARY OF PROSPECTUS......................................................  1
RISK FACTORS...............................................................  7
DESCRIPTION OF THE SECURITIES.............................................. 10
     General............................................................... 11
     Classes of Securities................................................. 12
     Distributions of Principal and Interest............................... 13
     Book Entry Registration............................................... 14
     List of Owners of Securities.......................................... 15
THE TRUSTS................................................................. 15
     Mortgage Loans........................................................ 15
     Contracts............................................................. 17
     Mortgage-Backed Securities............................................ 17
     Other Mortgage Securities............................................. 18
CREDIT ENHANCEMENT......................................................... 18
SERVICING OF MORTGAGE LOANS AND
     CONTRACTS............................................................. 22
     Payments on Mortgage Loans............................................ 23
     Advances.............................................................. 23
     Collection and Other Servicing Procedures............................. 24
     Primary Mortgage Insurance............................................ 25
     Standard Hazard Insurance............................................. 26
     Title Insurance Policies.............................................. 27
     Claims Under Primary Mortgage Insurance Policies
         and Standard Hazard Insurance Policies; Other
         Realization Upon Defaulted Loan................................... 27
     Servicing Compensation and Payment of Expenses........................ 28
     Master Servicer....................................................... 28
ADMINISTRATION............................................................. 28
     Assignment of Mortgage Assets......................................... 28
     Evidence as to Compliance............................................. 31
     The Trustee........................................................... 31
     Administration of the Security Account................................ 31
     Reports............................................................... 32
     Forward Commitments; Pre-Funding...................................... 33
     Servicer Events of Default............................................ 33
     Rights Upon Servicer Event of Default................................. 33
     Amendment............................................................. 34
     Termination........................................................... 34
USE OF PROCEEDS............................................................ 35


THE DEPOSITOR.............................................................. 35
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
     ASSETS................................................................ 35
     General............................................................... 35
     Foreclosure........................................................... 36
     Soldiers' and Sailors' Civil Relief Act............................... 41
     The Contracts......................................................... 41
     The Title I Program................................................... 44
LEGAL INVESTMENT MATTERS................................................... 44
ERISA CONSIDERATIONS....................................................... 45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................... 46
     Federal Income Tax Consequences For REMIC
         Securities........................................................ 47
     Taxation of Regular Securities........................................ 48
     Taxation of Residual Securities....................................... 54
     Treatment of Certain Items of REMIC Income and
         Expense........................................................... 56
     Tax-Related Restrictions on Transfer of Residual
         Securities........................................................ 57
     Sale or Exchange of a Residual Security............................... 59
     Taxes That May Be Imposed on the REMIC Pool........................... 60
     Liquidation of the REMIC Pool......................................... 61
     Administrative Matters................................................ 61
     Limitations on Deduction of Certain Expenses.......................... 61
     Taxation of Certain Foreign Investors................................. 62
     Backup Withholding.................................................... 62
     Reporting Requirements................................................ 63
     Federal Income Tax Consequences for Securities as to
         Which No REMIC Election Is Made................................... 63
     Premium and Discount.................................................. 65
     Stripped Securities................................................... 66
     Reporting Requirements and Backup Withholding......................... 69
     Taxation of Certain Foreign Investors................................. 69
     Debt Securities....................................................... 69
     Taxation of Securities Classified as Partnership
         Interests......................................................... 70
PLAN OF DISTRIBUTION....................................................... 70
RATINGS.................................................................... 71
LEGAL MATTERS.............................................................. 71
FINANCIAL INFORMATION...................................................... 71
INDEX TO LOCATION OF PRINCIPAL DEFINED
     TERMS.................................................................A-1

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Securities and to the related Agreement which will be prepared in connection with each series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Securities............................   Mortgage Loan Asset Backed  Securities,
                                         issuable in series, in fully registered
                                         form  or  book  entry  only  form,   in
                                         authorized denominations,  as described
                                         in  the  Prospectus   Supplement   (the
                                         "Securities").   Each   Security   will
                                         evidence  a debt  obligation  of,  or a
                                         beneficial  ownership  interest  in,  a
                                         trust (a "Trust")  created from time to
                                         time   pursuant   to  a   pooling   and
                                         servicing  agreement or trust agreement
                                         (each,  an   "Agreement").   Securities
                                         evidencing a debt obligation of a Trust
                                         will  be  issued  pursuant  to a  trust
                                         indenture    (each,   an   "Indenture")
                                         between  the  Trust  and  an  indenture
                                         trustee.

The Depositor.........................   AMRESCO     Residential      Securities
                                         Corporation  (the   "Depositor")  is  a
                                         Delaware  corporation.  The Depositor's
                                         principal executive offices are located
                                         at 700 N.  Pearl  Street,  Suite  2400,
                                         Dallas,  Texas 75201;  telephone number
                                         (214)  953-7700.  See  "The  Depositor"
                                         herein. The Depositor or its affiliates
                                         may  retain  or hold for sale from time
                                         to time one or more classes of a series
                                         of Securities.

The Servicer..........................   The  entity  or  entities  named as the
                                         Servicer in the  Prospectus  Supplement
                                         (the "Servicer"), will act as servicer,
                                         with respect to the Mortgage  Loans and
                                         Contracts   included   in  the  related
                                         Trust. The Servicer may be an affiliate
                                         of the  Depositor and may be the seller
                                         of  Mortgage  Assets  to the  Depositor
                                         (each, a "Seller").

The Master Servicer...................   A "Master Servicer" may be specified in
                                         the related  Prospectus  Supplement for
                                         the related series of Securities.

The Trustee...........................   The trustee  (the  "Trustee")  for each
                                         series of Securities  which  evidence a
                                         beneficial  ownership  interest  in the
                                         Trust will be  specified in the related
                                         Prospectus Supplement.

The Indenture Trustee.................   The indenture  trustee (the  "Indenture
                                         Trustee") for each series of Securities
                                         which evidence a debt obligation of the
                                         Trust will be  specified in the related
                                         Prospectus Supplement.

Trust Assets..........................   The   assets   of  a   Trust   will  be
                                         mortgage-related  assets (the "Mortgage
                                         Assets")  consisting  of one or more of
                                         the following types of assets:

A.  The Mortgage Loans................   "Mortgage   Loans"  may  include:   (i)
                                         conventional   (i.e.,  not  insured  or
                                         guaranteed by any governmental  agency)
                                         Mortgage  Loans secured by  one-to-four
                                         family  residential  properties;   (ii)
                                         Mortgage   Loans  secured  by  security
                                         interests in shares  issued by private,
                                         non-profit,     cooperative     housing
                                         corporations  ("Cooperatives")  and  in
                                         the  related   proprietary   leases  or
                                         occupancy agreements granting exclusive
                                         rights  to  occupy  specific   dwelling
                                         units in such Cooperatives'  buildings;
                                         (iii) Mortgage Loans
                                         secured by junior  liens on the related
                                         mortgaged properties, including Title I
                                         Loans   and   other   types   of   home
                                         improvement      retail     installment
                                         contracts;   and  (iv)  Mortgage  Loans
                                         secured    by     timeshare     estates
                                         representing  an ownership  interest in
                                         common with other owners in one or more
                                         vacation  units   entitling  the  owner
                                         thereof to the  exclusive use of a unit
                                         and   access   to   the    accompanying
                                         recreational facilities for the week or
                                         weeks owned. See "The Trusts - Mortgage
                                         Loans" herein.

B.  Contracts.........................   Contracts may include conditional sales
                                         contracts and installment sales or loan
                                         agreements or  participation  interests
                                         therein   secured   by  new   or   used
                                         Manufactured Homes (as defined herein).
                                         Contracts  may be  conventional  (i.e.,
                                         not  insured  or   guaranteed   by  any
                                         government  agency)  or  insured by the
                                         Federal Housing Administration ("FHA"),
                                         including   Title   I   Contracts,   or
                                         partially  guaranteed  by the  Veterans
                                         Administration  ("VA"), as specified in
                                         the related Prospectus Supplement.  See
                                         "The Trusts - Contracts" herein.

C. Mortgage-Backed Securities.........   "Mortgage-Backed Securities" (or "MBS")
                                         may include  (i) private  (that is, not
                                         guaranteed  or  insured  by the  United
                                         States or any agency or instrumentality
                                         thereof)    mortgage    participations,
                                         mortgage  pass-through  certificates or
                                         other  mortgage-backed   securities  or
                                         (ii) certificates insured or guaranteed
                                         by   Federal    Home   Loan    Mortgage
                                         Corporation    ("FHLMC")   or   Federal
                                         National Mortgage  Association ("FNMA")
                                         or   Government    National    Mortgage
                                         Association ("GNMA"). See "The Trusts -
                                         Mortgage-Backed Securities" herein.

D.  Other Mortgage Assets.............   Trust    assets   may   also    include
                                         reinvestment  income,   reserve  funds,
                                         cash   accounts,   insurance   policies
                                         (including financial guaranty insurance
                                         policies and surety bonds), guaranties,
                                         letters of credit or  similar  types of
                                         credit   support  or   enhancement   as
                                         described  in  the  related  Prospectus
                                         Supplement.

                                         The related Prospectus Supplement for a
                                         series of Securities  will describe the
                                         Mortgage  Assets to be  included in the
                                         Trust for such series.

The Securities........................   The  Securities  of any  series  may be
                                         issued  in  one  or  more  classes,  as
                                         specified in the Prospectus Supplement.
                                         One or more  classes of  Securities  of
                                         each  series  (i)  may be  entitled  to
                                         receive distributions allocable only to
                                         principal,  only to  interest or to any
                                         combination   thereof;   (ii)   may  be
                                         entitled to receive  distributions only
                                         of prepayments of principal  throughout
                                         the lives of the  Securities  or during
                                         specified   periods;   (iii)   may   be
                                         subordinated  in the  right to  receive
                                         distributions of scheduled  payments of
                                         principal,  prepayments  of  principal,
                                         interest or any combination  thereof to
                                         one or more other classes of Securities
                                         of such series  throughout the lives of
                                         the  Securities  or  during   specified
                                         periods;   (iv)  may  be   entitled  to
                                         receive such  distributions  only after
                                         the  occurrence of events  specified in
                                         the Prospectus  Supplement;  (v) may be
                                         entitled  to receive  distributions  in
                                         accordance  with a schedule  or formula
                                         or on the  basis  of  collections  from
                                         designated  portions  of the  assets in
                                         the   related   Trust;   (vi)   as   to
                                         Securities  entitled  to  distributions
                                         allocable to interest,  may be entitled
                                         to receive  interest at a fixed rate or
                                         a rate that is subject  to change  from
                                         time  to   time;   (vii)   may   accrue
                                         interest,  with such  accrued  interest
                                         added  to  the  principal  or  notional
                                         amount  of  the   Securities,   and  no
                                         payments being made thereon
                                         until  certain  other  classes  of  the
                                         series  have  been  paid in  full;  and
                                         (viii)  as to  Securities  entitled  to
                                         distributions  allocable  to  interest,
                                         may  be   entitled   to   distributions
                                         allocable  to  interest  only after the
                                         occurrence  of events  specified in the
                                         Prospectus  Supplement  and may  accrue
                                         interest  until such events  occur,  in
                                         each case as  specified  in the related
                                         Prospectus  Supplement.  The timing and
                                         amounts of such  distributions may vary
                                         among classes,  over time, or otherwise
                                         as specified in the related  Prospectus
                                         Supplement.

Distributions on
  the Securities......................   The related Prospectus  Supplement will
                                         specify  (i) whether  distributions  on
                                         the Securities entitled thereto will be
                                         made monthly, quarterly,  semi-annually
                                         or at other  intervals and dates out of
                                         the payments received in respect of the
                                         Mortgage Assets included in the related
                                         Trust and other assets, if any, pledged
                                         for the benefit of the  related  Owners
                                         of   Securities;    (ii)   the   amount
                                         allocable to payments of principal  and
                                         interest on any Distribution  Date; and
                                         (iii) whether all distributions will be
                                         made pro rata to Owners  of  Securities
                                         of the class entitled thereto.

                                         The   aggregate    original   principal
                                         balance  of the  Securities  will equal
                                         the aggregate  distributions  allocable
                                         to principal that such  Securities will
                                         be entitled to receive;  the Securities
                                         will   have   an   aggregate   original
                                         principal balance equal to or less than
                                         the aggregate unpaid principal  balance
                                         of the related  Mortgage  Assets  (plus
                                         amounts held in a Pre-Funding  Account,
                                         if  any)  as of  the  first  day of the
                                         month of creation of the Trust; and the
                                         Securities  will bear  interest  in the
                                         aggregate at a rate (the  "Pass-Through
                                         Rate") equal to the interest rate borne
                                         by the related  Mortgage  Assets net of
                                         servicing fees and any other  specified
                                         amounts.

Pre-Funding Account...................   A Trust  may  enter  into an  agreement
                                         (each, a "Pre-Funding  Agreement") with
                                         the  Depositor  whereby  the  Depositor
                                         will  agree  to   transfer   additional
                                         Mortgage Assets to such Trust following
                                         the  date  on  which   such   Trust  is
                                         established and the related  Securities
                                         are issued.  Any Pre-Funding  Agreement
                                         will require that any Mortgage Loans so
                                         transferred conform to the requirements
                                         specified    in    such     Pre-Funding
                                         Agreement.  If a Pre- Funding Agreement
                                         is to be utilized,  the related Trustee
                                         will  be   required  to  deposit  in  a
                                         segregated     account     (each,     a
                                         "Pre-Funding Account") all or a portion
                                         of the proceeds received by the Trustee
                                         in  connection  with the sale of one or
                                         more  classes  of   Securities  of  the
                                         related   series;   subsequently,   the
                                         additional   Mortgage  Assets  will  be
                                         transferred  to the  related  Trust  in
                                         exchange  for  money  released  to  the
                                         Depositor from the related  Pre-Funding
                                         Account.   Each  Pre-Funding  Agreement
                                         will  set  a  specified  period  during
                                         which any such  transfers  must  occur,
                                         which  period  will not  exceed 90 days
                                         from the date the Trust is established.
                                         If all moneys  originally  deposited to
                                         such  Pre-Funding  Account are not used
                                         by the  end of such  specified  period,
                                         then  any  remaining   moneys  will  be
                                         applied as a mandatory  prepayment of a
                                         class  or  classes  of   Securities  as
                                         specified  in  the  related  Prospectus
                                         Supplement.  The  specified  period for
                                         the   acquisition   by   a   Trust   of
                                         additional    Mortgage    Loans    will
                                         generally  not exceed three months from
                                         the date such Trust is established.

Optional Termination..................   The   Servicer,    the   Seller,    the
                                         Depositor,  or,  if  specified  in  the
                                         related  Prospectus   Supplement,   the
                                         Owners of a related class of Securities
                                         or  a  credit  enhancer  may  at  their
                                         respective    options    effect   early
                                         retirement  of a series  of  Securities
                                         through the  purchase  of the  Mortgage
                                         Assets  in  the  related   Trust.   See
                                         "Administration - Termination" herein.

Mandatory Termination.................   The  Trustee,  the  Servicer or certain
                                         other entities specified in the related
                                         Prospectus  Supplement  may be required
                                         to effect early  retirement of a series
                                         of Securities by soliciting competitive
                                         bids for the  purchase of the assets of
                                         the  related  Trust or  otherwise.  See
                                         "Administration -- Termination" herein.

Advances..............................   The Servicer of the Mortgage  Loans and
                                         Contracts  will be obligated  (but only
                                         as specified in the related  Prospectus
                                         Supplement)   to   advance   delinquent
                                         installments   of   principal    and/or
                                         interest  (less  applicable   servicing
                                         fees)  on  the   Mortgage   Loans   and
                                         Contracts   in  a   Trust.   Any   such
                                         obligation  to  make  advances  may  be
                                         limited to amounts due to the Owners of
                                         Securities  of the related  series,  to
                                         amounts deemed to be  recoverable  from
                                         late payments or liquidation  proceeds,
                                         to   specified   periods   or  to   any
                                         combination  thereof,  in each  case as
                                         specified  in  the  related  Prospectus
                                         Supplement.  Any such  advance  will be
                                         recoverable   under   the   terms   and
                                         conditions  specified  in  the  related
                                         Prospectus  Supplement.  See "Servicing
                                         of   Mortgage   Loans  and   Contracts"
                                         herein.

Credit Enhancement....................   If specified in the related  Prospectus
                                         Supplement, a series of Securities,  or
                                         certain classes within such series, may
                                         have the  benefit  of one or more types
                                         of    credit    enhancement    ("Credit
                                         Enhancement") including but not limited
                                         to   subordination,    cross   support,
                                         mortgage pool insurance, special hazard
                                         insurance, financial guaranty insurance
                                         policies,  a bankruptcy  bond,  reserve
                                         funds, other insurance,  guaranties and
                                         similar  instruments and  arrangements.
                                         The protection  against losses afforded
                                         by any such Credit  Enhancement will be
                                         limited.  If Owners of  Securities  are
                                         materially    dependent   upon   Credit
                                         Enhancement   for  timely  payments  of
                                         interest  and/or   principal  on  their
                                         Securities,   the  related   Prospectus
                                         Supplement  will  include  information,
                                         including    financial     information,
                                         concerning  the provider of such Credit
                                         Enhancement.  See "Credit  Enhancement"
                                         herein.

Book Entry Registration...............   Securities  of one or more classes of a
                                         series may be issued in book entry form
                                         ("Book Entry  Securities")  in the name
                                         of  a  clearing   agency  (a  "Clearing
                                         Agency") registered with the Securities
                                         and   Exchange   Commission,   or   its
                                         nominee.  Transfers and pledges of Book
                                         Entry   Securities  may  be  made  only
                                         through  entries  on the  books  of the
                                         Clearing Agency in the name of brokers,
                                         dealers,  banks and other organizations
                                         eligible to maintain  accounts with the
                                         Clearing   Agency   ("Clearing   Agency
                                         Participants")   or   their   nominees.
                                         Transfers and pledges by purchasers and
                                         other  beneficial  owners of Book Entry
                                         Securities  ("Beneficial Owners") other
                                         than Clearing Agency  Participants  may
                                         be  effected   only  through   Clearing
                                         Agency Participants.  All references to
                                         the  Owners of  Securities  shall  mean
                                         Beneficial   Owners   to   the   extent
                                         Beneficial  Owners may  exercise  their
                                         rights   through  a  Clearing   Agency.
                                         Except as  otherwise  specified in this
                                         Prospectus  or  a  related   Prospectus
                                         Supplement,  the term "Owners" shall be
                                         deemed to  include  Beneficial  Owners.
                                         See "Risk Factors - Book

                                         Entry Registration" and "Description of
                                         the    Securities    -    Book    Entry
                                         Registration" herein.

Certain Federal Income Tax
    Consequences......................   Federal  income tax  consequences  will
                                         depend on, among other factors, whether
                                         one or more elections are made to treat
                                         a Trust or specified  portions  thereof
                                         as a "real estate  mortgage  investment
                                         conduit"  ("REMIC")  under the Internal
                                         Revenue  Code of 1986,  as amended (the
                                         "Code"),  or, if no REMIC  election  is
                                         made,   whether  the   Securities   are
                                         considered  to  be  debt   obligations,
                                         Standard      Securities,      Stripped
                                         Securities  or  Partnership  Interests.
                                         The related  Prospectus  Supplement for
                                         each series of Securities  will specify
                                         whether a REMIC  election will be made.
                                         See   "Certain   Federal   Income   Tax
                                         Consequences" herein and in the related
                                         Prospectus Supplement.

ERISA Considerations..................   A  fiduciary  of any  employee  benefit
                                         plan subject to the Employee Retirement
                                         Income Security Act of 1974, as amended
                                         ("ERISA"), or the Code should carefully
                                         review  with  its  own  legal  advisors
                                         whether  the  purchase  or  holding  of
                                         Securities   could   give   rise  to  a
                                         transaction   prohibited  or  otherwise
                                         impermissible  under ERISA or the Code.
                                         Certain  classes of Securities  may not
                                         be  transferred  unless the Trustee and
                                         the  Depositor  are  furnished  with  a
                                         letter of  representation or an opinion
                                         of  counsel  to the  effect  that  such
                                         transfer will not result in a violation
                                         of    the    prohibited     transaction
                                         provisions  of  ERISA  and the Code and
                                         will  not  subject  the  Trustee,   the
                                         Depositor or the Servicer to additional
                                         obligations.  See  "Description  of the
                                         Securities - General" herein and "ERISA
                                         Considerations"   herein   and  in  the
                                         related Prospectus Supplement.

Legal Investment Matters..............   The  Prospectus   Supplement  for  each
                                         series  of   Securities   will  specify
                                         which,   if  any,  of  the  classes  of
                                         Securities  offered thereby  constitute
                                         "mortgage   related   securities"   for
                                         purposes  of  the  Secondary   Mortgage
                                         Market    Enhancement   Act   of   1984
                                         ("SMMEA").  Classes of Securities  that
                                         qualify    as     "mortgage     related
                                         securities"  will be legal  investments
                                         for  certain  types  of   institutional
                                         investors  to the  extent  provided  in
                                         SMMEA,  subject,  in any  case,  to any
                                         other   regulations  which  may  govern
                                         investments   by   such   institutional
                                         investors.      Institutions      whose
                                         investment  activities  are  subject to
                                         review by federal or state  authorities
                                         should  consult  with their  counsel or
                                         the applicable authorities to determine
                                         whether an  investment  in a particular
                                         class  of  Securities  (whether  or not
                                         such  class   constitutes  a  "mortgage
                                         related   security")    complies   with
                                         applicable      guidelines,      policy
                                         statements or restrictions.  See "Legal
                                         Investment."   See  "Legal   Investment
                                         Considerations"   herein   and  in  the
                                         related Prospectus Supplement.

Use of Proceeds.......................   Substantially all the net proceeds from
                                         the sale of a series of Securities will
                                         be  applied  to  the  purchase  of  the
                                         Mortgage   Assets  included  or  to  be
                                         included  in the  related  Trust (or to
                                         reimburse the amounts  previously  used
                                         to effect such purchase),  the costs of
                                         carrying the Mortgage Assets until sale
                                         of the  Securities  and  to  pay  other
                                         expenses. See "Use of Proceeds" herein.

Rating................................   It is a  condition  to the  issuance of
                                         each  class  of  Securities  that  each
                                         class of the  Securities of such Series
                                         be  rated  by one or  more  of  Moody's
                                         Investors  Service,  Inc.  ("Moody's"),
                                         Standard  &  Poor's  Ratings   Services
                                         ("S&P")  and Fitch  Investors  Service,
                                         Inc.   ("Fitch"   and  each  of  Fitch,
                                         Moody's and S&P, a "Rating  Agency") in
                                         one  of  their  four   highest   rating
                                         categories; provided, however, that one
                                         or   more   classes   of   Subordinated
                                         Securities and Residual Securities need
                                         not be so rated.  A security  rating is
                                         not a  recommendation  to buy,  sell or
                                         hold  securities  and may be subject to
                                         revision or  withdrawal at any time. No
                                         person is  obligated  to  maintain  any
                                         rating    on   any    Security,    and,
                                         accordingly,  there can be no assurance
                                         that the ratings  assigned to any class
                                         of  Securities  upon  initial  issuance
                                         thereof   will   not  be   lowered   or
                                         withdrawn  by a  Rating  Agency  at any
                                         time  thereafter.  If a  rating  of any
                                         class  of  Securities  of a  Series  is
                                         revised or withdrawn,  the liquidity of
                                         such   class  of   Securities   may  be
                                         adversely  affected.  In  general,  the
                                         ratings  address credit risk and do not
                                         represent   any   assessment   of   the
                                         likelihood   or   rate   of   principal
                                         prepayments.  See "Risk Factors" herein
                                         and "Ratings" in the related Prospectus
                                         Supplement.

Risk Factors..........................   Investment  in the  Securities  will be
                                         subject  to one or more  risk  factors,
                                         including  declines  in  the  value  of
                                         Mortgaged  Properties,   prepayment  of
                                         Mortgage   Loans,   higher   risks   of
                                         defaults   on   particular   types   of
                                         Mortgage Loans, limitations on security
                                         for the Mortgage Loans,  limitations on
                                         credit  enhancement,   consumer  credit
                                         laws  affecting  the  Mortgage  Assets,
                                         interest  rates on the Mortgage  Assets
                                         resetting at  different  times or using
                                         different  indices than the Securities,
                                         availability   of  Mortgage  Assets  to
                                         satisfy  Pre-Funding   Agreements   and
                                         various   other   factors.   See  "Risk
                                         Factors"  herein  and  in  the  related
                                         Prospectus Supplement.

                                  RISK FACTORS

         Prospective   investors  should  consider,   among  other  things,  the
following risk factors in connection with the purchase of the Securities:

         Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, a significant downturn in economic conditions, or a natural disaster, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

         Limited Obligations. The Securities will not represent an interest in or obligation of the Depositor. The Securities of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Securities relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Securities should be aware that the Servicer, the Seller, or, if specified in the related Prospectus Supplement, the Owners of a Class of Securities or a credit enhancer may at their respective options effect early retirement of a series of Securities through the purchase of Mortgage Assets from the related Trust. See "Administration-Termination" herein.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30- year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets - The Contracts" herein.

         Limited Liquidity. There will be no market for the Securities of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such series. The market value of some or all of the classes of Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the principal amount or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances described in the related Prospectus Supplement

         Limited Assets. Owners of Securities of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Securities), for the payment of principal of, and interest on, that series of Securities. If the assets comprising the Trust are insufficient to make payments on such Securities, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Securities of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Securities of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance
Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Securities and Stripped Securities that are entitled only to interest distributions will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. An Owner of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Securities generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Securities (as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities," "-- Taxation of Regular Securities -- Variable Rate Regular Securities," "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Standard Securities," and "Certain Federal Income Tax Consequences -- Premium and Discount" and "-- Stripped Securities" herein. [Revise for debt obligations]

         Book Entry  Registration.  Because  transfers and pledges of Book Entry
Securities may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the
Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency
Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

         The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Securities.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Reliance on Management of the Timeshare Unit. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while Mortgagors are obligated to make payments under their Mortgage Loan irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by Mortgagors whose timeshare units are affected.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Limited Nature of Ratings. It is a condition to the issuance of the Securities that each class of Securities be rated in one of the four highest rating categories by one or more of Moody's, S&P or Fitch. See "Summary of Prospectus-Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Securities may be adversely affected. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

         Applicable Legal and Regulatory Risks. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. In addition, many state and local authorities have imposed stringent restrictions on the operations of timeshare developers, including requirements of filing registration statements and advertising material with state regulatory authorities regarding timeshare units being offered and permitting the right to rescind an executed contract within specified time periods and possibly permitting such purchasers to recover damages from such timeshare developers. Such remedies could adversely affect the quality of management of the related resort, in particular, the ability of the management of the related resorts to minimize losses through remarketing efforts and/or through the assumption programs. See "Certain Legal Aspects of the Mortgage Assets" herein.


                          DESCRIPTION OF THE SECURITIES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the
Securities  to be  issued  thereunder  and  the  nature  of the  related  Trust.
Securities which represent beneficial interests in the Trust will be issued pursuant to the Agreement. Securities which represent debt obligations of the Trust will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Securities. The Prospectus Supplement for a series of Securities will describe the specific provisions relating to such series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Agreement for each series of Securities. The Depositor will provide Owners, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. The Agreement relating to a series of Securities will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Securities (the "Delivery Date").

         The Securities of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Securities and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Securities will not represent obligations of the Depositor, the

Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Securities, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Securities of such series.

General

         The Securities of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Securities will be specified in the related Prospectus Supplement. The original "Security Principal Balance" of each Security will equal the aggregate distributions or payments allocable to principal to which such Security is entitled and distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Security. The Notional Principal Balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each series will be transferable and exchangeable on a "Security Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee or the Indenture Trustee. The Trustee or the Indenture Trustee will be appointed initially as the "Security Registrar" and no service charge will be made for any registration of transfer or exchange of Securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Securities of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Securities not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Securities or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Securities

         Each series of Securities will be issued in one or more classes which will evidence a beneficial ownership interest in, or a debt obligation payable from, the assets of the Trust that are allocable to (i) principal of such class of Securities and (ii) interest on such Securities. If specified in the Prospectus Supplement, one or more classes of a series of Securities may evidence a beneficial ownership interest in, or a debt obligation payable from, separate groups of assets included in the related Trust.

         The Securities will have an aggregate original Security Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Security Principal Balance (or Notional Principal Balance) of the Securities of a series and the interest rate on the classes of such Securities will be determined in the manner specified in the Prospectus Supplement.

         Each class of Securities that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Security Interest Rate"). One or more classes of Securities may provide for interest that accrues but is not currently payable ("Compound Interest Securities"). With respect to any class of Compound Interest Securities, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date.

         A series of Securities may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Securities may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments of principal to Companion Securities, the weighted average lives of Companion Securities of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Securities of such series.

         One or more series of Securities may constitute series of "Special Allocation Securities", which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As specified in the related Prospectus Supplement for a series of Special Allocation Securities, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Securities over one or more other classes of Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Securities in a series may be comprised of one or more classes of Senior Securities having a priority in right to distributions of principal and interest over one or more classes of

Subordinated Securities, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination" herein. Typically, the Subordinated Securities will carry a rating by the rating agencies lower than that of the Senior Securities. In addition, one or more classes of Securities ("Priority Securities") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Securities ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Securities are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Security Register or, if specified in the Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Security, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Securities (other than Book Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Securities, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Securities of the related series (the "Security Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Security Account and may be available to make payments on the Securities of the applicable series on the next succeeding Distribution Date or pay other amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Securities entitled to interest from the date, at the applicable Security Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such class of Securities, reduced by all distributions allocable to principal, and, in the case of Compound Interest Securities, increased by all interest accrued but not then distributable on such Compound Interest Securities. With respect to a class of Securities entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Securities.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Securities entitled to interest (other than a class of Compound Interest Securities) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Securities will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Security Principal Balance (or Notional Principal Balance) of such class of Compound Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Securities during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Securities will thereafter accrue interest on its outstanding Security Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

         One or more classes of Securities may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Securities relative to the interests evidenced by the other Securities.

         Unscheduled Distributions. The Securities of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Securities of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Security Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date and will include interest at the applicable Security Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Securities may be issued as Book Entry Securities and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Securities.

         Purchasers and other Beneficial Owners may not hold Book Entry Securities directly but may hold, transfer or pledge their ownership interest in the Securities only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Securities and, if applicable, may request redemption of Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration" herein.

         If Securities of a series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Securities of such series, and to receive and transmit requests for redemption with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

List of Owners of Securities

         Upon written request of a specified number or percentage of interests of Owners of Securities of record of a series of Securities for purposes of communicating with other Owners of Securities with respect to their rights as Owners of Securities, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Securities of that series held by the Trustee. With respect to Book Entry Securities, the only named Owner on the Security Register will be the Clearing Agency.

         Neither the Agreement nor the Trust Indenture, if any, will not provide for the holding of any annual or other meetings of Owners of Securities.

                                   THE TRUSTS

         The Trust for a series of Securities will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) amounts, if any, deposited in a Pre-Funding Account; (iii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut-Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iv) if specified in the Prospectus Supplement, reinvestment income on such payments; (v) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (vi) certain rights of the Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Securities of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Securities initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. A copy of the Agreement and, if applicable, a copy of the Indenture with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Securities, will be attached to the related Agreement delivered to the Trustee upon delivery of such Securities.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes, including timeshare estates. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Securities will be payable either on the first day of each month or on different scheduled due dates throughout each month, and the interest will be calculated either on a simple-interest or actuarial method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d)  Prepayments  of principal  may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "loan-to-value ratio" of any Mortgage Loan will be determined by dividing the principal amount of the Mortgage Loan by the original value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "original value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof, and
(ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Contracts

         Contracts included in the Trust with respect to a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

         "Mortgage-Backed  Securities"  (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FNMA, FHLMC or GNMA.

         The Prospectus Supplement for a series of Securities that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS,
(v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as other types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a series of Securities will describe any Other Mortgage Securities to be included in the Trust for such series.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Securities of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners will bear their allocable share of losses.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Securities of a series (the "Subordinated Securities") may be paid to one or more other classes of such series (the "Senior Securities") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Owners of Senior Securities on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, Owners of Senior Securities could experience losses on the Securities.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Securities at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Securities, payments with respect to Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.


         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to holders of Securities that an amount equal to each full and complete insured payment will be received by an agent (an "Insurance Paying Agent") of the Trustee or Indenture Trustee on behalf of such holders, for distribution by the Trustee to them. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which such holders are entitled under the related Agreement or Indenture plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each holder of Securities to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related

Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related
Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation and in such event might give rise to an obligation to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners and cannot be cured.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Securities unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

         Special  Hazard  Insurance.  If  specified  in the  related  Prospectus
Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover
bankruptcy-related   losses  will  be  described   in  the  related   Prospectus
Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the

Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Securities, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Securities for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Securities, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage loans. See "Servicing of Mortgage Loans and Contracts -- Advances" herein.


                    SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Securities, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under " -- Payments on Mortgage Loans" and " -- Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See " - Advances" and " - Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee or Indenture Trustee, if applicable, all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Security Account when realized and will be distributed to Owners on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a  "tenant-stockholder"  (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. Pursuant to the Agreement, the Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Security Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Securities.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

                                 ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of a particular Agreement. Material terms of a specific Agreement will be further described in the related Prospectus Supplement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee and the Indenture Trustee will, concurrently with such assignment, execute, countersign and deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but only recorded if so specified in the related Prospectus Supplement), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered the related original Cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment of each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loan; (iii) at the Delivery Date, the Seller has good title to the
Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the Delivery Date, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the Delivery Date, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the Delivery Date, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and
(vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee, and, if applicable, the Indenture Trustee for the benefit of the Securities of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, and, if applicable, to the Indenture Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust, and, if applicable, the Indenture Trustee, to the Contracts, the Depositor will cause appropriate UCC-1 financing statements to be filed identifying the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust, and, if applicable, the Indenture Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

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




         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee or, if applicable, the Indenture Trustee (directly or through a participant in a depository). The Trustee or, if applicable, the Indenture Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities but will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee and, if applicable, the Indenture Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required, cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which will be required to be given within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Security Account (a "Deposit Date") which is more than a specified number of days after such period,
(a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to do or cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within the period specified in the related Prospectus Supplement of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or
(c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.


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



         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Securities or the related assets, or amounts deposited in the Security Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Security Account

         The Agreement will require that the Security Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Securities, or
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association
Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Securities, and may include one or more Securities of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Security Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation. The Servicer will deposit in the Security Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                  (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                  (iii)  all   Liquidation   Proceeds  net  of  certain  amounts
         reimbursed to the Servicer or other person entitled thereto, as described above;

                  (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (v) all  condemnation  awards  or  settlements  which  are not
         released  to  the  Mortgagor  in  accordance   with  normal   servicing
         procedures;

                  (vi) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Security Account;

                  (vii) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                  (viii) all amounts, if any, required to be deposited in the Security Account from any Credit Enhancement for the related series; and

                  (ix) all other amounts required to be deposited in the Security Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Securities, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Security Principal Balance of each class of the Securities after giving effect to distributions on such Distribution Date;

                  (iv) the aggregate Security Principal Balance of any class of Compound Interest Securities after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable,  the amount otherwise  distributable to any
         class  of  Securities   that  was   distributed  to  other  classes  of
         Securities;

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




                  (vi) if any class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, or other delinquency categories of similar nature and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Securities, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans and Contracts to such Trust following the date on which such Trust is established and the related Securities are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Securities evidencing interests in the Trust aggregating not less than 25% of the affected class of Securities; and
(ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee or Owners of Securities evidencing an ownership interest in the Trust may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Securities evidencing an ownership interest in the Trust will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of such Securities specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. Nevertheless, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Securities evidencing an ownership interest in the Trust, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made or to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Owners of such Securities. An Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Owners of Securities evidencing an ownership interest in the Trust aggregating not less than a majority of the aggregate Security Principal Balance of such Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Owners; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any such Security without the consent of the Owner of such Security, (ii) adversely affect in any material respect the interests of the Owners of any class of such Securities in any manner other than as described in (i), without the consent of the Owners of Securities of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Securities of any such class required to consent to any such amendment, without the consent of the Owners of all such Securities of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Security Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Securities or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Securities. The exercise of such right will effect early retirement of the Securities of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency of the Trustee specified in such notice of termination.

                                 USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Securities and to pay other expenses.

                                  THE DEPOSITOR

         The  Depositor   will  have  no  ongoing   servicing   obligations   or
responsibilities with respect to any Mortgage or ContractS. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Securities of any series.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Timeshare Units. Because timeshare interests are considered to be interests in real property, the manner and method of obtaining and enforcing a security interest in a timeshare estate is similar to the methods used in other real property lending transactions. The timeshare units comprising Mortgage Loans are either mortgages or deeds of trust or other instruments under applicable state law creating a first lien on the timeshare estate securing the related Mortgage Note, depending upon the prevailing practice in the state in which the timeshare estate is located. A mortgage creates a lien upon the timeshare estate, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

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         In case of foreclosure  under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustor is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy

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



agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

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




         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure.  In some  states,  redemption  may occur  only upon  payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

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




         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the

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



Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Securities.

The Contracts

         General. As a result of the Depositor's assignment of the Contracts, the Owners will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such lois. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or, if applicable, the Indenture Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts and, if applicable, the Indenture Trustee's security interest. The Contracts will not be stamped or marked otherwise to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment

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



the Trustee's and, if applicable, the Indenture Trustee's and, if applicable, the Indenture Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Securities and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes. Neither the Depositor nor the Trustee or, if applicable, Indenture Trustee will amend the certificates of title to identify a new secured party. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the rights of the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or the Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the certificate of title or delivery of the required documents and fees will be sufficient to protect against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying a new secured party on the certificate of title that, through fraud or negligence, the security interest could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer, to the extent required by the related Agreement, may take action to enforce the security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by

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



judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the security interest in such state, the security interest would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or, if applicable, the Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, notice of surrender would be given if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the there would be an opportunity to re-perfect the security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, possession of the certificate of title must be surrendered or notice will be received as a result of the lien noted thereon and accordingly there will be an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. Nevertheless, such liens could arise at any time during the term of a Contract. No notice will be given in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit

Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without consent and permit the acceleration of the maturity of the Contracts upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of Title I loans, legal requirements, payment terms, underwriting standards, eligibility requirements, insurance coverage and claims proceeds related thereto shall be set forth in the related Prospectus Supplement.

                            LEGAL INVESTMENT MATTERS

         Unless otherwise set forth in the related Prospectus Supplement, Securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings bank may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12

U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Counsel has adopted the "Supervisory Policy Statement on Securities Activities" (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992, as revised April 15, 1994. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of the Securities of any series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statement have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans and Contracts may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee and, if applicable, the Indenture Trustee for any series of Securities will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Securities may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Securities.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities and is based upon the advice of Arter & Hadden, special counsel to the Depositor. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code including recent amendments under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), as well as final regulations concerning REMICs (the "REMIC Regulations") promulgated on December 23, 1992, and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments promulgated on January 27, 1994 (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Securities offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Securities. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities, particularly with respect to federal income tax changes effected by OBRA and the REMIC Regulations. The Prospectus Supplement for each series of Securities will discuss any special tax consideration applicable to any class of Securities of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Securities, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Securities

         General. With respect to a particular series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Securities, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) assuming
(i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Securities will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. Arter & Hadden, counsel to the Depositor, is of the opinion that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below.

         Status of REMIC Securities. REMIC Securities held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC
Securities will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Securities, constitute qualifying assets for such entities. Where two

REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Securities

         General. Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. While the Depositor anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed as described below, there can be no assurance that the rules described below will be applied to the Regular Securities in the manner described.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates,
(iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. Nevertheless, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Security is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Security was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Securities (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. For a Regular Security, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Securities are redetermined by treating the Regular Securities as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Securities. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         A purchaser of a Regular Security at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Security. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption.

         A Securityholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Security to be significantly less or more than the overall expected return on the Regular Security is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Security. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         Where the issue price of a Regular Security exceeds the original principal amount of the Regular Security, it appears appropriate to reduce the ordinary income reportable for an accrual period by a portion of such excess in a manner similar to the amortization of premium on the constant yield method. Under proposed regulations (the "contingent payment rules"), a Regular Security that provides for (i) non-contingent payments greater than or equal to its issue price and (ii) one or more contingent payments determined by reference to the value of publicly traded stock, securities, commodities, or other publicly traded property must be divided into its component parts for purposes of performing original issue discount calculations (and possibly for other federal income tax purposes as well). The non-contingent portion of the Regular Security would be treated as a debt instrument, and the original issue discount accruals on that portion would be computed in the same manner as with any non-contingent debt instrument. The issue price of the non-contingent portion would be that portion of the issue price of the Regular Security that reflects the right to receive the non-contingent payments, determined in the same manner as if the separate non-contingent debt instrument were a debt instrument issued as part of an investment unit. The contingent components of the Regular Security would constitute options or other property rights and would be taxed as if issued as a separate instrument. No accrual of original issue discount generally would be required with respect to such components under the contingent payment rules. Accordingly, the rate at which income is accrued by a Securityholder may vary depending on whether the original issue discount rules or the contingent payment rules apply to certain variable rate debt instruments.

         Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceed by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the

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



foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued amortizable bond premium will be treated as an offset to interest income on a Regular Security rather than as a separate deduction item. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.


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Taxation of Residual Securities

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Securities, may have a significant adverse effect upon the Residual Securityholders after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. Residual Securityholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. Such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. In view of the possible acceleration of the income of Residual Securityholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         If a Residual Security has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Securities as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Securityholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Securities" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Security should be aware that on December 18, 1993, the Internal Revenue Service released temporary regulations (the "Temporary Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The
Temporary Regulations provide that for purposes of this mark-to-market requirement, a "negative value" Residual Security is not treated as a security and thus may not be marked to market. In general, a Residual Security has negative value if, as of the date a taxpayer acquires the Residual Security, the present value of the tax liabilities associated with holding the Residual Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" instrument issued on the date of acquisition of the Residual Security ending on or after December 31, 1993. Prospective purchasers of a Residual Security should consult their tax advisors regarding the possible application of the Temporary Regulations.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount" and "Variable Rate Regular Securities," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount." The rules of Code Section 1276 concerning market discount income will not, however, apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Securities allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above,the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds Mortgage Assets as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985, under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Securities" below. Except as discussed below with respect to excess inclusions from Residual Securities without "significant value," this general rule does not apply to thrift institutions to which Code Section 593 applies. For this purpose a thrift institution and its qualified subsidiary are considered a single corporation. A qualified subsidiary is one all the stock of which, and substantially all the debt of which, is held by the thrift institution and which is organized and operating exclusively in connection with the organization and operation of one or more REMICs. Except in the case of a thrift institution (including qualified subsidiaries) members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Securities without "significant value," for any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Securityholder for that calendar quarter from its Residual Security over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purposes the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Security will be treated as an excess inclusion if the Residual Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. The exception from the excess inclusion rules applicable to thrift institutions does not apply, however, if the Residual Securities do not have significant value. Under the REMIC Regulations, the Residual Securities will have significant value if: (i) the aggregate of the issue prices of the Residual Securities is at least two percent of the aggregate issue prices of all Regular Securities and Residual Securities in the REMIC and (ii) the anticipated weighted average life of the Residual Securities is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Security with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Security based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Security with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Security instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code
Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified

Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Security would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass- Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will have a legend referring to such restrictions on transfer, and each Residual
Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities are disregarded, in which case the transferor continues to be treated as the owner of the Residual Securities and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Securityholder

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(other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are
determined   in  the  same  manner  as  set  forth  above  under   "Disqualified
Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Security to state as part of the affidavit described above under
the  heading   "Disqualified   Organizations"   that  such  transferee  (i)  has
historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Securities - Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual

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Securityholder's   Residual   Security,   in  which   case,   if  the   Residual
Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued. the wash sale rules of Code Section 1091 will apply to disposition of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.


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Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Securityholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all

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holders of Regular  Securities and Residual  Securities  with respect to a REMIC
Pool.  As a result,  individuals,  estates or trusts  holding  REMIC  Securities
(either  directly  or  indirectly  through  a  grantor  trust,  partnership,   S
corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

         Regular  Securities.   Interest,  including  original  issue  discount,
distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that
(i) the Mortgage Assets were issued after July 18, 1984. and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable

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provisions  of the Code.  Any amounts to be withheld  from  distribution  on the
Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Securityholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code
Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Securities," above."

Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made

Standard Securities

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Securities as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or association taxable as a corporation. With respect to each series of Securities where no REMIC election is made, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) the related Trust will be classified as a grantor trust and not as a partnership or association taxable as a corporation. Arter & Hadden, counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Securities of a series, and where such Securities are not designated as Stripped Securities, as described below under "Stripped Securities" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Security" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." With respect to each series of Securities where no REMIC election is made, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) the related Trust will be classified as a grantor trust and not as a partnership or association taxable as a corporation. Accordingly, the holder of a Security (a "Securityholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets,

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original issue discount (if any),  prepayment  fees,  assumption  fees, and late payment charges received by or on behalf of the Trust, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. Securityholders who are individuals, estates or trusts, however, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Securities with respect to interest at the pass-through rate on such Securities or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. Unless otherwise disclosed in a related Prospectus Supplement and subject to the discussion below with respect to buy-down Mortgage Assets, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that:

                  1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                  2. A Standard Security owned by a financial institution described in Code Section 593(a) will be considered to represent
         "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                  3. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  4. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as

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"obligation[s]  principally  secured by an interest in real property" under Code
Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

Premium and Discount

         Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Securities or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Security will be determined generally as described above under " -- Taxation of Regular Securities -- Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Securityholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. Code Section 1272 provides, however, for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " -- Taxation of Regular Securities -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard,there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.


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         Accordingly,  if the Internal Revenue  Service's  approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some of or all the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Securityholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Securityholder's basis in such undivided interests for purposes of determining whether the Security was acquired at a discount, at par, or at a premium. Under this alternative, Securityholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code
Section 1286 described above override the alternative described in this paragraph. Securityholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Securities. Upon sale or exchange of a Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Security, increased by the amount of any income previously reported with respect to the Security and decreased by the amount of any losses previously reported with respect to the Security and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Security was held as a capital asset.

Stripped Securities

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some of or all the principal payments on an obligation from ownership of the right to receive some of or all the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Securities -- Recharacterization of the Servicing Fees" above) and (iii) a class of Securities are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Security (a "Stripped Securityholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid, to the extent that

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         such fees represent reasonable  compensation for services rendered. See discussion above under "Standard Securities -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Securities in proportion to the respective offering price of each class (or subclass) of Stripped Securities. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made -- Standard Securities -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Security as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Security would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Security may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Stripped Securities owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See " -- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" and " -- Standard Securities -- Tax Status" above.

         Original Issue Discount. Except as described above under " -- General," each Stripped Security will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Security must be included in

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ordinary  income as it accrues,  in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. The amount of original issue discount required to be included in the income of a Stripped Securityholder in any taxable year should be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities
- -- Original Issue Discount" and "-- Variable Rate Regular Securities." With the apparent exception of a Stripped Security issued with de minimis original issue discount, as described above under "-- General," however, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Stripped Securityholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Security under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Security is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Security. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Security. Such payments of interest would be includible in the Stripped Securityholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Security is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Security, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Security, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Securityholder's adjusted basis in such Stripped Security, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities - Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Securityholder other than by original Stripped Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

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         Because  of  these  possible  varying   characterizations  of  Stripped
Securities and the resultant differing treatment of income recognition, Stripped Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder or Stripped Securityholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Securityholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984, will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "--Taxation of Certain Foreign Investors -- Regular Securities."

Debt Securities

         General. "Debt Securities," if issued and as described in the related Prospectus Supplement may be issued either as (i) non-recourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes. In either case, Debt Securities, will follow the federal income tax treatment hereinafter described.

         Original Issue Discount. It is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "-- Federal Income Tax Consequences for REMIC Certificates" and "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." The Depositor intends to report any information required with respect to the Debt Securities based on the OID Regulations.

         Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "Federal Income Tax Consequences for REMIC Certificates" and "-- Taxation of Regular Certificates -- Market Discount."

         Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security who holds a Debt Security as a "capital asset" within the meaning of Code Section 1221 may elect under Code Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. The portion of the premium deductible pursuant to an election under Section 171 and allocable to a particular period will be treated as a reduction in interest payments on the Debt Security during that period. A holder of a Debt Security who neither has in place nor makes an election to amortize bond premium could be required to allocate that premium as a loss (which would be a capital loss if the Debt Security is held as a capital asset) as those principal payments are received.

         Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, all net capital gains are currently subject to a maximum nominal rate of tax of 28%.

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Securities characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes, which will also cover any material federal income tax consequences applicable to the Owners.

                              PLAN OF DISTRIBUTION

         Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Securities, including the public offering or purchase price of each class of Securities of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement

         In connection with the sale of the Securities, Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the
Underwriters will be obligated to purchase all such Securities if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                     RATINGS

         Each class of Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.



                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Securities will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. and by Keith Blackwell, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Securities will be passed upon for the Depositor by Arter & Hadden.


                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Securities. No Trust will have any assets or obligations prior to the issuance of the related series of Securities. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

                                                    APPENDIX A

                                   INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                          Page

1986 Act...................................................................48
Agreement...................................................................1
Applicable Accounting Standards............................................31
Balloon Loans...............................................................7
Beneficial Owners...........................................................4
BIF........................................................................31
Book Entry Certificates.....................................................4
Certificate Account........................................................13
Certificate Interest Rate..................................................12
Certificate Principal Balance..............................................11
Certificate Register.......................................................11
Certificate Registrar......................................................11
Certificateholder..........................................................63
Certificates................................................................1
Clearing Agency.............................................................4
Clearing Agency Participants................................................4
Code........................................................................5
Companion Certificates.....................................................12
Compound Interest Certificates.............................................12
Contract Loan Schedule.....................................................29
Contracts..................................................................17
Cooperative Loans..........................................................15
Cooperatives................................................................1
Credit Enhancement..........................................................4
Custodial Account..........................................................23
Cut-Off Date...............................................................12
Debt Securities............................................................69
Defective Mortgage Loan....................................................30
Delivery Date..............................................................10
Deposit Date...............................................................30
Depositor...................................................................1
Disqualified Organization..................................................58
Distribution Date..........................................................13
DOL........................................................................45
Eligible Investments.......................................................31
ERISA.......................................................................5
Events of Default..........................................................33
FDIC.......................................................................23
FHA.........................................................................2
Fitch.......................................................................6
Garn-St. Germain Act.......................................................40
GNMA........................................................................2
Insurance Proceeds.........................................................22
Interest Accrual Period....................................................13
Liquidation Proceeds.......................................................23
Loan-to-Value Ratio........................................................17
Master Servicer.............................................................1
MBS.........................................................................2
Monthly Advance............................................................23
Moody's.....................................................................6
Mortgage Assets.............................................................1
Mortgage Loans..............................................................1
Mortgage Notes.............................................................15
Mortgage Pool Insurance Policy.............................................19
Mortgage Rates.............................................................16
Mortgage-Backed Securities..................................................2
Mortgaged Properties.......................................................15
Mortgages..................................................................15
Mortgagors.................................................................22
NCUA.......................................................................23
Non-Priority Certificates..................................................13
Non-U.S. Person............................................................62
Noneconomic Residual Interest..............................................59
Nonrecoverable Advance.....................................................23
Notional Principal Balance.................................................13
OBRA.......................................................................47
OID Regulations............................................................47
Original Value.............................................................17
OTS........................................................................40
Owners.....................................................................13
Partnership Interests......................................................70
Pass-Through Entity........................................................58
Pass-Through Rate...........................................................3
Plans......................................................................45
Pool Insurer...............................................................19
Pre-Funding Account.........................................................3
Pre-Funding Agreement.......................................................3
Prepayment Assumption......................................................50
Principal Balance..........................................................16
Principal Prepayments......................................................14
Priority Certificates......................................................13
PTE 83-1...................................................................46
Rating Agency...............................................................6
Record Date................................................................13
Regular Certificateholder..................................................48
Regular Certificates.......................................................47
REIT.......................................................................47
Relief Act..................................................................9
REMIC.......................................................................5
REMIC Certificates.........................................................47
REMIC Pool.................................................................47
REMIC Regulations..........................................................47
Remittance Date............................................................23
Remittance Rate............................................................23
Reserve Fund...............................................................21
Residual Certificateholders................................................54
Residual Certificates......................................................47
Retail Class Certificate...................................................49
S&P.........................................................................6
SAIF.......................................................................31
Scheduled Amortization Certificates........................................12
Seller......................................................................1
Senior Certificates........................................................18
Servicer....................................................................1
Special Allocation Certificates............................................12
Special Hazard Insurance Policy............................................20
Special Hazard Insurer.....................................................21
Standard Certificate.......................................................63
Stripped Certificateholder.................................................66
Stripped Certificates......................................................66
Subordinated Certificates..................................................18
Thrift Institution.........................................................47
Title I Program............................................................44
TMP........................................................................48
Trust.......................................................................1
Trustee.....................................................................1
U.S. Person................................................................59
UCC........................................................................38
Underwriters...............................................................70
VA..........................................................................2

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Preliminary Prospectus Dated __________, 1996

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)
                   AMRESCO Residential Securities Corporation
                                   (Depositor)

         This Prospectus relates to Mortgage Pass-Through Certificates to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Certificate will be issued by a separate trust (each, a "Trust") and will evidence a beneficial ownership interest in a Trust. The assets of a Trust will include one or more of the following: (i) multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties; (ii) multifamily or commercial mortgage-backed securities representing an interest in, or that are secured by pledges of, multifamily or commercial loans; and (iii) reinvestment income, reserve funds, cash accounts, insurance policies, guaranties, letters of credit or other assets as described in the related Prospectus Supplement.

         One or more classes of Certificates of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Certificates.

         Distributions on the Certificates will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Certificates. An affiliate of the Depositor may make or obtain for the benefit of the Certificates limited representations and warranties with respect to mortgage assets assigned to the Trust. Neither the Depositor or any affiliate will have any other obligation with respect to the Certificates.

         The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on mortgage assets in the related Trust. Each series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         It is a condition to the issuance of the Certificates that the Certificates be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

         See "Risk Factors" beginning on Page 6 herein and beginning on Page S-10 in the related Prospectus Supplement for a discussion of significant risk factors.

         See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

         If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

         An investor should carefully review the information in the related Prospectus Supplement concerning the risks associated with the different types and classes of Certificates.

         THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
- --------------------------------------------------------------------------------
 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

         There will have been no public market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any series or, if it does develop, that such market will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
- --------------------------------------------------------------------------------
               The date of this Prospectus is _____________, 199__

                                TABLE OF CONTENTS

                                                                            Page


SUMMARY OF PROSPECTUS.......................................................  1

RISK FACTORS................................................................  6

DESCRIPTION OF THE CERTIFICATES.............................................  9
     General................................................................  9
     Classes of Certificates................................................ 10
     Distributions of Principal and Interest................................ 11
     Book Entry Registration................................................ 12
     List of Owners of Certificates......................................... 13

THE TRUSTS.................................................................. 13
     Mortgage Loans......................................................... 14
     Mortgage-Backed Securities............................................. 16

CREDIT ENHANCEMENT.......................................................... 17

SERVICING OF THE MORTGAGE LOANS............................................. 19
     Payments on Mortgage Loans............................................. 19
     Advances............................................................... 20
     Collection and Other Servicing Procedures.............................. 20
     Standard Hazard Insurance.............................................. 21
     Title Insurance Policies............................................... 21
     Claims Under Standard Hazard Insurance
         Policies; Other Realization Upon
         Defaulted Loans.................................................... 21
     Servicing Compensation and Payment of
         Expenses........................................................... 22

POOLING AND ADMINISTRATION.................................................. 22
     Assignment of Mortgage Assets.......................................... 22
     Evidence as to Compliance.............................................. 24
     The Trustee............................................................ 24
     Administration of the Certificate Account.............................. 25
     Reports................................................................ 25
     Forward Commitments; Pre-Funding....................................... 26
     Servicer Events of Default............................................. 26
     Rights Upon Servicer Event of Default.................................. 27
     Amendment.............................................................. 27
     Termination............................................................ 28

USE OF PROCEEDS............................................................. 28

THE DEPOSITOR............................................................... 28

CERTAIN LEGAL ASPECTS OF THE
     MORTGAGE ASSETS........................................................ 28
     The Mortgage Loans..................................................... 28

     General................................................................ 28
     Leases and Rents....................................................... 29
     Foreclosure............................................................ 29
     Installment Contracts.................................................. 33
     Subordinate Financing.................................................. 33

LEGAL INVESTMENT MATTERS.................................................... 33

ERISA CONSIDERATIONS........................................................ 34

CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES........................................................... 36
     Federal Income Tax Consequences For
         REMIC Certificates................................................. 36
     Taxation of Regular Certificates....................................... 38
     Taxation of Residual Certificates...................................... 43
     Treatment of Certain Items of REMIC
         Income and Expense................................................. 45
     Tax-Related Restrictions on Transfer of
         Residual Certificates.............................................. 47
     Sale or Exchange of a Residual Certificate............................. 49
     Taxes That May Be Imposed on the
         REMIC Pool......................................................... 49
     Liquidation of the REMIC Pool.......................................... 50
     Administrative Matters................................................. 50
     Limitations on Deduction of Certain
         Expenses........................................................... 51
     Taxation of Certain Foreign Investors.................................. 51
     Backup Withholding..................................................... 52
     Reporting Requirements................................................. 52
     Federal Income Tax Consequences for
         Certificates as to Which No REMIC
         Election Is Made................................................... 53
     Premium and Discount................................................... 54
     Stripped Certificates.................................................. 56
     Reporting Requirements and Backup
         Withholding........................................................ 58
     Taxation of Certain Foreign Investors.................................. 58
     Taxation of Securities Classified as
         Partnership Interests.............................................. 59

PLAN OF DISTRIBUTION........................................................ 59

LEGAL MATTERS............................................................... 59

FINANCIAL INFORMATION....................................................... 59

INDEX TO LOCATION OF PRINCIPAL
     DEFINED TERMS..........................................................A-1

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201 (telephone number (214) 953-7700).

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities...................   Mortgage   Pass-Through   Certificates,
                                         issuable in series, in fully registered
                                         form or in book  entry  only  form,  in
                                         authorized denominations,  as described
                                         in  the  Prospectus   Supplement   (the
                                         "Certificates").  Each Certificate will
                                         represent   a   beneficial    ownership
                                         interest in a trust (a "Trust") created
                                         by the  Depositor  from  time  to  time
                                         pursuant     to    a    pooling     and
                                         administration   agreement   (each,  an
                                         "Agreement").

The Depositor.........................   AMRESCO     Residential      Securities
                                         Corporation  (the   "Depositor")  is  a
                                         Delaware  corporation.  The Depositor's
                                         principal executive offices are located
                                         at 700 N.  Pearl  Street,  Suite  2400,
                                         Dallas,  Texas 75201;  telephone number
                                         (214)  953-7700.  See  "The  Depositor"
                                         herein. The Depositor or its affiliates
                                         may  retain  or hold for sale from time
                                         to time one or more classes of a series
                                         of Certificates.

The Servicer..........................   The  entity  or  entities  named as the
                                         Servicer in the  Prospectus  Supplement
                                         (each,  a  "Servicer"),   will  act  as
                                         administrator,   and   may   act  as  a
                                         servicer,  with respect to the Mortgage
                                         Loans  included in the  related  Trust.
                                         The Servicer may be an affiliate of the
                                         Depositor and may be the related seller
                                         of  Mortgage  Assets  to the  Depositor
                                         (each, a "Seller").

The Trustee...........................   The trustee  (the  "Trustee")  for each
                                         series   of   Certificates    will   be
                                         specified  in  the  related  Prospectus
                                         Supplement.

Trust Assets..........................   The assets of a Trust will primarily be
                                         made up of mortgage-related assets (the
                                         "Mortgage Assets") consisting of one or
                                         more of the following types of assets:

A. The Mortgage Loans.................   "Mortgage Loans" may include fixed rate
                                         or  adjustable  rate  (i)  conventional
                                         multifamily        mortgage       loans
                                         ("Conventional  Multifamily  Loans") or
                                         mortgages   insured   by  the   Federal
                                         Housing     Authority    (the    "FHA")
                                         ("FHA-Insured  Multifamily  Loans"  and
                                         together    with    the    Conventional
                                         Multifamily     Loans,     "Multifamily
                                         Loans"), in each case secured by rental
                                         apartment    buildings    or   projects
                                         containing  five  or  more  residential
                                         units on  mortgage  loans on  apartment
                                         buildings owned by Cooperatives  (each,
                                         a   "Multifamily    Property"),    (ii)
                                         commercial   loans  secured  by  office
                                         buildings,   shopping  centers,  retail
                                         stores,   hotels  or  motels,   nursing
                                         homes,  hospitals or other  health-care
                                         related facilities,  mobile home parks,
                                         warehouse  facilities,   mini-warehouse
                                         facilities or  self-storage facilities,
                                         industrial  plants,  mixed use or other
                                         types  of  income-producing  properties
                                         or unimproved land (each, a "Commercial
                                         Property";  a Multifamily Property or a
                                         Commercial  Property  is  a  "Mortgaged
                                         Property")   and/or  (iii)  installment
                                         contracts ("Installment Contracts") for
                                         the sale of  Multifamily  Properties or
                                         Commercial Properties.

                                         A Mortgage Loan may provide for accrual
                                         of interest thereon at an interest rate
                                         (a "Mortgage  Loan Rate") that is fixed
                                         over time, or that adjusts from time to
                                         time,  or that may be  converted at the
                                         borrower's  election from an adjustable
                                         to a fixed  Mortgage Loan Rate, or from
                                         a fixed to an adjustable  Mortgage Loan
                                         Rate.  Adjustable  rate Mortgage  Loans
                                         ("Adjustable  Rate Mortgage Loans") may
                                         permit or require  periodic  changes in
                                         their   interest   rates   ("Adjustable
                                         Mortgage  Loan  Rates")  and  in  their
                                         monthly  payments.  Mortgage  Loans may
                                         provide  for  no  amortization  of  the
                                         principal  amount  prior to maturity or
                                         for   a    specified    period    after
                                         origination,  with  the  entire  unpaid
                                         principal  balance to be paid in a lump
                                         sum at  maturity,  or may  provide  for
                                         full  amortization  of  principal.  The
                                         Mortgage Loans may provide for negative
                                         amortization.  The  Mortgage  Loans may
                                         provide for a prohibition on prepayment
                                         or  require  payment  of a premium or a
                                         yield maintenance penalty in connection
                                         with a  prepayment. See  "The  Trust --
                                         Mortgage Loans" herein.

B.  Mortgage-
  Backed Securities...................   "Mortgage-Backed  Securities"  or "MBS"
                                         may include  (i) private  (that is, not
                                         guaranteed  or  insured  by the  United
                                         States or any agency or instrumentality
                                         thereof)    mortgage    participations,
                                         mortgage  pass-through  certificates or
                                         other  mortgage-backed   securities  or
                                         (ii) certificates insured or guaranteed
                                         by   Federal    Home   Loan    Mortgage
                                         Corporation ("FHLMC"), Federal National
                                         Mortgage     Association      ("FNMA"),
                                         Government       National      Mortgage
                                         Association  ("GNMA")  or  the  Federal
                                         Agricultural    Mortgage    Corporation
                                         ("FAMC").     See    "The    Trust   --
                                         Mortgage-Backed Securities" herein.

                                         Trust    Assets   may   also    include
                                         reinvestment  income,   reserve  funds,
                                         cash  accounts,   insurance   policies,
                                         guaranties,  letters of credit or other
                                         assets  as  described  in  the  related
                                         Prospectus Supplement.

The Certificates......................   The  Certificates  of any series may be
                                         issued  in  one  or  more  classes,  as
                                         specified in the Prospectus Supplement.
                                         One or more classes of  Certificates of
                                         each  series  (i)  may be  entitled  to
                                         receive distributions allocable only to
                                         principal,  only to  interest or to any
                                         combination   thereof;   (ii)   may  be
                                         entitled to receive  distributions only
                                         of prepayments of principal  throughout
                                         the lives of the Certificates or during
                                         specified   periods;   (iii)   may   be
                                         subordinated  in the  right to  receive
                                         distributions of scheduled  payments of
                                         principal,  prepayments  of  principal,
                                         interest or any combination  thereof to
                                         one   or   more   other    classes   of
                                         Certificates of such series  throughout
                                         the lives of the Certificates or during
                                         specified periods; (iv) may be entitled
                                         to  receive  such   distributions  only
                                         after   the    occurrence   of   events
                                         specified in the Prospectus Supplement;
                                         (v)   may  be   entitled   to   receive
                                         distributions   in  accordance  with  a
                                         schedule  or formula or on the basis of
                                         collections from designated portions of
                                         the assets in the related  Trust;  (vi)
                                         as   to   Certificates    entitled   to
                                         distributions  allocable  to  interest,
                                         may be entitled to receive  interest at
                                         a fixed  rate or a rate that is subject
                                         to change from time to time;  (vii) may
                                         accrue  interest,   with  such  accrued
                                         interest added to the principal  amount
                                         of the  Certificates,  and no  payments
                                         being made thereon  until certain other
                                         classes of the series have been paid in
                                         full;  and  (viii)  as to  Certificates
                                         entitled to distributions allocable to
                                         interest,    may   be    entitled    to
                                         distributions   allocable  to  interest
                                         only  after  the  occurrence  of events
                                         specified in the Prospectus  Supplement
                                         and  may  accrue  interest  until  such
                                         events occur, in each case as specified
                                         in  the  Prospectus   Supplement.   The
                                         timing    and     amounts    of    such
                                         distributions  may vary among  classes,
                                         over time, or otherwise as specified in
                                         the related Prospectus Supplement.

Distributions on
  the Certificates....................   The related Prospectus  Supplement will
                                         specify  (i) whether  distributions  on
                                         the Certificates  entitled thereto will
                                         be  made  monthly,   quarterly,   semi-
                                         annually  or  at  other  intervals  and
                                         dates out of the  payments  received in
                                         respect of the Mortgage Assets included
                                         in the related  Trust and other assets,
                                         if any,  pledged for the benefit of the
                                         related  Owners of  Certificates,  (ii)
                                         the amount  allocable  to  payments  of
                                         principal    and    interest   on   any
                                         Distribution Date and (iii) whether all
                                         distributions  will be made pro rata to
                                         Owners  of  Certificates  of the  class
                                         entitled thereto.

                                         The   aggregate    original   principal
                                         balance of the Certificates  will equal
                                         the aggregate  distributions  allocable
                                         to  principal  that  such  Certificates
                                         will  be  entitled   to  receive;   the
                                         Certificates  will  have  an  aggregate
                                         original principal balance equal to the
                                         aggregate unpaid  principal  balance of
                                         the  related  Mortgage  as of the first
                                         day of the  month  of  creation  of the
                                         Trust; and the  Certificates  will bear
                                         interest  in  the  aggregate  at a rate
                                         (the "Pass-Through  Rate") equal to the
                                         interest  rate  borne  by  the  related
                                         Mortgage net of servicing  fees and any
                                         other specified amounts.

Forward Commitments;
   Pre-Funding........................   A Trust  may  enter  into an  agreement
                                         (each, a "Pre-Funding  Agreement") with
                                         the  Depositor  whereby  the  Depositor
                                         will  agree  to   transfer   additional
                                         Mortgage Assets to such Trust following
                                         the  date  on  which   such   Trust  is
                                         established     and     the     related
                                         Certificates     are    issued.     Any
                                         Pre-Funding Agreement will require that
                                         any  Mortgage   Assets  so  transferred
                                         conform to the  requirements  specified
                                         in  such  Pre-Funding  Agreement.  If a
                                         Pre-   Funding   Agreement   is  to  be
                                         utilized,  the related  Trustee will be
                                         required  to  deposit  in a  segregated
                                         account (each, a "Pre-Funding Account")
                                         all  or  a  portion  of  the   proceeds
                                         received by the  Trustee in  connection
                                         with the sale of one or more classes of
                                         Certificates  of  the  related  series;
                                         subsequently,  the additional  Mortgage
                                         Assets  will  be   transferred  to  the
                                         related  Trust in  exchange  for  money
                                         released  to  the  Depositor  from  the
                                         related   Pre-Funding   Account.   Each
                                         Pre-Funding   Agreement   will   set  a
                                         specified  period during which any such
                                         transfers   must  occur.   The  related
                                         Agreement  will  require  that,  if all
                                         moneys  originally  deposited  to  such
                                         Pre-  Funding  Account  are not used by
                                         the end of such specified period,  then
                                         any remaining moneys will be applied as
                                         a  mandatory  prepayment  of a class or
                                         classes of Certificates as specified in
                                         the related Prospectus Supplement.  The
                                         specified period for the acquisition by
                                         a Trust of additional  Mortgage  Assets
                                         will  generally not exceed three months
                                         from   the   date    such    Trust   is
                                         established.

Optional Termination..................   The   Servicer,    the   Seller,    the
                                         Depositor,  or,  if  specified  in  the
                                         related  Prospectus   Supplement,   the
                                         Owners   of   a   related    class   of
                                         Certificates  or a credit  enhancer may
                                         at  their  respective   options  effect
                                         early retirement of
                                         a series of  Certificates  through  the
                                         purchase of the Mortgage  Assets in the
                                         related   Trust.   See   "Pooling   and
                                         Administration -- Termination" herein.

Mandatory Termination.................   The  Trustee,  the  Servicer or certain
                                         other entities specified in the related
                                         Prospectus  Supplement  may be required
                                         to effect early  retirement of a series
                                         of     Certificates    by    soliciting
                                         competitive  bids for the  purchase  of
                                         the  assets  of the  related  Trust  or
                                         otherwise.     See     "Pooling     and
                                         Administration -- Termination" herein.

Advances..............................   The  Servicer  will be  obligated  (but
                                         only to the  extent  set  forth  in the
                                         related   Prospectus   Supplement)   to
                                         advance   delinquent   installments  of
                                         principal and interest (less applicable
                                         servicing  fees) on the Mortgage  Loans
                                         in a Trust. Any such obligation to make
                                         advances  may be limited to amounts due
                                         to the  Owners of  Certificates  of the
                                         related series, to amounts deemed to be
                                         recoverable   from  late   payments  or
                                         liquidation   proceeds,   to  specified
                                         periods or any combination  thereof, in
                                         each case as  specified  in the related
                                         Prospectus Supplement. Any such advance
                                         will be recoverable as specified in the
                                         related  Prospectus   Supplement.   See
                                         "Servicing   of  Mortgage    Loans   --
                                         Advances" herein.

Credit Enhancement....................   A series of  Certificates,  or  certain
                                         classes  within such  series,  may have
                                         the  benefit  of one or more  types  of
                                         credit       enhancement       ("Credit
                                         Enhancement") including but not limited
                                         to   subordination,    cross   support,
                                         reserve funds,  certificate  insurance,
                                         guaranties and similar  instruments and
                                         arrangements.  The  protection  against
                                         losses  afforded  by  any  such  Credit
                                         Enhancement   will  be   limited.   See
                                         "Credit Enhancement" herein.

Book Entry Registration...............   Certificates  of one or more classes of
                                         a series  may be issued  in book  entry
                                         form ("Book Entry Certificates") in the
                                         name of a clearing  agency (a "Clearing
                                         Agency") registered with the Securities
                                         and   Exchange   Commission,   or   its
                                         nominee.  Transfers and pledges of Book
                                         Entry  Certificates  may be  made  only
                                         through  entries  on the  books  of the
                                         Clearing Agency in the name of brokers,
                                         dealers,  banks and other organizations
                                         eligible to maintain  accounts with the
                                         Clearing   Agency   ("Clearing   Agency
                                         Participants")   or   their   nominees.
                                         Transfers and pledges by purchasers and
                                         other  beneficial  owners of Book Entry
                                         Certificates    ("Beneficial   Owners")
                                         other than Clearing Agency Participants
                                         may be effected  only through  Clearing
                                         Agency Participants.  Beneficial Owners
                                         will receive  payments of principal and
                                         interest,   and,  if  applicable,   may
                                         tender  Certificates  for redemption to
                                         the Trustee,  only through the Clearing
                                         Agency     and     Clearing      Agency
                                         Participants.    All    references   to
                                         "Owners" shall mean  Beneficial  Owners
                                         to the  extent  Beneficial  Owners  may
                                         exercise   their   rights   through   a
                                         Clearing  Agency.  See "Risk Factors --
                                         Book    Entry     Registration"     and
                                         "Description  of  the  Certificates  --
                                         Book Entry Registration" herein.

Certain Federal Income Tax
    Consequences......................   Federal  income tax  consequences  will
                                         depend on, among other factors, whether
                                         one or more elections are made to treat
                                         a Trust or specified  portions  thereof
                                         as a "real estate  mortgage  investment
                                         conduit"  ("REMIC")  under the Internal
                                         Revenue  Code of 1986,  as amended (the
                                         "Code"),  or, if no REMIC  election  is
                                         made,   whether  the  Certificates  are
                                         considered to be Standard Certificates,
                                         Stripped Certificates or Partnership

                                         Interests.   The   related   Prospectus
                                         Supplement    for   each    series   of
                                         Certificates will specify which type of
                                         tax treatment will apply to the related
                                         Certificates.   See  "Certain   Federal
                                         Income Tax Consequences"  herein and in
                                         the related Prospectus Supplement.

ERISA Considerations..................   A  fiduciary  of any  employee  benefit
                                         plan subject to the Employee Retirement
                                         Income Security Act of 1974, as amended
                                         ("ERISA"), or the Code should carefully
                                         review  with  its  own  legal  advisors
                                         whether  the  purchase  or  holding  of
                                         Certificates   could  give  rise  to  a
                                         transaction   prohibited  or  otherwise
                                         impermissible  under ERISA or the Code.
                                         Certain classes of Certificates may not
                                         be  transferred  unless the Trustee and
                                         the  Depositor  are  furnished  with  a
                                         letter of  representation or an opinion
                                         of  counsel  to the  effect  that  such
                                         transfer will not result in a violation
                                         of    the    prohibited     transaction
                                         provisions  of  ERISA  or the  Code and
                                         will  not  subject  the  Trustee,   the
                                         Depositor or the Servicer to additional
                                         obligations.  See  "Description  of the
                                         Certificates   -- General"  and  "ERISA
                                         Considerations"   herein   and  in  the
                                         related Prospectus Supplement.

Legal Investment Matters..............   Certificates  may constitute  "mortgage
                                         related securities" under the Secondary
                                         Mortgage Market Enhancement Act of 1984
                                         ("SMMEA")  so long as they are rated in
                                         one   of   the   two   highest   rating
                                         categories  by  the  Rating  Agency  or
                                         Agencies   identified  in  the  related
                                         Prospectus  Supplement  and,  as  such,
                                         would  be   "legal   investments"   for
                                         certain    types    of    institutional
                                         investors  to the  extent  provided  in
                                         SMMEA, subject to state laws overriding
                                         SMMEA.  Institutions  whose  investment
                                         activities  are  subject  to  review by
                                         federal or state regulatory authorities
                                         should  consult  with their  counsel or
                                         the applicable authorities to determine
                                         whether   an    investment    in   such
                                         Certificates  complies with  applicable
                                         guidelines,    policy   statements   or
                                         restrictions.   See  "Legal  Investment
                                         Matters" herein.

Use of Proceeds.......................   Substantially all the net proceeds from
                                         the  sale of a series  of  Certificates
                                         will  be  applied  to the  simultaneous
                                         purchase   of   the   Mortgage   Assets
                                         included  in the  related  Trust (or to
                                         reimburse the amounts  previously  used
                                         to effect such purchase),  the costs of
                                         carrying the Mortgage Assets until sale
                                         of the  Certificates  and to pay  other
                                         expenses. See "Use of Proceeds" herein.

Rating................................   Each class of Certificates offered by a
                                         Prospectus  Supplement will be rated in
                                         one  of   the   four   highest   rating
                                         categories  of a nationally  recognized
                                         statistical  rating  agency;  provided,
                                         however,  that one or more  classes  of
                                         Subordinated  Certificates and Residual
                                         Certificates,  which  will  not  be  so
                                         offered, need not be so rated.

Risk Factors..........................   Investment in the Certificates  will be
                                         subject  to one or more  risk  factors,
                                         including  declines  in  the  value  of
                                         Mortgaged  Properties,   prepayment  of
                                         Mortgage   Assets,   higher   risks  of
                                         defaults   on   particular   types   of
                                         Mortgage Loans, limitations on security
                                         for the Mortgage Loans,  limitations on
                                         Credit  Enhancement  and various  other
                                         factors.  See "Risk Factors" herein and
                                         in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective   investors  should  consider,   among  other  things,  the
following risk factors in connection with the purchase of the Certificates:

         General. Mortgage Loans made on the security of a multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of a single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the residential or commercial real estate market in general or a regional or local area where Mortgage Assets are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses on Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry.

         A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors. See "The Trusts -- Mortgage Loans" herein.

         In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. Multifamily Loans may be affected by excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Multifamily Loans.
Repayment of a Multifamily Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant stockholders of the cooperative and its ability to refinance the loan at maturity.

         It is anticipated that some or all of the Mortgage Loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans will generally be greater than for pools of single-family loans because Mortgage Loans will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, the Servicer or the Seller.

         Prepayment Considerations. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Mortgage-Backed Securities (the "Underlying Mortgage Loans") will affect the average life of each class of related Certificates. Prepayments may be influenced by restrictions on prepayment for specified periods or requirements for payment of prepayment premiums which are contained in the Mortgage Loans and the Underlying Mortgage Loans as well as by a variety of other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. See "Certain Prepayment and Yield Considerations" in the related Prospectus Supplement.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that do not fully amortize (or may not amortize at all) over their terms to maturity and, thus, provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

         Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Certificates of such series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates in any market that may develop may be at a discount from the Certificates' par value or purchase price. Owners of Certificates have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in each such Prospectus Supplement

         Limited Assets. Owners of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Certificates), for the payment of principal of, and interest on, that series of Certificates. If the assets comprising the Trust are insufficient to make payments on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Certificates of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Certificates of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Mortgage Type. Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, one or more Reserve Funds, as defined herein, insurance, guaranties and similar instruments and agreements, or any combination thereof. Regardless of the Credit Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Certificates (as defined herein) will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. An Owner of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Certificates generally will be treated as original issue discount for this purpose. For this purpose, however, many issues relevant to the determination of the amount and manner of reporting original issue discount for prepayable securities, such as the Certificates, are not adequately addressed under the current tax rules. See "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates," "- Taxation of Regular Certificates", "- Variable Rate Regular Certificates" and "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made - Standard Certificates," "- Premium and Discount," and "- Stripped Certificates" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         Certain Matters Relating to Insolvency. The sellers of the Mortgage Assets to the Depositor and the Depositor intend that the transfers of such Mortgage Assets to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness of the seller for insolvency purposes. If, however, a seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of such seller may argue that the sale thereof by such seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Certificates.

         Leases and Rents. The Mortgage Loans typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Assets -- Leases and Rents".

                         DESCRIPTION OF THE CERTIFICATES

         Each Trust will be created pursuant to a separate Agreement entered into among the Depositor, the Trustee and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. Certificates which represent beneficial interests in the Trust will be issued pursuant to the Agreement. The following summaries and the summaries set forth under "Pooling and Administration" describe certain provisions relating to each series of Certificates. The Prospectus Supplement for a series of Certificates will describe the specific provisions relating to such series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Agreement for each series of Certificates. The Depositor will provide Owners of Certificates, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Certificates and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Certificates will not represent obligations of the Depositor, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trust" herein.

         The Mortgage Assets relating to a series of Certificates, other than GNMA Certificates, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to, one or more classes of Certificates of such series.

General

         The Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Certificates will be specified in the related Prospectus Supplement. The original "Certificate Principal Balance" of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled and distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificate of each series will be transferable and exchangeable on a "Certificate Register" to be maintained at the corporate trust office of the Trustee or such other office or agency maintained for such purposes by the Trustee. The Trustee will be appointed initially as the "Certificate Registrar" and no service change will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein. Transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement, or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Certificates, as defined herein, or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Certificates

          Each series of Certificates will be issued in one or more classes which will evidence the beneficial ownership in, or the debt obligation payable from, any distributions in respect of the assets of the Trust that are allocable to (i) principal of such class of Certificates and (ii) interest on such Certificates. One or more classes of a series of Certificates may evidence beneficial ownership interests in, or the debt obligation payable from, separate groups of assets included in the related Trust.

         The Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate which will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts (including fees payable to the Administrator) as are specified in the Prospectus Supplement. The original Certificate Principal Balance (or Notional Principal Balance) of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with schedule, (b) by reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound Interest Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions may vary among classes, over time or otherwise.

         A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Certificates of such series.

         One or more series of Certificates may constitute series of "Special Allocation Certificates", which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates, as defined herein. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates as a form of Credit Enhancement. See
"Credit Enhancement Subordination" herein. Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Certificates
("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made, to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Certificates are registered (the "Owner") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Certificate, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the
Certificates of the related series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments, and all income or other gain from such investments will be deposited in the related Certificate Account and will be available to make payments on the Certificates of the applicable series on the next succeeding Distribution Date.

         Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance of each class of Certificates entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate "Certificate Principal Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on the Notional Principal Balance of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Certificate Principal Balance (or Notional Principal Balance) of such class of Compound Interest Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         One or more classes of Senior Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Certificates relative to the interests evidenced by the other Certificates.

         Unscheduled Distributions. The Certificates of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date and will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and, with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Certificates may be issued as Book Entry Certificates held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Certificates.

         Purchasers and other Beneficial Owners may not hold Book Entry Certificates directly but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates and, if applicable, may request redemption of
Certificates, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

List of Owners of Certificates

         Upon written request of three or more Owners of Certificates of record of a series of Certificates for purposes of communicating with other Owners with respect to their rights as Owners of Certificates, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Certificates of that series held by the Trustee. With respect to Book Entry Certificates, the only named Owner on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Owners.

                                   THE TRUSTS

         The Trust Estate for a series of Certificates will consist of: (i) the Mortgage Assets (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) received on and after the related Cut-Off Date in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) with respect to a Trust that includes Mortgage Loans, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan; (v) certain rights of the Trustee, the Depositor and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; and (vi) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Certificates of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated Originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Certificates will be attached to the related Agreement delivered to the Trustee upon delivery of such Certificates.

Mortgage Loans

         Mortgage Loans will consist of (i) Multifamily Loans consisting of either Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or secured by apartment buildings owned by cooperative housing corporations or (ii) Commercial Loans secured by mortgages, deeds of trust or similar security instruments that create liens against office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care- related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The Multifamily Properties may include mixed commercial and residential structures. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will create a first priority mortgage lien on a Mortgaged Property. A Mortgage Loan may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Loan by at least two years. The Depositor expects that Mortgage Loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Mortgage Loan will bear interest at an annual fixed rate or adjustable rate of interest specified in the Prospectus Supplement.

         The related Prospectus Supplement may specify for each Mortgage Loan: the date of origination; the interest rate, or, in the case of Adjustable Mortgage Loans, the initial Adjustable Mortgage Rate, the index or formula, if any, used to determine the Adjustable Mortgage Rate, the margin or margins, if any, to be added to or subtracted from the Index to calculate the Mortgage Loan Rate, the maximum and minimum percentage adjustment, if any, for the life of the Mortgage Loan and on any annual basis, and the frequency of adjustment; the number of Mortgage Loans in the pool of Mortgage Loans (the "Mortgage Loan Pool"); the original loan amount or range of original loan amounts; the original loan-to-value ratio; the original and remaining term; and the balloon, principal amortization or interest-only terms, if any. The related Prospectus Supplement may also specify the number and type of units or total rentable square feet contained in each Mortgaged Property, the loan amount per unit or per square foot of rentable space, the percentage of units or total rentable square feet occupied as of the Cut-Off Date, the appraised value of each Mortgaged Property and whether each property is subject to local rent control ordinances and whether the Mortgage Loan financed the acquisition or rehabilitation of the underlying property or refinanced prior indebtedness.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Loan Rate") that is fixed over its term of that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Loan Rate, or from a fixed to an adjustable Mortgage Loan Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Loan Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Certain of the Multifamily Loans may be secured by apartment buildings owned by a private, non-profit cooperative corporation ("Cooperative"). The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Such payments to the Cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. The Cooperative's ability to meet debt service obligations on the Multifamily Loans, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial assessments on the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Multifamily Loan at maturity depends primarily on its ability to pay the principal amount of the Multifamily Loan. The Depositor, the Seller and the Administrator will have no obligation to provide refinancing for the Multifamily Loans.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement. "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of Value. Appraised values of income-producing properties are generally based on the market comparison method (recent sale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of Value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

Mortgage-Backed Securities

         Mortgage-Backed Securities ("MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Certificates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximately initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS,
(v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series to other classes, the establishment of one or more Reserve Funds, the use of a cross-support feature, FHA insurance on the underlying Mortgage Loans, another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Certificates of a series (the "Subordinated Certificates") may be paid to one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent provided in the Prospectus Supplement. For example, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets may be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Owners of Senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Certificates on any Distribution Date may instead be required to be deposited into one or more Reserve Fund (as defined below). Such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Senior Certificates or otherwise, to the extent necessary to restore the balance in the Reserve Fund to required levels, and amounts on deposit in the Reserve Fund may be released to the Depositor or any class of Certificates in each case as specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Senior Certificates, payments to Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Cross-Support. The beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross- support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         FHA Insurance on the Multifamily Loans. There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d) (3) and (d) (4) of the National Housing Act (the "Housing Act") allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Generally the term of such a mortgage loan can be up to 40 years and the ratio of loan amount to property replacement cost (as calculated by FHA) can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general, the loan term may not exceed 35 years and a loan to value ratio of no more than 85% for the purchase of a project and 70% for the refinancing of a project is required.

         FHA insurance is generally payable in cash or at the option of the mortgagee in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for other purposes specified in the Prospectus Supplement. Certain amounts to which the Owners of Subordinated Certificates, if any, would otherwise be entitled may instead be required to be deposited into a Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited in a Reserve Fund will name the Trustee, as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Certificates are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of the Mortgage Loans" herein.

                         SERVICING OF THE MORTGAGE LOANS

         With respect to each series of Certificates, the related Mortgage Loans will be serviced either (i) by the Servicer as sole servicer, (ii) by the Servicer as administrator or master servicer, (iii) by another institution as sole servicer or (iv) by another institution as administrator or master servicer. If an institution other than the Servicer acts as sole servicer or as master servicer for a series, the Servicer may have no servicing obligations with respect to such series.

         The Prospectus Supplement for each series will specify whether the Servicer or another institution will act as sole servicer or master servicer for such series. If the Servicer acts as master servicer or administrator for a series, all references to a Servicer herein and under the headings "Servicing of the Mortgage Loans" and "Pooling and Administration" herein should be read to refer to the direct Servicer of such series. If an institution other than the Servicer acts as sole Servicer for a series, or acts as master servicer for such series, all references to the Servicer herein and under the headings "Servicing of the Mortgage Loans" and "Pooling and Administration" herein should be read to refer to such institution as sole or master servicer, as appropriate.

         The related Prospectus Supplement will specify whether each Servicer is a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement), as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance and primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, maintaining accounting records relating to the Mortgage Loans and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans as applicable, as described more fully under "-- Payments on Mortgage Loans" and "-- Advances" herein and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"). See "--Servicing Compensation and Payment of Expenses" herein.

         Each Servicer will be required to service each Mortgage Loan pursuant to the terms of the Agreement for the entire term of such Mortgage Loan unless the Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the

Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Multifamily Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the 18th day of each month, or such other day specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the related Servicing Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer is also required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan, the related Servicer will be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Property, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Multifamily Loans with respect to which such amounts were advanced. The Servicers will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure. The amount of the ultimate net recovery (including the proceeds of any Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account when realized and will be distributed to Owners of Certificates on the next Distribution Date following the month of receipt.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to Mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

Standard Hazard Insurance

         The Servicer will be required to cause to be maintained, for each Mortgage Loan, a standard hazard insurance policy with extended coverage in an amount which is at least equal to the lesser of the original principal balance of the Mortgage Loan or the replacement cost of the related Mortgaged Property. Where any part of any improvement to the related Mortgage Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer is required to cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, providing coverage in an amount not less than (i) the original principal balance of the Mortgage Loan, (ii) the insurable value of the related Mortgage Property, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended, whichever is less. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance to be maintained by maintaining a blanket policy insuring against hazard loss on the Mortgage Loans serviced by such Servicer.

         Additional insurance coverage for specific properties in a Mortgage Loan Pool included in the Trust for a series of Certificates will be described in the related Prospectus Supplement.

Title Insurance Policies

         The Agreement will require that the lien on each Mortgaged Property is insured by a valid title insurance policy and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by Seller and amended from time to time.

Claims  Under  Standard  Hazard  Insurance  Policies;   Other  Realization  Upon
Defaulted Loans

         Each Servicer will present claims to the hazard insurer under any related standard hazard insurance policy. All collections under any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Multifamily Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property, each Servicer will be required to expend its own finds to restore the damaged property. In the event that a Servicer fails to make a required expenditure, another party, such as a Master Servicer or Trustee, may be required to make such expenditure as specified in the related Prospectus Supplement. In either case, the Servicer will be required to make such expenditures only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         Foreclosure proceedings will be conducted by the Servicer with the concurrence of the Depositor. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such

Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and the Trust may be unable to recover the full amount of principal and interest due thereon.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer will retain all late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and in connection with advancing delinquent payments. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any form of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by any form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan.


                           POOLING AND ADMINISTRATION

         The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement. In addition, certain of the following summaries only apply to an Agreement relating to series of Certificates for which the related Trust includes Mortgage Loans. Provisions of the Agreement relating to series of Certificates for which the related Trust includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. The Depositor will cause the Mortgage Loans constituting the Mortgage Loan Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Mortgage
Loans on and after the Cut-Off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan
Schedule"). The Mortgage Loan Schedule may specify, with respect to each Mortgage Loan: the original principal amount of the adjusted principal balance as of the close of business of the Cut-Off Date; the Mortgage Loan Rate; the current scheduled monthly payment of principal, if any, and interest; the amortization schedule, including the term and any balloon payment requirement; the maturity of the Mortgage Loan; if the Mortgage Loan is an Adjustable Mortgage Loan, the initial Adjustable Mortgage Loan Rate, the maximum and minimum permitted Adjustable Mortgage Loan Rate, if any, the Adjustable Mortgage Loan Rate as of the Cut-Off Date, and the original and current margin over the index, if any.

         In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, the mortgage note endorsed without recourse, the mortgage or deed of trust with evidence of recording indicated thereon and an assignment of the instrument to the Trust in recordable form (but not yet recorded).

         Each seller of Mortgage Loans generally will represent, with respect to the Mortgage Loans sold by it, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there has been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims,

(iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each mortgage note subject to the agreement is a valid first lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such instrument of indebtedness, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the instrument of indebtedness) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 31 days delinquent in payment and there are no delinquent tax or assessment liens against the related apartment project, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Secretary of HUD as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance if applicable regulations at the time such Mortgage Loan was originated required that such flood insurance coverage be obtained.

         All the representations and warranties of an originator in respect of a Mortgage Loan will have been made as of the date on which such originator sold the Mortgage Loan to the Depositor or its affiliate; the date as of which such representations and warranties were made may be a date prior to the date of the initial issuance of the related series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Certificates. Because the representations and warranties referred to in the preceding paragraph are expected to be the only representations and warranties that will be made by an originator, the originator's repurchase obligations described below will not arise if, during the period commencing on a date of sale of a Mortgage Loan by the originator to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to the sale of the affected Mortgage Loan. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Mortgage Loans as of the date of initial issuance of the related series of Certificates.

         Assignment of Mortgage-Backed Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities included in the related Trust to be registered in the name of the Trustee. The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans. The Trustee will review the documents delivered to it with respect to the Mortgage Loans included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Seller cannot deliver such document or cure such defect within 90 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan, then the Seller will, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than ten days after such 90-day period, (a) if so provided in the Prospectus Supplement remove the affected Mortgage Loan from the Trust and substitute one or more other Mortgage Loans therefor or (b) to repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate.

This repurchase and, if applicable, substitution obligation constitutes the sole remedy available to the Trustee against the Seller for a material defect in a document relating to a Mortgage Loan.

         The Seller will agree to either (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Trust in a Mortgage Loan (each, a "Defective Mortgage Loan") within 90 days of its discovery by the Seller or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan not later than the first Deposit Date which is more than ten days after such 90-day period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, to remove the affected Mortgage Loan from the Trust and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on such Deposit Date. This repurchase and, if applicable, substitution obligation will constitute the sole remedies available to the Trustee for any such breach.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Multifamily Loans.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Servicer and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Loan or Mortgage-Backed Securities or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Certificates or the related assets, or amounts deposited in the Certificate Account or deposited into the Distribution Account. If no Event of Default, as defined herein, has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

         The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that rated the Certificates, or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investments acceptable to each rating agency that was requested to rate such series of Certificates, and may include one or more Certificates of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein maybe invested pending each succeeding Remittance Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. The Servicer will deposit in the Certificate Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                  (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                  (iii)  all   Liquidation   Proceeds  net  of  certain  amounts
         reimbursed to the Servicers, as described above;

                  (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicers, as described above;

                  (v) all  condemnation  awards  or  settlements  which  are not
         released  to  the  Mortgagor  in  accordance   with  normal   servicing
         procedures;

                  (vi) any advances made as described under "Servicing of the Mortgage Loans -- Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

                  (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof repurchased by the Servicer, the Seller or otherwise as described above or under "Termination" below;

                  (viii) all amounts, if any, required to be deposited in the Certificate Account from any Credit Enhancement for the related series; and

                  (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Certificates, a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Distribution Date;

                  (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable, the amount otherwise distributable to Owners of any class of Certificates that was distributed to Owners of other classes of Certificates;

                  (vi) if any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate principal balance and number of Mortgage Loans which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate principal balances of Mortgage Loans which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually.

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Pre-Funding Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for 60 days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Depositor indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Loans or Mortgage-Backed Securities and the other assets of the Trust in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or, to the extent provided in the Prospectus Supplement, a provider of Credit Enhancement and Owners of Certificates may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. Following such termination, the Depositor shall appoint any established housing finance institution satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within 30 days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee shall act as Administrator. The Trustee, the Depositor and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

         The Owners of Certificates will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of Certificates specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made or to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Owners of Certificates of that series. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of the Owners of the Certificates evidencing interests aggregating not less than 66% of the aggregate Certificate Principal Balance of the Certificates of the applicable series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Owners of the Certificates of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Owners of such Certificate, (ii) adversely affect in any material respect the interests of the Owners of any class of Certificates in any manner other than as described in (i), without the consent of the Owners of Certificates of such class evidencing not less than 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the Owners of all Certificates of such class then outstanding,

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or (ii) the repurchase by the Depositor from the Trust of all the outstanding Certificates or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                 USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Certificates and to pay other expenses.

                                  THE DEPOSITOR

         The Depositor will have no obligations or responsibilities with respect to any Mortgage Loan. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any series.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of multifamily mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans.

The Mortgage Loans

General

         The Mortgage Loans will be secured either by mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office.

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



There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any
junior  lienholders.   The  borrower,  or  any  other  person  having  a  junior
encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon in most jurisdictions for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor.

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. The right of redemption should be distinguished from the equity of redemption, which is a non statutory right that must be exercised before foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         ln addition, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 11 rehabilitative plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale classes. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision ("OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Multifamily Loans and the number of Multifamily Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have fund that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Risks. Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of a borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Premises. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. While the scope of permissible activities in which a lender may engage to protect its security interest is still uncertain and the rule will not protect a lender against liability under other laws or theories, EPA's rule provides conditions under which a lender may demonstrate that it holds indicia of ownership primarily to protect its security interest and does not participate in the management of the facility. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss in certain circumstances described above if such remedial costs were incurred.

         The Agreement provides that the Servicer may not acquire title to any Mortgaged Property or take over its operation unless (i) directed, in writing, by the Trustee to do so and (ii) the Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that such Mortgaged Property is in compliance with applicable environmental laws and regulations or that such acquisition would not be more detrimental than beneficial to the value of the Mortgaged Property and the interest therein of the Trust. Title to any Mortgaged Property may not be foreclosed upon in the name of the Trustee without the Trustee's prior written consent.

         Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the lessee's bankruptcy, the leasehold mortgagee would lose its security. This risk may be lessened or substantially eliminated if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, grants the leasehold mortgagee the right to a new lease if the lessee's lease is terminated in a bankruptcy proceeding and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Under the Bankruptcy Code, a landlord in bankruptcy may "reject" an unexpired lease. If it does, the Bankruptcy Code permits the lessee to either treat the least as terminated (an election that "mortgageable" ground leases would prohibit) or "remain in possession of the leasehold." 11 U.S.C. ss. 365(g). The legislative history of this provision indicates that Congress intended that lessees that elected to remain "possession of the leasehold" were entitled to retain all of their leasehold rights under the reject lease, and there is case law that construes the Bankruptcy Code consistent with that intent. See e.g. Chestnut Ridge Plaza Associates, L.P. v. Fox Grocery Co. (In re Chestnut Ridge Plaza Associates, L.P.). 156 B.R. 477 (Bankr. W.D. Pa. 1993). However, some recent bankruptcy court decisions have held that a lessee's rights under a lease rejected by a landlord in bankruptcy are limited to the lessee's own physical possession of the leased premises under the terms of the lease, and that the rejected lease does not otherwise continue. Thus, in In re Carlton Restaurant, Inc. 151 B.R. 353 (Bankr. E.D. Pa. 1993) the court held that a landlord's rejection of a lease in bankruptcy "excuses [it] from accepting performance by a party other than a lessee who remains in possession."

         Although none of the cases that have taken a restrictive view of the rights of a lessee under a rejected lease involved a leasehold mortgage, whose security might have been impaired as a result of the court's holding, the holding that a landlord that rejects a lease in bankruptcy need not honor the right to assign that lease or to recognize a sublease casts doubt upon the ability of a leasehold mortgagee to realize upon its security in the case of the

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



bankruptcy of the ground lessor. Representatives of the real estate lending industry, which has lent billions of dollars on the security of ground leases, have strongly criticized these cases. As a result, Congress is considering legislation that would, if passed, clarify the Bankruptcy Code to effectively overrule them. However, unless and until such legislation is passed or the cases are overruled, some uncertainty will remain and ground lessee/borrowers may find it difficult to refinance their mortgages.

Installment Contracts

         The Mortgage Loans may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the real estate in a given state are simpler and less time-consuming and costly than are the procedure for foreclosing and obtaining clear title to a mortgaged property.

Subordinate Financing

         Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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




                            LEGAL INVESTMENT MATTERS

         The Certificates may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, reunions, orders, felines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investors' assets.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such cases, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Multifamily Loans or Multifamily Mortgage-Backed Securities may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass- through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the Depositor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates and is based upon the advice of Arter & Hadden, special counsel to the Depositor. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code including recent amendments under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), as well as final regulations concerning REMICs (the "REMIC Regulations") promulgated on December 23, 1992, and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments promulgated on January 27, 1994 (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Certificates offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates, particularly with respect to federal income tax changes effected by OBRA and the REMIC Regulations. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Certificates

         General. With respect to a particular series of Certificates, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement), assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. Arter & Hadden, counsel to the Depositor, is of the opinion that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below.

         Status of REMIC Certificates. REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift
Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Certificates, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Certificates representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular
Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. While the Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed as described below, there can be no assurance that the rules described below will be applied to the Regular Certificates in the manner described.

         Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. For a Regular Certificate, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Certificates are redetermined by treating the Regular Certificates as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Certificates. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         A purchaser of a Regular Certificate at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption.

         A Certificateholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or
(ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Certificate to be significantly less or more than the overall expected return on the Regular Certificate is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Certificate. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         Where the issue price of a Regular Certificate exceeds the original principal amount of the Regular Certificate, it appears appropriate to reduce the ordinary income reportable for an accrual period by a portion of such excess in a manner similar to the amortization of premium on the constant yield method. Under proposed regulations (the "contingent payment rules"), a Regular Certificate that provides for (i) non-contingent payments greater than or equal to its issue price and (ii) one or more contingent payments determined by reference to the value of publicly traded stock, securities, commodities, or other publicly traded property must be divided into its component parts for purposes of performing original issue discount calculations (and possibly for other federal income tax purposes as well). The non-contingent portion of the Regular Certificate would be treated as a debt instrument, and the original issue discount accruals on that portion would be computed in the same manner as with any non-contingent debt instrument. The issue price of the non-contingent portion would be that portion of the issue price of the Regular Certificate that reflects the right to receive the non-contingent payments, determined in the same manner as if the separate non-contingent debt instrument were a debt instrument issued as part of an investment unit. The contingent components of the Regular Certificate would constitute options or other property rights and would be taxed as if issued as a separate instrument. No accrual of original issue discount generally would be required with respect to such components under the contingent payment rules. Accordingly, the rate at which income is accrued by a Certificateholder may vary depending on whether the original issue discount rules or the contingent payment rules apply to certain variable rate debt instruments.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceed by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the

1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular
Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.

Taxation of Residual Certificates

         Taxation of REMIC  Income.  Generally,  the "daily  portions"  of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholders after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. Residual Certificateholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Certificateholder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Certificates" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Certificate should be aware that on December 18, 1993, the Internal Revenue Service released temporary regulations (the "Temporary Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Regulations provide that for purposes of this mark-to-market requirement, a "negative value" Residual Certificate is not treated as a security and thus may not be marked to market. In general, a Residual Certificate has negative value if, as of the date a taxpayer acquires the Residual Certificate, the present value of the tax liabilities associated with holding the Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" instrument issued on the date of acquisition of the Residual Certificate ending on or after December 31, 1993. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Regulations.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates - Original Issue Discount" and "Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates - Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Certificates allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above,the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates - Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value," this general rule does not apply to thrift institutions to which Code Section 593 applies. For this purpose a thrift institution and its qualified subsidiary are considered a single corporation. A qualified subsidiary is one all the stock of which, and substantially all the debt of which, is held by the thrift institution and which is organized and operating exclusively in connection with the organization and operation of one or more REMICs. Except in the case of a thrift institution (including qualified subsidiaries) members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purposes the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Certificates are disregarded, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates - Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued the wash sale rules of Code
Section 1091 will apply to disposition of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the

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



Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Certificateholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual
Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

         Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Certificates," above.


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



Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

Standard Certificates

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Certificates of a series, and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Certificate" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." With respect to each series of Certificates where no REMIC election is made, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) the related Trust will be classified as a grantor trust and not as a partnership or association taxable as a corporation. Arter & Hadden, counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below. Accordingly, the holder of a Certificate (a "Certificateholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped
Certificates" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. Unless otherwise disclosed in a related Prospectus Supplement and subject to the discussion below with respect to buy-down Mortgage Assets, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that:

                  1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent
         "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An  issue  arises  as  to  whether  buy-down  Mortgage  Assets  may  be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Taxation of Regular Certificates -- Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income.

However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under "-- Taxation of Regular Certificates -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard,there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

Stripped Certificates

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Certificates -- Recharacterization of the Servicing Fees" above) and (iii) a class of Certificates are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made -- Standard Certificates -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount

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



as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Assets. Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and "-- Standard Certificates -- Tax Status" above.

         Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. The amount of original issue discount required to be included in the income of a Stripped Certificateholder in any taxable year should be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Certificate under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Certificate is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Certificate. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Certificate. Such payments of interest would be includible in the Stripped Certificateholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Certificate is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Certificate, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Certificate, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than by original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Certificate evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

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




         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "-- Taxation of Certain Foreign Investors -- Regular Certificates."

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Arter & Hadden, counsel to the Depositor, will deliver its opinion to the Depositor that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes, which will also cover any material federal income tax consequences applicable to the Owners.

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the
Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. Certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden.

                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Certificates. No Trust will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.


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                                                                      APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                     Page
1986 Act...............................................................38

Adjustable Mortgage Loan Rates..........................................2

Adjustable Rate Mortgage Loans..........................................2

Agreement...............................................................1

Applicable Accounting Standards........................................24

Balloon Loans...........................................................7

Beneficial Owners.......................................................4

BIF....................................................................25

Book Entry Certificates.................................................4

CERCLA.................................................................31

Certificate Account....................................................11

Certificate Interest Rate..............................................10

Certificate Principal Balance...........................................9

Certificate Register....................................................9

Certificate Registrar...................................................9

Certificateholder......................................................53

Certificates............................................................1

Clearing Agency.........................................................4

Clearing Agency Participants............................................4

Code....................................................................4

Commercial Property.....................................................1

Companion Certificates.................................................11

Compound Interest Certificates.........................................10

Conventional Multifamily Loans..........................................1

Cooperative............................................................14

Credit Enhancement......................................................4

Custodial Account......................................................19

Cut-Off Date...........................................................10

Debt Service Coverage Ratio............................................15

Defective Mortgage Loan................................................24

Delivery Date...........................................................9

Deposit Date...........................................................23

Depositor...............................................................1

Disqualified Organization..............................................47

Distribution Date......................................................11

DOL....................................................................35

Due Dates..............................................................14

Eligible Investments...................................................25

EPA....................................................................32

ERISA...................................................................5

Events of Default......................................................26

FAMC....................................................................2

FDIC...................................................................19

FHA.....................................................................1

FHA-Insured Multifamily Loans...........................................1

FHLMC...................................................................2

FNMA....................................................................2

Garn-St. Germain Act...................................................31

GNMA....................................................................2

Housing Act............................................................18

Installment Contracts...................................................1

Insurance Proceeds.....................................................19

Interest Accrual Period................................................11

Liquidation Proceeds...................................................19

Loan-to-Value Ratio....................................................15

MBS.....................................................................2

MBS Agreement..........................................................16

MBS Issuer.............................................................16

MBS Servicer...........................................................16

MBS Trustee............................................................16

Monthly Advance........................................................20

Mortgage Assets.........................................................1

Mortgage Loan Pool.....................................................14

Mortgage Loan Rate......................................................2

Mortgage Loan Schedule.................................................22

Mortgage Loans..........................................................1

Mortgage-Backed Securities..............................................2

Mortgagors.............................................................19

Multifamily Property....................................................1

NCUA...................................................................19

Net Leases.............................................................15

Net Operating Income...................................................15

Non-U.S. Person........................................................51

Noneconomic Residual Interest..........................................48

Non-Priority Certificates..............................................11

Nonrecoverable Advance.................................................20

Notional Principal Balance..............................................9

OBRA...................................................................36

OID Regulations........................................................36

OTS....................................................................31

Parties in Interest....................................................35

Partnership Interests..................................................59

Pass-Through Entity....................................................47

Pass-Through Rate.......................................................3

Plans..................................................................34

Policy Statement.......................................................34

Pre-Funding Account.....................................................3

Pre-Funding Agreement...................................................3

Prepayment Assumption..................................................39

Principal Prepayments..................................................12

Priority Certificates..................................................11

PTE 83-1...............................................................35

Record Date............................................................11

Regular Certificateholder..............................................38

Regular Certificates...................................................36

REIT...................................................................37

REMIC...................................................................4

REMIC Certificates.....................................................36

REMIC Pool.............................................................36

REMIC Regulations......................................................36

Remittance Date........................................................20

Remittance Rate........................................................20

Reserve Fund...........................................................18

Residual Certificateholders............................................43

Residual Certificates..................................................36

Retail Class Certificate...............................................38

SAIF...................................................................25

Scheduled Amortization Certificates....................................10

Seller..................................................................1

Senior Certificates....................................................17

Servicer................................................................1

SMMEA...................................................................5

Special Allocation Certificates........................................11

Standard Certificate...................................................53

Stripped Certificateholder.............................................56

Stripped Certificates..................................................56

Subordinated Certificates..............................................17

Thrift Institution.....................................................37

TMP....................................................................37

Trust...................................................................1

Trust Assets............................................................1

Trustee.................................................................1

U.S. Person............................................................49

UCC....................................................................29

Underlying Mortgage Loans...............................................7

Underwriters...........................................................59

Value..................................................................15

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS



                                                  Page

Accrual Period                                    S-3
Actuarial Loans                                  S-38
Appraised Values                                 S-34
Beneficial Owners                                 S-8
Book-Entry Certificates                          S-48
Business Day                                      S-3
Capitalized Interest Account                      S-8
Carry Forward Amount                              S-4
CEDE                                              S-8
Cede                                              S-8
CEDE Participants                                S-50
Certificate Account                              S-45
Citibank                                          S-8
Class A Distribution Amount                       S-3
Clean-Up Call Date                                S-1
Closing Date                                      S-1
Compensating Interest                            S-60
Cooperative                                      S-50
Coupon Rates                                      S-2
Current Interest                                  S-4
Cut-Off Date                                      S-1
D&P                                              S-66
Daily Collections                                S-59
Definitive Certificate                           S-48
Deleted Mortgage Loan                            S-23
Depositor                                         S-1
DTC                                               S-8
DTC Participants                                 S-49
ERISA                                            S-66
Euroclear                                         S-8
Euroclear Operator                               S-50
Euroclear Participants                           S-50
European Depositaries                             S-9
Excess Subordinated Amount                       S-47
Exemption                                        S-66
File                                             S-58
Final Certification                              S-58
Final Scheduled Payment Dates                    S-39
Financial Intermediary                           S-48
Fitch                                            S-66
Funding Period                                    S-7
Initial Certificate Principal Balance            S-39
Initial Mortgage Loans                            S-1
Insurance Policy                                  S-6
Insured Payment                                   S-6
Liquidation Proceeds                             S-59
Loan Balance                                     S-57
Loan Purchase Price                              S-23
Loan-to-Value Ratios                             S-36
Long Beach Loans                                 S-15
Monthly Remittance Date                           S-5
Moody's                                           S-9
Morgan                                            S-9
Mortgage Loans                                   S-33

                                                 Page

Mortgaged Properties                              S-1
Mortgages                                         S-1
Net Coupon Rate                                  S-23
Net Liquidation Proceeds                         S-59
Notes                                             S-1
Option One Guidelines                            S-19
Option One Loans                                 S-19
Original Pre-Funded Amount                        S-2
Owners                                            S-2
Participants                                     S-48
Pass-Through Rate                                S-45
Payment Date                                      S-3
Percentage Interest                              S-45
PHMC                                             S-28
Plan                                             S-66
Preference Amount                                 S-5
Pre-Funded Amount                                 S-7
Prepaid Installments                             S-60
Prepayments                                      S-12
Preservation Expenses                            S-60
Principal and Interest Account                   S-59
Qualified Replacement Mortgage                   S-23
Qualifying Rate                                  S-19
Rating Agencies                                   S-9
Realized Loss                                    S-47
Record Date                                       S-3
Register S-45
Registrar                                        S-45
Relevant Depositary                              S-48
Remittance Period                                 S-5
REO Property                                     S-60
Restricted Group                                 S-67
Rules                                            S-49
Seller                                            S-1
Servicer                                          S-1
Servicers                                         S-1
Servicing Advance                                S-60
Servicing Fee Rate                               S-59
Specified Subordinated Amount                    S-46
Standard & Poor's                                 S-9
Subordinate Certificates                          S-1
Subordinated Amount                              S-46
Subordination Deficit                             S-7
Subordination Increase Amount                    S-46
Subordination Reduction Amount                   S-47
Subsequent Cut-Off Date                          S-12
Subsequent Mortgage Loans                         S-2
Subsequent Transfer Agreement                    S-12
Subsequent Transfer Date                          S-7
Substitution Amount                              S-58
Terms and Conditions                             S-50
Trust                                            S-43
Trust Estate                                     S-43
Underwriters                                     S-68
Weighted average life                            S-40
48705.1D

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than underwriting discounts and commissions.*

         Filing Fee for Registration Statement.................................      $689,655.17
         Legal Fees and Expenses*..............................................      **
         Accounting Fees and Expenses*.........................................      **
         Trustee's Fees and Expenses (including counsel fees)*.................      **
         Printing and Engraving Fees*..........................................      **
         Blue Sky Fees and Expenses*...........................................      **
         Rating Agency Fees*...................................................      **
         Miscellaneous*........................................................      **

               Total...........................................................      $___________

- ---------------------

*        Estimated in accordance with Item 511 of Regulation S-K.
**       To be filed by Amendment.

Item 15.  Exhibits.

       1.1   **     --     Form of Underwriting Agreement.
       3.1   **     --     Certificate of Incorporation of AMRESCO Residential Securities Corporation.
       3.2   **     --     Bylaws of AMRESCO Residential Securities Corporation.
       4.1   **     --     Form of Single Family Pooling and Servicing Agreement.
       4.2   **     --     Form of Multifamily/Commercial Pooling and Servicing Agreement.
       4.3    *     --     Form of Trust Agreement for Debt Securities.
       4.4    *     --     Form of Trust Indenture for Debt Securities.
       5.1    *     --     Opinion of Arter & Hadden regarding the legality of the Certificates.
       8.1    *     --     Opinion of Arter & Hadden regarding tax matters.
       8.2    *     --     Opinion of Arter & Hadden regarding tax matters.
      10.1   **     --     Representative Form(s) of Mortgage Note(s).
      10.2   **     --     Representative Form of Mortgage.
      10.10  **     --     Form of Agreement with Clearing Agency.
      23.1    *     --     Consent of Arter & Hadden (included as part of Exhibit 5.1, 8.1 and 8.2).
      24.1    *     --     Powers of Attorney.
      24.3  ***     --     Consent of Independent Auditor of Certificate Insurer.
- -----------------

*Filed herewith.
**Incorporated by reference from the Registrant's Registration Statement Number 33-99346.
***To be filed by amendment.

Item 16. Undertakings

         A. Undertaking in Respect of Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B.  Undertaking pursuant to Rule 415.
             ---------------------------------

         The undersigned Registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the more recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.  Undertaking pursuant to Rule 430A.
             ----------------------------------

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of July, 1996.

                                             AMRESCO RESIDENTIAL SECURITIES
                                             CORPORATION



                                             By:   /s/  Scott J. Reading
                                                -------------------------------
                                                   Scott J. Reading

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby authorizes Robert H. Lutz, Jr., Barry L. Edwards or Scott J. Reading and each of them, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deems appropriate, and each such person individually and in the capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any such amendments to the Registration Statement.



Signature                                Title                                    Date
- ---------                                -----                                    ----

 /s/ Robert L. Adair, III
- ----------------------------       Chief Executive Officer and              July 24, 1996
Robert L. Adair, III               Director


 /s/  Ronald B. Kirkland
- ----------------------------       Chief Financial Officer and              July 24, 1996
Ronald B. Kirkland                 Chief Accounting Officer

 /s/ M. Katheryn Boyle             Director                                 July 24, 1996
- ----------------------------
M. Katheryn Boyle

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of July, 1996.

                                             AMRESCO RESIDENTIAL SECURITIES
                                             CORPORATION



                                             By:
                                                 ------------------------------
                                                 Scott J. Reading
                                                 Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby authorizes Robert H. Lutz, Jr., Barry L. Edwards or Scott J. Reading and each of them, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deems appropriate, and each such person individually and in the capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any such amendments to the Registration Statement.



Signature                                Title                                    Date
- ---------                                -----                                    ----


Robert L. Adair, III
- ---------------------                    Chief Executive Officer and              July 24, 1996
                                         Director


Ronald B. Kirkland
- ---------------------                    Chief Financial Officer and              July 24, 1996
                                         Chief Accounting Officer

M. Katheryn Boyle                        Director                                 July 24, 1996
- ---------------------

                                  EXHIBIT INDEX



                                                             Location of Exhibit
 Exhibit                                                         in Sequential
 Number         Description of Document                       Numbering System
 ------         -----------------------                       ----------------

   4.3          Form of Trust Agreement for Debt Securities.        _____

   4.4          Form of Trust Indenture for Debt Securities.        _____

   5.1          Opinion of Arter & Hadden regarding the
                legality of the Certificates.                       _____

   8.1          Opinion of Arter & Hadden regarding tax
                matters.                                            _____

   8.2          Opinion of Arter & Hadden regarding tax
                matters.                                            _____

  23.1          Consent of Arter & Hadden (included as part
                of Exhibit 5.1, 8.1 and 8.2).                       _____

  24.1          Powers of Attorney (included as part of
                signature page).                                    _____